    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1998

                                                REGISTRATION NOS.
                                                                 333-49405,
                                                                 333-49405-01,
                                                                 333-49405-02

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933



CENDANT CORPORATION                           DELAWARE                           06-0918165
CENDANT CAPITAL II                            DELAWARE                            22-356523
CENDANT CAPITAL III                           DELAWARE                           22-3565321

(EXACT NAME OF THE REGISTRANTS                (State or other Jurisdiction of   (I.R.S. Employer
AS SPECIFIED IN THEIR RESPECTIVE CHARTERS)     Incorporation or Organization)    Identification No.)

                                 6 SYLVAN WAY
                         PARISPPANY, NEW JERSEY 07054
                                (973) 428-9700
                             FAX: (973) 496-5331

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            JAMES E. BUCKMAN, ESQ.
                                VICE CHAIRMAN
                             AND GENERAL COUNSEL
                             CENDANT CORPORATION
                                 6 SYLVAN WAY
                         PARSIPPANY, NEW JERSEY 07054
                                (973) 428-9700
                             FAX: (973) 496-5331


   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:

           VINCENT J. PISANO, ESQ.                   ERIC J. BOCK, ESQ.
  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP          VICE PRESIDENT-LEGAL
               919 THIRD AVENUE                      CENDANT CORPORATION
              NEW YORK, NY 10022                        6 SYLVAN WAY
                (212) 735-3000                  PARSIPPANY, NEW JERSEY 07054
             FAX: (212) 735-2000                       (973) 428-9700
                                                     FAX: (973) 496-5331


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

   If this Form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------


                                                                    PROPOSED
                                                                    MAXIMUM            PROPOSED
                                                                 OFFERING PRICE        MAXIMUM           AMOUNT OF
             TITLE OF SECURITIES                 AMOUNT TO BE         PER             AGGREGATE         REGISTRATION
               TO BE REGISTERED                   REGISTERED      SECURITY(1)     OFFERING PRICE(1)         FEE
---------------------------------------------------------------------------------------------------------------------
Debt Securities(2) ..........................
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value ................
---------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.01 .............
---------------------------------------------------------------------------------------------------------------------
Stock Purchase Units of Cendant Corporation
---------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of Cendant
 Corporation ................................
---------------------------------------------------------------------------------------------------------------------
Warrants of Cendant Corporation .............
---------------------------------------------------------------------------------------------------------------------
Preferred Securities of Cendant Capital II  .
---------------------------------------------------------------------------------------------------------------------
Preferred Securities of Cendant Capital III
---------------------------------------------------------------------------------------------------------------------
Guarantees and backup Undertakings of
 Cendant Corporation in connection with
 Preferred Securities of Cendant Capital II
 and Cendant Capital III ....................
---------------------------------------------------------------------------------------------------------------------
 Total.......................................  $3,000,000,000(3)      100%       $3,000,000,000(3)(4)    $885,000(5)
---------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i).
(2) Also includes such indeterminate number of Debt Securities, shares of Common Stock, shares of Preferred Stock, Stock Purchase Units, Stock Purchase Contracts, Guarantees and Warrants of Cendant Corporation, or Preferred Securities of Cendant Capital II and Cendant Capital III as may be issued upon conversion or exchange of any of the Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.
(3) Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at original issue discount, the liquidation preference of any Preferred Stock and the amount computed pursuant to Rule 457(i) for any Common Stock.
(4) No separate consideration will be received for Debt Securities, Preferred Stock, Common Stock, Stock Purchase Units, Stock Purchase Contracts, Guarantees and Warrants of Cendant Corporation, or Preferred Securities of Cendant Capital II and Cendant Capital III issuable upon conversion or exchange of the Debt Securities or Preferred Stock.

(5) Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement contains a combined Prospectus that also relates to $1.1 billion aggregate offering price of debt securities, common stock and preferred stock previously registered pursuant to the Company's Registration Statement on Form S-3 (File No. 333-45227) and not issued. The filing fee associated with such securities was previously paid with such Registration Statement. This Registration Statement constitutes Amendment No. 4 to the Registration Statement on Form S-3 (No. 333-45227) pursuant to which the total amount of unsold debt securities, common stock and preferred stock may be offered and sold as Debt Securities, Common Stock, Preferred Stock, Stock Purchase Units or Stock Purchase Contracts of Cendant Corporation, Preferred Securities of Cendant Capital II, Preferred Securities of Cendant Capital III or Guarantees and back-up Undertakings of Cendant
       II and Cendant Capital III, without limitation as to class of securities, together with the Securities registered hereunder, through the use of the combined Prospectus included herein. In the event any such previously registered debt securities, common stock or preferred stock are offered prior to the effective date of this Registration Statement, they will not be included in any Prospectus hereunder.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
           PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 17, 1998

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED    , 1998)

                                 $

                               [GRAPHIC OMITTED]

                            CENDANT CORPORATION LOGO

                                 % NOTES DUE 200

                               ----------------

      The notes will bear interest at the rate of   % per year. The interest
rate will be subject to adjustment under certain circumstances described in
this prospectus supplement. Interest on the notes will be payable on      and
     of each year, beginning      , 1999. Interest on the notes will accrue
from      , 1998. The notes will mature on      , 200 .

      The notes will be redeemable prior to maturity, in whole or in part, as described in this prospectus supplement. The notes do not have the benefit of any sinking fund.

      The notes are unsecured and rank equally with all of our other unsecured senior indebtedness. The notes will rank effectively junior to all liabilities of our subsidiaries. In addition, our subsidiaries' ability to pay dividends or make loans to us may be prohibited or otherwise restricted by their respective credit arrangements.

      The notes will be issued only in registered form in denominations of $1,000. We do not intend to list the notes on any securities exchange.


      INVESTING IN THE NOTES INVOLVES RISKS, INCLUDING THOSE DESCRIBED IN THE "RISK FACTOR" SECTION APPEARING ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT.

                               ----------------


                                                         PER NOTE     TOTAL
                                                        ----------   ------
     Public Offering Price (1) ......................         %       $
     Underwriting Discount ..........................         %       $
     Proceeds, before expenses, to Cendant ..........         %       $

      (1)   Purchasers will also be required to pay accrued interest from
                       , 1998 if settlement occurs after that date.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

      We expect that the notes will be ready for delivery in global form only through the book-entry delivery system of The Depository Trust Company on or
about      , 1998.

                               ----------------

                     THE JOINT BOOK-RUNNING MANAGERS ARE:




         CHASE SECURITIES INC.                              MERRILL LYNCH & CO.

                               ----------------

             The date of this prospectus supplement is      , 1998.

                               TABLE OF CONTENTS




                                                                                              PAGE
PROSPECTUS SUPPLEMENT:

Forward-Looking Statements ...............................................................     S-3
Summary ..................................................................................     S-4
Risk Factor ..............................................................................    S-16
Consolidated Ratio of Earnings to Fixed Charges ..........................................    S-17
Use of Proceeds ..........................................................................    S-17
Capitalization ...........................................................................    S-18
Management's Discussion and Analysis of Financial Condition and Results of Operations ....    S-19
Description of the Notes .................................................................    S-47
Underwriting .............................................................................    S-51
Legal Matters ............................................................................    S-52
Where You Can Find More Information ......................................................    S-52
Incorporation of Information We File With the SEC ........................................    S-52
Index to Financial Statements (appears after the Prospectus) .............................     F-1

PROSPECTUS:

Available Information ....................................................................       2
Incorporation of Certain Documents by Reference ..........................................       3
The Company ..............................................................................       5
Use of Proceeds ..........................................................................       6
Consolidated Ratio of Earnings to Fixed Charges ..........................................       6
Description of the Debt Securities .......................................................       6
General Description of Capital Stock .....................................................      16
Description of Warrants ..................................................................      21
Description of Preferred Securities of the Cendant Trusts ................................      21
Description of Trust Guarantees ..........................................................      23
Description of Stock Purchase Contracts and Stock Purchase Units .........................      25
Plan of Distribution .....................................................................      26
Legal Opinions ...........................................................................      26
Experts ..................................................................................      27

                               ----------------

     You should read this Prospectus Supplement along with the Prospectus that follows. Both documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement and the Prospectus is accurate as of the date on the front cover of this Prospectus Supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

                          FORWARD-LOOKING STATEMENTS

     We make statements about our future results in this Prospectus Supplement and the accompanying Prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause our actual results to differ materially from those in the forward-looking statements, include, but are not limited to:


    o the resolution or outcome of the pending litigation and government investigations relating to the previously announced accounting irregularities;


    o uncertainty as to our future profitability and our ability to integrate and operate successfully acquired businesses and the risks associated with such businesses, including the merger that created Cendant, the NPC acquisition and the proposed RACMS acquisition (described in "Summary -- The Company -- Recent Developments");


    o our ability to develop and implement operational and financial systems to manage rapidly growing operations;


    o  competition in our existing and potential future lines of business;


    o the completion and impact of the sale of our discontinued operations, such as Hebdo Mag International, Inc. and our software business;


    o our ability to obtain financing on acceptable terms to finance our growth strategy and for us to operate within the limitations imposed by financing arrangements; and


    o our ability and our vendors', franchisees' and customers' ability to complete the necessary actions to achieve a year 2000 conversion for computer systems and applications.


     We derived the forward-looking statements in this Prospectus Supplement and the accompanying Prospectus (including the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus) from the foregoing and from other factors and assumptions, and the failure of such assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. We assume no obligation to publicly correct or update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or if we later become aware that they are not likely to be achieved.

                                    SUMMARY

     This summary may not contain all the information that may be important to you. You should read the entire Prospectus Supplement and accompanying Prospectus and the audited and unaudited financial statements, including the related notes, included or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus before making an investment decision. Except as expressly indicated or unless the context otherwise requires, "Cendant," the "Company," "we," "our" and "us" means Cendant Corporation, a Delaware corporation, and its subsidiaries.


                                  THE COMPANY


GENERAL

     We are one of the foremost consumer and business services companies in the world. We were created through the merger (the "Merger") of CUC International Inc. ("CUC") and HFS Incorporated ("HFS") in December 1997. We provide fee-based services to consumers within the Travel, Real Estate and Alliance Marketing business segments. We generally do not own the assets or share the risks associated with the underlying businesses of our customers.

     Our businesses provide a wide range of complementary consumer and business services within three principal operating segments:

    o Travel Services: our travel segment franchises hotel and car rental businesses, facilitates vacation timeshare exchanges and manages corporate and government vehicle fleets;

    o Real Estate Services: our real estate segment franchises real estate brokerage businesses, assists in employee relocation, provides home buyers with mortgages and provides servicing on home buyer mortgages; and

    o Alliance Marketing: our alliance marketing segment provides an array of value driven products and services through more than 20 membership clubs and client relationships.

     We also offer a tax preparation services franchise, information technology services, credit information services and financial products.


 Travel Services

     In the travel industry, we franchise hotels primarily in the mid-priced and economy markets. We are the world's largest hotel franchisor, operating the Days Inn (Registered Trademark), Ramada (Registered Trademark) (in the United States), Howard Johnson (Registered Trademark), Super 8 (Registered Trademark), Travelodge (Registered Trademark) (in North America), Villager Lodge (Registered Trademark), Knights Inn (Registered Trademark) and Wingate Inn (Registered Trademark) lodging franchise systems.

     We own the Avis (Registered Trademark) worldwide vehicle rental franchise system which, operated by its franchisees, is the second-largest general use car rental system in the world (based on total revenues and volume of rental transactions). We currently own approximately 20% of the capital stock of the world's largest Avis franchisee, Avis Rent A Car, Inc. ("ARAC").

     We also own Resort Condominiums International, LLC ("RCI"), the world's leading timeshare exchange organization, and PHH Vehicle Management Services Corporation ("PHH Vehicle Management"), which operates the second largest provider in North America of comprehensive vehicle management services. PHH Vehicle Management is the market leader in the United Kingdom for fuel and fleet management services. With our purchase of National Parking Corporation Limited ("NPC") in April 1998, we became the largest private (non-municipality owned) car park operator in the United Kingdom and a leader in vehicle emergency support and rescue services for approximately 3.5 million members in the United Kingdom. We also operate the world's leading value-added tax refund service for travelers.

 Real Estate Services

     In the residential real estate industry, we franchise real estate brokerage offices under the CENTURY 21 (Registered Trademark), COLDWELL BANKER (Registered Trademark) and ERA (Registered Trademark) real estate brokerage franchise systems and are the world's largest real estate brokerage franchisor. Our Cendant Mobility Services Corporation subsidiary is the largest provider of corporate relocation services in the United States, offering relocation clients a variety of services in connection with the transfer of a client's employees. Through Cendant Mortgage Corporation ("Cendant Mortgage"), we originate, sell and service residential mortgage loans in the United States, marketing such services to consumers through relationships with corporations, affinity groups, financial institutions, real estate brokerage firms and mortgage banks.


 Alliance Marketing

     Our Alliance Marketing segment is divided into three divisions:

    o Individual Membership: with more than 33 million memberships, we provide customers with access to a variety of products and services in such areas as retail shopping, travel, auto, dining and home improvement;


    o Insurance/Wholesale: with nearly 31 million customers, we market and administer insurance products, primarily accidental death insurance, and provide products and services such as checking account enhancement packages, financial products and discount programs to customers of various financial institutions; and

    o Lifestyle: with over 11 million customers, we provide customers with unique products and services that are designed to enhance a customer's purchasing power.

     Our alliance marketing activities are conducted principally through Cendant Membership Services, Inc. and certain of our other wholly-owned subsidiaries, including FISI*Madison Financial Corporation ("FISI"), Benefit Consultants, Inc. ("BCI"), and Entertainment Publications, Inc. ("EPub").


 Other Services

     By acquiring Jackson Hewitt Inc. ("Jackson Hewitt") on January 7, 1998, we operate the second largest tax preparation service system in the United States with locations in 43 states. Through Jackson Hewitt, we franchise a system of approximately 2,000 offices that specialize in computerized preparation of federal and state individual income tax returns. We also offer information technology services to hotels, car rental and other travel related businesses, credit information services to consumers and financial products to banks.


 Franchise Businesses

     As a franchisor of hotels, residential real estate brokerage offices, car rental operations and tax preparation services, we license the owners and operators of independent businesses to use our brand names. We do not own or operate hotels, real estate brokerage offices, car rental operations or tax preparation offices (except for certain company-owned Jackson Hewitt offices that we intend to sell). Instead, we provide our franchisee customers with services designed to increase their revenue and profitability.


RECENT DEVELOPMENTS

 Change in Focus; Sale of Hebdo Mag and Plan to Sell Software Business

     We recently have changed our focus from making strategic acquisitions of new businesses to maximizing the opportunities and growth potential of our existing businesses. In connection with this change in focus, we intend to review and evaluate our existing businesses to determine if they continue to meet our business objectives. As part of our ongoing evaluation of such businesses, we intend from time to time to explore and conduct discussions with regard to divestitures and related corporate transactions. However, we can give no assurance with respect to the magnitude, timing, likelihood or financial or business effect of any possible transaction. We also cannot predict whether any divestitures or other transactions will be consummated or, if consummated, will result in a financial or other benefit to us. We intend to use a portion of the proceeds from such dispositions, if any, together with the proceeds of this and future debt issues and bank borrowings and cash from operations, to retire our outstanding $3.25 billion bank term loan, to execute a program to repurchase initially up to $1.0 billion of our common stock and for other general corporate purposes.

     As a result of our change in focus, on August 12, 1998, we announced that we agreed to sell 100% of our international classified advertising subsidiary, Hebdo Mag International, Inc. ("Hebdo Mag"), to a company organized by Hebdo Mag management. The acquisition agreement, as amended, provides that we will receive approximately seven million shares of our common stock owned by Hebdo Mag management and $360 million in cash on the closing of the transaction. The sale of Hebdo Mag is conditioned upon, among other things, the receipt of certain governmental approvals and financing. Although we cannot provide any assurances, we currently anticipate that this transaction, if completed, will close in the fourth quarter of 1998.

     We have also announced that we have engaged Credit Suisse First Boston to analyze strategic alternatives in regard to our consumer software business and we are currently in various stages of discussions with certain parties regarding a potential sale of such business unit. We offer consumer software in various multimedia forms, predominately on CD-ROM for personal computers. Our consumer software business unit is one of the largest personal computer consumer software groups in the world, and a leader in entertainment, educational and personal productivity software. This unit includes Sierra On-Line, Inc., Blizzard Entertainment and Knowledge Adventure, Inc., and offers such titles as Diablo, Starcraft, You Don't Know Jack, King's Quest, JumpStart, Math Blaster, Reading Blaster and many others.

 Termination of American Bankers Acquisition and Settlement Agreement

     On March 23, 1998, we announced that we had entered into a definitive agreement (the "ABI Merger Agreement") to acquire American Bankers Insurance Group Inc. ("American Bankers" or "ABI") for $67 per share in cash and stock, for an aggregate consideration of approximately $3.1 billion. Because of uncertainties concerning the eventual completion of this acquisition, on October 13, 1998, we and American Bankers entered into a settlement agreement pursuant to which we and American Bankers terminated the ABI Merger Agreement and our pending tender offer for American Bankers' shares. Pursuant to the settlement agreement:

    o we and American Bankers released each other from any claims relating to the proposed acquisition of American Bankers;

    o  we paid $400 million, pre-tax, in cash to American Bankers;

    o we agreed to withdraw any applications we had pending with insurance regulatory authorities in order to obtain control of American Bankers and to withdraw from any proceedings or hearings in connection with these applications; and

    o we agreed not to take any actions or make any statements intended to frustrate or delay any business combination between American Bankers and any other party.

     In connection with the termination of the American Bankers transaction, we will record a $280 million after-tax charge in the fourth quarter of 1998 in connection with our payment to American Bankers and transaction expenses.

     On October 14, 1998, an action claiming to be a class action (the "ABI Action") was filed against us and four of our former officers and directors. The complaint claims that we made false and misleading public announcements and filings with the Securities and Exchange Commission (the "SEC") in connection with our proposed acquisition of American Bankers allegedly in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the plaintiff and the alleged class members purchased American Bankers' securities in reliance on these public announcements and filings at inflated prices. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Litigation."


 Termination of Providian Acquisition


     On December 10, 1997, we announced that we had entered into a definitive agreement to acquire Providian Auto and Home Insurance Company and its subsidiaries ("Providian") from a subsidiary of Aegon N.V. for approximately $219 million in cash. On October 5, 1998, we announced that we terminated the agreement to acquire Providian because the acquisition agreement provided that the closing had to occur on or before September 30, 1998, and certain representations, covenants and conditions of closing in the acquisition agreement had not been fulfilled by that date. We did not pursue an extension of the termination date of the agreement because Providian no longer met our acquisition criteria.


 National Parking Corporation Acquisition


     On April 27, 1998, we acquired NPC for $1.6 billion in cash, which included our repayment of approximately $227 million of outstanding NPC debt. NPC is the largest private (non-municipality owned) car park operator in the United Kingdom, with a portfolio of approximately 500 owned and managed car parks in over 100 towns and city centers and major airport locations. NPC has also developed a broad-based assistance group under the brand name of Green Flag. Green Flag offers a wide range of emergency support and rescue services to approximately 3.5 million members in the United Kingdom.


 RAC Motoring Services Acquisition


     On May 21, 1998, we announced that we reached an agreement with the Board of Directors of Royal Automobile Club Limited ("RAC") to purchase RAC Motoring Services ("RACMS") for a total price of \P450 million, or approximately $735 million in cash. As part of the purchase price, we agreed to make a charitable contribution of \P13 million (approximately $21 million) to the RAC Foundation to promote awareness and understanding of the environmental issues related to mobility and the use of motor vehicles, and to help promote, research and investigate solutions to such issues.


     On June 19, 1998, members of the RAC approved the first stage of the two-step process to implement the sale of RACMS to us. On July 8, 1998, the High Court of Justice in England and Wales (the "U.K. Court") approved the reorganization within the RAC group companies. The final stage of the process involves the sale of RACMS to us. On August 12, 1998, the shareholders of RACMS approved the sale of RACMS to us. On September 24, 1998, the U.K. Secretary of State for Trade and Industry referred the RACMS acquisition to the U.K. Monopolies and Mergers Commission (the "MMC") for its review. The closing of this transaction is subject to certain conditions, including MMC approval. Although we cannot provide any assurances, we currently anticipate that this transaction, if completed, will close in the spring of 1999.


     RACMS operates the U.K.'s second largest roadside assistance company with over 6 million associate members, including 2.7 million under fleet programs and car manufacturers' warranty programs and 2.9 million direct individual members. RACMS also operates London Wall Insurance, a provider of auto warranty products, and the British School of Motoring ("BSM"), the U.K.'s largest driving school company.

MATTERS RELATING TO THE ACCOUNTING IRREGULARITIES AND ACCOUNTING POLICY CHANGE

 Accounting Irregularities

     On April 15, 1998, we announced that, in the course of transferring responsibility for our accounting functions from Cendant personnel associated with CUC before the Merger to Cendant personnel associated with HFS before the Merger and preparing for the reporting of first quarter 1998 financial results, we discovered accounting irregularities in certain CUC business units. As a result, we, together with our counsel and assisted by auditors, immediately began an intensive investigation (the "Company Investigation"). In addition, the Audit Committee of our Board of Directors (the "Audit Committee") engaged Willkie Farr & Gallagher ("Willkie Farr") as special legal counsel and Willkie Farr engaged Arthur Andersen LLP to perform an independent investigation into these accounting irregularities (the "Audit Committee Investigation," together with the Company Investigation, the "Investigations").

     On July 14, 1998, we announced that the accounting irregularities were greater than those initially discovered in April and that the irregularities affected the accounting records of the majority of the CUC business units. On August 13, 1998, we announced that the Company Investigation was complete. On August 27, 1998, we announced that the Audit Committee of the Board of Directors had submitted its report (the "Report") to the Board of Directors. A copy of the Report has been filed as an exhibit to our Current Report on Form 8-K dated August 28, 1998.

     As a result of the findings of the Investigations, we have restated our previously reported financial statements for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998. The 1997 restated amounts also include certain adjustments related to the former HFS businesses, which are substantially comprised of $47.8 million in reductions to merger-related costs and other unusual charges ("Unusual Charges") and a $14.5 million decrease in pre-tax income excluding Unusual Charges, which on a net basis increased 1997 income from continuing operations. The 1997 annual results have also been restated for a change in accounting, effective January 1, 1997, related to revenue and expense recognition for memberships with a full refund offer (see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General" and Note 3 to the consolidated financial statements contained elsewhere in this Prospectus Supplement).

     Restated consolidated results include, but are not limited to:



                                       SIX MONTHS ENDED JUNE 30,                  YEAR ENDED DECEMBER 31,
                                      ---------------------------   ----------------------------------------------------
                                          1998           1997             1997               1996              1995
                                      ------------   ------------   ----------------   ---------------   ---------------
                                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net income (loss):
   As restated ....................    $  325.9       $  (250.6)      $   (217.2)        $  330.0          $  229.8
   As originally reported .........       413.8            11.0             55.4            423.6             302.8
Income from continuing operations
 excluding Unusual Charges:
   As restated ....................    $  343.2       $   252.7       $    571.0 (1)     $  383.3 (2)      $  269.2(3)
   As originally reported .........       421.2           237.0            817.0            499.8             333.9
Per common share (diluted):
 Net income (loss):
   As restated ....................    $   0.37       $   (0.30)      $    (0.27)        $   0.41          $   0.31
   As originally reported .........        0.46            0.01             0.06             0.52              0.42
 Income from continuing operations
  excluding Unusual Charges:
   As restated ....................    $   0.38       $    0.30       $     0.66 (1)     $   0.47(2)       $   0.36(3)
   As originally reported .........        0.46            0.30             0.94             0.62              0.46

----------
(1) For the year ended December 31, 1997, our restated income from continuing operations excluding Unusual Charges, extraordinary gain and the cumulative effect of a change in accounting totaled

      $571.0 million ($0.66 per diluted share). The original amount included $817.0 million ($0.94 per diluted share) of income from continuing operations. The $246.0 million ($0.28 per diluted share) decrease in income from continuing operations represents additional after-tax expenses of $14.6 million ($0.02 per diluted share) due to a change in accounting described in "-- The Company -- Matters Relating to the Accounting Irregularities and Accounting Policy Change," and $231.4 million ($0.26 per diluted share) of accounting errors and irregularities.

(2) The $116.5 million ($0.15 per diluted share) decrease primarily represents accounting errors and irregularities.

(3) The $64.7 million ($0.10 per diluted share) decrease primarily represents accounting errors and irregularities.


 Class Action Litigation and Government Investigations

     Since our April 15, 1998 announcement of the discovery of accounting irregularities in the former CUC business units, and prior to the date of this Prospectus Supplement, 71 lawsuits claiming to be class actions, two lawsuits claiming to be brought derivatively on our behalf and one individual lawsuit have been filed against us and certain current and former officers and directors of Cendant and HFS, asserting various claims under the federal securities laws (the "Federal Securities Actions"). Some of the Federal Securities Actions also name as defendants Merrill Lynch, Pierce, Fenner & Smith Incorporated and, in one case, Chase Securities Inc., underwriters for our February 1998 FELINE PRIDES securities offering. Two others also name Ernst & Young LLP, CUC's former independent accountants. Sixty-four of the Federal Securities Actions were filed in the United States District Court for the District of New Jersey, six were filed in the United States District Court for the District of Connecticut (including the individual action), one was filed in the United States District Court for the Eastern District of Pennsylvania, and one was filed in New Jersey Superior Court. The Federal Securities Actions filed in the District of Connecticut and the Eastern District of Pennsylvania have been transferred to the District of New Jersey. On June 10, 1998, we moved to dismiss or stay the Federal Securities Action filed in New Jersey Superior Court on the ground that, among other things, it was duplicative of the actions filed in federal courts. The court granted that motion on August 7, 1998 without prejudice to the plaintiff's right to refile the case in the District of New Jersey.

     Certain of these Federal Securities Actions claim to be brought on behalf of purchasers of our common stock and/or options on common stock during various periods, most frequently beginning May 28, 1997 and ending April 15, 1998 (although the alleged class periods begin as early as March 21, 1995 and end as late as July 15, 1998). Other of these Federal Securities Actions claim to be brought on behalf of persons who exchanged common stock of HFS for our common stock in connection with the Merger. Some plaintiffs purport to represent both of these types of investors. In addition, eight Federal Securities Actions pending in the District of New Jersey claim to be brought, either in their entirety or in part, on behalf of purchasers of our PRIDES securities. The complaints in the Federal Securities Actions allege, among other things, that as a result of accounting irregularities, our previously issued financial statements were materially false and misleading and that the defendants knew or should have known that these financial statements caused the prices of our securities to be inflated artificially. The Federal Securities Actions variously allege violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, Section 20(a) of the Exchange Act and Sections 11, 12 and 15 of the Securities Act of 1933, as amended (the "Securities Act"). Certain actions also allege violations of common law. The individual action also alleges violations of Section 18(a) of the Exchange Act and the Florida securities law. The class action complaints seek damages in unspecified amounts. The individual action seeks damages in the amount of approximately $9 million plus interest and expenses.

     On May 29, 1998, United States Magistrate Judge Joel A. Pisano entered an order consolidating the 50 Federal Securities Actions that had at that time been filed in the United States District Court for the District of New Jersey, under the caption In re: Cendant Corporation Litigation, Master File

No. 98-1664 (WHW). Pursuant to the Order, all related actions subsequently filed in the District of New Jersey are to be consolidated under that caption. United States District Court Judge William H. Walls has selected lead plaintiffs and lead counsel to represent all potential class members in the consolidated actions and ordered that a consolidated amended complaint be filed by December 14, 1998.

     On November 11, 1998, the lead plaintiff representing purchasers of the Company's PRIDES securities filed an amended and consolidated complaint containing substantially the allegations discussed above and asserting claims under Sections 11, 12(a)(2) and 15 of the Securities Act and Sections 10(b) and 20(a) of the Exchange Act. Simultaneously, the lead plaintiff filed motions seeking (1) certification of a class of persons who purchased the Company's PRIDES securities between February 24 and April 15, 1998 pursuant to a registration statement and prospectus prepared in connection with the public offering of the Company's PRIDES securities; (2) summary judgment against us on the claims brought pursuant to Section 11 of the Securities Act; and (3) a preliminary injunction requiring us to place $300 million in a trust account for the benefit of the proposed class of PRIDES purchases. The Company intends to vigorously oppose the motions; however, the Company makes no assurances as to the timing, outcome or resolution of the motions.

     In addition, on April 27, 1998 a shareholder derivative action, Deutch v. Silverman, et al., No. 98-1998 (WHW), was filed in the District of New Jersey against certain of our current and former directors and officers, The Bear Stearns Companies, Inc., Bear Stearns & Co. Inc. and, as a nominal party, Cendant. The complaint in the Deutch action alleges that certain of our officers and directors breached their fiduciary duties by selling their shares of our stock while in possession of non-public material information concerning accounting irregularities. The complaint also alleges various other breaches of fiduciary duty, mismanagement, negligence and corporate waste and seeks damages on our behalf.

     Another action, entitled Corwin v. Silverman, et al., No. 16347-NC, was filed on April 29, 1998 in the Court of Chancery for the State of Delaware. The Corwin action is claimed to have been brought both derivatively, on our behalf, and as a class action, on behalf of all shareholders of HFS who exchanged their HFS shares for our shares in connection with the Merger. The Corwin action names as defendants HFS and 28 individuals who are and were directors of Cendant and HFS. The complaint in the Corwin action, as amended on July 28, 1998, alleges that the defendants breached their fiduciary duties of loyalty, good faith, care and candor in connection with the Merger, in that they failed to properly investigate CUC's operations and financial statements before approving the Merger at an allegedly inadequate price. The amended complaint also alleges that our directors breached their fiduciary duties by entering into an employment agreement with our former Chairman, Walter Forbes, in connection with the Merger that allegedly amounted to corporate waste. The Corwin action seeks, among other things, rescission of the Merger and compensation for all losses and damages allegedly suffered as a result of the alleged actions of the defendants. On October 7, 1998, Cendant filed a motion to dismiss the Corwin action or, in the alternative, for a stay of the Corwin action pending determination of the Federal Securities Actions.

     The SEC and the United States Attorney for the District of New Jersey are conducting investigations relating to the matters described above. The SEC has advised us that its inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred. While our management has made all adjustments considered necessary as a result of the findings of the Investigations and the restatement of our financial statements for 1997, 1996 and 1995, and the first six months of 1998, we can provide no assurances that additional adjustments will not be necessary as a result of these government investigations.

     We do not believe that it is feasible to predict or determine the final outcome or resolution of these proceedings and investigations or to estimate the amounts or potential range of loss with respect to the resolution of these proceedings and investigations. In addition, the timing of the final resolution of these proceedings and investigations is uncertain. The possible outcomes or resolutions of these proceedings and investigations could include judgments against us or settlements and could require substantial payments by us. Our management believes that adverse outcomes in such proceedings and investigations or any other resolutions (including settlements) could have a material impact on our financial condition, results of operations and cash flows.


 Management and Corporate Governance Changes


     On July 28, 1998, Walter A. Forbes, who had been Chairman of CUC before the Merger, resigned as our Chairman and as a member of our Board of Directors. Henry R. Silverman, who had been Chairman and Chief Executive Officer of HFS before the Merger and who was our Chief Executive Officer, was unanimously elected by the Board of Directors to be Chairman and will continue to serve as our Chief Executive Officer and President. Since July 28, 1998, a total of 11 members of the Board formerly associated with CUC also resigned, leaving us with 17 directors.


     On July 28, 1998, we also approved the adoption of Amended and Restated By-Laws and voted to eliminate the governance plan adopted as part of the Merger. This resulted in the elimination of the 80% super-majority vote requirement provisions of our By-Laws relating to the composition of the Board of Directors and the limitations on the removal of the Chairman and the Chief Executive Officer.

                                 THE OFFERING
TERMS OF THE NOTES:

   Aggregate principal
    amount................     $           .

   Interest rate..........         % per year. The interest rate will be
                               subject to adjustment based upon the rating on the notes. See "Description of the Notes -- Interest Rate Adjustment."

   Maturity date..........               , 200 .

   Interest payment dates.             and         of each year, beginning
                                             , 1999.

   Interest calculations....   Based on a 360-day year of twelve 30-day
                               months.

   Ranking..................   The notes will be senior unsecured obligations
                               and will rank equally in right of payment with all of our other unsecured senior indebtedness.
                               The notes will rank effectively junior to all liabilities of our subsidiaries. In addition, our subsidiaries' ability to pay dividends or make loans to us may be prohibited or otherwise restricted by their respective credit arrangements with third parties. See "Description of the Notes -- Ranking."

   Redemption or
    sinking fund............   The notes will be redeemable prior to maturity,
                               in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (calculated at the interest rate on the notes on the date of their issuance, regardless of any interest rate adjustment at any time) discounted to the redemption date, at the Treasury Rate (as defined herein) plus 50 basis points, plus, in each case, accrued interest to the date of redemption. The notes do not have the benefit of any sinking fund. See "Description of the Notes -- Optional
                               Redemption."

   Form of note.............   One or more global securities, held in the name
                               of The Depository Trust Company.

   Settlement and payment...   Same-day -- immediately available funds.

   Rating...................   The notes will be rated    by Moody's Investors
                               Service, Inc.,     by Standard & Poor's Ratings
                               Services,      by Duff & Phelps Credit Rating
                               Co., and       by Fitch IBCA.

   Use of proceeds..........   We estimate that the net proceeds from the
                               offering will be approximately $    . We intend
                               to use these proceeds to repay outstanding debt and for general corporate purposes. See "Use of Proceeds."

   Risk factors.............   We urge you to carefully read the "Risk Factor"
                               section beginning on page S-16, where we describe specific risks associated with the notes, before you make your investment decision.

   For additional information with respect to the notes, see "Description of the Notes."

                         SUMMARY FINANCIAL INFORMATION

     The table on the following page sets forth our summary historical financial data for each of the last three fiscal years in the period ended December 31, 1997 and for each of the nine-month periods ended September 30, 1998 and 1997. This financial data is derived from, and should be read in conjunction with, the audited consolidated financial statements and the related notes as filed on our Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 (the "Form 10-K/A") and the unaudited consolidated interim financial statements as filed on our Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1998, and the related notes. The audited consolidated financial statements and the related notes and the unaudited interim consolidated financial statements and the related notes are also included elsewhere in this Prospectus Supplement. The financial data for 1997, 1996 and 1995 is restated as described in Note 3 to the audited consolidated financial statements included in our Form 10-K/A and in this Prospectus Supplement. Financial data for the nine-month periods ended September 30, 1998 and 1997 and at September 30, 1998 is unaudited and, in the opinion of our management, includes all adjustments necessary for a fair presentation of such data. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year. The table on the following page also presents our unaudited pro forma financial information for the year ended December 31, 1997 and the nine-month period ended September 30, 1998, which gives effect to our April 27, 1998 acquisition of NPC, as if such acquisition occurred on January 1, 1997. The summary financial information in the table on the following page should be read together with our (i) unaudited pro forma consolidated statements and the related notes for the year ended December 31, 1997 and the nine-month period ended September 30, 1998 included in our Current Report on Form 8-K dated November 16, 1998; and (ii) the section titled "Where You Can Find More Information" and "Incorporation of Information We File With the SEC" appearing elsewhere in this Prospectus Supplement.

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                      ----------------------------------------------------------
                                           1998               1998                  1997
                                      ------------- ----------------------- --------------------
                                       (PRO FORMA)
STATEMENT OF OPERATIONS
 DATA(1)(2):
Net revenues ........................  $  4,066.6    $3,865.1                  $    3,139.8
                                       ----------    -----------               ------------
Expenses:
Operating ...........................     1,433.5     1,306.9                         958.1
Marketing and reservation ...........       853.2       853.2                         750.3
General and administrative ..........       523.1       487.4                         455.0
Depreciation and amortization .......       256.2       241.3                         175.4
Merger-related costs and other
 unusual charges ....................       (24.4)      (24.4)(3)                     278.9(4)
Other charges .......................       158.6       158.6 (8)                        --
Interest, net .......................       103.3        72.9                          36.3
                                       ----------    -----------               ------------
 Total expenses .....................     3,303.5     3,095.9                       2,654.0
                                       ----------    -----------               ------------
Income from continuing
 operations before income
 taxes, minority interest,
 extraordinary gain and
 cumulative effect of accounting
 change .............................       763.1       769.2                         485.8
Provision for income taxes ..........       266.9       273.0                         238.4
Minority interest, net ..............        34.4        34.3                            --
                                       ----------    -----------               ------------
Income from continuing
 operations before
 extraordinary gain and
 cumulative effect of accounting
 change .............................  $    461.8       461.9                         247.4
                                       ==========
Income (loss) from discontinued
 operations, net of taxes ...........                   (25.0)                        (12.2)
                                                     -----------               ------------
Income before extraordinary gain
 and cumulative effect of
 accounting change ..................                   436.9                         235.2
Extraordinary gain, net of tax ......                      --                            --
                                                     -----------               ------------
Income before cumulative effect
 of accounting change ...............                   436.9                         235.2
Cumulative effect of accounting
 change, net of tax .................                      --                        (283.1)(10)
                                                     -----------               ------------
Net income (loss) ...................                $   436.9                 $      (47.9)
                                                     ===========               ============
OTHER INFORMATION:
Ratio of earnings to fixed
 charges (11) .......................                    2.86x                         2.63x
PER SHARE INFORMATION (DILUTED):
Income from continuing
 operations before
 extraordinary gain and
 cumulative effect of accounting
 change .............................  $     0.53    $    0.53                 $       0.29
Income (loss) from discontinued
 operations, net ....................                    (0.03)                       (0.01)
Extraordinary gain, net .............                      --                            --
Cumulative effect of accounting
 change, net ........................                      --                         (0.32)
Net income (loss) ...................                $    0.50                 $      (0.04)
                                                     ===========               ============
Weighted average shares
 outstanding ........................       895.0        895.0                        877.1




                                                               YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------------------------
                                           1997             1997                 1996                1995
                                      ------------- -------------------- -------------------- ------------------
                                       (PRO FORMA)
STATEMENT OF OPERATIONS
 DATA(1)(2):
Net revenues ........................  $  4,837.4      $    4,240.0          $ 3,237.7           $   2,616.1
                                       ----------      ------------          ---------           -----------
Expenses:
Operating ...........................     1,694.1           1,322.3           1,183.2                1,024.9
Marketing and reservation ...........     1,031.8           1,031.8             910.8                  743.6
General and administrative ..........       746.7             636.2             341.0                  283.3
Depreciation and amortization .......       283.4             237.7             145.5                  100.4
Merger-related costs and other
 unusual charges ....................       704.1             704.1 (5)         109.4(6)                97.0(7)
Other charges .......................          --                --                --                     --
Interest, net .......................       141.1              50.6              14.3                   16.6
                                       ----------      ------------          ----------          -------------
 Total expenses .....................     4,601.2           3,982.7           2,704.2                2,265.8
                                       ----------      ------------          ----------          -------------
Income from continuing
 operations before income
 taxes, minority interest,
 extraordinary gain and
 cumulative effect of accounting
 change .............................       236.2             257.3             533.5                  350.3
Provision for income taxes ..........       182.9             191.0             220.2                  143.2
Minority interest, net ..............         0.4                --                --                     --
                                       ----------      ------------          ----------          -------------
Income from continuing
 operations before
 extraordinary gain and
 cumulative effect of accounting
 change .............................  $     52.9              66.3             313.3                  207.1
                                       ==========
Income (loss) from discontinued
 operations, net of taxes ...........                         (26.8)             16.7                   22.7
                                                       ------------          ----------          -------------
Income before extraordinary gain
 and cumulative effect of
 accounting change ..................                          39.5             330.0                  229.8
Extraordinary gain, net of tax ......                          26.4 (9)            --                     --
                                                       ------------          ----------          -------------
Income before cumulative effect
 of accounting change ...............                          65.9             330.0                  229.8
Cumulative effect of accounting
 change, net of tax .................                        (283.1)(10)           --                     --
                                                       ------------          ----------          -------------
Net income (loss) ...................                  $     (217.2)         $  330.0            $     229.8
                                                       ============          ==========          =============
OTHER INFORMATION:
Ratio of earnings to fixed
 charges (11) .......................                          1.63x             2.64x                  2.20x
PER SHARE INFORMATION (DILUTED):
Income from continuing
 operations before
 extraordinary gain and
 cumulative effect of accounting
 change .............................  $     0.06      $       0.08          $   0.39            $      0.28
Income (loss) from discontinued
 operations, net ....................                         (0.03)             0.02                   0.03
Extraordinary gain, net .............                          0.03
Cumulative effect of accounting
 change, net ........................                         (0.35)
                                                       ------------
Net income (loss) ...................                  $      (0.27)         $   0.41            $      0.31
                                                       ============          ==========          =============
Weighted average shares
 outstanding ........................       851.7             851.7             821.6                  763.7







                                                                          AT DECEMBER 31,
                                        AT SEPTEMBER 30,  ------------------------------------------
                                             1998            1997           1996              1995
                                         ------------     ------------   -------------   -----------
                                                                        (IN MILLIONS)
BALANCE SHEET DATA(1)(2)(12):
Total assets ........................  $ 20,074.4 (13)    $  14,073.4    $ 12,762.5      $  8,519.5
Total debt (excluding debt under
 management and mortgage
 programs) ..........................     4,011.2 (14)        1,246.0         780.8           336.0
Assets under management and
 mortgage programs ..................     7,303.2             6,443.7       5,729.2         4,955.6
Debt under management and
 mortgage programs ..................     6,195.8             5,602.6       5,089.9         4,427.9
Shareholders' equity ................     4,707.5             3,921.4       3,955.7         1,898.2

----------
(1) Financial data include the following mergers and acquisitions accounted for under the pooling of interests method of accounting: (i) the Merger;
      (ii) the April 30, 1997 merger (the "PHH Merger") with PHH Corporation ("PHH"); (iii) the August 1996 merger with Ideon Group, Inc. ("Ideon"); and (iv) the 1995 acquisitions of Getko Group Inc. ("Getko"), North American Outdoor Group, Inc. and Advance Ross Corporation ("Advance Ross").
(2) Financial data include the operating results of the following significant acquisitions accounted for under the purchase method of accounting since the respective dates of acquisition: (i) NPC in April 1998; (ii) RCI in November 1996; (iii) Avis, Inc. ("Avis") equity investment in October 1996; (iv) Coldwell Banker Corporation ("Coldwell Banker") in May 1996; and (v) Century 21 Real Estate Corporation in August 1995.
(3) Represents a net credit to Unusual Charges which primarily represents changes in previously recorded estimates. Such credit was net of $24.1 million of costs incurred related to lease terminations.
(4) Represents charges recorded during the second quarter of 1997 principally in connection with and coincident to the PHH Merger.
(5) Represents a non-cash charge ($504.7 million, after tax or $0.58 per diluted share) recorded during the second and fourth quarters of 1997 primarily associated with and coincident to the Merger and the PHH Merger.
(6) Represents a non-cash charge ($70.0 million, after tax or $0.09 per diluted share) recorded in connection with the 1996 merger with Ideon.
(7) Represents a non-cash charge ($62.1 million, after tax or $0.08 per diluted share) related to the abandonment of certain Ideon development efforts and the restructuring of the SafeCard division and corporate infrastructure of Ideon.
(8) Includes (i) $81.4 million of costs incurred related to the Investigations and a non-recurring termination benefit provided to Walter Forbes, the former CUC and Company Chairman; (ii) $50.0 million of non-cash write-offs of impaired intangible assets and interactive marketing business investments; and (iii) $27.2 million of incremental financing costs primarily incurred in connection with the execution of a term loan facility.
(9) Represents extraordinary gain ($0.03 per diluted share) related to our sale of our Interval International, Inc. ("Interval") subsidiary, which was sold in consideration of Federal Trade Commission anti-trust concerns within the timeshare industry.
(10) Represents a non-cash after-tax charge of $283.1 million ($0.35 per diluted share and $0.32 per diluted share for the year ended December 31, 1997 and nine months ended September 30, 1997 respectively) to account for the cumulative effect of a change in accounting, effective January 1, 1997, related to revenue and expense recognition for memberships with full refund offers. The effect of adopting such accounting change on the Company's 1997 operating results, before the cumulative effect adjustment, was additional after-tax expense of $14.6 million ($0.02 per diluted share) comprised of a reduction in revenues of $4.9 million with an increase in operating expenses of $18.8 million and a tax benefit of $9.1 million. The pro forma effect of the accounting change on income from continuing operations before extraordinary gain for 1996 and 1995, as if the accounting change had been applied retroactively to those years, would have been additional after-tax expense of $7.4 million ($0.01 per diluted share) and $29.1 million ($0.04 per diluted share), respectively.
(11) See "Consolidated Ratio of Earnings to Fixed Charges" included elsewhere in this Prospectus Supplement.
(12) Prior to the Merger, CUC and HFS had not declared or paid cash dividends on their common stock. However, cash dividends were declared and paid by Ideon and PHH to their shareholders prior to their respective mergers with the Company. The Company expects to retain its earnings for the development and expansion of its business, the repayment of indebtedness and the repurchase of its common stock and does not anticipate paying dividends on its common stock in the foreseeable future.
(13) Includes cash and cash equivalents of $1,611.2 million. The pro forma effect of a pre-tax $400 million termination fee paid on October 13, 1998 in connection with the American Bankers settlement agreement reduced cash and cash equivalents to $1,211.2 million.
(14) Includes the current portion of the Term Loan Facility (as defined herein) of $2,545.0 million.

                                  RISK FACTOR

     You should carefully read the following risk factor before purchasing any notes.


DISCOVERY OF ACCOUNTING IRREGULARITIES AND RELATED LITIGATION AND GOVERMENT INVESTIGATIONS

     On April 15, 1998, Cendant announced that, in the course of transferring responsibility for the Company's accounting functions from Cendant personnel associated with CUC before the Merger to Cendant personnel associated with HFS before the Merger and preparing for the reporting of first quarter 1998 financial results, Cendant discovered accounting irregularities in certain CUC business units. As a result, the Audit Committee of Cendant's Board of Directors and its counsel, assisted by auditors, immediately began an intensive investigation that resulted, in part, in Cendant restating its previously reported financial results for 1997, 1996, 1995 and the first six months of 1998. See "Summary -- The Company -- Matters Relating to the Accounting Irregularities and Accounting Policy Change -- Accounting Irregularities."

     As a result of these accounting irregularities, numerous lawsuits claiming to be class actions, two lawsuits claiming to be brought derivatively on Cendant's behalf and an individual lawsuit have been filed against Cendant and, among others, certain current and former officers and directors of the Company and HFS, asserting, among other claims, various claims under the federal securities laws, including claims under Sections 11, 12 and 15 of the Securities Act and Sections 10(b), 14(a) and 20(a) of and Rules 10b-5 and 14a-9 under the Exchange Act and certain state statutory and common laws, including claims that financial statements previously issued by Cendant allegedly were false and misleading and that Cendant allegedly knew or should have known that these statements allegedly caused the price of Cendant's securities to be artificially inflated. Although the Company expects that it will oppose any such contention, the plaintiffs in these actions may contend that any damages should reflect, in whole or in part, the decline in market price of Cendant securities following: (i) the announcement of the accounting irregularities on April 15, 1998 after the New York Stock Exchange closed; and (ii) the press release concerning the accounting irregularities that the Company issued on July 14, 1998. On April 15, 1998, the last sale price of Cendant common stock on the New York Stock Exchange was $35.625. On April 16, 1998, the day following to the announcement of the accounting irregularities, the last sale price of Cendant common stock on the New York Stock Exchange was $19.0625. On July 13, 1998, the last sale price of Cendant common stock on the New York Stock Exchange was $18.875. On July 14, 1998, the last sale price of Cendant common stock on the New York Stock Exchange was $15.6875. On November 16, 1998, the last sale price of Cendant common stock on the New York Stock Exchange was $13.25.

     In addition, the SEC and the United States Attorney for the District of New Jersey are conducting investigations relating to the accounting issues. While management has made all adjustments considered necessary as a result of the findings of the Company's investigations and the restatement of the Company's financial statements for 1997, 1996 and 1995, and the first six months of 1998, the Company can provide no assurances that additional adjustments will not be necessary as a result of these government investigations. See "Summary -- The Company -- Matters Relating to the Accounting Irregularities and Accounting Policy Change -- Class Action Litigation and Government Investigations."

     Cendant does not believe that it is feasible to predict or determine the final outcome or resolution of these proceedings and investigations or to estimate the amounts or potential range of loss with respect to the resolution of these proceedings and investigations. In addition, the timing of the final resolution of these proceedings and investigations is uncertain. The possible outcomes or resolutions of these proceedings and investigations could include judgments against the Company or settlements and could require substantial payments by the Company. Cendant's management believes that adverse outcomes in such proceedings and investigations or any other resolutions (including settlements) could have a material impact on the Company's financial condition, results of operations and cash flows.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


     The table below sets forth the ratio of earnings to fixed charges of us and our consolidated subsidiaries for each of the periods indicated:




      NINE MONTHS ENDED
        SEPTEMBER 30,                  YEAR ENDED DECEMBER 31,
------------------------------   ------------------------------------
     1998(1)           1997         1997         1996         1995
-----------------   ----------   ----------   ----------   ----------
  2.86x                2.63x        1.63x        2.64x        2.20x

----------
(1) Includes 100% of PHH Corporation consolidated net income of which only 40% of consolidated net income is available to the Company pursuant to PHH's credit arrangements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


     The ratio of earnings to fixed charges is computed by dividing the income from continuing operations before income taxes, extraordinary items and cumulative effect of accounting change plus fixed charges, less capitalized interest by fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).


                                USE OF PROCEEDS


     We intend to use the net proceeds we receive from the sale of the notes to repay a portion of our 364-day term loan facility (the "Term Loan Facility") and, to the extent additional proceeds are available, for general corporate purposes. The Term Loan Facility provides for borrowings of up to $3.25 billion, the full amount of which has been drawn as of the date hereof. The Term Loan Facility bears interest at a rate of LIBOR plus the applicable LIBOR spread, as defined (the rate equaled 6.16% at September 30, 1998), and matures on May 28, 1999. We used approximately $2.0 billion of the Term Loan Facility to refinance the outstanding borrowings under our revolving credit facilities and the remainder to prefund a portion of the American Bankers acquisition and for general corporate purposes (including working capital). At September 30, 1998, after giving effect to the $400 million termination fee payment to American Bankers on October 13, 1998, we had cash and cash equivalents of approximately $1.2 billion. See "Summary -- The Company -- Recent Developments," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Financing (Exclusive of Management and Mortgage Program Financing)."

                                CAPITALIZATION

     The following table sets forth our capitalization at September 30, 1998. The Actual amounts are those reported and the As Adjusted amounts give effect to the offering of the notes and our application of the estimated net proceeds of the offering. See "Use of Proceeds." This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and related notes contained herein or in documents incorporated by reference in this Prospectus Supplement and in the accompanying Prospectus.



                                                                           SEPTEMBER 30, 1998
                                                                      -----------------------------
                                                                          ACTUAL        AS ADJUSTED
                                                                      --------------   ------------
                                                                              (IN MILLIONS)
LONG-TERM DEBT:(1)
    % Notes Due 200  ..............................................     $     --        $
Term Loan Facility ................................................        705.0 (2)
3% Convertible Subordinated Notes .................................        545.1
Other long-term debt ..............................................         58.4
                                                                        -----------      ----------
 TOTAL LONG-TERM DEBT .............................................      1,308.5
                                                                        -----------      ----------
Mandatorily redeemable preferred
 securities issued by subsidiaries (3) ............................      1,472.1            1,472.1
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; authorized 10 million shares; none
 issued ...........................................................           --                --
Common stock, $.01 par value; authorized two billion shares; issued
 858,281,922 shares ...............................................          8.6                8.6
Additional paid-in capital ........................................      3,405.2            3,405.2
Retained earnings .................................................      1,377.5            1,377.5
Accumulated other comprehensive loss (4) ..........................         (6.7)              (6.7)
Restricted stock, deferred compensation ...........................         (2.7)              (2.7)
Treasury stock, at cost; 6,750,546 shares .........................        (74.4)             (74.4)
                                                                        -----------     -----------
 TOTAL SHAREHOLDERS' EQUITY .......................................      4,707.5            4,707.5
                                                                        -----------     -----------
   TOTAL CAPITALIZATION ...........................................   $  7,488.1        $
                                                                      =============     ===========

----------
(1) Long-term debt excludes an aggregate of $6.2 billion of indebtedness of PHH, one of our subsidiaries, which is self-sufficient in managing its funding sources to ensure adequate liquidity to finance assets under management programs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Management and Mortgage Program Financing."

(2) Does not include $2,545.0 million of indebtedness which is not designated as long-term debt.

(3) These securities were issued in connection with our February 1998 FELINE PRIDES offering.

(4) The components of accumulated other comprehensive income (loss) are as follows:




                                                             NET UNREALIZED                       ACCUMULATED
                                                             GAIN (LOSS) ON       CURRENCY           OTHER
                                                               MARKETABLE        TRANSLATION     COMPREHENSIVE
                                                               SECURITIES        ADJUSTMENT      INCOME (LOSS)
                                                            ----------------   --------------   --------------
                                                                                (IN MILLIONS)
   Balance, January 1, 1998 .............................        $  0.2           $ (38.4)         $ (38.2)
   Currency translation adjustment ......................            --              35.5             35.5
   Net unrealized loss on marketable securities .........          (4.0)               --            ( 4.0)
                                                                 ------           -------          -------
   Balance, September 30, 1998 ..........................        $ (3.8)          $  (2.9)         $  (6.7)
                                                                 ======           =======          =======

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     In December 1997, Cendant Corporation (the "Company") was created through the merger (the "Cendant Merger") of HFS Incorporated ("HFS") and CUC International Inc. ("CUC"). The Company is one of the foremost consumer and business services companies in the world. The Company provides fee-based services to consumers within the Travel, Real Estate and Alliance Marketing business segments. The Company generally does not own the assets or share the risks associated with the underlying businesses of its customers.

     In the Travel Services segment, the Company is the world's largest franchisor of lodging facilities and rental car facilities, the leading provider of vacation timeshare exchange services, a leading provider of international fleet management services, a leading roadside assistance company in the U.K. and the largest operator of brand name parking garages in the U.K. In the Real Estate Services segment, the Company is both the world's largest franchisor of residential real estate brokerage offices and provider of corporate relocation services and is a leading mortgage lender in the United States. In the Alliance Marketing segment, the Company is a leading provider of membership consumer services and products, a significant marketer and administrator of insurance products through financial institutions and a provider of products and services designed to enhance customers' lifestyles.

     As publicly announced on April 15, 1998, the Company discovered accounting irregularities in certain business units of CUC. As a result, the Company together with its counsel and assisted by auditors, immediately began an intensive investigation (the "Company Investigation"). In addition, the Audit Committee of the Company's Board of Directors initiated an investigation into such matters (the "Audit Committee Investigation," together with the Company Investigation, the "Investigations"). As a result of the findings from the Investigations, the Company restated its financial statements for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998. The 1997 annual results, presented herein, have also been restated for a change in accounting, effective January 1, 1997, related to revenue and expense recognition for memberships with full refund offers.

     The Company recently has changed its focus from making strategic acquisitions of new businesses to maximizing the opportunities and growth potential of its existing businesses. In connection with this change in focus, the Company intends to review and evaluate its existing businesses to determine if they continue to meet its business objectives. As part of its ongoing evaluation of such businesses, the Company intends from time to time to explore and conduct discussions with regard to divestitures and related corporate transactions. However, the Company can give no assurance with respect to the magnitude, timing, likelihood or financial or business effect of any possible transaction. The Company also cannot predict whether any divestitures or other transactions will be consummated or, if consummated, will result in a financial or other benefit to the Company. The Company intends to use a portion of the proceeds from such dispositions, if any, together with the proceeds of this and future debt issues and bank borrowings and cash from operations, to retire the Company's outstanding $3.25 billion bank term loan, to execute a program to initially repurchase up to $1.0 billion of the Company's common stock and for other general corporate purposes.

     As a result of the Company's change in focus, on August 12, 1998, the Company announced that it agreed to sell 100% of its classified advertising business unit, Hebdo Mag International Inc. ("Hebdo Mag") to a company organized by Hebdo Mag management and has engaged Credit Suisse First Boston to analyze strategic alternatives in regard to a potential third party sale of the Company's entire consumer software business unit ("Cendant Software"). The Company is currently in various stages of discussions with certain parties regarding a potential sale of Cendant Software. See
"-- Liquidity and Capital Resources -- Discontinued Operations".

RESULTS OF OPERATIONS

     The operating results of the Company and its underlying business segments are comprised of business combinations which have been accounted for as poolings of interests. Accordingly, all financial information has been restated as if all of the pooled companies operated as one entity since inception. In addition, the Company and certain of its business segments also include businesses which were acquired and accounted for by the purchase method of accounting. Accordingly, the results of operations of such acquired companies were included in the consolidated operating results of the Company from the respective dates of acquisition. See "-- Liquidity and Capital Resources -- Business Combinations" for a discussion of the Company's mergers and acquisitions. In the underlying "Results of Operations" discussions of the Company and its business segments, operating expenses exclude net interest expense, income taxes and minority interest.

     NINE MONTHS ENDED SEPTEMBER 30, 1998 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1997




                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------------------
                                                      1998             1997       INCREASE
                                                 -------------     -------------  ---------
                                                         (IN MILLIONS)
 CONTINUING OPERATIONS:
 Net revenues ..................................   $  3,865.1      $ 3,139.8        23%
                                                   ----------      ---------
 Operating expenses:
  Excluding Unusual Charges ....................      3,020.2        2,338.8        29%
  Unusual Charges (Credits) (1) ................        (24.4)         278.9         *
                                                   ----------      ---------
 Total operating expenses ......................      2,995.8        2,617.7        14%
                                                   ----------      ---------
 Operating income ..............................        869.3          522.1        67%
  Interest, net (2) ............................        100.1           36.3       176%
                                                   ----------      ---------
 Pre-tax income before minority interest and
   cumulative effect of accounting change ......        769.2          485.8        58%
 Provision for income taxes ....................        273.0          238.4        15%
 Minority interest, net ........................         34.3             --         *
                                                   ----------      ---------
 Income from continuing operations before
   cumulative effect of accounting change ......        461.9          247.4        87%
 Loss from discontinued operations
   net of taxes ................................        (25.0)         (12.2)      105%
 Cumulative effect of accounting change,
   net of tax ..................................           --         (283.1)        *
                                                   ----------      ---------
 Net income (loss) .............................   $    436.9     $    (47.9)        *
                                                   ==========     ==========

----------
(1)   Merger-related costs and other unusual charges.

(2) Includes $27.2 million of financing costs incurred as a result of the Company's discovery of accounting irregularities in the CUC business units.

*     Not meaningful.

     Operating income from continuing operations increased $347.2 million, which was comprised of a $725.3 million (23%) increase in net revenues and a $378.1 million (14%) increase in operating expenses. Contributing to the increase in operating income was a reduction of Unusual Charges of $303.3 million primarily attributable to $278.9 million of Unusual Charges incurred during the second quarter of 1997 principally in connection with and coincident to the April 1997 merger (the "PHH Merger") of PHH Corporation ("PHH") with and into HFS. A net credit to Unusual Charges of $24.4 million was recorded in 1998 which primarily represented changes in previously recorded estimates. Excluding Unusual Charges operating income increased $43.9 million in 1998 from 1997 despite $81.4 million of costs incurred related to the Investigations and a non-recurring termination benefit provided to Walter Forbes, the former CUC and Company Chairman, as well as $50.0 million of non-cash write-offs of impaired Alliance Marketing segment intangible assets and Other segment interactive marketing business investments. In addition, in 1998, the Company incurred $62.1 million of incremental individual membership solicitation costs which were planned before management was aware of the accounting change associated with memberships sold with a full refund offer, requiring the Company to expense such costs as incurred. The Company experienced increases in operating income in 1998 primarily as a result of the continued growth in the Travel (38%) and Real Estate (75%) segments. In addition, businesses acquired during 1998 accounted for $46.8 million of the incremental increase in operating income in 1998. A discussion of operating income excluding merger-related costs and other unusual charges is included in the segment discussion to follow.

     Interest expense, net, increased $63.8 million in 1998 primarily due to
(i) $27.2 million of incremental financing costs which were primarily incurred in connection with the execution of a term loan facility; (ii) incremental average borrowings which the Company used to finance more than $2.6 billion of acquisitions during the nine months ended September 30, 1998 including the acquisitions of NPC, Jackson Hewitt and Harpur (See "-- Liquidity and Capital Resources -- Completed Acquisitions"); and (iii) interest income earned in 1997 on the proceeds from the February 1997 issuance of $550 million 3% Convertible Subordinated Notes and other available cash, which were invested in short-term marketable securities.

     The Company's effective tax rate was reduced from 49.1% in 1997 to 35.5% in 1998 due to the non-deductibility of a significant amount of Unusual Charges recorded during 1997 and the Company's continued focus on executing strategies to optimize its effective tax rate. The 1997 effective income tax rate includes a tax benefit from only a 25.3% effective tax rate on Unusual Charges due to the significant non-deductibility of such costs. Excluding Unusual Charges, the effective income tax rate on income from continuing operations decreased from 40.4% in 1997 to 35.6% in 1998. Such decrease is due to the Company's execution of certain tax minimization strategies, the favorable impact of lower tax rates in international jurisdictions and lower non-deductible amortization expense as a percentage of pre-tax income.

     Minority interest of $34.3 million in 1998 primarily related to the preferred dividend payable in cash on the FELINE PRIDES and the trust preferred securities issued on March 2, 1998. See "-- Liquidity and Capital Resources -- Financing Exclusive of Management and Mortgage Program Financing".

     Discontinued operations, consisting of the Company's consumer software and classified advertising businesses generated net losses in 1998 and 1997 of $25.0 million and $12.2 million, respectively. The operating results of discontinued operations in 1997 included Unusual Charges, after tax, of $10.0 million for severance associated with the termination of certain consumer software executives. Excluding Unusual Charges, the consumer software business unit incurred incremental net losses in 1998 compared to 1997 of $24.9 million comprised of increased net revenues of $84.4 million, which were more than offset by a $121.2 million increase in operating expenses. Additional operating expenses were incurred during 1998 for development and marketing costs. Net income of the classified advertising business increased $2.1 million on a net revenue increase of $56.6 million. Operating income within the classified advertising business unit increased $13.1 million primarily as a result of profits from businesses acquired by Hebdo Mag prior to its merger with the Company during the fourth quarter of 1997. The operating income increase within the classified advertising unit was partially offset by a higher effective tax rate in 1998.

     The Company recorded a non-cash after-tax charge in 1997 of $283.1 million to account for the cumulative effect of an accounting change, effective January 1, 1997, related to revenue and expense recognition for memberships with full refund offers.

 SEGMENT DISCUSSION

     The underlying discussion of each segment's operating results for the nine months ended September 30, 1998 and 1997 focuses on results from continuing operations, excluding interest, taxes, Unusual Charges and the cumulative effect of a change in accounting ("Operating Income"). Management believes such discussion is the most informative representation of recurring, non-transactional related operating results of the Company's business segments.

 Travel Services Segment

     The Company provides a spectrum of services necessary to domestic and international travelers. The Company is the world's largest franchisor of nationally recognized hotel brands and car rental operations (Avis). Royalty revenue is received from franchisees under contracts that generally range from 10 to 50 years in duration. The Company is the world's largest provider of timeshare exchange services (RCI) to timeshare owners under one to three year membership programs which require both exchange fees for exchanging vacation weeks and recurring membership fees. In addition, the Company is a leading provider of corporate fleet management and leasing services and also operates the largest value-added tax refund service worldwide.

     The Company acquired NPC on April 27, 1998. NPC owns National Car Parks, the largest private (non-municipal) car park operator in the United Kingdom (the "UK"). NPC also owns Green Flag, the third largest roadside assistance group in the UK, which offers a wide range of emergency support and rescue services to approximately 3.5 million members in the UK.




                              NINE MONTHS ENDED SEPTEMBER 30,
                              -------------------------------
                                    1998            1997        INCREASE
                               -------------   -------------   ---------
                                       (IN MILLIONS)
Net revenues ...............    $  1,415.4      $  1,015.0         39%
Operating expenses .........         931.0           663.1         40%
                                ----------      ----------
Operating income ...........    $    484.4      $    351.9         38%
                                ==========      ==========

     Operating income increased $132.5 million (38%) due to a revenue increase of $400.4 million (39%) while expenses increased $267.9 million (40%). Excluding the 1998 acquisitions of Harpur and NPC, operating income increased $94.5 million (27%), revenue increased $112.3 million (11%), operating expenses increased $17.8 million (3%) and operating margins increased from 35% to 40%.

     In addition to acquisitions, revenue increases were achieved by all business units comprising the Travel Services segment. Corporate fleet management revenue, exclusive of Harpur, increased $17.9 million (7%) due primarily to a $17.1 million (17%) increase in vehicle leasing due to a 10% price improvement and an $18.2 million (14%) increase in service fees due to a 24% increase in the number of fuel and other service based cards. Lodging franchise fees increased $17.3 million (6%) driven by a 2% increase in revenue per available room and a 2% increase in royalty rate. Timeshare exchange revenue increased $14.5 million (11%) driven by a 7% increase in the exchange fee and subscription revenue increased $5.3 million (6%) driven by 6% growth in the member base. The operating expense increase was due principally to $250.2 million in acquisitions while the remaining $17.7 million in increase in operating expenses represents only a 3% increase reflecting the Travel Services segment's operating leverage.


 Real Estate Services Segment

     The Company provides a range of services related to home sales, principally in the United States. The Company is the world's largest franchisor of real estate brokerage offices through its CENTURY 21 (Registered
Trademark), COLDWELL BANKER (Registered Trademark) and ERA (Registered Trademark) franchise brands. Similar to the Travel Services segment franchise business, the Company receives royalty revenue from approximately 12,000 franchisees under contracts with terms ranging from five to 50 years. The Company is the world's largest provider of corporate employee relocation services and receives fees for providing an array of services such as reselling relocating employees' homes with the employee or client corporation generally bearing the economic risk of such transaction, assisting relocating employees in finding homes, moving household goods, expense reporting and other services. The Company also operates the largest in-bound mortgage telemarketing operation in the United States generating origination profits from the sale of mortgage notes, but retains recurring servicing revenue streams over the life of the mortgage. In addition, the Company is a distributor of welcome packages, which provide discounts from local merchants to new homeowners. Customer referrals are made within the various real estate related services as well as generating a database for prospective Alliance Marketing segment cross selling.

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,
                               -------------------------
                                   1998          1997       INCREASE
                               -----------   -----------   ---------
                                     (IN MILLIONS)
Net revenues ...............    $  994.0      $  718.4        38%
Operating expenses .........       555.9         468.1        19%
                                --------      --------
Operating income ...........    $  438.1      $  250.3        75%
                                ========      ========

     Operating income increased $187.8 million (75%) primarily as a result of significant increases in mortgage origination revenue, real estate franchise royalty fees and relocation revenue while operating expenses increased a moderate 19% generating a 9.2 percentage point operating margin improvement for the Real Estate Services segment. Revenue increased $275.6 million (38%), principally comprised of an $87.8 million (42%) increase in real estate franchise royalty fees, a $126 million (147%) increase in mortgage origination revenue and a $40.7 million (14%) increase in relocation related revenue. A 23% increase in home sale volume and a 14% increase in the underlying average price of homes sold drove the royalty fee increase while a $10.3 billion (132%) increase in mortgage originations generated the mortgage origination revenue growth with government home sales and referrals driving $27.6 and $11.7 million, respectively, of growth in relocation revenue. Operating expenses increased $87.8 million (19%) consisting of a $24.7 million (111%) increase in information technology expenses required to support growth and the consolidation of duplicate systems of acquired companies, $28.7 million (46%) incremental mortgage production and support department costs, $14.0 million (30%) additional government home sale expense and $16.5 million additional depreciation and amortization due to expansion with the balance being other growth related expenses.


 Alliance Marketing Segment

     The Company derives its Alliance Marketing revenue principally from membership fees, insur- ance premiums and product sales. The Alliance Marketing segment is divided into three divisions: individual membership ("Individual Membership"); insurance/wholesale ("Insurance/Wholesale"); and lifestyle ("Lifestyle"). Individual Membership, with more than 33 million members, provides customers with access to a variety of products and services in such areas as retail shopping, travel, auto, dining and home improvement. Insurance/Wholesale, with nearly 31 million customers, markets and administers insurance products, primarily accidental death insurance. Insurance/Wholesale also provides services such as checking account enhancement packages, various financial products and discount programs to financial institutions, which in turn provide these services to their customers. Lifestyle, with over 11 million customers, provides customers with unique products and services that are designed to enhance a customer's lifestyle.




                               NINE MONTHS ENDED SEPTEMBER 30,
                               ------------------------------
                                                                 INCREASE
                                    1998            1997        (DECREASE)
                               -------------   -------------   -----------
                                       (IN MILLIONS)
Net revenues ...............     $ 1,248.3      $  1,123.9           11%
Operating expenses .........       1,273.9         1,019.8           25%
                                 ---------      ----------
Operating income ...........    $    (25.6)     $    104.1         (125)%
                                ==========      ==========

     Operating income decreased $129.7 million (125%) to a loss of $25.6 million despite a $124.4 million (11%) increase in revenue. A $254.1 million increase in operating expenses primarily resulted from a $37.0 million non-cash write-off related to impaired goodwill associated with a Company subsidiary, the National Library of Poetry, $77.0 million of incremental marketing expenditures in the individual membership businesses, $27.3 million of costs associated with expanding international operations, $28.8 million associated with revenue growth and increased marketing expenditures at the North American Outdoor Group ("NAOG") and $31.7 million of expenses associated with Credentials, Inc. ("Credentials"), an individual membership business acquired in March 1998. The Company's decision to increase marketing solicitation costs preceded the Company's awareness of the requirement to change its accounting for memberships sold with a full refund offer, which requires the deferral of revenue generated by such solicitation offers until the refund offer expires and expensing such costs as incurred.


     Individual revenues increased $54.8 million (11%) due primarily to the Credentials acquisition and an increase in average membership prices. Insurance/wholesale revenues increased $57.1 million (16%) primarily from a $25.3 million (41%) increase in revenues from international sources and a $31.8 million (11%) domestic revenue increase. NAOG revenues increased $25.1 million (36%) due primarily to increases in book video and advertising revenues.


 Other Services Segment


     The Company operates a variety of other businesses in addition to those which comprise each of the Company's core business segments. Such business operations and transactions are primarily comprised of: (i) franchising the second largest tax preparation service system in the United States as a result of the Company's first quarter 1998 acquisition of Jackson Hewitt; (ii) information technology and reservation system support services provided to the car rental, hotel and other travel related industries; (iii) casino credit information and marketing services; (iv) financial products provided to banks; and (v) equity in earnings from the Company's investment in the Avis Rent A Car, Inc. ("ARAC") car rental company.




                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,
                               -------------------------
                                                             INCREASE
                                   1998          1997       (DECREASE)
                               -----------   -----------   -----------
                                     (IN MILLIONS)
Net revenues ...............     $ 207.4      $  282.5          (27)%
Operating expenses .........       259.4         187.8           38%
                                 -------      --------
Operating income ...........    $  (52.0)     $   94.7         (155)%
                                ========      ========

     Operating income decreased $146.7 million (155%) from both a $75.1 million decrease in revenue and a $71.6 million in expenses.


     The increase in expenses included $81.3 million of costs incurred during 1998 associated with the Investigations including a $50.4 million termination benefit provided to the former Company Chairman Walter Forbes upon his July 1998 separation from the Company in accordance with his employment contract. Incremental expenses incurred during 1998 also included a $13.0 million write-off of certain Company investments in interactive businesses and other net increases in operating expenses resulting from acquisitions and the integration of acquired businesses and assets including $30.2 million from Jackson Hewitt expenses and other travel agency operations. The increase in operating expenses during 1998 were partially offset by $64.4 million of 1997 expenses incurred by Interval International Inc. ("Interval"), a former Company subsidiary which was sold in December 1997.


     The $75.1 million decrease in revenue resulted primarily from a $39.1 million decrease in equity of earnings from the Company's investment in ARAC due to a decrease in common equity ownership interest from 100% to approximately 20% and a $90.7 million decrease from the absence of revenue from Interval operations net of $52.4 million associated with the acquired Jackson Hewitt operations.

 YEAR ENDED DECEMBER 31, 1997 VERSUS YEAR ENDED DECEMBER 31, 1996




                                                           YEAR ENDED DECEMBER 31,
                                                         ---------------------------
                                                              1997          1996      INCREASE (DECREASE)
                                                         ------------- ------------- --------------------
                                                                (IN MILLIONS)
 CONTINUING OPERATIONS

 Net revenues ..........................................   $ 4,240.0    $  3,237.7            31%
                                                           ---------    ----------
 Operating expenses:
  Excluding Unusual Charges ............................     3,228.0       2,580.5            25%
  Unusual Charges (1) ..................................       704.1         109.4           544%
                                                           ---------    ----------
 Total operating expenses ..............................     2,523.9       2,689.9           (6)%
                                                           ---------    ----------
 Operating income ......................................       307.9         547.8          (44)%
 Interest, net .........................................        50.6          14.3          254 %
                                                           ---------    ----------
 Pre-tax income before extraordinary gain and
   cumulative effect of accounting change ..............       257.3         533.5          (52)%
 Provision for income taxes ............................       191.0         220.2          (13)%
                                                           ---------    ----------
 Income from continuing operations .....................        66.3         313.3          (79)%
 Income (loss) from discontinued operations, net of
   taxes ...............................................       (26.8)         16.7             *
 Extraordinary gain, net of tax ........................        26.4            --             *
 Cumulative effect of accounting change, net of tax.....      (283.1)           --             *
                                                           ---------    ----------
 Net income (loss) .....................................  $   (217.2)   $    330.0         (166)%
                                                          ==========    ==========

----------
*    Not meaningful.

(1)  Merger-related costs and other unusual charges ("Unusual Charges").

     Operating income from continuing operations decreased $239.9 million (44%) despite a $1.0 billion (31%) revenue increase and only a $647.5 million (25%) increase in operating expenses, excluding Unusual Charges. A discussion of operating income excluding Unusual Charges is included in the segment discussion to follow. Unusual Charges increased $594.7 million (544%) representing merger-related costs and other unusual charges incurred primarily in connection with and coincident to the PHH Merger in April 1997 (the "Second Quarter 1997 Charge") and the Merger in December 1997 (the "Fourth Quarter 1997 Merger Charge"). Unusual Charges primarily represent costs such as irrevocable contributions to independent trusts, asset impairments as well as exit costs for terminated personnel, consolidation of office locations and terminated contracts coincident with the mergers. The Unusual Charges are discussed separately below.

     As a result of the discussion above, pre-tax income from continuing operations before extraordinary gain and cumulative effect of accounting change decreased $276.2 million (52%) to $257.3 million. In addition to the decrease in operating income discussed above, interest, net, increased $36.3 million (254%) to $50.6 million. The increase in interest, net, resulted primarily from the February 1997 issuance of $550 million 3% Convertible Subordinated Notes and interest income earned in 1996 on approximately $414 million of excess proceeds generated from the $1.2 billion public offering of 46.6 million shares of Company common stock in May 1996. The increase in interest, net, was partially offset by a decrease in the weighted average interest rate from 7.5% in 1996 to 6.0% in 1997 as a result of a greater proportion of fixed rate debt carrying lower interest rates to total debt.

     Income from continuing operations decreased $247.0 million (79%) to $66.3 million. This resulted from the unfavorable variance in pre-tax income and an increase in the effective income tax rate from 41.2% in 1996 to 74.3% in 1997. The 1997 effective income tax rate includes an additional 29.1% effective tax rate on Unusual Charges due to the significant non-deductibility of such costs. The effective income tax rate on 1997 income from continuing operations excluding Unusual Charges was 40.6%.

     Discontinued operations showed a $26.8 million net loss in 1997 compared to $16.7 million of net income in 1996. The operating results of discontinued operations included $15.2 million of extraordinary losses, net of tax, in 1997 and $24.4 million and $24.9 million of Unusual Charges, net of tax, in 1997 and 1996, respectively. Unusual Charges in 1997 primarily consisted of $19.4 million of after tax severance associated with four terminated consumer software company executives and $5.0 million of after tax compensation expense incurred in connection with a stock appreciation rights plan paid upon a change in control associated with the October 1997 merger with Hebdo Mag. The Hebdo Mag merger also resulted in a $15.2 million extraordinary loss, net of tax, associated with the early extinguishment of debt. Unusual Charges in 1996 consisted primarily of professional fees incurred in connection with mergers with Sierra On-Line, Inc. ("Sierra") and Davidson and Associates, Inc. ("Davidson") in July 1996. Excluding Unusual Charges and extraordinary items, income from discontinued operations decreased $28.8 million (69%) from $41.6 million in 1996 to $12.8 million in 1997. While classified advertising net income remained relatively unchanged from 1996, net income from the consumer software business decreased $28.5 million (72%) to $11.1 million in 1997. Increased sales in 1997 of $49.2 million (13%) were offset by increased operating expenses of $93.2 million (29%). The disproportionate increase in operating expenses resulted from accelerating development and marketing costs incurred on titles without a corresponding revenue increase partially attributable to titles which were not released to the marketplace as planned in December 1997.

     The $26.4 million extraordinary gain represents the after tax gain on the sale of Interval in December 1997. The Federal Trade Commission directed the Company to sell Interval in connection with the Merger as a result of anti-trust concerns regarding the combined market share in the timeshare exchange industry of Interval and HFS subsidiary, RCI.

     The Company recorded a non-cash after-tax charge in 1997 of $283.1 million to account for the cumulative effect of an accounting change, effective January 1, 1997, related to revenue and expense recognition for memberships with full refund offers.


 1997 MERGER-RELATED COSTS AND OTHER UNUSUAL CHARGES

     In 1997, the Company incurred merger-related costs and other Unusual Charges of $738.0 million of which $704.1 million ($504.7 million after tax or $0.58 per diluted share) was related to continuing operations and $33.9 million was associated with businesses which are discontinued. Charges incurred during the fourth quarter of 1997 of $454.9 million were substantially associated with and/or coincident to the Merger and the merger with Hebdo Mag (collectively, the "Fourth Quarter 1997 Charge"). Unusual Charges of $283.1 million, comprised of $295.4 million of charges incurred in the second quarter of 1997 reduced by $12.3 million of changes in estimates recorded in the fourth quarter of 1997, were substantially associated with the PHH Merger (the "Second Quarter 1997 Charge"). The Unusual Charges recorded during 1997 related to the aforementioned mergers and the utilization of such liabilities is summarized by charge below.


 Fourth Quarter 1997 Charge

     The Company incurred Unusual Charges in the fourth quarter of 1997 totaling $454.9 million substantially associated with the Merger and the Hebdo Mag merger. In addition to $170.0 million of professional fees and executive compensation expense incurred directly as a result of the mergers, the Company incurred $284.9 million of costs resulting from reorganization plans formulated prior to and implemented as a result of the mergers.

     The Company determined to streamline its corporate organization functions and eliminate several office locations in overlapping markets. Management initiated a plan in 1997 to consolidate European call centers in Cork, Ireland in 1998 and upgrade the quality standards of its hotel franchise businesses, which resulted in planned terminations of franchise properties commencing in January 1998. In December 1997, the Company irrevocably contributed $70.0 million to independent technology trusts which made technology investments for the direct benefit of hotel and real estate franchisees. Management also approved a plan to terminate a contract, which may restrict the Company from maximizing opportunities afforded by the Merger.

     Following is a description of costs by type of expenditure and reduction of corresponding liabilities through December 31, 1997.

     Unusual Charges include $93.0 million of estimated professional fees primarily consisting of investment banking, legal and accounting fees incurred in connection with the mergers. Approximately $43.4 million of invoices were paid in the fourth quarter of 1997 leaving a $49.6 million balance to be paid in 1998. The Company also incurred $170.7 million of personnel related costs including $73.3 million of retirement and employee benefit plan costs, $23.7 million of restricted stock compensation, $61.4 million of severance resulting from consolidations of corporate functions and nine European call centers and $12.3 million of other personnel related costs. Total employees to be terminated, including seven corporate employees, approximated 474 with limited terminations in 1997. The $170.7 million of personnel related liabilities were reduced in 1997 by $35.2 million of non-cash reductions primarily including $23.7 million and $9.5 million of costs associated with restricted stock and stock option compensation, respectively, and $8.9 million of personnel related payments. Approximately $45.3 million of retirement plan costs were paid in January 1998. Unusual Charges include $78.3 million of business termination costs which consists of a $48.3 million impairment of hotel franchise agreement assets associated with a quality upgrade program and $30.0 million of contract termination costs. Of the $78.3 million of business termination liabilities, $30.0 million was paid in December 1997 and $48.3 million of non-cash reductions of intangible assets were recorded. Facility related and other Unusual Charges of $112.9 million include $70.0 million of irrevocable contributions to independent technology trusts for the direct benefit of lodging and real estate franchisees, $16.4 million of building lease termination costs and a $22.0 million reduction in intangible assets associated with the Company's wholesale annuity business for which impairment was determined in accordance with SFAS 121 in the fourth quarter of 1997. Approximately $70.0 million was paid for these obligations in December 1997 and the remaining $21.2 million is anticipated to be paid over the earlier of lease buy-out or lease term.

     At September 30, 1998, $85.9 million of liabilities remained which are primarily comprised of $63.3 million of severance and other personnel related costs and $18.7 million of outstanding facility-related liabilities. Approximately $4.1 million of such remaining costs will be paid upon the closure of nine European call centers which will be substantially completed in 1998. Approximately $37.8 million of executive termination benefits will be paid or otherwise extinguished upon the settlement of employment obligations. Outstanding facility-related liabilities will be paid or otherwise extinguished upon the aforementioned closures of European call centers and other office consolidations. During the nine months ended September 30, 1998, the Company recorded a net credit of $13.2 million to the Merger related costs and other unusual charges with a corresponding reduction to liabilities primarily as a result of a change in the original estimate of costs to be incurred.


 Second Quarter 1997 Charge

     The $295.4 million of Unusual Charges in the second quarter of 1997 was primarily associated with the PHH Merger. During the fourth quarter, as a result of changes in estimates, the Company adjusted certain merger-related liabilities which resulted in a $12.3 million credit to Unusual Charges. In addition to $125.8 million of professional fees and executive compensation expenses incurred directly as a result of the PHH Merger, the Company incurred $157.3 million of expenses resulting from reorganization plans formulated prior to and implemented as of the PHH Merger date. The PHH Merger afforded the combined Company an opportunity to rationalize its combined corporate, real estate and travel segment businesses, and corresponding support and service functions to gain organizational efficiencies and maximize profits. Such initiatives included 500 job reductions including the virtual elimination of all PHH corporate functions and facilities in Hunt Valley, Maryland. Management initiated a plan prior to the merger to close hotel reservation call centers, combine travel agency operations and continue the downsizing of fleet operations by reducing headcount and eliminating unprofitable products. With respect to the real estate segment, management initiated plans to integrate its relocation, franchise and mortgage origination businesses to capture additional revenue through the referral of one business unit's customers to another. Management also formalized a plan to centralize the management and headquarters functions of the corporate relocation business unit subsidiaries. The real estate segment initiatives resulted in approximately 380 planned job reductions, write-offs of abandoned systems and leasehold assets commencing in the second quarter 1997.

     Following is a description of costs by type of expenditure and reduction of corresponding liabilities through December 31, 1997:

     Unusual Charges included $154.1 million of personnel related costs associated with employee reductions necessitated by the planned and announced consolidation of the Company's several corporate relocation service businesses, including the previous two largest relocation businesses worldwide as well as the consolidation of corporate activities. Personnel related charges also include termination benefits such as severance, medical and other benefits. Personnel related charges also include retirement benefits pursuant to pre-existing contracts resulting from a change in control. Several grantor trusts were established and funded by the Company in November 1996 to pay such benefits in accordance with the terms of the PHH merger agreement. The Company's restructuring plan resulted in the termination of approximately 560 employees (principally corporate employees located in North America), of which 364 were terminated by December 31, 1997. Approximately $102.4 million of personnel related costs were paid in 1997 and $9.8 million of non-cash stock compensation was recognized. Unusual Charges also include professional fees of $30.3 million of which $29.2 million was paid in 1997 and is primarily comprised of investment banking, accounting and legal fees incurred in connection with the PHH Merger. Unusual Charges also include business termination charges of $55.6 million, which are comprised of $38.8 million of costs to exit certain activities primarily within the Company's fleet management business, a $7.3 million termination fee associated with a joint venture that competed with PHH Mortgage Services business (now known as Cendant Mortgage Corporation) and $9.6 million of costs to terminate a marketing agreement with a third party in order to replace the function with internal resources. In connection with the business termination charges, approximately $16.0 million was paid in 1997 and $35.7 million of assets associated with discontinued activities were written off. Facility related and other net charges totaling $43.1 million include costs associated with contract and lease terminations, asset disposals and other charges incurred in connection with the consolidation and closure of excess office space. Approximately $2.6 million was paid and $11.3 million of assets were written off in 1997. The remaining facility related obligations will be paid or are otherwise anticipated to be extinguished in 1998.

     The Company had substantially completed the aforementioned restructuring activities by the end of the second quarter of 1998. The $76.1 million of liabilities remaining at December 31, 1997 primarily consisted of $41.9 million of severance and benefit plan payments and $29.2 million related to contract, leasehold and lease termination obligations.

     At September 30, 1998, $39.9 million of liabilities remained which primarily consisted of $14.8 million of future severance and benefit payments and $23.9 million of future lease termination payments. During the nine months ended September 30, 1998, the Company recorded a net credit of $11.2 million to the Merger related costs and other unusual charges with a corresponding reduction to liabilities as a result of a change in the original estimate of costs to be incurred. Such credit was net of $24.1 million of costs incurred related to lease terminations.


 1996 UNUSUAL CHARGES

     The Company incurred Unusual Charges of approximately $134.3 million in 1996 in connection with its August 1996 merger with Ideon and its July 1996 mergers with Davidson and Sierra. Unusual Charges of $109.4 million were related to continuing operations (substantially Ideon) and $24.9 million were associated with businesses that are discontinued (Davidson and Sierra). Unusual Charges include $80.4 million of litigation related liabilities associated with the Company's determination to settle acquired Ideon litigation upon the August 1996 merger date. The primary obligation consists of litigation with the co-founder of SafeCard Services, Incorporated ("SafeCard") which was acquired by Ideon in 1995. The Company entered into a settlement agreement in June 1997 requiring $70.5 million of payments through 2003. The Company paid $14.4 million for litigation related charges in 1997.

     The balance of the Unusual Charges consists of $27.5 million of professional fees incurred and paid in connection with the mergers, $7.5 million of severance incurred and paid in connection with employee terminations and $18.9 million of facility related and other obligations for which $6.9 million of payments and $9.7 million of leaseheld improvement write-offs were made through December 31, 1997.


 SEGMENT DISCUSSION -- 1997 VERSUS 1996

     The underlying discussion of each segment's continuing operating results focuses on profits from continuing operations, excluding interest, taxes, Unusual Charges, extraordinary gain and cumulative effect of a change in accounting ("Operating Income"). Management believes such discussion is the most informative representation of recurring, non-transactional related operating results of the Company's business segments.


 Travel Services Segment




                                         YEAR ENDED DECEMBER 31,
                               --------------------------------------------
                                                HISTORICAL      PRO FORMA      HISTORICAL     PRO FORMA
                                    1997           1996            1996         INCREASE      INCREASE
                               -------------   ------------   -------------   ------------   ----------
                                              (IN MILLIONS)
Net revenue ................    $  1,337.2       $  802.4      $  1,226.9         67%             9%
Operating expenses .........         878.6          548.1           874.1         60%             1%
                                ----------       --------      ----------
Operating income ...........    $    458.6       $  254.3      $    352.8         80%            30%
                                ==========       ========      ==========

     HISTORICAL DISCUSSION. Operating income increased $204.3 million (80%) as a result of growth from businesses owned and/or consolidated in both 1997 and 1996 and from car rental franchise (ARAC) and timeshare (RCI) operations each acquired during the fourth quarter of 1996. Timeshare business operations contributed incremental revenue and operating income in 1997 of $315.5 million and $77.2 million, respectively, and the car rental franchise business accounted for incremental revenues and operating income of $140.2 million and $75.7 million, respectively. Lodging franchise revenue increased $38.4 million (10%) while expenses increased only $6.9 million (3%). The lodging revenue increase was attributable to 4% system growth, 2% revenue per available room ("REVPAR") increases at franchised properties and increased revenue received from preferred alliance partners seeking access to franchisees and franchisee customers. Expense increases were minimized due to the significant operating leverage associated with mature franchise operations and a reduction of corporate overhead allocated to the Travel Services segment as the Company leveraged its corporate infrastructure among more businesses. Fleet management revenue increased $30.6 million (10%) while expenses only increased $8.2 million (4%). The increase in revenue is primarily the result of a 24% increase in service fee revenue due to a 20% increase in number of cards and an 8% increase in asset based revenues due primarily to a 5% increase in pricing.

     PRO FORMA DISCUSSION. On a pro forma basis, as if car rental franchise and timeshare operations were acquired on January 1, 1996, operating income increased $105.8 million (30%). The pro forma increase results from a $110.3 million (9%) increase in revenue while corresponding operating expenses increased $4.5 million (1%). Most travel business units contributed double digit percentage point growth in pro forma operating income with timeshare and hotel franchising contributing the most significant increases at $51.6 million (179%) and $32.1 million (23%), respectively. Timeshare profits reflected a 22% increase in membership fees driven by increases in both memberships and pricing. Simultaneously, approximately $21.1 million of operating expense reductions were achieved during a post-acquisition reorganization of timeshare operations.


 Real Estate Services Segment




                                       YEAR ENDED DECEMBER 31,
                               ----------------------------------------
                                              HISTORICAL     PRO FORMA     HISTORICAL     PRO FORMA
                                   1997          1996           1996        INCREASE      INCREASE
                               -----------   ------------   -----------   ------------   ----------
                                            (IN MILLIONS)
Net revenues ...............    $  987.0       $  782.4      $  860.9         26%            15%
Operating expenses .........       641.0          566.4         620.8         13%             3%
                                --------       --------      --------
Operating income ...........    $  346.0       $  216.0      $  240.1         60%            44%
                                ========       ========      ========

     HISTORICAL DISCUSSION. Operating income increased $130.0 million (60%) as a result of growth from businesses owned and/or consolidated in both 1997 and 1996 and from the acquisitions of the COLDWELL BANKER (REGISTERED TRADEMARK) franchise system and Coldwell Banker Relocation Services Inc. ("CBRS") in May 1996 and the ERA (Registered Trademark) franchise system in February 1996. Real estate franchise revenue and operating income increased $98.4 million (42%) and $72.8 million (66%), respectively, from 1996 to 1997 primarily due to the aforementioned acquisitions of the Coldwell Banker and ERA (Registered Trademark) franchise brands which collectively contributed incremental revenues and operating income of $73.8 million and $69.0 million, respectively. In addition, the real estate franchise business realized growth in the operating results of businesses owned in both 1997 and 1996 principally as a result of increases in both the volume and average price of homes sold. Corporate relocation revenue and operating income increased $56.7 million (16%) and $30.2 million (56%), respectively, principally due to the operating results of acquired CBRS operations which contributed incremental revenues and operating income in 1997 of $47.2 million and $18.4 million, respectively. Mortgage services operating income increased $28.3 million (69%) due to a $51.5 million (40%) increase in revenue while expenses increased only $23.2 million (27%). The revenue increase resulted from a 40% increase in loan origination volume to $11.7 billion, which accelerated to nearly an $18 billion annual run rate by year-end 1997. Although the Company generally sells originated notes within 45 days of origination, it routinely retains servicing rights. Servicing revenue increased $13.4 million (28%) primarily due to gains on sales of servicing. The increase in expenses was not only related to processing current year volume, but to preparation for hiring, training and providing office facilities for increased staff needed to handle the processing of future origination volume as monthly applications more than doubled.


     PRO FORMA DISCUSSION. On a pro forma basis, as if Coldwell Banker, CBRS and ERA (Registered Trademark) were acquired on January 1, 1996, operating income in 1997 increased $105.9 million (44%) from 1996. This increase results from a $126.1 million (15%) increase in revenue while corresponding operating expenses increased only $20.2 million (3%). Operating income of the real estate franchise, corporate relocation and mortgage services businesses each increased by more than 30% over 1996 pro forma results. Real estate franchise operating income increased $59.2 million (48%) based on revenue growth of $54.8 million (20%) primarily due to a 17% combined increase in 1997 in home sales and the average price of homes sold. Real estate franchise operating expenses decreased $4.4 million primarily as a result of consolidation of certain franchise administration functions of the recently acquired franchise brands. Corporate relocation operating income increased $19.7 million (30%) due to a $21.8 million increase in revenue, primarily relocation referrals, while operating expenses increased only $2.1 million (1%) due to the consolidation of the PHH Relocation Services Inc. and CBRS into one operating company, Cendant Mobility Services Corporation. The pro forma operating results for Mortgage Services are the same as the historical results.

 Alliance Marketing Segment




                                  YEAR ENDED DECEMBER 31,
                               -----------------------------
                                    1997            1996        INCREASE (DECREASE)
                               -------------   -------------   --------------------
                                       (IN MILLIONS)
Net revenues ...............    $  1,570.3      $  1,474.3              7 %
Operating expenses .........       1,432.6         1,316.0              9 %
                                ----------      ----------
Operating income ...........    $    137.7      $    158.3            (13)%
                                ==========      ==========

     Operating income for the Alliance Marketing segment decreased $20.6 million (13%) to $137.7 million primarily due to a $23.7 million reduction in 1997 operating income due to a change in accounting policy.

     Prior to 1997, the Company recorded deferred membership income, net of estimated cancellations, at the time members were billed (upon expiration of the free trial period). Such net billings were recognized as revenue ratably over the membership term and modified periodically based on actual cancellation experience. In addition, membership acquisition and renewal costs, which related primarily to membership solicitations were capitalized as direct response advertising costs due to the Company's ability to demonstrate that the direct response advertising resulted in future economic benefits. Such costs were amortized on a straight-line basis as corresponding revenues were recognized (over the average membership period). The Company believed that these accounting policies were appropriate and consistent with industry practice.

     In August 1998, in connection with the Company's cooperation with the SEC investigation into accounting irregularities discovered in the former CUC business units, the SEC concluded that when membership fees are fully refundable during the entire membership period, membership revenue should be recognized at the end of the membership period upon the expiration of the refund offer. The SEC further concluded that non-refundable solicitation costs should be expensed as incurred since such costs are not recoverable if membership fees are refunded. The Company adopted the new accounting policy effective as of January 1, 1997.

     The Company anticipates a significant increase in costs to solicit new members in 1998. Since revenue from members solicited in 1998 will not be recognized under the new accounting policy until 1999, the Company anticipates a negative impact in 1998 in its individual membership business.

     Individual Membership operating income decreased $25.4 million (183%) from a pro forma 1996 operating income of $13.9 million which was adjusted for the accounting change applied retroactively. Revenues increased $24.5 million (4%) due primarily to increased monthly membership billings of $7.1 million (55%) and a $14.7 million (22%) increase in travel agent commissions. Individual Membership operating expenses increased $49.9 million (8%) due primarily to increased call center and other servicing expenses as well as increased general and administrative expenses.

     Insurance/Wholesale operating income increased $12.7 million (13%) to $108.1 million. Revenue increased $34.7 million (8%) to $482.7 million and was partially offset by an increase in expenses of $22.0 million (6%). Domestic revenues increased $18.7 million to $394.9 million. This revenue increase reflected the addition of 1.6 million new customers and was partially offset primarily by an increase in insurance claims (which are accounted for as a reduction in profit sharing revenue) from 27.6% to 29.0% of revenue. Domestic expenses increased by $8.9 million (3%) due to increased marketing and servicing expenses. International revenue increased $16.0 million (22%) to $87.8 million while expenses increased $13.1 million (18%) to $85.2 million. The international business continued its expansion into new countries and markets, accounting for growth in both revenue and expenses.

     Lifestyle operating income decreased to $41.1 million from $42.1 million in 1996. This reduction was due to revenue increases of $52.5 million (14%) being more than offset by expense increases of $53.5 million (17%). Revenues and operating income at EPub increased by $14.9 million (9%) and $3.7 million (23%), respectively, reflecting stable coupon book prices and increased sales through new sales channels. Revenues and operating income in the Company's dating membership business increased by $13.8 million (65%) and $5.2 million (95%), respectively, due primarily to an additional 210 participating radio stations and the September 1997 acquisition of Match.Com. NAOG posted revenue gains of $15.4 million (19%), but operating income decreased $13.9 million (92%). NAOG also adopted the change in accounting policies for membership revenues and marketing expenses discussed above resulting in a decrease in revenue of $2.0 million and an increase in operating expenses of $5.1 million. These changes were due primarily to increases in book, video and advertising revenues being offset by higher membership acquisition costs and start-up expenses associated with the introduction of new Garden and Golf clubs.


 Other Services Segment




                                YEAR ENDED DECEMBER 31,
                               -------------------------
                                   1997          1996       INCREASE
                               -----------   -----------   ---------
                                     (IN MILLIONS)
Net revenues ...............    $  345.5      $  178.6         93%
Operating expenses .........       275.8         150.0         84%
                                --------      --------
Operating income ...........    $   69.7      $   28.6        144%
                                ========      ========

     Operating income increased $41.1 million (144%) primarily from a $41.7 million incremental increase in the equity in earnings of ARAC, which was initially acquired by the Company in October 1996.


  YEAR ENDED DECEMBER 31, 1996 VERSUS YEAR ENDED DECEMBER 31, 1995




                                                               YEAR ENDED DECEMBER 31,
                                                            -----------------------------
                                                                 1996            1995        INCREASE (DECREASE)
                                                            -------------   -------------   --------------------
                                                                    (IN MILLIONS)
CONTINUING OPERATIONS:
Net revenues ............................................    $  3,237.7      $  2,616.1              24 %
Operating expenses:
 Excluding Unusual Charges ..............................       2,580.5         2,152.2              20 %
 Unusual Charges (1) ....................................         109.4            97.0              13 %
                                                             ----------      ----------
Total operating expenses ................................       2,689.9         2,249.2              20 %
                                                             ----------      ----------              --
Operating income ........................................         547.8           366.9              49 %
Interest, net ...........................................          14.3            16.6             (14)%
                                                             ----------      ----------
Pre-tax income ..........................................         533.5           350.3              52 %
Provision for income taxes ..............................         220.2           143.2              54 %
                                                             ----------      ----------
Income from continuing operations, net of taxes .........         313.3           207.1              51 %
Income from discontinued operations .....................          16.7            22.7             (26)%
                                                             ----------      ----------
Net income ..............................................    $    330.0      $    229.8              44 %
                                                             ==========      ==========

----------
(1)   Merger-related costs and other Unusual Charges.

     Operating income from continuing operations increased $180.9 million (49%) due to a $621.6 million (24%) revenue increase and only a $440.7 million (20%) increase in operating expenses, which includes a $12.4 million increase in Unusual Charges (see Unusual Charge discussion below). This aggregate net increase is primarily the result of increases in the Travel Services and Real Estate Services segments included in separate segment discussions to follow.

     Pre-tax income from continuing operations increased $183.2 million (52%). Exclusive of the increase in operating income discussed above, interest, net decreased $2.3 million (14%) to $14.3 million. The decrease in interest, net resulted from incremental interest income in 1996 generated from excess of proceeds of the May 1996 offering of common stock which raised $1.2 billion of proceeds and funded the $745 million acquisition of Coldwell Banker in May 1996, and subsequently the cash portions of the ARAC and RCI acquisitions which were completed in October and November of 1996, respectively.

     Income from continuing operations increased $106.2 million (51%). This resulted from the favorable variance in pre-tax income discussed above offset by an increase in the effective income tax rate from 40.9% in 1995 to 41.2% in 1996.

     Income from discontinued operations decreased $6.0 million (26%) to $16.7 million. Net income for 1996 included $24.9 million, after tax, of Unusual Charges incurred coincident to the July 1996 Davidson and Sierra mergers. Excluding the Unusual Charges, income from discontinued operations increased $18.9 million (83%) to $41.6 million. The increase was primarily attributable to a $19.3 million (95%) increase in software business net income, which was primarily generated from a $76.1 million (25%) increase in sales of software titles while operating expenses increased only $41.5 million (16%).


 UNUSUAL CHARGE DISCUSSION


 1996 Unusual Charge

     The Company incurred Unusual Charges of approximately $134.3 million in 1996 in connection with its August 1996 merger with Ideon and its July 1996 mergers with Davidson and Sierra. Unusual Charges of $109.4 million were related to continuing operations (substantially Ideon). Unusual Charges include $80.4 million of litigation related liabilities associated with the Company's determination to settle acquired Ideon litigation upon the August 1996 merger date. The primary obligation consists of litigation with the co-founder of SafeCard which was acquired by Ideon in 1995. The Company entered into a settlement agreement in June 1997 requiring $70.5 million of payments through 2003. The Company paid $14.4 million for litigation related charges in 1997.

     The balance of the Unusual Charges consists of $27.5 million of professional fees incurred and paid in connection with the mergers, $7.5 million of severance incurred and paid in connection with employee terminations and $18.9 million of facility related and other obligations for which $6.9 million of payments and $9.7 million of leasehold improvement write-offs were made through December 31, 1997.


 1995 Costs Related to Ideon Products Abandoned and Restructuring

     During the year ended December 31, 1995, Ideon incurred special charges totaling $43.8 million, net of recoveries, related to the abandonment of certain new product developmental efforts and the related impairment of certain assets and the restructuring of the SafeCard division of Ideon and the Ideon corporate infrastructure as discussed below. The original charge of $45.0 million was composed of accrued liabilities of $36.2 million and asset impairments of $8.8 million. In December 1995, Ideon recovered $1.2 million of costs in the above charges. Also included in costs related to products abandoned are marketing and operational costs incurred of $53.2 million. During the year ended December 31, 1996, all remaining amounts that had been previously accrued were paid.

     During 1995, the following costs related to products abandoned and restructuring were incurred. In early 1995, Ideon launched an expanded PGA Tour Partners program that provided various benefits to members and consumer response rates after the launch were significantly less than Ideon management's expectations. The product as configured was deemed not economically viable and a charge of $18 million was incurred. Costs associated with the abandonment of the product marketing included employee severance payments (approximately 130 employees), costs to terminate equipment and facilities leases, costs for contract impairments and write-downs taken for asset impairments. In

September 1995, after a period of product redesign and test marketing, Ideon discontinued its PGA Tour Partners credit card servicing role and recorded a charge of $3.6 million for costs associated with the abandonment of this role, including employee severance payments (approximately 60 employees), costs to terminate equipment and facilities leases and the recognition of certain commitments. In April 1995, Ideon launched a nationwide child registration and missing child search program. Consumer response rates after the launch were significantly less than Ideon management's expectations and a charge of $9.0 million was incurred to cover severance payments (approximately 100 employees), costs to terminate equipment and facilities leases and write-down taken for asset impairments. As a result of the discontinuance of these products, Ideon undertook an overall restructuring of its operations and incurred charges of $7.2 million to terminate operating leases and write-down assets to realizable value, $3.0 million for restructuring its SafeCard division and $4.2 million for restructuring its corporate infrastructure.


 SEGMENT DISCUSSION -- 1996 VERSUS 1995

     The underlying discussion of each segment's financial results focuses on profits from continuing operations, excluding interest, taxes and Unusual Charges ("Operating Income"). Management believes such discussion is the most informative representation of recurring, non-transactional related operating results of the Company's business segments.


 Travel Services Segment



                                YEAR ENDED DECEMBER 31,
                               -------------------------
                                   1996          1995       INCREASE
                               -----------   -----------   ---------
                                     (IN MILLIONS)
Net revenues ...............    $  802.4      $  684.4        17%
Operating expenses .........       548.1         488.2        12%
                                --------      --------
Operating income ...........    $  254.3      $  196.2        30%
                                ========      ========

     Operating income increased as a result of growth from businesses owned in both 1996 and 1995 and profits from car rental franchise and timeshare operations acquired in the fourth quarter of 1996. Net revenues increased $118.0 million (17%) to $802.4 million while expenses increased only $59.9 million (12%). The increase in operating income was generated primarily from $25.2 million and $22.0 million increases in the lodging franchise and fleet management services businesses, respectively, as well as $3.8 million of increases from acquired company operations. Lodging franchise operating income increased 21% to $145.8 million as a result of a $50.0 million (15%) increase in revenue and only a $24.9 million (12%) increase in expenses. The revenue increase resulted from a 13% increase in royalty fees and a 41% increase in fees from preferred alliance partners. As a result of high operating leverage, more than 50% of the revenue increase resulted in incremental operating income. PHH fleet management services operating income increased $19.3 million (34%) to $76.2 million as a result of an increase in fee-based services and an $11.7 million gain on the sale of a truck fuel management business in January 1996.


 Real Estate Services Segment



                                YEAR ENDED DECEMBER 31,
                               -------------------------
                                   1996          1995       INCREASE
                               -----------   -----------   ---------
                                     (IN MILLIONS)
Net revenues ...............    $  782.4      $  504.3        55%
Operating expenses .........       566.4         390.2        45%
                                --------      --------
Operating income ...........    $  216.0      $  114.1        89%
                                ========      ========

     Operating income increased as a result of acquired real estate franchise system operations and growth from businesses owned in both 1996 and 1995. Real estate franchise operating income increased $91.2 million (472%) in 1996 to $110.5 million which was primarily driven from the incremental operating results of Century 21 Real Estate Corporation ("Century 21"), ERA and Coldwell Banker which were acquired in August 1995, February 1996 and May 1996, respectively. The increase in operating income was comprised of incremental revenue, including $162.8 million of royalty and $12.2 million of preferred alliance revenue offset by $97.2 million of incremental operating expenses. Corporate relocation operating income increased $12.6 million as a result of $23.5 million of operating income from acquired operations offset by a $10.9 million net decrease in relocation business operating profits associated with the development of an expanded full service infrastructure that supports a greater range of client services.


 Alliance Marketing Segment


                                  YEAR ENDED DECEMBER 31,
                               -----------------------------
                                    1996            1995        INCREASE
                               -------------   -------------   ---------
                                       (IN MILLIONS)
Net revenues ...............    $  1,474.3      $  1,302.3         13%
Operating expenses .........       1,316.0         1,166.5         13%
                                ----------      ----------
Operating income ...........    $    158.3      $    135.8         17%
                                ==========      ==========

     Operating income increased $22.5 million (17%) to $158.3 million due to a $172.0 million (13%) revenue increase being partially offset by an increase of $149.5 million (13%) in operating expenses.

     Individual Membership operating income increased $2.7 million (15%) to $20.7 million. Revenue increased $48.8 million (8%) due primarily to a $21.9 million (4%) increase in annual billings while monthly billings increased by $10.7 million (516%). The annual billing increase was primarily due to increases of $21.1 million for the Travelers Advantage product and $14.8 million for the Privacy Guard product but was partially offset by decreases of $9.2 million and $6.5 million for the Shopping and Auto Advantage products, respectively. Cancellation rates remained relatively constant in both years. Individual membership operating expenses increased $45.9 million (8%) to $642.5 million, primarily as a result of increases in annual membership acquisition costs of $44.9 million (14%). As a percentage of annual revenues, membership acquisition costs increased from 57% in 1995 to 63% in 1996.

     Insurance/Wholesale operating income increased $36.5 million (62%) to $95.4 million. Revenues increased $93.9 million (27%) to $448.0 million and were partially offset by an increase in expenses of $57.4 million (19%). Domestic revenue increased $57.1 million (18%) to $376.2 million reflecting the addition of 1.7 million new customers, 1996 acquisitions and a reduction in insurance claims and premiums (which are accounted for as a reduction in revenues) from 30.3% to 27.6% of revenue. Domestic expenses increased $23.9 million (9%) due to 1996 acquisitions and increased marketing and servicing expenses associated with additional revenue. International revenue increased $36.8 million (105%) to $71.8 million while expenses increased $33.5 million (87%) to $72.1 million. The small prior year base of international revenue coupled with continued expansion into new countries and markets accounted for accelerated growth in both revenue and expenses.

     Lifestyle operating income decreased to $42.1 million from $59.0 million in 1995. This reduction was due to revenue increases of $29.4 million (9%) being offset by expense increases of $46.2 million (17%). Revenue and operating income at EPub decreased by $23.9 million (12%) and $20.4 million (56%) respectively due primarily to revenue declines resulting from a decrease in coupon book prices. Revenue and operating income at the Company's dating membership business increased by $17.5 million (477%) and $4.9 million respectively due primarily to the addition of 70 new participating radio stations. The NAOG generated revenue and operating income increases of $18.2 million (28%) and $9.2 million (154%) respectively due primarily to increased book/video sales and increased membership in the Handyman Club. Revenues at Numa Corporation ("Numa") increased by $16.9 million (33%) but were more than offset by operating expense increases of $24.6 million (66%) due primarily to an increase in advertising costs from 27% to 34% of sales.

 Other Services Segment


                                YEAR ENDED DECEMBER 31,
                               -------------------------
                                   1996          1995       INCREASE
                               -----------   -----------   ---------
                                     (IN MILLIONS)
Net revenues ...............    $  178.6      $  125.1         43%
Operating expenses .........       150.0         107.3         40%
                                --------      --------
Operating income ...........    $   28.6      $   17.8         61%
                                ========      ========

     The increase in operating income primarily includes $9.5 million in consideration received during 1996 for the termination of a corporate services agreement and $9.5 million from the equity in earnings of ARAC representing the Company's proportionate share of ARAC's car rental operating results since the October 1996 acquisition date, partially offset by incremental corporate related expenses due to infrastructure growth in 1996.


LIQUIDITY AND CAPITAL RESOURCES


 BUSINESS COMBINATIONS


 Pending Acquisition

     RAC MOTORING SERVICES. On May 21, 1998, the Company announced that it has reached a definitive agreement with the Board of Directors of Royal Automotive Club Limited ("RACL") to acquire their RAC Motoring Services Subisidary ("RACMS") for approximately $735 million in cash. The sale of RACMS has subsequently been approved by its shareholders. On September 24, 1998, the U.K. Secretary of State for Trade and Industry referred the RACMS acquisition to the UK Monopolier and Merger Commission (the "MMC") for its approval. Closing is subject to certain conditions, including MMC approval. Although no assurances can be made, the Company currently anticipates that the transaction, if completed, will close in the spring of 1999. The Company plans to fund this acquisition with proceeds from borrowings under its committed facilities, operating cash flows or a combination of the above.


 1998 Purchase Acquisitions

     NATIONAL PARKING CORPORATION LIMITED. On April 27, 1998, the Company acquired NPC for $1.6 billion in cash, which included the repayment of approximately $227 million of outstanding NPC debt. NPC is substantially comprised of two operating subsidiaries: National Car Parks and Green Flag. National Car Parks is the largest private (non-municipal) single car park operator in the UK and Green Flag operates the third largest roadside assistance group in the UK and offers a wide-range of emergency support and rescue services. The Company funded the NPC acquisition with borrowings under its revolving credit facilities.

     HARPUR GROUP. On January 20, 1998, the Company completed the acquisition of Harpur, a leading fuel card and vehicle management company in the UK, from privately held H-G Holdings, Inc. for approximately $186 million in cash plus future contingent payments of up to $20 million over two years.

     JACKSON HEWITT. On January 7, 1998, the Company completed the acquisition of Jackson Hewitt for approximately $480 million in cash. Jackson Hewitt operates the second largest tax preparation service franchise system in the United States. The Jackson Hewitt franchise system specializes in computerized preparation of federal and state individual income tax returns.

     OTHER COMPLETED ACQUISITIONS AND RELATED PAYMENTS. The Company acquired certain other entities for an aggregate purchase price of approximately $336.9 million in cash during the nine month period ended September 30, 1998. Additionally, the Company made a $100 million cash payment to the seller of Resort Condominiums International, Inc. in satisfaction of a contingent purchase liability.

 Termination of Acquisition Agreements

     PROVIDIAN AUTO AND HOME INSURANCE COMPANY. On October 5, 1998, the Company announced it terminated its agreement to acquire for $219 million in cash Providian Auto and Home Insurance Company ("Providian"). The termination date in the Company's agreement to acquire Providian was September 30, 1998. Certain representations and covenants in the acquisition agreement had not been fulfilled and the conditions to closing had not been met by that date. The Company did not pursue an extension of the termination date of the agreement because Providian no longer met the Company's acquisition criteria.

     AMERICAN BANKERS INSURANCE GROUP, INC. Due to uncertainties concerning the eventual completion of the Company's pending acquisition of American Bankers Group, Inc. ("American Bankers") on October 13, 1998, the Company and American Bankers entered into a settlement agreement (the "Settlement Agreement"), pursuant to which the Company and American Bankers terminated the definitive agreement, dated March 23, 1998 (the "Merger Agreement") which provided for the Company's acquisition of American Bankers for $3.1 billion. Accordingly, the Company's pending tender offer for American Banker shares was also terminated.

     Pursuant to the Settlement Agreement and in connection with termination of the Company's proposed acquisition of American Bankers, the Company made a $400 million cash payment to American Bankers and wrote-off approximately $30 million of costs, primarily professional fees which were deferred in connection with the proposed transaction. Such charges were recorded by the Company during the fourth quarter of 1998. The Company also terminated a bank commitment to provide a $650 million, 364-day revolving credit facility, which was made available to partially fund the acquisition.

 1997 Poolings

     CENDANT. The Merger was completed on December 17, 1997 pursuant to which CUC issued approximately 440.0 million shares of its common stock for all of the outstanding common stock of HFS. Pursuant to the agreement and plan of merger, HFS stockholders received 2.4031 shares of CUC common stock for each share of HFS common stock.

     On December 17, 1997, as directed by the Federal Trade Commission in connection with the Merger, the Company sold all of the outstanding shares of one of its timeshare exchange businesses, Interval, for net proceeds of $240.0 million in cash less transaction related costs. The Company is precluded from soliciting any of Interval's employees, customers or clients for a period of two years from the closing date of the transaction. Also in conjunction with the sale, the Company agreed to continue to provide services to certain of Interval's customers for a specified period, guarantee performance of certain responsibilities to third parties (i.e., lease payments and certain other contracts) and absorb certain additional transitional costs related to the transaction.

     PHH. On April 30, 1997, the Company issued 72.8 million shares of Company common stock in exchange for all of the outstanding common stock of PHH. PHH operates the world's largest provider of corporate relocation services and also is a leading provider of mortgage and fleet management services.

     NUMA. In February 1997, the Company issued 3.0 million shares of its common stock for all the outstanding capital stock of Numa. Numa publishes and markets personalized heritage publications.


 1996 Poolings

     IDEON. In August 1996, the Company acquired all of the outstanding capital stock of Ideon, principally a provider of credit card enhancement services, for a purchase price approximating $393 million, which was satisfied by the issuance of 16.6 million shares of Company common stock.

     OTHER. In 1996, the Company acquired the outstanding stock of certain other entities by issuing 4.8 million shares of its common stock.

 1995 Poolings

     GETKO, NAOG AND ADVANCE ROSS. In June 1995, the Company issued 5.6 million shares of its common stock for all of the outstanding capital stock of Getko Group Inc. ("Getko"). Getko distributes complimentary welcoming packages to new homeowners throughout the United States and Canada. In September 1995, the Company issued 2.3 million shares of its common stock for all of the outstanding capital stock of NAOG. NAOG owns one of the largest for-profit hunting and general interest fishing membership organizations in the United States, and also owns various other membership organizations. In January 1996, the Company issued 8.9 million shares of its common stock for all of the outstanding capital stock of Advance Ross Corporation ("Advance Ross"). Advance Ross is the parent company to Global Refund, a subsidiary which processes value-added tax refunds for travelers in over 20 European countries.


 1997 Purchase Acquisitions and Investments

     INVESTMENT IN NRT. During the third quarter of 1997, the Company executed an agreement with NRT Incorporated ("NRT") (a corporation created to acquire residential real estate brokerage firms) and the principal stockholders of NRT, under which the Company may acquire up to $263.3 million of NRT preferred stock and may, at its discretion, acquire $446.0 million of intangible assets of real estate brokerage firms acquired by NRT. During the third quarter of 1997, the Company acquired $182.0 million of NRT preferred stock and through September 30, 1998 the Company has also acquired $359.8 million of certain intangible assets including trademarks associated with real estate brokerage firms acquired by NRT which are subject to a 40 year franchise agreement.

     In September 1997, NRT acquired the real estate brokerage business and operations of the National Realty Trust (the "Trust"), and two other regional real estate brokerage businesses. The Trust is an independent trust to which the Company contributed the brokerage offices formerly owned by Coldwell Banker in connection with the Company's acquisition of Coldwell Banker in 1996. NRT is the largest residential brokerage firm in the United States.

     OTHER. The Company acquired certain entities in 1997 for an aggregate purchase price of $289.5 million, comprised of $267.9 million in cash and $21.6 million in Company common stock (0.9 million shares).


 1996 Purchase Acquisitions and Investments

     RCI. In November 1996, the Company completed the acquisition of all the outstanding common stock of RCI for $487.1 million comprised of $412.1 million in cash and $75.0 million (approximately 2.4 million shares) in Company common stock plus future contingent payments of up to $200.0 million over the next five years. The Company made a contingent payment of $100.0 million during the first quarter of 1998. RCI is the world's largest provider of timeshare exchange.

     AVIS. In October 1996, the Company completed the acquisition of all of the outstanding capital stock of Avis, including payments under certain employee stock plans of Avis and the redemption of certain series of preferred stock of Avis for $806.5 million. The purchase price was comprised of approximately $367.2 million in cash, $100.9 million in indebtedness and $338.4 million (approximately 11.1 million shares) in Company common stock. Subsequently, the Company made contingent cash payments of $26.0 million in 1996 and $60.8 million in 1997. The contingent payments made in 1997 represented the incremental amount of value attributable to Company common stock as of the stock purchase agreement date in excess of the proceeds realized upon subsequent sale of such Company common stock.

     Prior to the consummation of the acquisition, the Company announced its strategy to dilute its interest in the Avis car rental operations while retaining assets that are consistent with its service provider business profile, including the trademark, franchise agreements, reservation system and information technology system assets. In September 1997, ARAC (the company which operated the rental car operations of Avis) completed an initial public offering resulting in a 72.5% dilution of the

Company's equity interest in ARAC. Net proceeds of $359.3 million were retained by ARAC. The Company's interest in ARAC was further diluted to 20.4% due to a primary offering by ARAC and a secondary offering of common stock in March 1998.

     COLDWELL BANKER. In May 1996, the Company acquired by merger Coldwell Banker Corporation ("Coldwell Banker"), one of the largest residential real estate brokerage companies in North America and a leading provider of corporate relocation services. The Company paid $640.0 million in cash for all of the outstanding capital stock of Coldwell Banker and repaid $105.0 million of Coldwell Banker indebtedness. The aggregate purchase price for the transaction was financed through the May 1996 sale of an aggregate 46.6 million shares of Company common stock generating $1.2 billion of proceeds pursuant to a public offering.

     OTHER. During 1996, the Company acquired certain other entities for an aggregate purchase price of $281.5 million comprised of $224.0 million in cash, $52.5 million of Company common stock (2.5 million shares) and $5.0 million of notes.


 1995 Purchase Acquisitions

     CENTURY 21. In August 1995, a majority owned (87.5%) subsidiary of the Company, C21 Holding Corp. ("Holding"), acquired Century 21, the world's largest residential real estate brokerage franchisor. The aggregate purchase price of $245.0 million for the acquisition consisted of $100.2 million in cash, $64.8 million in Company common stock (9.6 million shares), and $80.0 million of preferred stock. Pursuant to an agreement, as amended, between the Company and a management group of Holding, the Company acquired the remaining 12.5% interest in Holding for $52.8 million in 1997.

     OTHER. The Company acquired certain other entities for an aggregate purchase price of $163.3 million comprised of $122.5 million in cash and $40.8 million in Company common stock (6.0 million shares).


 DISCONTINUED OPERATIONS

     On August 12, 1998 (the "Measurement Date"), the Company announced that its Executive Committee of the Board of Directors committed to discontinue the Company's classified advertising and consumer software businesses by disposing of Hebdo Mag and Cendant Software, respectively. The Company has since entered into a definitive agreement, as amended, to sell Hebdo Mag to its former 50% owners for 7.1 million shares of Company common stock and approximately $360 million in cash. The transaction is expected to be consummated in the fourth quarter of 1998 and is subject to certain conditions, including regulatory approval and financing by the purchaser. The Company expects to recognize a gain of approximately $230 million upon the disposal of Hebdo Mag, assuming a Company stock price of $13.25 per share, the closing price of the Company's common stock on November 3, 1998. In addition, the Company has engaged investment bankers to analyze various strategic alternatives in regard to the disposition of Cendant Software. The Company is currently in various stages of discussions with certain parties regarding the potential sale of the consumer software business unit. The Company anticipates that the disposition of Cendant Software will also result in a significant gain. The Company believes that the divestiture of its Hebdo Mag and Cendant Software subsidiaries will generate significant proceeds.


  FINANCING (EXCLUSIVE OF MANAGEMENT AND MORTGAGE PROGRAM FINANCING)

     The Company believes that it has adequate liquidity and access to liquidity through various sources. The Company was unable to access equity and public debt markets until October 13, 1998, the date on which the Company completed the filing of its restated financial statements with the SEC. Accordingly, the Company has secured additional liquidity through other sources including the $3.25 billion Term Loan Facility (as defined) and committed revolving credit facilities of $1.75 billion.

     On May 29, 1998, the Company entered into the 364-day term loan facility with a syndicate of financial institutions which provided for borrowings of $3.25 billion (the "Term Loan Facility"). The

Term Loan Facility bears interest at LIBOR plus the applicable LIBOR spread. The Company intends to repay all outstanding Borrowings under the Term Loan Facility as soon as practicable. Upon the execution of the Term Loan Facility, temporary credit agreements, which provided for $1.0 billion of borrowings, were terminated. The Term Loan Facility contains certain restrictive covenants, which are substantially similar to and consistent with the covenants in effect for the Company's then existing revolving credit agreements. At September 30, 1998, the full amount of the commitment under the Term Loan Facility was drawn. The Company used $2.0 billion of the proceeds from the Term Loan Facility to repay the outstanding borrowings under its revolving credit facilities and intends to use the remainder for the acquisition of RACMS and for general corporate purposes.

     The Company's primary credit facilities, as amended, consist of (i) a $750.0 million, five year revolving credit facility (the "Five Year Revolving Credit Facility") and (ii) a $1.0 billion, 364 day revolving credit facility (the "364 Day Revolving Credit Facility") (collectively the "Revolving Credit Facilities"). The 364 Day Revolving Credit Facility will mature on October 29, 1999 but may be renewed on an annual basis for an additional 364 days upon receiving lender approval. The Five Year Revolving Credit Facility will mature on October 1, 2001. Borrowings under the Revolving Credit Facilities, at the option of the Company, bear interest based on competitive bids of lenders participating in the facilities, at prime rates or at LIBOR, plus a margin of approximately 60 basis points. The Company is required to pay a per annum facility fee of .175% and .15% of the average daily unused commitments under the Five Year Revolving Credit Facility and 364 Day Revolving Credit Facility, respectively. The interest rates and facility fees are subject to change based upon credit ratings on the Company's senior unsecured long-term debt by nationally recognized debt rating agencies. The Revolving Credit Facilities contain certain restrictive covenants including restrictions on indebtedness, mergers, liquidations and sale and leaseback transactions and requires the maintenance of certain financial ratios, including a 3:1 minimum interest coverage ratio and a 3.5:1 maximum debt coverage ratio, as defined.

     The Company filed an amended shelf registration statement (the "Shelf Registration Statement") on February 6, 1998 with the SEC for the issuance of up to an aggregate $4.0 billion of debt and equity securities. Pursuant to the Shelf Registration Statement, on March 2, 1998, Cendant Capital I (the "Trust"), a statutory business Trust formed under the laws of the State of Delaware and a wholly-owned subsidiary of the Company issued, 29.9 million FELINE PRIDES and 2.3 million trust preferred securities and received approximately $1.5 billion in gross proceeds therefrom. The Trust invested the proceeds in 6.45% Senior Debentures due 2003 (the "Debentures"), issued by the Company, which represent the sole asset of the Trust. The obligations of the Trust related to the FELINE PRIDES and trust preferred securities are unconditionally guaranteed by the Company to the extent the Company makes payments pursuant to the Debentures. The issuance of the FELINE PRIDES and trust preferred securities resulted in the utilization of approximately $3.0 billion of availability under the Shelf Registration Statement. Upon issuance, the FELINE PRIDES consisted of 27.6 million Income PRIDES and 2.3 million Growth PRIDES, each with a face amount of $50 per PRIDES. The Income PRIDES consist of trust preferred securities and forward purchase contracts under which the holders are required to purchase common stock from the Company in February of 2001. The Growth PRIDES consist of zero coupon U.S. Treasury securities and forward purchase contracts under which the holders are required to purchase common stock from the Company in February 2001. The trust preferred securities and the trust preferred securities under the Income PRIDES, each with a face amount of $50 per security, bear interest, in the form of preferred stock dividends, at the annual rate of 6.45 percent, payable in cash. Payments under the forward purchase contract forming a part of the Income PRIDES will be made by the Company in the form of a contract adjustment payment at an annual rate of 1.05 percent. The forward purchase contract forming part of the Growth PRIDES will be made by the Company in the form of a contract adjustment payment at an annual rate of 1.30 percent. The forward purchase contracts require the holder to purchase a minimum of 1.0395 shares and a maximum of 1.3514 shares of the Company common stock per PRIDES security, depending upon the average of the closing price per share of the Company common stock for a 20 consecutive trading day period ending in mid-February of 2001. The Company has the right to defer the contract adjustment payments and the payment of interest on its Debentures to the Trust. Such election will subject the Company to certain restrictions, including restrictions on making dividend payments on its common stock until all such payments in arrears are settled.

     On May 4, 1998, the Company redeemed all of the outstanding ($144.5 million principal amount) 4 3/4% Convertible Senior Notes due 2003 at a price of 103.393% of the principal amount, together with interest accrued to the redemption date. Prior to the redemption date, during 1998, $95.5 million of such notes were exchanged for 3.4 million shares of the Company's common stock.


     On April 8, 1998, the Company exercised its option to call its 6 1/2% Convertible Subordinated Notes (the "6 1/2% Notes") for redemption on May 11, 1998, in accordance with the provisions of the indenture relating to the 6 1/2% Notes. Prior to the redemption date, during 1998, all of the outstanding 6 1/2% Notes were converted into 2.1 million shares of Company common stock.

     The Company's long-term debt, including current portion, was $4.0 billion at September 30, 1998, which primarily consisted of $3.25 billion of borrowings under the Company's Term Loan Facility and $700 million of publicly issued fixed rate debt.


 MANAGEMENT AND MORTGAGE PROGRAM FINANCING

     PHH, a wholly owned subsidiary of the Company, operates its mortgage services, fleet management services and relocation services businesses as a separate public reporting entity and supports purchases of leased vehicles and originated mortgages primarily by issuing commercial paper and medium term notes. Financial covenants related to such debt are designed to ensure the self-sufficient liquidity status of PHH. Accordingly, PHH's publicly filed financial statements were not impacted by the accounting irregularities previously disclosed and PHH continues to issue debt securities in public markets. Such borrowings are not classified based on contractual maturities, but rather are included in liabilities under management and mortgage programs rather than long-term debt since such debt corresponds directly with high quality related assets. Additionally, PHH continues to pursue opportunities to reduce its borrowing requirements by securitizing increasing amounts of its high quality assets. In May 1998, PHH commenced a program to sell originated mortgage loans to an unaffiliated buyer, at the option of the Company, up to the buyer's asset limit of $1.5 billion. The buyer may sell or securitize such mortgage loans into the secondary market, however, servicing rights are retained by the Company. The Company has entered into negotiations and, in the future, expects to increase the amount of mortgage loans it may sell to this buyer to $2.25 billion.

     PHH debt is issued without recourse to the Company. PHH expects to continue to maximize its access to global capital markets by maintaining the quality of its assets under management. This is achieved by establishing credit standards to minimize credit risk and the potential for losses. Depending upon asset growth and financial market conditions, PHH utilizes the United States, European and Canadian commercial paper markets, as well as other cost-effective short-term instruments. In addition, PHH will continue to utilize the public and private debt markets as sources of financing. Augmenting these sources, PHH will continue to manage outstanding debt with the potential sale or transfer of managed assets to third parties while retaining fee-related servicing responsibility. At September 30, 1998, PHH had outstanding debt of $6.2 billion comprised of $3.0 billion in commercial paper, $3.0 billion of medium-term notes and other borrowings of $0.2 billion.


     Consistent with general market trends for issuers of commercial paper with comparable credit ratings, maturities of recent PHH commercial paper issuances have become shorter than PHH's historical experience and shorter than desired by PHH. In the event that the public debt market is unable to meet PHH's funding needs, the Company believes that it has appropriate alternative financing sources to provide adequate liquidity, including PHH's $2.7 billion of revolving credit facilities.

     PHH filed a shelf registration statement with the SEC which became effective on March 2, 1998, for the aggregate issuance of up to $3.0 billion of the medium-term note debt securities. These securities may be offered from time to time, together or separately, based on terms to be determined at the time of sale. The proceeds will be used to finance assets PHH manages for its clients and for PHH general corporate purposes. As of September 30, 1998, PHH had approximately $1.5 billion of medium-term notes outstanding under this shelf registration statement.

     To provide additional financial flexibility, PHH's current policy is to ensure that minimum committed facilities aggregate 80 percent of the average amount of outstanding commercial paper. It is PHH's intention to increase the minimum percentage of committed bank facilities to outstanding commercial paper to 100 percent by December 31, 1998. PHH maintains a $2.5 billion syndicated unsecured credit facility which is backed by domestic and foreign banks and is comprised of $1.25 billion of lines of credit maturing in March 1999 and $1.25 billion maturing in the year 2000. In addition, PHH has a $200 million revolving credit facility, which matures on June 24, 1999, and other uncommitted lines of credit with various financial institutions which were unused at September 30, 1998. Management closely evaluates not only the credit of the banks but also the terms of the various agreements to ensure ongoing availability. The full amount of PHH's committed facilities at September 30, 1998 was undrawn and available. Management believes that its current policy provides adequate protection should volatility in the financial markets limit PHH's access to commercial paper or medium-term notes funding. PHH continuously seeks additional sources of liquidity to accommodate PHH asset growth and to provide further protection from volatility in the financial markets.

     PHH minimizes its exposure to interest rate and liquidity risk by effectively matching floating and fixed interest rate and maturity characteristics of funding to related assets, varying short and long-term domestic and international funding sources, and securing available credit under committed banking facilities.

     On July 10, 1998, PHH entered into a Supplemental Indenture No. 1 (the "Supplemental Indenture") with The First National Bank of Chicago, as trustee, under the Senior Indenture dated as of June 5, 1997, which formalizes the policy for PHH of limiting the payment of dividends and the outstanding principal balance of loans to the Company to 40% of consolidated net income (as defined in the Supplemental Indenture) for each fiscal year. The Supplemental Indenture prohibits PHH from paying dividends or making loans to the Company if upon giving effect to such dividends and/or loan, PHH's debt to equity ratio exceeds 8 to 1 at the time of the dividend or loan as the case may be.


 CREDIT RATINGS

     In October 1998, Duff & Phelps Credit Rating Co. ("DCR"), Standard & Poor's ("S&P"), and Moody's reduced the Company's long-term debt credit rating to A- from A, to BBB from A, and to Baa1 from A3, respectively. In October 1998, Moody's and S&P reduced PHH's long-term and short-term debt ratings to A3/P2 and A-/A2 from A2/P1 and A+/A1, respectively. PHH's long-term and short-term credit ratings remain A+/F1 and A+/D1 with Fitch IBCA and DCR, respectively. While the recent downgrading caused PHH to incur an increase in cost of funds, management believes its sources of liquidity continue to be adequate. (A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time).


 CASH FLOWS

 Nine Months Ended September 30, 1998

     Cash flows provided from operations in 1998 were $758.5 million, representing a $378.5 million decrease from the same period in 1997. The decrease in operating cash flows reflects growth in mortgage loan origination volume and a corresponding $810.5 million decrease in related cash flow. Rapid growth contributed to the 138% increase in Mortgage Services operating income. The Company used $4.0 billion of cash flows for investing activities in 1998, which consisted of $2.7 billion of acquisitions and acquisition-related payments and $1.1 billion of net investment in assets under management and mortgage-programs. Cash provided by financing activities of $1.4 billion primarily reflects the issuance of the FELINE PRIDES and proceeds of $3.3 billion from borrowings under the Term Loan Facility and $586.4 million of proceeds from debt issued under management and mortgage programs.

 Year Ended December 31, 1997

     The Company generated $1.2 billion of cash flows from operations in 1997, representing a $312.6 million decrease from 1996. The decrease in cash flows from operations was primarily due to a $314.7 million increase in mortgage loans held for sale due to increased mortgage loan origination volume.

     The Company used $2.3 billion of cash flows for investing activities in 1997, consisting of approximately $1.5 billion of a net investment in assets under management and mortgage programs and $568.2 million for acquisition costs, including ARAC and RCI. In 1996, the Company used $3.1 billion for investing activities, including a $1.3 billion net investment in assets under management and mortgage programs and $1.6 billion of acquisition costs. In 1997, cash flows from financing activities of approximately $900.1 million primarily consisted of net borrowings totaling $435.9 million, including net proceeds of $543.2 million from the issuance of the 3% Convertible Subordinated Notes in February 1997 and management and mortgage program financing consisting of $509.9 million of net borrowings which funded the Company's purchases of assets under management and mortgage programs. In 1996, cash flows from financing activities of approximately $1.8 billion consisted of public offerings of common stock that resulted in $1.2 billion of net proceeds and $241.9 million of net borrowings which funded the Company's purchase of assets under management and mortgage programs.

     Deferred membership income at December 31, 1997 of $1.3 billion primarily represents fees collected for the sale of one year memberships to individual consumers. In accordance with the Company's membership agreement, members have the right to a full refund at any time during the active membership period. Based on the Company's experience, approximately 45% of fees billed will be refunded to new members prior to expiration of the membership term. Deferred membership income at December 31, 1996 of $900.9 million primarily represents the estimated unamortized portion of the aggregate membership fees billed primarily in 1996 net of estimated cancellation refunds. Such deferral was calculated prior to the change in accounting for memberships. Deferred membership acquisition costs of $269.9 million at December 31, 1996 represents direct member solicitation costs which were amortized to expense over the membership period prior to the Company adopting the new policy for accounting for memberships effective January 1, 1997. Solicitation costs were expensed as incurred in 1997.


 CAPITAL EXPENDITURES

     The Company incurred $240.8 million of costs for capital expenditures and anticipates investing up to approximately $300 million in capital expenditures in 1998. Such capital expenditures are primarily associated with the development of integrated corporate relocation business systems in accordance with the merger plan developed upon the PHH merger date, mortgage services office and system additions to support the rapid growth in origination volume and the consolidation of internationally-based call centers.


LITIGATION

 Accounting Irregularities Litigation. As a result of the accounting irregularities described in "Summary -- The Company -- Matters Relating to the Accounting Irregularities and Accounting Policy Change," numerous lawsuits claiming to be class actions, two lawsuits claiming to be brought derivatively on our behalf and an individual lawsuit have been filed against the Company and, among others, certain current and former officers and directors of the Company and HFS, asserting various claims under the federal securities laws, including claims under Sections 11, 12 and 15 of the Securities Act and Sections 10(b), 14(a) and 20(a) of and Rules 10b-5 and 14a-9 under the Exchange Act, and certain state statutory and common laws, including claims that financial statements previously issued by Cendant allegedly were false and misleading and that Cendant allegedly knew or should have known that these statements allegedly caused the price of our securities to be artificially inflated. In addition, the SEC and the United States Attorney for the District of New Jersey are conducting investigations relating to the accounting issues. The SEC has advised the Company that its inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred. While our management has made all adjustments considered necessary as a result of the findings of the Investigations and the restatement of our financial statements for 1997, 1996 and 1995 and the six months ended June 30, 1998, we can provide no assurances that additional adjustments will not be necessary as a result of these government investigations.

     The Company does not believe that it is feasible to predict or determine the final outcome or resolution of these proceedings and investigations or to estimate the amounts or potential range of loss with respect to the resolution of these proceedings and investigations. In addition, the timing of the final resolution of these proceedings and investigations is uncertain. The possible outcomes or resolutions of the proceedings and investigations could include judgements against the Company or settlements and could require substantial payments by the Company. Management believes that adverse outcomes in such proceedings and investigations or any other resolutions (including settlements) could have a material impact on the Company's financial condition, results of operations and cash flows.


 Other Litigation. Subsequent to the September 1998 issuance of the Company's Form 10-K/A, on October 14, 1998, an action titled P. Schoenfeld Asset Management LLC v. Cendant Corp., et al., No. 98-4734 (WHW) (the "ABI Action"), was filed in the United States District Court for the District of New Jersey against the Company and four of its former officers and directors. The plaintiff in the ABI Action claims to be bringing the action on behalf of a class of all persons who purchased securities of American Bankers between March 23, 1998 and October 13, 1998. The complaint in the ABI Action alleges that the plaintiff and the putative class members purchased American Bankers securities in reliance on false and misleading public announcements and filings with the SEC made by the Company in connection with its proposed acquisition of American Bankers. The complaint alleges that those public announcements and filings contained materially misstated financial statements, because of accounting irregularities discussed above, and that the Company falsely announced its intention to consummate the acquisition of American Bankers. It is asserted that these misstatements were made in violation of Sections 10(b) and 20(a) of the Exchange Act and caused the plaintiff and the other putative class members to purchase American Bankers securities at inflated prices.


CAPITAL EXPENDITURES

     The Company incurred $240.8 million of costs for capital expenditures during the nine months ended September 30, 1998 and anticipates investing up to approximately $300 million in capital expenditures in 1998. Such capital expenditures are primarily associated with the development of integrated corporate relocation business systems in accordance with the merger plan developed upon the PHH merger date, mortgage services office and system additions to support the rapid growth in origination volume and the consolidation of internationally-based call centers.


SEVERANCE AGREEMENT

     On July 28, 1998, the Company announced that Walter A. Forbes resigned as Chairman of the Company and as a member of the Board of Directors. The severance agreement reached with Mr. Forbes entitles him to the benefits required by his employment contract relating to a termination of Mr. Forbes' employment with the Company for reasons other than for cause. Aggregate benefits resulted in a $50.4 million third quarter 1998 expense comprised of $37.9 million in cash payments and 1.3 million of Company stock options with a Black-Scholes value of $12.5 million. Such options were immediately vested and expire on July 28, 2008.


REPRICING OF STOCK OPTIONS

     On September 23, 1998, the Compensation Committee of the Board of Directors approved a repricing and option exchange program for mid-management employees relating to Company stock options granted to such employees during December 1997 and first quarter of 1998. Such options were repriced on October 15, 1998 at $9.8125 per share (the "New Price"), which was the fair market value as defined in the option plans. On September 23, 1998, the Compensation Committee also approved a repricing and option exchange program for certain executive officers and senior managers of the Company subject to certain conditions including revocation of a portion of existing options. Additionally, a management equity ownership program was adopted that requires these executive officers and senior managers to acquire Company common stock at various levels commensurate with their respective compensation levels. The repricing was accomplished by canceling existing options and issuing new options at the New Price and, with respect to certain options of executive officers and senior managers, at prices above the New Price.


SHARE REPURCHASE PROGRAM

     In October 1998, the Company announced that its Board of Directors had authorized a $1 billion common share repurchase program. Subject to compliance with bank credit facility covenants and rating agency constraints, the Company expects to execute the program through open-market purchases.


YEAR 2000 COMPLIANCE

     The Year 2000 presents the risk that information systems will be unable to recognize and process date-sensitive information properly from and after January 1, 2000.

     To minimize or eliminate the effect of the Year 2000 risk on the Company's business systems and applications, the Company is continually identifying, evaluating, implementing and testing changes to its computer systems, applications and software necessary to achieve Year 2000 compliance. The Company's predecessor, HFS, implemented a Year 2000 initiative in March 1996 that has now been adopted by all business units of the Company. As part of such initiative, the Company has selected a team of managers to identify, evaluate and implement a plan to bring all of the Company's critical business systems and applications into Year 2000 compliance prior to December 31, 1999. The Year 2000 initiative consists of four phases: (i) identification of all critical business systems subject to Year 2000 risk (the "Identification Phase"); (ii) assessment of such business systems and applications to determine the method of correcting any Year 2000 problems (the "Assessment Phase"); (iii) implementing the corrective measures (the "Implementation Phase"); and (iv) testing and maintaining system compliance (the "Testing Phase"). The Company has substantially completed the Identification and Assessment Phases and has identified and assessed five areas of risk: (i) internally developed business applications; (ii) third party vendor software, such as business applications, operating systems and special function software; (iii) computer hardware components; (iv) electronic data transfer systems between the Company and its customers; and (v) embedded systems, such as phone switches, check writers and alarm systems. Although no assurances can be made, the Company believes that it has identified substantially all of its systems, applications and related software that are subject to Year 2000 compliance risk and has either implemented or initiated the implementation of a plan to correct such systems that are not Year 2000 compliant. The Company has targeted December 31, 1998 for completion of the Implementation Phase. Although the Company has begun the Testing Phase, it does not anticipate completion of the Testing Phase until sometime prior to December 1999.

     The Company relies on third party service providers for services such as telecommunications, internet service, utilities, components for its embedded and other systems and other key services. Interruption of those services due to Year 2000 issues could affect the Company's operations. The Company has initiated an evaluation of the status of such third party service providers' efforts and to determine alternative and contingency requirements. While approaches to reducing risks of interruption of business operations vary by business unit, options include identification of alternative service providers available to provide such services if a service provider fails to become Year 2000 compliant within an acceptable timeframe prior to December 31, 1999.

     The Company is revising its existing business interruption contingency plans to address internal and external issue specific to Year 2000 compliance. In addition, where necessary, the Company is establishing contingency plans for specific issues that may arise. We anticipate completing and testing these contingency plans by July 1999. These plans, which are intended to enable the Company to function operationally, include performing certain processes manually; repairing or obtaining replacement systems; changing suppliers; and reducing or suspending operations. The Company believes, however, that due to the widespread nature of potential Year 2000 issues, the contingency planning process is an ongoing one which will require further modifications as the Company obtains additional information regarding the Company's internal systems and equipment during the remediation and testing phases of its Year 2000 Program and the status of third party Year 2000 readiness.


     The total cost of the Company's Year 2000 compliance plan is anticipated to be $53 million. Approximately $19 million of these costs had been incurred through September 30, 1998, and the Company expects to incur the balance of such costs to complete the compliance plan. The remainder of the costs is expected to be funded through operating cash flows or from borrowings under the Company's credit facilities. The Company has been expensing and capitalizing the costs to complete the compliance plan in accordance with appropriate accounting policies. Variations from anticipated expenditures and the effect on the Company's future results of operations are not anticipated to be material in any given year. However, if Year 2000 modifications and conversions are not made, or are not completed in time, the Year 2000 problem could have a material impact on the operations and financial condition of the Company.


     The estimates and conclusions herein are forward-looking statements and are based on management's best estimates of future events. Risks of completing the plan include the availability of resources, the ability to discover and correct the potential Year 2000 sensitive problems that could have a serious impact on certain operations and the ability of the Company's service providers to bring their systems into Year 2000 compliance.


IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS


     In June 1997, the FASB issued SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information" effective for periods beginning after December 15, 1997 and interim periods subsequent to the initial year of application. SFAS No. 131 establishes standards for the way that public business enterprises report information about their operating segments in their annual and interim financial statements. It also requires public enterprises to disclose company-wide information regarding products and services and the geographic areas in which they operate. The Company will adopt SFAS No. 131 effective for the 1998 calendar year end.


     In February 1998, the FASB issued SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits" effective for periods beginning after December 15, 1997. The Company will adopt SFAS No. 132 effective for the 1998 calendar year end.


     SFAS No. 131 and No. 132 establish standards for disclosures only and therefore will have no impact on the Company's financial position or results of operations.


     In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. The Company will adopt SFAS No. 133 effective January 1, 2000. The Company has not yet determined the impact SFAS No. 133 will have on its financial statements.

                           DESCRIPTION OF THE NOTES

     The following description of the notes (referred to in the accompanying Prospectus as the "Senior Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. Capitalized terms used and not defined herein have the meaning set forth in the accompanying Prospectus.


GENERAL

     The notes will be limited to $            in aggregate principal amount
and will mature on      , 200 . The notes will bear interest from      , 1998,
or from the most recent date to which interest has been paid or provided for, at the annual rate set forth on the cover page of this Prospectus Supplement (the "Original Interest Rate"), subject to adjustment, as described below.
Interest will be payable semiannually on       and       of each year,
commencing      , 1999, to the persons in whose names the notes are registered
at the close of business on the preceding       or      , whether or not such
day is a business day. All payments of interest and principal will be payable in United States dollars.


INTEREST RATE ADJUSTMENT

     The interest rate on the notes shall be subject to adjustment if, on any date (the "Step-up Date") prior to maturity of the notes, the rating on the notes is decreased to below Investment Grade (as defined below) by both of the Rating Agencies (as defined below). Upon a decrease in the rating below Investment Grade, the interest rate on the notes shall be automatically increased, effective from and including the Step-up Date, to an annual rate (the "Step-up Rate") equal to the sum of the Original Interest Rate plus 150 basis points; provided that if, on any date (a "Step-down Date") prior to maturity when the interest rate on the notes is the Step-up Rate, the rating on the notes shall be increased so that the notes are rated Investment Grade by both Rating Agencies, then the interest rate on the notes shall be automatically decreased, effective from and including the Step-down Date, to the Original Interest Rate, it being understood that the interest rate on the notes may from time to time be increased to the Step-up Rate and, if so increased, thereafter decreased to the Original Interest Rate as set forth in the proviso to this sentence. A change in the rating on the notes by any Rating Agency shall be deemed to have occurred on the date that such Rating Agency shall have publicly announced the change.

     When any change in the interest rate on the notes occurs during any interest payment period, the amount of interest to be paid with respect to such period shall be calculated at an annual rate equal to the weighted average of the interest rate in effect immediately prior to such change and the Step-up Rate or Original Interest Rate, as applicable, in effect during such interest payment period, calculated by multiplying each such rate by the number of days such rate is in effect during each month of such interest payment period, determining the sum of such products and dividing such sum by the number of days in such interest payment period. All calculations pursuant to the preceding sentence and of interest on the notes will be computed on the basis of a year of twelve 30-day months. The Company will covenant that, as promptly as practicable after any increase or decrease in the interest rate on the notes as described above, it will (a) send written notice to the Trustee and the holders of the notes in the manner provided in the Indenture and (b) issue a press release, each of which shall state (i) that a change in the interest rate on the notes has occurred and the reasons for such change in the interest rate,
(ii) the annual interest rate before giving effect to such change, (iii) the annual interest rate after giving effect to such change, (iv) the days during which each interest rate has been (and assuming no further change in interest rate prior to the next applicable record date, will be) in effect during the relevant interest payment period and the amount of the interest payment due on the next interest payment date (assuming no further change in interest rate prior to the next applicable record date), and (v) the effective date of such change.

     If, at any time prior to the maturity of the notes, the notes are rated A3 (or the equivalent) or higher by Moody's and A- (or the equivalent) or higher by S&P, or the equivalent of such ratings used by any other Rating Agency selected as provided in the definition of the term "Rating Agencies" below, then the interest rate on the notes shall no longer be subject to adjustment as provided above, notwithstanding any subsequent decrease in the rating of the notes to below Investment Grade by either of the Rating Agencies.


     For purposes of this "Interest Rate Adjustment" provision, the following definitions shall apply:

     "Investment Grade" means Baa3 (or the equivalent) or higher by Moody's or BBB- (or the equivalent) or higher by S&P or the equivalent of such ratings used by any other Rating Agency selected as provided in the definition of the term "Rating Agencies."

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Rating Agencies" means (i) Moody's and S&P or (ii) if Moody's or S&P or both shall not make a rating of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company by notice to the Trustee, which shall be substituted for Moody's or S&P or both, as the case may be; and "Rating Agency" shall mean either of the Rating Agencies. The Company will covenant that it will use its best efforts to cause two Rating Agencies to make publicly available a rating on the notes at all times prior to maturity of the notes.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.


RANKING

     The notes will be senior unsecured obligations and will rank pari passu in right of payment to all other unsecured senior indebtedness of the Company.

     The Company is a holding company whose principal asset is the stock of its subsidiaries. Although the notes will not be subordinated in right of payment to any other indebtedness of the Company, the right of the Company and its creditors, including the holders of notes, under general equitable principles, to participate in any distributions of assets of any subsidiary of the Company upon the Company's liquidation or reorganization or otherwise is, unless there is a substantive consolidation of the Company with its subsidiaries, likely to be subject to the prior claims of creditors of such subsidiary, except to the extent that the claims of the Company itself as a creditor of such subsidiary may be recognized. In addition, the ability of any subsidiary to pay dividends or make loans to the Company may be prohibited or otherwise restricted by such subsidiary's credit arrangements with third parties. In particular, PHH's credit arrangements limit the payment of dividends and the outstanding principal balance of loans to the Company to 40% of consolidated net income (as defined) for each fiscal year. In addition, such credit arrangements prohibit PHH from paying dividends or making loans to the Company in certain circumstances. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     As of      , 1998, after giving pro forma effect to the offering of the notes and the application of the net proceeds therefrom, the Company would have
had approximately $     billion of indebtedness outstanding, including the
6.45% Senior Debentures due 2003 issued in connection with the Company's FELINE PRIDES offering, which would have ranked pari passu with the notes, and the total liabilities of the Company's subsidiaries (excluding amounts owed to the
Company) would have been $   billion.


OPTIONAL REDEMPTION

     The notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days prior notice mailed to the registered address of each holder of notes, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points, plus, in the case of each of clause (i) and (ii) above, accrued interest to the date of redemption.

   For purposes of this "Optional Redemption" provision, the following definitions shall apply:

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the fixed rate United States Treasury security selected by an Independent Investment Banker as having a maturity most comparable to the remaining term of the notes (and which are not callable prior to maturity) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practices, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date,
   (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest or lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease (either directly or through an affiliate) to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company may substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Original Interest Rate (regardless of any interest rate adjustment on the notes described under "--Interest Rate Adjustment" at any time), that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     On and after the redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption unless the Company shall fail to make any redemption payment. On or before the redemption date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of an accrued interest on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.


SINKING FUND

     The notes are not subject to a sinking fund.


DEFEASANCE

     The Indenture permits the defeasance of the notes upon the satisfaction of the conditions described under "Description of the Debt Securities -- Defeasance or Covenant Defeasance of the Indentures" in the Prospectus.

     In the event the Company elects to defease the notes, the interest rate in effect for the notes (the "Effective Rate") on the date of the irrevocable deposit of the money and/or Government Obligations as trust funds in trust for the benefit of the holders of the notes shall be the rate used by the Company in calculating the requisite interest and principal payments necessary to defease the notes (the "Defeasance Rate"). Neither the Effective Rate nor the Defeasance Rate shall thereafter be affected by any change in rating.


BOOK-ENTRY SYSTEM

     The notes may be issued in whole or in part in the form of one or more fully registered notes (each, a "Global Note") which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of the Depositary's nominee in either temporary or permanent form. Except as set forth below, a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.

     Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with the Depositary for such Global Note or its nominee ("participants") or persons who may hold interests through participants. Ownership of beneficial interests in such Global Note will be shown on, and the transfer of ownership will be effected only through, records maintained by the Depositary (with respect to participants' interest) for such Global Note or by participants or persons that hold through participants (with respect to beneficial owners' interests).

     The Depositary has advised the Company that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

     Upon the issuance by the Company of notes represented by a Global Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Company, if such notes are offered and sold directly by the Company.

     If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue notes in certificated form in exchange for each Global Note. In addition, the Company may at any time determine not to have notes represented by one or more Global Notes, and, in such event,will issue notes in certificated form in exchange for the Global Note or notes representing such notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in certificated form of notes equal in principal amount to such beneficial interest and to have such notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in fully registered form only.


SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the notes will be made by the Underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. Except as set forth above, the notes will trade in the Depositary's Same-Day Funds Settlement System until maturity, and therefore the Depositary will require secondary trading activity in the notes to be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

                                  UNDERWRITING

     The Company has entered into an underwriting agreement dated the date of this Prospectus Supplement relating to the offer and sale of the notes (the "Underwriting Agreement") with Chase Securities Inc., Merrill Lynch, Pierce,
Fenner & Smith Incorporated and              (collectively, the
"Underwriters"), relating to the offer and sale of the notes (the "Underwriting Agreement"). In the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed to purchase from us, the principal amount of notes that appears opposite the name of such Underwriter in the table below:




                                             PRINCIPAL
UNDERWRITER                                    AMOUNT
----------------------------------------   -------------
   Chase Securities Inc. ...............   $
   Merrill Lynch, Pierce, Fenner & Smith
    Incorporated .......................




                                           -------------
  Total ................................   $
                                           =============

     The obligations of the Underwriters under the Underwriting Agreement, including their agreement to purchase notes from us, are several and not joint. The Underwriters have agreed to purchase all of the notes if any of them are purchased. The Underwriters are not obligated to purchase any of the notes unless certain conditions contained in the Underwriting Agreement are satisfied.

     The Underwriters have advised us that they propose initially to offer the notes to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a
concession not in excess of    % of the principal amount. The Underwriters may
allow, and such dealers may reallow, a discount not in excess of    % of the
principal amount to certain other dealers. After the initial public offering, the Underwriters may change the public offering price, concession and discount.


     We have agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     The notes are a new issue of securities, and there is currently no established trading market for the notes. In addition, we do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The Underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The Underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. Future trading prices of the notes will depend on many factors, including our operating performance and financial condition, prevailing interest rates and the market for similar securities.

     In connection with the offering of the notes, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If Chase Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

     In the ordinary course of their respective businesses, the Underwriters and their affiliates have performed, and may in the future perform, financial advisory, investment banking and/or general financing and banking services for Cendant and its affiliates. In particular, The Chase Manhattan Bank, an affiliate of Chase Securities Inc., is the administrative agent and a lender under the Term Loan Facility and will receive a portion of the amount repaid under the Term Loan Facility with the net proceeds of the offering. See "Use of Proceeds." Because more than 10 percent of the net proceeds of the offering may be paid to members or affiliates of members of the National Association of Securities Dealers, Inc. ("NASD") participating in the offering, the offering will be conducted pursuant to NASD Conduct Rule 2710(c)(8).

     Certain of the Federal Securities Actions described in "Summary--The Company--Matters Relating to the Accounting Irregularities and Accounting Policy Change--Class Action Litigation and Government Investigations" also name as defendants Merrill Lynch, Pierce, Fenner & Smith Incorporated and, in one case, Chase Securities Inc., underwriters for our February 1998 FELINE PRIDES securities offering.

     We estimate that we will spend approximately $    for printing, rating
agencies, trustee and legal fees and other expenses related to the offering.


                                 LEGAL MATTERS

     The validity of the notes offered hereby will be passed upon for Cendant by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the Underwriters by Shearman & Sterling, New York, New York.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the notes. For further information on Cendant and the notes, you should refer to our registration statement and its exhibits. This Prospectus Supplement and the accompanying Prospectus summarize material provisions of contracts and other documents that we refer you to. Since the Prospectus Supplement and the Prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.


               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o  incorporated documents are considered part of the Prospectus
         Supplement,

      o we can disclose important information to you by referring you to those documents,

      o information that we file with the SEC will automatically update and supersede this Prospectus Supplement and the accompanying Prospectus, and

      o Any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectus Supplement or accompanying Prospectus shall be deemed to be modified or superseded for the purposes of the Prospectus Supplement and accompanying Prospectus to the extent that a statement contained in the Prospectus Supplement or accompanying Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in the Prospectus Supplement or accompanying Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus Supplement or accompanying Prospectus.


     We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:


      o our Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997,


      o our Quarterly Reports on Form 10-Q for the quarter ended September 30, 1998 and on Form 10-Q/A for the quarters ended March 31, 1998 and June 30, 1998,


      o our Current Reports on Form 8-K dated November 16, 1998, November 5, 1998, November 4, 1998, October 14, 1998, October 14, 1998,
         October 13, 1998, October 5, 1998, August 28, 1998, August 13, 1998,
         August 4, 1998, July 29, 1998, July 15, 1998 and July 14, 1998, June
         4, 1998, May 18, 1998, May 5, 1998, April 9, 1998, March 25, 1998,
         March 6, 1998, March 5, 1998, February 16, 1998, February 6, 1998,
         February 2, 1998, January 29, 1998, January 27, 1997, January 20, 1998
         and January 14, 1998, and on Form 8-K/A, dated September 17, 1998, and


      o the description of our common stock contained in the Registration Statements on Form 8-A dated July 27, 1984 and August 15, 1989.


     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this Prospectus Supplement but before the end of the notes offering:


      o  Reports filed under Sections 13(a) and (c) of the Exchange Act,


      o Proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting, and


      o  Any reports filed under Section 15(d) of the Exchange Act.


     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:


       Investor Relations
       Cendant Corporation
       6 Sylvan Way
       Parsippany, New Jersey 07054
       Telephone: (973) 428-9700.

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


                 SUBJECT TO COMPLETION DATED NOVEMBER 17, 1998


PROSPECTUS


                                $4,100,000,000


                              CENDANT CORPORATION
                DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
          STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS



                              CENDANT CAPITAL II
                              CENDANT CAPITAL III

           PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED
                            BY CENDANT CORPORATION

                                --------------

     Cendant Corporation (the "Company"), directly or through such agents, dealers or underwriters as may be designated from time to time, may offer, issue and sell, together or separately, its (i) debt securities (the "Debt Securities"), which may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"), (iii) shares of its common stock, par value $0.01 per share (the "Common Stock"), (iv) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of Common Stock, (v) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units") and (vi) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants").

     Cendant Capital II and Cendant Capital III (each, a "Cendant Trust"), statutory business trusts formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing preferred undivided beneficial interests in the assets of the respective Cendant Trusts ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by each of the Cendant Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each, a "Trust Guarantee"). See "Description of Preferred Securities" and "Description of Trust Guarantees." The Company's obligations under the Trust Guarantees will rank junior and subordinate in right of payment to all other liabilities of the Company and on a parity with its obligations under the senior most preferred or preference stock of the Company. See "Description of Trust Guarantees--Status of the Trust Guarantees." Debt Securities may be issued and sold by the Company in one or more series to a Cendant Trust or a trustee of such Cendant Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Cendant Trust. The Debt Securities purchased by a Cendant Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Cendant Trust.

     The Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants and Preferred Securities are herein collectively referred to as the "Securities," with an aggregate public offering price of up to $4,100,000,000 (or its equivalent in foreign currencies or foreign currency units based on the applicable exchange rate at the time of offering) in amounts, at prices and on terms to be determined at the time of sale.

     The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of offering of such Securities. Any such Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby.

     The Declaration of Trust for each of such Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of any such Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid insettlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Each of the Declaration of Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that such person is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to any such trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of Trust for each such Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in any such Declaration.

     The Declaration of Trust for each Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under any such Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "CD". Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

     The Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. If any agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution."

     This Prospectus may not be used to consummate any sale of Securities unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is            , 1998

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT INVOLVED IN THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITAITON IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                          FORWARD-LOOKING STATEMENTS

     The Company makes statements about its future results in this Prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and the current economic environment. The Company cautions you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to:

    o the resolution or outcome of the pending litigation and government investigations relating to the Company's previously announced accounting irregularities;

    o uncertainty as to the Company's future profitability and ability to integrate and operate successfully acquired businesses and the risks associated with such businesses;

    o the Company's ability to develop and implement operational and financial systems to manage rapidly growing operations;

    o competition in the Company's existing and potential future lines of business;

    o the completion and impact of the sale of the Company's discontinued operations, such as Hebdo Mag International, Inc. and the Company's software business;

    o the Company's ability to obtain financing on acceptable terms to finance our growth strategy and for the Company to operate within the limitations imposed by financing arrangements; and

    o the Company's ability and the Company's vendors', franchisees' and customers' ability to complete the necessary actions to achieve a year 2000 conversion for computer systems and applications.

     The Company derived the forward-looking statements in this Prospectus (including the documents incorporated by reference in this Prospectus) from other factors and assumptions not identified above, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The Company assumes no obligation to publicly correct or update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or if the Company later become aware that they are not likely to be achieved.


                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all the amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Cendant Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Cendant Trusts and the Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http.//www.sec.gov. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Cendant Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Cendant Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Cendant Trusts have and will have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, under the Declaration (as defined herein)(including the obligation to pay expenses of the Cendant Trusts), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Cendant Trust and the Trust Guarantees taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities of the Cendant Trusts" and "Description of Trust Guarantees."

     The Cendant Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Cendant Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997; Quarterly Reports on Form 10-Q for the quarter ended September 30, 1998 and on Form 10-Q/A for the quarters ended March 31, 1998 and June 30, 1998; Current Reports on Form 8-K dated November 16, 1998, November 5, 1998, November 4, 1998, October 14, 1998, October 14, 1998, October 13, 1998, October 5, 1998,
August 28, 1998, August 13, 1998, August 4, 1998, July 29, 1998, July 15, 1998
and July 14, 1998, June 4, 1998, May 18, 1998, May 5, 1998, April 9, 1998,
March 25, 1998, March 6, 1998, March 5, 1998, February 16, 1998, February 6,
1998, February 2, 1998, January 29, 1998, January 27, 1998, January 20, 1998
and January 14, 1998, and on Form 8-K/A, dated September 17, 1998; and the description of the Company's common stock contained in the Registration Statements on Form 8-A dated July 27, 1984 and August 15, 1989.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations, Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, (Telephone: (973) 428-9700).


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE SECURITIES OFFERED HEREBY, INCLUDING STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS.

                                  THE COMPANY

     The Company is one of the foremost consumer and business services companies in the world. The Company was created through the merger of CUC International Inc. ("CUC") and HFS Incorporated ("HFS") in December 1997, and provides a wide range of complementary consumer and business services within three principal operating segments:

    o Travel Services: the travel segment franchises hotel and car rental businesses, facilitates vacation timeshare exchanges and manages corporate and government vehicle fleets;

    o Real Estate Services: the real estate segment franchises real estate brokerage businesses, assists in employee relocation, provides home buyers with mortgages and provides servicing on home buyer mortgages; and


    o Alliance Marketing: the alliance marketing segment provides an array of value driven products and services through more than 20 membership clubs and client relationships.

     The Company also offers a tax preparation services franchise, information technology services, credit information services and financial products.


THE CENDANT TRUSTS

     Each of the Cendant Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (each a "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and the Cendant Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 5, 1998. Each Cendant Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and common securities representing common undivided beneficial interests in the assets of such Cendant Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank on a parity, and payments will be made thereon pro rata, with the Preferred Securities, except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Cendant Trust.

     Unless otherwise specified in the applicable Prospectus Supplement, each Cendant Trust has a term of up to 55 years but may terminate earlier, as provided in the Declaration. Each Cendant Trust's business and affairs will be conducted by the trustees (the "Cendant Trustees") appointed by the Company as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Cendant Trustees of each Cendant Trust. The duties and obligations of the Cendant Trustees shall be governed by the Declaration of such Cendant Trust. A majority of the Cendant Trustees (the "Regular Trustees") of each Cendant Trust will be persons who are employees or officers of or who are affiliated with the Company. One Cendant Trustee of each Cendant Trust will be a financial institution (the "Institutional Trustee") that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement. In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Cendant Trustee of each Cendant Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Cendant Trust and the offering of the Trust Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, the Institutional Trustee and Delaware Trustee for each Cendant Trust shall be Wilmington Trust Company, and its address in the State of Delaware is Rodney Square North, 1100 North Mamet Street, Wilmington, Delaware 19890. The principal place of business of each Cendant Trust shall be c/o Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, telephone (973) 428-9700.


                                USE OF PROCEEDS

     Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the offering of the Securities will be used for general corporate purposes, which may include acquisitions, repayment of other debt, working capital and capital expenditures. When a particular series of Securities is offered, the Prospectus Supplement relating thereto will set forth the Company's intended use for the net proceeds received from the sale of such Securities. Pending application for specific purposes, the net proceeds may be invested in short-term marketable securities.


                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The table below sets forth the ratio of earnings to fixed charges of the Company and its consolidated subsidiaries for each of the periods indicated:




     NINE MONTHS ENDED
       SEPTEMBER 30,          FISCAL YEAR ENDED DECEMBER 31,
---------------------------- --------------------------------
       1998          1997         1997       1996       1995
----------------- ----------   ---------- ---------- ----------
       2.86x(1)     2.63x        1.63x       2.64x      2.20x

----------
(1) Includes 100% of PHH Corporation consolidated net income of which only 40% of consolidated net income is available to the Company pursuant to PHH's credit arrangements.

     The ratio of earnings to fixed charges is computed by dividing the income from continuing operations before income taxes, extraordinary items and cumulative effect of accounting charge plus fixed charges, less capitalized interest by fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).


                      DESCRIPTION OF THE DEBT SECURITIES

     The Debt Securities may be offered from time to time by the Company as Senior Debt Securities and/or as Subordinated Debt Securities. The Senior Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Senior Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Subordinated Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Subordinated Trustee"). The term "Trustee", as used herein, refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") have been filed as exhibits to the Registration Statement. The terms of the Indentures are also governed by certain provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain material provisions of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to the Indentures. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indentures. For a summary of certain definitions used in this section, see "Certain Definitions" below.


GENERAL

     The Indentures will provide for the issuance of Debt Securities in series up to the aggregate amount from time to time authorized by the Company for each series. A Prospectus Supplement will set forth the following terms (to the extent such terms are applicable to such Debt Securities) of and information relating to the Debt Securities in respect of which this Prospectus is delivered: (1) the designation of such Debt Securities; (2) classification as Senior or Subordinated Debt Securities; (3) the aggregate principal amount of such Debt Securities; (4) the percentage of their principal amount at which such Debt Securities will be issued; (5) the date or dates on which such Debt Securities will mature; (6) the rate or rates, if any, per annum, at which such Debt Securities will bear interest, or the method of determination of such rate or rates; (7) the times and places at which such interest, if any, will be payable; (8) provisions for sinking, purchase or other analogous fund, if any; (9) the date or dates, if any, after which such Debt Securities may be redeemed at the option of the Company or of the holder and the redemption price or prices; (10) the date or the dates, if any, after which such Debt Securities may be converted or exchanged at the option of the holder into or for shares of Common Stock or Preferred Stock of the Company and the terms for any such conversion or exchange; and (11) any other specific terms of the Debt Securities. Principal, premium, if any, and interest, if any, will be payable and the Debt Securities offered hereby will be transferable, at the corporate trust office of the Trustee's agent in the borough of Manhattan, City of New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Section 301 of each Indenture)

     If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Special United States federal income tax considerations applicable to any Debt Securities so denominated are also described in the applicable Prospectus Supplement.

     The Debt Securities may be issued in registered or bearer form and, unless otherwise specified in a Prospectus Supplement, in denominations of $1,000 and integral multiples thereof. Debt Securities may be issued in book-entry form, without certificates. Any such issue will be described in the Prospectus Supplement relating to such Debt Securities. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

     Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount from their stated principal amount. United States Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Debt Securities.


MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Indentures will provide that the Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Debt Securities and the performance and observance of every covenant of the Indentures on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this "Merger,

Consolidation and Sale of Assets" section and that all conditions precedent herein provided for relating to such transaction have been complied with. This paragraph shall apply only to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor. (Section 801 of each Indenture)

     The Indentures will further provide that upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with the preceding paragraph, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures with the same effect as if such successor Person had been named as the Company therein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean Cendant Corporation or any successor Person which shall theretofore become such in the manner described in the preceding paragraph), except in the case of a lease, shall be discharged of all obligations and covenants under the Indentures and the Debt Securities and the coupons and may be dissolved and liquidated. (Section 802 of each Indenture)


EVENTS OF DEFAULT

     The following will be "Events of Default" under the Indentures with respect to Debt Securities of any series:

     (1) default in the payment of any interest on any Debt Securities of that series or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

     (2) default in the payment of the principal of (or premium, if any, on) any Debt Securities of that series at its Maturity; or

     (3) default in the deposit of any sinking fund payment when and as due pursuant to the terms of the Debt Securities of that series and Article Twelve of the Indentures; or

     (4) default in the performance, or breach, of any covenant or warranty of the Company in the Indentures (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under this "Events of Default" section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Debt Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or

     (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

     (6) the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

     (7) (A) there shall have occurred one or more defaults by the Company in the payment of the principal of (or premium, if any, on) Debt aggregating $50 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived, or (B) Debt of the Company aggregating $50 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

       (8) any other Event of Default provided with respect to Debt Securities of that series.

     If an Event of Default described in clause (1), (2), (3), (4), (7) or (8) above with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (5) or (6) above occurs and is continuing, then the principal amount of all the Debt Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, subject, however, to all rights, powers and limitations provided for by the Federal Bankruptcy Code or any other applicable Federal or State Law.

     At any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article Five of the Indentures, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 of the Indentures for the Debt Securities of such series and except, if applicable, as provided in certain provisions of Section 312 of the Indentures):

         (A) all overdue interest on all Outstanding Debt Securities of that series (or of all series, as the case may be) and any related coupons;

         (B) all unpaid principal of (and premium, if any, on) any Outstanding Debt Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Debt Securities;

         (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in such Debt Securities; and

         (D) all sums paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (2) all Events of Default with respect to Debt Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Debt Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indentures.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Debt Securities because of an Event of Default specified in clause (7) of the first paragraph of this section shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Debt that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Debt, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Debt or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Debt Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period. (Section 502 of each Indenture)

     Subject to Section 502 of each Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (1), (2), (3), (4), (7), or (8) of the first paragraph of this section (or, in the case of a default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities may waive any such past default), and its consequences, except a default (i) in respect of the payment of the principal of (or premium, if any, on) or interest on any Debt Security or any related coupon, or (ii) in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of each Indenture)

     Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indentures; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 513 of each Indenture)

     No Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series; (ii) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default under clause (1), (2), (3), (4), (7) or (8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than 25% in principal amount of all Outstanding Debt Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under each of the Indentures;
(iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (7) or (8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, by the Holders of a majority or more in principal amount of all Outstanding Debt Securities. (Section 507 of each Indenture)

     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under either Indenture in good faith. Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the Indentures is not under any obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, with respect to the Debt Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indentures.

     Within 90 days after the occurrence of any Default with respect to Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Debt Securities of such series, or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series and any related coupons; and provided further that, in the case of any Default of the character specified in clause
(7) of the first paragraph of this section with respect to Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

     The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate of the Company's compliance with all of the conditions and covenants under the Indentures.


DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURES

     The Indentures will provide that the Company may, at its option and at any time, terminate the obligations of the Company with respect to the Outstanding Debt Securities of any series ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities and any related coupons, except for the following which shall survive until otherwise terminated or discharged under the Indentures: (A) the rights of Holders of such Outstanding Debt Securities and any related coupons (i) to receive, solely from the trust fund described in the Indentures, payments in respect of the principal of (and premium, if any, on) and interest on such Debt Securities and any related coupons when such payments are due, and (ii) to receive shares of common stock or other Securities from the Company upon conversion of any convertible Debt Securities issued thereunder, (B) the Company's obligations to issue temporary Debt Securities, register the transfer or exchange of any Debt Securities, replace mutilated, destroyed, lost or stolen Debt Securities, maintain an office or agency for payments in respect of the Debt Securities and, if the Company acts as its own Paying Agent, hold in trust, money to be paid to such Persons entitled to payment, and with respect to Additional Amounts, if any, on such Debt Securities as contemplated in the Indentures, (C) the rights, powers, trusts, duties and immunities of the Trustee under the Indentures and (D) the defeasance provisions of the Indentures. With respect to Subordinated Debt Securities, money and securities held in trust pursuant to the Defeasance and Covenant Defeasance provisions described herein, shall not be subject to the subordination provisions of the Subordinated Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indentures, some of which are described in the "Certain Covenants" section above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities ("covenant defeasance"). (Section 1403 of each Indenture)

     In order to exercise either defeasance or covenant defeasance:

     (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities and any related coupons, (A) money in an amount (in such Currency in which such Debt Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Debt Securities (determined on the basis of the Currency in which such Debt Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Debt Securities and any related coupons, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge (i) the principal of (and premium, if any, on) and interest on the Outstanding Debt Securities and any related coupons on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Debt Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of the Indentures and of such Debt Securities and any related coupons; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Debt Securities and any related coupons. Before such a deposit, the Company may give to the Trustee, in accordance with certain redemption provisions in the Indentures, a notice of its election to redeem all or any portion of such Outstanding Debt Securities at a future date in accordance with the terms of the Debt Securities of such series and the redemption provisions of the Indentures, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing; and

     (2) no Default or Event of Default with respect to the Debt Securities and any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as the Event of Default described in clauses (5) and (6) of the Events of Default section above are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); (3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indentures or any other material agreement or instrument to which the Company is a party or by which it is bound; (4) in the case of a defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (5) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (6) notwithstanding any other provisions of the defeasance and covenant defeasance provisions of the Indentures, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301 of the Indentures; and (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indentures to either defeasance or covenant defeasance, as the case may be, have been complied with. (Section 1404 of each Indenture)


SATISFACTION AND DISCHARGE

     The Indentures shall upon Company Request cease to be of further effect with respect to any series of Debt Securities (except as to any surviving rights of registration of transfer or exchange of Debt Securities of such series herein expressly provided for and the obligation of the Company to pay any Additional Amounts as contemplated by Section 1005 of each Indenture) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such Indenture as to such series when (1) either (A) all Debt Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305 of the Indentures, (ii) Debt Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 306 of the Indentures, (iii)
coupons appertaining to Debt Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106 of the Indentures, and (iv) Debt Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003 of the Indentures) have been delivered to the Trustee for cancellation; or (B) all Debt Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the Currency in which the Debt Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indentures as to such series have been complied with. (Section 401 of each Indenture)


AMENDMENTS AND WAIVERS

     The Indentures will provide that at any time and from time to time, the Company and the Trustee may, without the consent of any holder of Debt Securities, enter into one or more indentures supplemental thereto for certain specified purposes, including, among other things, (i) to cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the Indentures (provided that such action shall not adversely affect the interests of the Holders in any material respect), (ii) to effect or maintain the qualification of the Indentures under the Trust Indenture Act, or (iii) to evidence the succession of another person to the Company and the assumption by any such successor of the obligations of the Company in accordance with the Indentures and the Debt Securities. (Section 901 of each Indenture). Other amendments and modifications of the Indentures or the Debt Securities may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then Outstanding Debt Securities of any Series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts contemplated by Section 1005 of each Indenture (except as contemplated and permitted by certain provisions of the Indentures), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indentures of the amount thereof provable in bankruptcy pursuant to Section 504 of the Indentures, or adversely affect any right of repayment at the option of any Holder of any Debt Security, or change any Place of Payment where, or the Currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or manage any Debt Securities as may be provided pursuant to Section 301 of the Indentures, or (2) reduce the percent in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences provided for in the Indentures, or reduce the requirements for quorum or voting.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. The Indentures are subject to the provisions of the Trust Indenture Act that are required to be a part thereof and shall, to the extent applicable, be governed by such provisions.


CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indentures.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Capital Stock" means any and all shares, interests, participations, rights or equivalents (however designated) of corporate stock of the Company or any Principal Subsidiary.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Fair Market Value" means the fair market value of the item in question as determined by the Board of Directors acting in good faith and in exercise of its fiduciary duties.

     "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debt Securities.

     "Issue Date" means the date of first issuance of the Debt Securities under either Indenture.

     "Maturity", when used with respect to any Debt Securities, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

     "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

     "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indentures.

     "Outstanding", when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indentures, except:

     (i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Debt Securities, or portions thereof, for whose payment, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities;

     (iii) Debt Securities, except to the extent provided in the "Defeasance or Covenant Defeasance of the Indentures" section, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in the Indenture; and

     (iv) Mutilated, destroyed, lost or stolen Debt Securities which have become or are about to become due and payable which have been paid pursuant to Section 306 of the Indentures or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands the Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, and for the purpose of making the calculations required by TIA Section 313, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor.

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any,
on) or interest on any Debt Securities on behalf of the Company.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Rolling Period" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305 of the Indenture.

     "Stated Maturity", when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

     "Subsidiary" means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the Voting Stock.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which the Indentures were executed, except that any supplemental indenture executed pursuant to the Indentures shall conform to the requirements of the Trust Indenture Act as in effect on the date of execution thereof.

     "Trustee" means The Bank of Nova Scotia Trust Company of New York until a successor Trustee shall have become such pursuant to the applicable provisions of the Indentures, and thereafter "Trustee" shall mean such successor Trustee.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


                     GENERAL DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), and Amended and Restated By-laws (the "By-laws") which documents are exhibits to this Registration Statement.

     The Company is authorized to issue up to 2,000,000,000 shares of Common Stock, par value $.01 per share, and up to 10,000,000 shares of Preferred Stock, par value $1.00 per share. As of November 12, 1998, there were 853,078,387 shares of Common Stock and no shares of Preferred Stock outstanding.


DESCRIPTION OF PREFERRED STOCK


GENERAL

     The following summary contains a description of certain general terms of the Company's Preferred Stock. The particular terms of any series of Preferred Stock that may be offered will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Certificate and the Certificate of Designation (the "Certificate of Designation") relating to a particular series of offered Preferred Stock which is or will be in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Stock.

     The Board of Directors of the Company has the power, without further action by the shareholders, to issue Preferred Stock in one or more series, with such designations of series, dividend rates, redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company, sinking fund provisions, conversion or exchange provisions, voting rights thereof and other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.


RANK

     Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will rank on parity as to dividends and liquidation rights in all respects with each other series of Preferred Stock.

DIVIDEND RIGHTS

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rates may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto.


RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock plus an amount equal to accrued and unpaid dividends for the then current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement with respect to such series of Preferred Stock.


REDEMPTION

     The terms, if any, on which shares of a series of Preferred Stock may be subject to optional or mandatory redemption, in whole or in part, will be set forth in the Prospectus Supplement relating to such series.


CONVERSION AND EXCHANGE

     The terms, if any, on which shares of a series of Preferred Stock are convertible into another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock or Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of another series of Preferred Stock or Common Stock to be received by the holders of such series of Preferred Stock would be calculated as of a time and in the manner stated in such Prospectus Supplement.


TRANSFER AGENT AND REGISTRAR

     The transfer agent, registrar and dividend disbursement agent for each series of Preferred Stock will be designated in the applicable Prospectus Supplement. The registrar for shares of each series of Preferred Stock will send notices to shareholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.


VOTING RIGHTS

     The holders of Preferred Stock of a series offered hereby will not be entitled to vote except as indicated in the Prospectus Supplement relating to such series of Preferred Stock or as required by applicable law.


DESCRIPTION OF COMMON STOCK


GENERAL

     Subject to the rights of the holders of any shares of the Company's Preferred Stock which may at the time be outstanding, holders of Common Stock are entitled to such dividends as the Board of

Directors may declare out of funds legally available therefor. The holders of Common Stock will possess exclusive voting rights in the Company, except to the extent the Board of Directors specifies voting power with respect to any Preferred Stock issued. Except as hereinafter described, holders of Common Stock are entitled to one vote for each share of Common Stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, after payment of all of the Company's debts and liabilities and of all sums to which holders of any Preferred Stock may be entitled, the distribution of any remaining assets of the Company. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of Common Stock sold hereunder will be fully paid and non-assessable upon issuance against full payment of the purchase price therefor. The Common Stock is listed on the New York Stock Exchange under the symbol "CD."


CERTAIN PROVISIONS

     The provisions of the Company's Certificate and By-Laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.


CLASSIFIED BOARD

     The Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the stockholders without cause only by the affirmative vote of the holders, voting as a single class, of 80% or more of the total number of votes entitled to be cast by all holders of the voting stock, which shall include all capital stock of the Company which by its terms may vote on all matters submitted to stockholders of the Company generally.


COMMITTEES OF THE BOARD OF DIRECTORS

     Pursuant to the Certificate, the Board of Directors' authority to designate committees shall be subject to the provisions of the By-Laws. The Board of Directors may designate one or more directors as alternate members of any committee other than the Litigation Committee (as defined below) to fill any vacancy on the committee and to fill a vacant chairmanship of a committee occurring as a result of a member of chairman leaving the committee, whether through death, resignation, removal or otherwise. Pursuant to the By-Laws, the Board of Directors shall have the following committees:

     Executive Committee. An Executive Committee that shall consist of not less than three directors elected by a majority vote of the Board of Directors. The Executive Committee shall nominate for election as Directors Craig R. Stapleton, Robert P. Rittereiser and Carole Hankin or their designees (the "CUC Directors").

     Compensation Committee. A Compensation Committee consisting of not less than three directors elected by a majority vote of the Board of Directors.

     Audit Committee. An Audit Committee consisting of not less than four directors elected by a majority vote of the Board of Directors; provided that there shall be no changes to the composition of the Audit Committee until its final report concerning accounting issues at the CUC businesses as disclosed by the Company in a press release dated July 14, 1998 or as are being investigated by the Audit Committee as of July 28, 1998 (the "Accounting Issues").

     Litigation Committee. A Litigation Committee consisting of no more than four Directors and comprised of an equal number of CUC Directors and non-CUC Directors. The Litigation Committee shall have full and exclusive power and authority to (i) determine whether the prosecution of any pending or threatened stockholder derivative actions arising from or relating to the Accounting Issues are or would be in the best interests of the Company; and (ii) initiate, settle or maintain on behalf of the Company any direct action by the Company against any present or former Director (whether sued as a director or officer) arising from or relating to the Accounting Issues. Subject to certain limitations in the By-Laws, each resolution of the Litigation Committee requires the approval of a majority of the Litigation Committee. No CUC Director who is a member of the Litigation Committee may be removed from the Litigation Committee.

     In the event that a CUC Director serving on the Litigation Committee no longer serves as a member of the committee, then a non-CUC Director serving on the committee shall immediately resign as a member of the committee and no action shall be taken by the Litigation Committee prior to the resignation of the non-CUC Director. In the event that there is only one CUC Director serving on the Litigation Committee and such person ceases serving as a member of the committee (whether because of resignation, removal or failure to be reelected as a Director by the stockholders of the Company), to the extent consistent with Delaware law and the Certificate, then such CUC Director shall be replaced on the Litigation Committee by a person who at the time of such replacement is a Director designated by Carole G. Hankin and Christopher K. McLeod or their successors appointed or elected pursuant to the By-Laws to the extent they are serving as Directors (and such person will thereafter be deemed to be a CUC Director).


NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.


SPECIAL MEETINGS OF STOCKHOLDERS

     A special meeting of stockholders may be called only by the Chairman of the Board of Directors, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.


QUORUM AT STOCKHOLDER MEETINGS

     The holders of one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all stockholder meetings.


STOCKHOLDER ACTION BY WRITTEN CONSENT

     Stockholder action by written consent in lieu of a meeting is prohibited under the Certificate. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of the outstanding voting stock of the Company from using the written consent procedure to take stockholder action without giving all the stockholders of the Company entitled to vote on a proposed action the opportunity to participate in determining the proposed action.


ADVANCE NOTICE OF STOCKHOLDER--PROPOSED BUSINESS AT ANNUAL MEETINGS

     The By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.


     In addition, the By-Laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, at least 90 days prior to the date of the last annual meeting of the Company stockholders and (ii) with respect to a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the stockholder is holder of record of Common Stock and intends to appear in person or by proxy at the meeting to nominate each such nominee, (iii) a description of all arrangements between such stockholder and each nominee, (iv) such other information with respect to each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, and (v) the consent of each nominee to serve as director of the Company if so elected.


AMENDMENT OF GOVERNING DOCUMENTS


     In addition to the provisions of the Certificate that require a super-majority of stockholders to approve certain amendments to the Certificate and By-Laws, until the earlier of July 28, 2004 or such time as all litigation relating to the Accounting Issues has been finally disposed of, the affirmative vote of a majority of the Litigation Committee and a super-majority of the stockholders shall be required to adopt certain amendments to certain provisions of the By-Laws described under "-- Committees of the Board of Directors."


FAIR PRICE PROVISIONS


     Under the Delaware General Corporation Law and the Certificate, an agreement of merger, sale, lease or exchange of all or substantially all of the Company's assets must be approved by the Board of Directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon. However, the Certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of the Company's directors, voting together as a single class, to approve certain business combination transactions (including certain mergers, recapitalization and the issuance or transfer of securities of the Company or a subsidiary having an aggregate fair market value of $10 million or more) involving the Company or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their securities and certain other procedural requirements are met. The Certificate provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors.

                            DESCRIPTION OF WARRANTS


GENERAL

     The Company may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued;
(iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Preferred Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


           DESCRIPTION OF PREFERRED SECURITIES OF THE CENDANT TRUSTS


GENERAL

     Each Cendant Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Cendant Trust authorizes the Regular Trustees of such Cendant Trust to issue on behalf of such Cendant Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the applicable Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a Cendant Trust for specific terms of the Preferred Securities, including, to the extent applicable, (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Cendant Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Cendant Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of such Cendant Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by the Company on the Subordinated Debt Securities held by such Cendant Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Cendant Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Cendant Trust, (vii) the obligation or option, if any, of such Cendant Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement, (viii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration,
(ix) the terms and conditions, if any, upon which Subordinated Debt Securities held by such Cendant Trust may be distributed to holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantees." The Trust Guarantee issued to each Cendant Trust, when taken together with the Company's back-up undertakings, consisting of its obligations under each Declaration (including the obligation to pay expenses of each Cendant Trust), the applicable Indenture and any applicable supplemental indentures thereto and the Subordinated Debt Securities issued to any Cendant Trust will provide a full and unconditional guarantee by the Company of amounts due on the Preferred Securities issued by each Cendant Trust. The payment terms of the Preferred Securities will be the same as the Subordinated Debt Securities issued to the applicable Cendant Trust by the Company.


     Each Declaration authorizes the Regular Trustees to issue on behalf of the applicable Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by each Cendant Trust will be substantially identical to the terms of the Preferred Securities issued by such Cendant Trust, and the Common Securities will rank on a parity, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under such Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Cendant Trustees of such Cendant Trust. All of the Common Securities of each Cendant Trust will be directly or indirectly owned by the Company.


     The financial statements of any Cendant Trust that issues Preferred Securities will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as Company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included statements that the applicable Cendant Trust is wholly-owned by the Company and that the sole asset of such Cendant Trust is the Subordinated Debt Securities (indicating the principal amount, interest rate and maturity date thereof).

                        DESCRIPTION OF TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, Wilmington Trust Company will act as independent indenture trustee for Trust Indenture Act purposes under each Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Cendant Trust.


GENERAL

     Unless otherwise specified in the applicable Prospectus Supplement, pursuant to each Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by such Cendant Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Cendant Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Guarantee Payments"), to the extent not paid by such Cendant Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Cendant Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent such Cendant Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Cendant Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Cendant Trust (other than in connection with such distribution of Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Cendant Trust has funds available therefor or (b) the amount of assets of such Cendant Trust remaining for distribution to holders of such Preferred Securities in liquidation of such Cendant Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Cendant Trust to pay such amounts to such holders.

     Each Trust Guarantee will not apply to any payment of distributions except to the extent the applicable Cendant Trust shall have funds available therefor. If the Company does not make interest or principal payments on the Subordinated Debt Securities purchased by such Cendant Trust, such Cendant Trust will not pay distributions on the Preferred Securities issued by such Cendant Trust and will not have funds available therefore.

     The Company has also agreed to guarantee the obligations of each Cendant Trust with respect to the Common Securities (the "Common Guarantee") issued by such Cendant Trust to the same extent as the Trust Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.


CERTAIN COVENANTS OF THE COMPANY

     Unless otherwise specified in the applicable Prospectus Supplement, in each Trust Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Cendant

Trust remain outstanding, if there shall have occurred any event of default under such Trust Guarantee or under the Declaration of such Cendant Trust, then
(a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock (other than into cash or other property) or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan); (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Subordinated Debt Securities issued to the applicable Cendant Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee).


MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities of such Cendant Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Cendant Trust then outstanding.


EVENTS OF DEFAULT

     An event of default under a Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which such Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of such Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under such Trust Guarantee.

     If the Preferred Securities Guarantee Trustee fails to enforce such Trust Guarantee, any record holder of Preferred Securities to which such Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under such Trust Guarantee without first instituting a legal proceeding against the applicable Cendant Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment under a Trust Guarantee, a record holder of Preferred Securities to which such Trust Guarantee relates may directly institute a proceeding against the Company for enforcement of such Trust Guarantee for such payment to the record holder of the Preferred Securities to which such Trust Guarantee relates of the principal of or interest on the applicable Debt Securities on or after the respective due dates specified in the Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities to which such Trust Guarantee relates. The Company has waived any right or remedy to require that any action be brought first against the applicable

Cendant Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.

     The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each outstanding Trust Guarantee and as to any default in such performance.


INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Preferred Securities Guarantee Trustee, prior to the occurrence of a default to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default with respect to such Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Preferred Securities to which such Trust Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


TERMINATION

     Each Trust Guarantee will terminate as to the Preferred Securities issued by the applicable Cendant Trust upon full payment of the Redemption Price of all Preferred Securities of such Cendant Trust, upon distribution of the Debt Securities held by such Cendant Trust to the holders of all of the Preferred Securities of such Cendant Trust or upon full payment of the amounts payable in accordance with the Declaration of such Cendant Trust upon liquidation of such Cendant Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Cendant Trust must restore payment of any sums paid under such Preferred Securities or such Trust Guarantee.


STATUS OF THE TRUST GUARANTEES

     The Trust Guarantees will constitute senior unsecured obligations of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.

     Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Trust Guarantee without instituting a legal proceeding against any other person or entity).


GOVERNING LAW

     The Trust Guarantees will be governed by and construed in accordance with the law of the State of New York.


       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.


     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.


                             PLAN OF DISTRIBUTION


     The Company may sell the Securities and the Cendant Trusts may sell Preferred Securities being offered hereby in any of, or any combination of, the following ways: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; and/or (iv) through dealers.


     Offers to purchase Securities may be solicited directly by the Company and/or a Cendant Trust or by agents designated by the Company and/or a Cendant Trust from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of Securities, will be named, and any commissions payable by the Company and/or a Cendant Trust to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less).


     If an underwriter or underwriters are utilized in the offer or sale of Securities, the Company and/or the applicable Cendant Trust will execute an underwriting agreement with such underwriters at the time of sale of such Securities to such underwriters and the names of such underwriters and the principal terms of the Company's and/or the applicable Cendant Trust's agreement with such underwriters will be set forth in the appropriate Prospectus Supplement.


     If a dealer is utilized in the offer or sale of Securities, the Company and/or the applicable Cendant Trust will sell such Securities to such dealer, as principal. Such dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of such dealer and the principal terms of the Company's and/or the applicable Cendant Trust's agreement with such dealer will be set forth in the appropriate Prospectus Supplement.


     Agents, underwriters, and dealers may be entitled under agreements with the Company and/or a Cendant Trust to indemnification by the Company and/or a Cendant Trust against certain liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may also be customers of, engage in transactions with, or perform services for the Company in the ordinary course of their business.


     Underwriters, agents or their controlling persons may engage in transactions with and perform services for the Company in the ordinary course of business.


     The place and time of delivery for Securities will be set forth in the accompanying Prospectus Supplement for such Securities.


                                LEGAL OPINIONS


     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Cendant Trusts by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Securities offered hereby by the Company will be passed on for the Company by Eric J. Bock, Esq., Vice President--Legal, of the Company. Mr. Bock holds shares of Common Stock and options to acquire shares of Common Stock.

                                    EXPERTS


     The consolidated financial statements of the Company and its consolidated subsidiaries, except PHH Corporation ("PHH"), as of December 31, 1996 and for the years ended December 31, 1996 and January 31, 1996, Davidson and Associates, Inc. ("Davidson") for the year ended December 31, 1995 and Ideon Group, Inc. ("Ideon") for the year ended December 31, 1995 incorporated by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 and included in this Prospectus have been audited by Deloitte & Touche LLP, as stated in their report appearing herein and incorporated herein by reference, which report expresses an unqualified opinion and includes explanatory paragraphs related to the restatement as described in Note 3, certain litigation as described in Note 17, and the change in method of recognizing revenue and membership solicitation costs as described in Notes 2 and 3. The consolidated financial statements of PHH and Davidson (consolidated with the Company's financial statements) have been audited by KPMG Peat Marwick LLP, as stated in their reports appearing herein and incorporated herein by reference. The consolidated financial statements of Ideon (consolidated with the Company's financial statements) have been audited by PricewaterhouseCoopers LLP, as stated in their report appearing herein and incorporated herein by reference. Such consolidated financial statements of the Company and its subsidiaries are included and incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.


     The consolidated financial statements of National Parking Corporation incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K, dated November 4, 1998 have been audited by Deloitte & Touche, chartered accountants and registered auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements of Avis Rent A Car, Inc. incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K, dated February 6, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                              CENDANT CORPORATION




                                                                                           PAGE
                                                                                          -----
Independent Auditors' Reports .........................................................    F-2
Financial Statements:
   Consolidated Statements of Operations for the years
    ended December 31, 1997, 1996 and 1995 ............................................    F-7
   Consolidated Balance Sheets as of December 31, 1997 and 1996 .......................    F-8
   Consolidated Statements of Shareholders' Equity for the years
    ended December 31, 1997, 1996 and 1995 ............................................   F-10
   Consolidated Statements of Cash Flows for the years
    ended December 31, 1997, 1996 and 1995 ............................................   F-12
   Notes to Consolidated Financial Statements .........................................   F-14
   Consolidated Statements of Operations for the three and
    nine months ended September 30, 1998 and 1997 (Unaudited) .........................   F-63
   Consolidated Balance Sheets as of September 30, 1998 (Unaudited) and December 31,
    1997 ..............................................................................   F-65
   Consolidated Statements of Cash Flows for the
    nine months ended September 30, 1998 and 1997 (Unaudited) .........................   F-67
   Notes to Consolidated Financial Statements .........................................   F-69


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Cendant Corporation


We have audited the consolidated balance sheets of Cendant Corporation and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We did not audit the balance sheet of PHH Corporation (a consolidated subsidiary of Cendant Corporation) as of December 31, 1996, or the related statements of income, shareholders' equity, and cash flows of PHH Corporation for the years ended December 31, 1996 and January 31, 1996, which statements reflect total assets of $6.6 billion as of December 31, 1996, and net income of $87.7 million and $78.1 million for the years ended December 31, 1996 and January 31, 1996, respectively. Nor did we audit the statements of operations, stockholder's equity or cash flows of Ideon Group, Inc. (a consolidated subsidiary of Cendant Corporation) for the year ended December 31, 1995, which statements reflect a net loss of $49.4 million for the year ended December 31, 1995. Nor did we audit the statements of earnings, shareholders' equity or cash flows of Davidson & Associates, Inc. (a consolidated subsidiary of Cendant Corporation) for the year ended December 31, 1995, which statements reflect net income of $13.6 million for the year ended December 31, 1995. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for PHH Corporation, Ideon Group, Inc. and Davidson & Associates, Inc. for such periods, is based solely on the reports of such other auditors.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.


In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cendant Corporation and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


As discussed in Note 3, the accompanying consolidated balance sheets as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 have been restated. Additionally, as discussed in Note 17 to the consolidated financial statements, the Company is involved in certain litigation related to the discovery of accounting irregularities in certain former CUC International Inc. business units.


As discussed in Notes 2 and 3, in 1997 the Company changed its method of recognizing revenue and membership solicitation costs for its membership businesses.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
September 28, 1998

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
PHH Corporation


We have audited the consolidated balance sheet of PHH Corporation and subsidiaries as of December 31, 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 1996 and January 31, 1996, before the restatement related to the merger of Cendant Corporation's relocation business with the Company and reclassifications to conform to the presentation used by Cendant Corporation, not presented separately herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements (before restatement and reclassifications) referred to above present fairly, in all material respects, the financial position of PHH Corporation and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and January 31, 1996, in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick LLP
Baltimore, Maryland
April 30, 1997

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Davidson & Associates, Inc.


We have audited the consolidated statements of earnings, shareholders' equity and cash flows of Davidson & Associates, Inc. and subsidiaries for the year ended December 31, 1995 not presented seperately herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Davidson & Associates, Inc. and subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick LLP
Long Beach, California
February 21, 1996

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and
Stockholders of Ideon Group, Inc.


In our opinion, the consolidated statements of operations, of cash flows and of changes in stockholders' equity of Ideon Group, Inc. (formerly known as SafeCard Services, Incorporated), and its subsidiaries (not presented separately herein), present fairly, in all material respects, the results of operations and cash flows of Ideon Group, Inc. and its subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Ideon Group, Inc. for any period subsequent to December 31, 1995.




/s/ Price Waterhouse LLP
Tampa, Florida
February 2, 1996

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                     CENDANT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                                                     AS RESTATED (NOTE 3)
                                                                         ---------------------------------------------
                                                                                    YEAR ENDED DECEMBER 31,
                                                                         ---------------------------------------------
                                                                              1997            1996            1995
                                                                         -------------   -------------   -------------
REVENUES
 Membership and service fees -- net                                       $ 3,988.7       $ 3,138.0       $ 2,522.1
 Fleet leasing (net of depreciation and interest costs of $1,205.2,
   $1,132.4 and $1,089.0)                                                      59.5            56.7            52.1
 Other                                                                        191.8            43.0            41.9
                                                                          ---------       ---------       ---------
Net revenues                                                                4,240.0         3,237.7         2,616.1
                                                                          ---------       ---------       ---------
EXPENSES
 Operating                                                                  1,322.3         1,183.2         1,024.9
 Marketing and reservation                                                  1,031.8           910.8           743.6
 General and administrative                                                   636.2           341.0           283.3
 Depreciation and amortization                                                237.7           145.5           100.4
 Interest -- net                                                               50.6            14.3            16.6
 Merger-related costs and other unusual charges                               704.1           109.4            97.0
                                                                          ---------       ---------       ---------
Total expenses                                                              3,982.7         2,704.2         2,265.8
                                                                          ---------       ---------       ---------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, EXTRAORDINARY
 GAIN AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                              257.3           533.5           350.3
Provision for income taxes                                                    191.0           220.2           143.2
                                                                          ---------       ---------       ---------
INCOME FROM CONTINUING OPERATIONS BEFORE EXTRAORDINARY GAIN
 AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                    66.3           313.3           207.1
Income (loss) from discontinued operations,
 net of taxes (Note 6)                                                        (26.8)           16.7            22.7
                                                                          ----------      ---------       ---------
INCOME BEFORE EXTRAORDINARY GAIN AND CUMULATIVE EFFECT OF ACCOUNTING
 CHANGE                                                                        39.5           330.0           229.8
Extraordinary gain, net of tax (Note 22)                                       26.4               --              --
                                                                          ----------      ----------      ----------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                           65.9           330.0           229.8
Cumulative effect of accounting change, net of tax (Note 3)                  (283.1)             --              --
                                                                          ----------      ----------      ----------
NET INCOME (LOSS)                                                         $  (217.2)      $   330.0       $   229.8
                                                                          ==========      ==========      ==========
INCOME (LOSS) PER SHARE
 BASIC
   Income from continuing operations before extaordinary gain and
    cumulative effect of accounting change                                $     0.08      $     0.41      $     0.30
   Income (loss) from discontinued operations, net                             (0.03)           0.03            0.03
   Extraordinary gain, net                                                      0.03              --              --
   Cumulative effect of accounting change, net                                 (0.35)             --              --
                                                                          ----------      ----------      ----------
   NET INCOME (LOSS)                                                     $     (0.27)     $     0.44      $     0.33
                                                                         ===========      ==========      ==========
 DILUTED
   Income from continuing operations before extraordinary gain and
    cumulative effect of accounting change                               $      0.08      $     0.39      $     0.28
   Income (loss) from discontinued operations, net                             (0.03)           0.02            0.03
   Extraordinary gain, net                                                      0.03              --              --
   Cumulative effect of accounting change, net                                 (0.35)             --              --
                                                                         -----------      ----------      ----------
   NET INCOME (LOSS)                                                     $     (0.27)     $     0.41      $     0.31
                                                                         ===========      ==========      ==========

         See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN MILLIONS, EXCEPT SHARE DATA)





                                                              AS RESTATED (NOTE 3)
                                                         -------------------------------
                                                                  DECEMBER 31,
                                                         -------------------------------
                                                              1997             1996
                                                         --------------   --------------
ASSETS
Current assets
 Cash and cash equivalents                                $      67.0      $     448.1
 Receivables, (net of allowance for doubtful accounts
   of $61.5 and $61.0)                                        1,170.7            994.1
 Deferred membership acquisition costs                             --            269.9
 Deferred income taxes                                          311.9            136.9
 Other current assets                                           767.2            525.0
 Net assets of discontinued operations                          273.3            120.1
                                                          -----------      -----------
Total current assets                                          2,590.1          2,494.1
                                                          -----------      -----------
 Franchise agreements -- net                                    890.3            995.9
 Goodwill -- net                                              2,148.2          2,080.3
 Other intangibles -- net                                       897.5            634.5
 Other assets                                                 1,103.6            828.5
                                                          -----------      -----------
Total assets exclusive of assets under programs               7,629.7          7,033.3
                                                          -----------      -----------
Assets under management and mortgage programs
 Net investment in leases and leased vehicles                 3,659.1          3,418.7
 Relocation receivables                                         775.3            773.3
 Mortgage loans held for sale                                 1,636.3          1,248.3
 Mortgage servicing rights                                      373.0            288.9
                                                          -----------      -----------
                                                              6,443.7          5,729.2
                                                          -----------      -----------
TOTAL ASSETS                                              $  14,073.4      $  12,762.5
                                                          ===========      ===========

         See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN MILLIONS, EXCEPT SHARE DATA)





                                                                              AS RESTATED (NOTE 3)
                                                                          -----------------------------
                                                                                  DECEMBER 31,
                                                                          -----------------------------
                                                                               1997            1996
                                                                          -------------   -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
 Accounts payable and other current liabilities                           $   1,492.4     $   1,602.9
 Deferred income                                                              1,042.0           573.0
                                                                          -----------     -----------
Total current liabilities                                                     2,534.4         2,175.9
                                                                          -----------     -----------
 Deferred income                                                                292.1           327.9
 Long-term debt                                                               1,246.0           780.8
 Deferred income taxes                                                           70.9            62.4
 Other noncurrent liabilities                                                   110.3            88.0
                                                                          -----------     -----------
Total liabilities exclusive of liabilities under programs                     4,253.7         3,435.0
                                                                          -----------     -----------
Liabilities under management and mortgage programs
 Debt                                                                         5,602.6         5,089.9
                                                                          -----------     -----------
 Deferred income taxes                                                          295.7           281.9
                                                                          -----------     -----------
Commitments and contingencies (Note 17)
Shareholders' equity
 Preferred stock, $.01 par value -- authorized 10 million shares; none
   issued and outstanding                                                          --              --
 Common stock, $.01 par value -- authorized 2 billion shares; issued
   838,333,800 and 807,654,321 shares                                             8.4             8.1
 Additional paid-in capital                                                   3,088.4         2,871.2
 Retained earnings                                                              940.6         1,186.7
 Net unrealized gain on marketable securities                                     0.2             4.4
 Currency translation adjustment                                                (38.4)          (10.8)
 Restricted stock, deferred compensation                                         (3.4)          (28.2)
 Treasury stock, at cost, 6,545,362 and 6,911,757 shares                        (74.4)          (75.7)
                                                                          -----------     -----------
Total shareholders' equity                                                    3,921.4         3,955.7
                                                                          -----------     -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $  14,073.4     $  12,762.5
                                                                          ===========     ===========

         See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN MILLIONS)




                                                AS RESTATED (NOTE 3)
                                   ----------------------------------------------
                                                         ADDITIONAL
                                       COMMON STOCK        PAID-IN     RETAINED
                                     SHARES     AMOUNT     CAPITAL     EARNINGS
                                   ---------- --------- ------------ ------------
BALANCE, JANUARY 1, 1995               687.7   $  6.9   $    711.5   $    718.7
Issuance of common stock                21.1       .3        186.8           --
Exercise of stock options by
 payment of cash and common
 stock                                  12.5       .1         67.1           --
Tax benefit from exercise of
 stock options                           --        --         54.8           --
Amortization of ESOP
 obligation                              --        --          3.0           --
Exercise of stock warrants               2.4       --         14.9           --
Cash dividends declared and
 other equity distributions              --        --           .2        (43.4)
Conversion of convertible notes          2.1       --         13.7           --
Net unrealized loss on
 marketable securities                   --        --           --           --
Purchase of common stock                 --        --           --           --
Retirement of treasury stock             (.6)      --        (10.1)          --
Currency translation adjustment          --        --           --           --
Net income                               --        --           --        229.8
                                      ------   ------   ----------   ----------
BALANCE, DECEMBER 31, 1995             725.2   $  7.3   $  1,041.9   $    905.1
Issuance of common stock                63.3       .6      1,627.9           --
Exercise of stock options by
 payment of cash and common
 stock                                  14.0       .1         74.6           --
Restricted stock issuance                1.4       --         30.5           --
Amortization of restricted stock         --        --           --           --
Tax benefit from exercise of
 stock options                           --        --         78.9           --
Cash dividends declared and
 other equity distributions              --        --           --        (41.3)
Adjustment to reflect change in
 fiscal years pooled entities            --        --          (.6)        (7.1)
Conversion of convertible notes          3.8       .1         18.0           --
Net unrealized gain on
 marketable securities                   --        --           --           --
Purchase of common stock                 --        --           --           --
Currency translation adjustment          --        --           --           --
Net income                               --        --           --        330.0
                                      ------   ------   ----------   ----------
BALANCE, DECEMBER 31, 1996             807.7   $  8.1   $  2,871.2   $  1,186.7



                                                      AS RESTATED (NOTE 3)
                                   -----------------------------------------------------------
                                    NET UNREALIZED
                                       LOSS ON        CURRENCY       RESTRICTED
                                      MARKETABLE    TRANSLATION   STOCK, DEFERRED    TREASURY
                                      SECURITIES     ADJUSTMENT     COMPENSATION      STOCK
                                   --------------- ------------- ----------------- -----------
BALANCE, JANUARY 1, 1995              $   (.7)      $   (20.8)       $     --      $   (10.5)
Issuance of common stock                   --              --              --             --
Exercise of stock options by
 payment of cash and common
 stock                                     --              --              --          (20.5)
Tax benefit from exercise of
 stock options                             --              --              --             --
Amortization of ESOP
 obligation                                --              --              --             --
Exercise of stock warrants                 --              --              --             --
Cash dividends declared and
 other equity distributions                --              --              --             --
Conversion of convertible notes            --              --              --             --
Net unrealized loss on
 marketable securities                   (1.4)             --              --             --
Purchase of common stock                   --              --              --          (10.1)
Retirement of treasury stock               --              --              --           10.1
Currency translation adjustment            --            (2.2)             --             --
Net income                                 --              --              --             --
                                      -------       ---------        --------      ---------
BALANCE, DECEMBER 31, 1995            $  (2.1)      $   (23.0)       $     --      $   (31.0)
Issuance of common stock                   --              --              --             --
Exercise of stock options by
 payment of cash and common
 stock                                     --              --              --          (25.5)
Restricted stock issuance                  --              --           (30.5)            --
Amortization of restricted stock           --              --             2.3             --
Tax benefit from exercise of
 stock options                             --              --              --             --
Cash dividends declared and
 other equity distributions                --              --              --             --
Adjustment to reflect change in
 fiscal years pooled entities              --             2.4              --             --
Conversion of convertible notes            --              --              --             --
Net unrealized gain on
 marketable securities                    6.5              --              --             --
Purchase of common stock                   --              --              --          (19.2)
Currency translation adjustment            --             9.8              --             --
Net income                                 --              --              --             --
                                      -------       ---------        ---------     ---------
BALANCE, DECEMBER 31, 1996            $   4.4       $   (10.8)      $   (28.2)     $   (75.7)

         See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)
                                 (IN MILLIONS)






                                                AS RESTATED (NOTE 3)
                                   ----------------------------------------------
                                                        ADDITIONAL
                                      COMMON STOCK        PAID-IN      RETAINED
                                     SHARES    AMOUNT     CAPITAL      EARNINGS
                                   ---------- -------- ------------ -------------
BALANCE, JANUARY 1, 1997               807.7  $  8.1   $  2,871.2    $  1,186.7
Issuance of common stock                 6.2      --         46.3            --
Exercise of stock options by
 payment of cash and common
 stock                                  11.4      .1        132.8            --
Restricted stock issuance                 .2      --          3.7            --
Amortization of restricted stock         --       --           --            --
Tax benefit from exercise of
 stock options                           --       --         93.5            --
Cash dividends declared                  --       --           --          (6.6)
Adjustment to reflect taxable
 poolings                                --       --         41.2            --
Adjustment to reflect change in
 CUC fiscal year                         --       --           --         (22.3)
Post-closing payment made in
 connection with shares issued
 to acquire Avis Inc.                    --       --        (60.8)           --
Conversion of convertible notes         20.2      .2        150.9            --
Net unrealized loss on
 marketable securities                   --       --           --            --
Purchase of common stock                 --       --           --            --
Retirement of treasury stock            (7.4)      --      (190.4)           --
Currency translation adjustment          --       --           --            --
Net loss                                 --       --           --        (217.2)
                                      ------  ------   ----------    ----------
BALANCE, DECEMBER 31, 1997             838.3  $  8.4   $  3,088.4    $    940.6
                                      ======  ======   ==========    ==========



                                                       AS RESTATED (NOTE 3)
                                   -------------------------------------------------------------
                                    NET UNREALIZED
                                    GAIN (LOSS) ON     CURRENCY       RESTRICTED
                                      MARKETABLE     TRANSLATION   STOCK, DEFERRED    TREASURY
                                      SECURITIES      ADJUSTMENT     COMPENSATION       STOCK
                                   ---------------- ------------- ----------------- ------------
BALANCE, JANUARY 1, 1997                $  4.4       $   (10.8)      $   (28.2)      $   (75.7)
Issuance of common stock                    --              --              --              --
Exercise of stock options by
 payment of cash and common
 stock                                      --              --              --           (17.8)
Restricted stock issuance                   --              --            (3.7)             --
Amortization of restricted stock            --              --            28.5              --
Tax benefit from exercise of
 stock options                              --              --              --              --
Cash dividends declared                     --              --              --              --
Adjustment to reflect taxable
 poolings                                   --              --              --              --
Adjustment to reflect change in
 CUC fiscal year                            --              --              --              --
Post-closing payment made in
 connection with shares issued
 to acquire Avis Inc.                       --              --              --              --
Conversion of convertible notes             --              --              --              --
Net unrealized loss on
 marketable securities                    (4.2)             --              --              --
Purchase of common stock                    --              --              --          (171.3)
Retirement of treasury stock                --              --              --           190.4
Currency translation adjustment             --           (27.6)             --              --
Net loss                                    --              --              --              --
                                        ------       ---------       ---------       ----------
BALANCE, DECEMBER 31, 1997              $  0.2       $   (38.4)      $    (3.4)      $   (74.4)
                                        ======       =========       =========       ==========

          See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)




                                                                                      AS RESTATED (NOTE 3)
                                                                          --------------------------------------------
                                                                                    YEAR ENDED DECEMBER 31,
                                                                          --------------------------------------------
                                                                              1997            1996            1995
OPERATING ACTIVITIES                                                      ------------   -------------   -------------
Net income (loss)                                                          $   (217.2)    $    330.0      $    229.8
(Income) loss from discontinued operations, net of taxes                         26.8          (16.7)          (22.7)
Extraordinary gain on sale of subsidiary, net of tax                            (26.4)            --              --
Cumulative effect of accounting change, net of tax                              283.1             --              --
Merger-related costs and other unusual charges                                  704.1          109.4            97.0
Merger-related payments                                                        (317.7)         (61.3)          (36.2)
Adjustments to reconcile net income to net cash provided by
 continuing operations
 Depreciation and amortization                                                  237.7          145.5           100.4
 Membership acquisition costs                                                   (26.0)        (512.1)         (442.9)
 Amortization of membership costs                                                  --          492.3           390.2
 Effect of changes in fiscal years of pooled entities                           (22.3)          (7.1)             --
 Deferred income taxes                                                          (23.8)          68.8            54.2
Change in operating assets and liabilities from continuing operations:
 Receivables                                                                    (95.6)        (122.1)          (82.6)
 Accounts payable and other current liabilities                                 (87.0)          47.7           122.4
 Deferred income                                                                134.0           43.9            12.0
 Other                                                                          (90.6)          58.8           (98.7)
                                                                           ----------     ----------      ----------
NET CASH PROVIDED BY CONTINUING OPERATIONS EXCLUSIVE OF
 MANAGEMENT AND MORTGAGE PROGRAMS                                               479.1          577.1           322.9
                                                                           ----------     ----------      ----------
Management and mortgage programs:
 Depreciation and amortization                                                1,121.9        1,021.8           960.9
 Mortgage loans held for sale                                                  (388.0)         (73.3)         (139.5)
                                                                           ----------     ----------      ----------
                                                                                733.9          948.5           821.4
                                                                           ----------     ----------      ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS            1,213.0        1,525.6         1,144.3
                                                                           ----------     ----------      ----------
INVESTING ACTIVITIES
Property and equipment additions                                               (154.5)        (101.2)         (100.4)
Proceeds from sales of marketable securities                                    506.1           72.4           164.2
Purchases of marketable securities                                             (458.1)        (125.6)          (51.3)
Loans and investments                                                          (272.5)         (12.7)          (33.8)
Net assets acquired, exclusive of cash acquired and
 acquisition-related payments                                                  (568.2)      (1,608.6)         (145.8)
Net proceeds from sale of subsidiary                                            224.0             --              --
Funding of grantor trusts                                                          --          (89.9)             --
Other                                                                          (108.7)          33.7           (23.4)
                                                                           ----------     ----------      ----------
NET CASH USED IN INVESTING ACTIVITIES OF CONTINUING OPERATIONS
 EXCLUSIVE OF MANAGEMENT AND MORTGAGE PROGRAMS                                 (831.9)      (1,831.9)         (190.5)
                                                                           ----------     ----------      ----------
Management and mortgage programs:
 Investment in leases and leased vehicles                                    (2,068.8)      (1,901.2)       (2,008.5)
 Payments received on investment in leases and leased vehicles                  589.0          595.9           576.6
 Proceeds from sales and transfers of leases and leased vehicles to
   third parties                                                                186.4          162.8           109.8
 Equity advances on homes under management                                   (6,844.5)      (4,308.0)       (6,238.5)
 Repayment of advances on homes under management                              6,862.6        4,348.9         6,070.5
 Additions to originated mortgage servicing rights                             (270.4)        (164.4)         (130.1)
 Proceeds from sales of mortgage servicing rights                                49.0            7.1            21.7
                                                                           ----------     ----------      ----------
                                                                             (1,496.7)      (1,258.9)       (1,598.5)
                                                                           ----------     ----------      ----------
NET CASH USED IN INVESTING ACTIVITIES OF CONTINUING OPERATIONS               (2,328.6)      (3,090.8)       (1,789.0)
                                                                           ----------     ----------      ----------

         See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (IN MILLIONS)




                                                                         AS RESTATED (NOTE 3)
                                                             ---------------------------------------------
                                                                        YEAR ENDED DECEMBER 31,
                                                             ---------------------------------------------
                                                                  1997            1996            1995
                                                             -------------   -------------   -------------
FINANCING ACTIVITIES
Proceeds from borrowings                                      $     66.7      $    459.1      $      6.0
Principal payments on borrowings                                  (174.0)           (3.5)          (50.0)
Issuance of convertible debt                                       543.2              --              --
Issuance of common stock                                           132.2         1,223.8           100.2
Purchases of common stock                                         (171.3)          (19.2)          (10.1)
Payments of dividends and other equity distributions by
 pooled entities                                                    (6.6)          (41.3)          (39.1)
Other                                                                 --           (80.0)           15.0
                                                              ----------      ----------      ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES OF CONTINUING
 OPERATIONS EXCLUSIVE OF MANAGEMENT AND MORTGAGE PROGRAM           390.2         1,538.9            22.0
                                                              ----------      ----------      ----------
Management and mortgage programs:
 Proceeds from debt issuance or borrowings                       2,816.3         1,656.0         1,858.8
 Principal payments on borrowings                               (1,692.9)       (1,645.9)       (1,237.0)
 Net change in short-term borrowings                              (613.5)          231.8            17.4
                                                              ----------      ----------      ----------
                                                                   509.9           241.9           639.2
                                                              ----------      ----------      ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES OF CONTINUING
 OPERATIONS                                                        900.1         1,780.8           661.2
                                                              ----------      ----------      ----------
Effect of changes in exchange rates on cash and cash
 equivalents                                                        15.4           (46.2)            6.5
Cash provided by (used in) discontinued operations                (181.0)           53.6            (1.8)
                                                              ----------      ----------      ----------
Net increase (decrease) in cash and cash equivalents              (381.1)          223.0            21.2
Cash and cash equivalents, beginning of period                     448.1           225.1           203.9
                                                              ----------      ----------      ----------
Cash and cash equivalents, end of period                      $     67.0      $    448.1      $    225.1
                                                              ==========      ==========      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the year for:
   Interest                                                   $    374.9      $    291.7      $    284.9
                                                              ==========      ==========      ==========
   Taxes                                                      $    264.5      $     89.4      $     90.7
                                                              ==========      ==========      ==========

          See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

   Cendant Corporation, together with its subsidiaries and its joint ventures ("Cendant" or the "Company") is a leading global provider of consumer and business services. The Company was created through the merger (the "Cendant Merger") of HFS Incorporated ("HFS") and CUC International Inc. ("CUC") on December 17, 1997 with the merged company being renamed Cendant Corporation. The Company provides all the services formerly provided by each of HFS and CUC including travel services, real estate services and membership-based consumer services. See Note 24 for a description of the Company's industry segments and the services provided within its underlying businesses.

   On April 15, 1998, as a result of the discovery of accounting irregularities in the former CUC business units, the Audit Committee of the Company's
   Board of Directors initiated an investigation into such matters. The Audit Committee's investigation has since been completed and, as a result of its findings, the Company has restated its previously reported financial results for 1995 through 1997. The accompanying consolidated financial statements and footnotes thereto for the years ended December 31, 1997, 1996 and 1995 set forth herein incorporates all relevant information obtained from the investigation, and reflects the correction of accounting policies which were changed as a result of the findings. Accordingly, the restated consolidated financial statements presented herein are the Company's primary historical financial statements for the periods presented. See Note 3 for a reconciliation of the Company's financial position and results of operations from financial statements previously filed prior to restatement, to the restated financial statements.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   PRINCIPLES OF CONSOLIDATION
   The accompanying consolidated financial statements include the accounts and transactions of the Company together with its wholly owned and majority owned subsidiaries. The accompanying consolidated financial statements have been restated for the business combinations accounted for as poolings of interests (see Note 5) as if such combined companies had operated as one entity since inception. All intercompany balances and transactions have been eliminated in consolidation.

   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

   CASH AND CASH EQUIVALENTS
   The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

   PROPERTY AND EQUIPMENT
   Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets.

   FRANCHISE AGREEMENTS
   Franchise agreements are recorded at their estimated fair values upon acquisition and are amortized on a straight-line basis over the estimated periods to be benefited, ranging from 12 to 40 years. At December 31, 1997 and 1996, accumulated amortization amounted to $125.3 million and $87.9 million, respectively.

   GOODWILL
   Goodwill, which represents the excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over the estimated useful lives, ranging from 5 to 40 years. At December 31, 1997 and 1996, accumulated amortization amounted to $177.2 million and $141.4 million, respectively.


   ASSET IMPAIRMENT
   The Company periodically evaluates the recoverability of its long-lived assets, comparing the respective carrying values to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. Property and equipment is evaluated separately within each business. The recoverability of goodwill and franchise agreements are evaluated on a separate basis for each acquisition and each respective franchise brand. Management believes that as of December 31, 1997, the carrying values and remaining lives of goodwill and franchise agreements are appropriate.

   CORE BUSINESS OPERATIONS AND REVENUE RECOGNITION
   Franchising. Franchise revenue principally consists of royalty, marketing and reservation fees, which are based on a percentage of franchisee revenue. Royalty, marketing and reservation fees are accrued as the underlying franchisee revenue is earned. Franchise revenue also includes initial franchise fees which are recorded as revenue when the lodging property, car rental location or real estate brokerage office opens as a franchised unit.

   Timeshare. Timeshare exchange fees are recognized as revenue when the exchange request has been confirmed to the subscriber. Timeshare subscription revenue is deferred upon receipt and recorded as revenue as the contractual services (delivery of publications) are provided to subscribers.

   Fleet management. Revenues from fleet management services other than leasing are recognized over the period in which services are provided and the related expenses are incurred. The Company records the cost of leased vehicles as an "investment in leases and leased vehicles". Amounts charged to lessees for interest on the unrecovered investment are credited to income on a level yield method which approximates the contractual terms.

   Relocation. Relocation services provided by the Company include facilitating the purchase and resale of the transferee's residence, providing equity advances on the transferee's residence and home management services. The home is purchased under a contract of sale and the Company obtains a deed to the property, however, it does not generally record the deed or transfer of title. Transferring employees are provided equity on their home based on an appraised value determined by independent appraisers, after deducting any outstanding mortgages. The mortgage is generally retired concurrently with the advance of the equity and the purchase of the home. Based on its client agreements, the Company is given parameters under which it negotiates for the ultimate sale of the home. The gain or loss on resale is generally borne by the client corporation.

   While homes are held for resale, the amount funded for such homes carry an interest charge computed at a floating rate based on various indices. Direct costs of managing the home during the period the home is held for resale, including property taxes and repairs and maintenance are generally borne by the client. All such costs are generally guaranteed by the client corporation. The client normally advances funds to cover a portion of such carrying costs. When the home is sold, a settlement is made with the client corporation netting actual costs with any advanced funding.

   Revenues and related costs associated with the purchase and resale of a residence are recognized over the period in which services are provided. Relocation services revenue is recorded net of costs reimbursed by client corporations and interest expenses incurred to fund the purchase of a transferee's residence. Under the terms of contracts with clients, the Company is generally protected against losses from changes in real estate market conditions. The Company also offers fee-based programs such as home marketing assistance, household goods moves, destination services, and property dispositions for financial institutions and government agencies. Revenues from these fee-based services are taken into income over the periods in which the services are provided and the related expenses are incurred.

   Mortgage. Loan origination fees, commitment fees paid in connection with the sale of loans, and direct loan origination costs associated with loans held for resale, are deferred until the loan is sold. Fees received for servicing loans owned by investors are based on the difference between the weighted average yield received on the mortgages and the amount paid to the investor, or on a stipulated percentage of the outstanding monthly principal balance on such loans. Servicing fees are credited to income when received. Costs associated with loan servicing are charged to expense as incurred.

   Sales of mortgage loans are generally recorded on the date a loan is delivered to an investor. Sales of mortgage securities are recorded on the settlement date. The Company acquires mortgage-servicing rights by originating or purchasing mortgage loans and selling those loans with servicing retained, or it may purchase mortgage-servicing rights separately. The carrying value of mortgage-servicing rights is amortized over the estimated life of the related loan portfolio. Such amortization is recorded as a reduction of loan servicing fees in the consolidated statements of operations. Gains or losses on the sale of mortgage servicing rights are recognized when title and all risks and rewards have irrevocably passed to the buyer and there are no significant unresolved contingencies. Gains or losses on sales of mortgage loans are recognized based upon the difference between the selling price and the carrying value of the related mortgage loans sold. Such gains and losses are also increased or decreased by the amount of deferred mortgage-servicing fees recorded.

   Lifestyle product sales. Product sale revenue primarily represents the sale of entertainment books, gift wrapping and other products to schools, churches and other charitable organizations on a consignment basis. Revenue is recognized when the consignee generates a sale to the ultimate consumer.

   Insurance. Insurance premiums received for the sale of accidental death and dismemberment insurance ("AD&D") are recognized upon execution of underlying agreements with consumers. The Company transfers the risk of insurance, administration of claims and balance of premiums to third party insurance companies. Also, the Company recognizes its percentage share of the excess of premiums transferred over claims costs and insurance company administrative retention, based on actual and actuarially determined future claims costs.

   Membership. Prospective club members receive a free three month trial membership for which they are under no obligation to commit to purchase nor pay for such membership. Memberships are generally billed to credit cards upon expiration of the trial period. Memberships are cancellable for a full refund of the membership fee during the entire membership period, generally 1 year. Membership revenue is recognized upon the expiration of the membership period (See ACCOUNTING CHANGE FOR MEMBERSHIPS).

   ACCOUNTING CHANGE FOR MEMBERSHIPS
   Prior to 1997, the Company recorded deferred membership income, net of estimated cancellations, at the time members were billed (upon expiration of the free trial period), which was recognized as revenue ratably over the membership term and modified periodically based on actual cancellation experience. In addition, membership acquisition and renewal costs, which related primarily to membership solicitations were capitalized as direct response advertising costs due to the Company's ability to demonstrate that the direct response advertising resulted in future economic benefits. Such costs were amortized on a straight-line basis as revenues were recognized (over the average membership period). The Company believed that such accounting policies were appropriate and consistent with industry practice.


   In August 1998, in connection with the Company's cooperation with the Securities and Exchange Commission ("SEC") investigation of accounting irregularities discovered in the former CUC business units, the SEC concluded that when membership fees are fully refundable during the entire membership period, membership revenue should be recognized at the end of the membership period upon the expiration of the refund offer. The SEC Staff further concluded that non-refundable solicitation costs should be expensed as incurred since such costs are not recoverable if membership fees are refunded.

   The Company agreed to adopt such accounting policies effective January 1, 1997 and recorded a cumulative adjustment on such date for the cumulative impact of the accounting change (see Note 3--Restatement--Accounting Change).


   ADVERTISING EXPENSES
   The Company formerly expensed all advertising costs, other than direct response advertising costs, in the period incurred. As a result of the change in accounting for memberships (see Accounting change for memberships), the Company's policy is to expense all advertising costs in the period incurred. Advertising expenses for the years ended December 31, 1997, 1996 and 1995 were $898.2 million, $805.6 million and $653.9 million, respectively.


   INCOME TAXES
   The provision for income taxes includes deferred income taxes resulting from items reported in different periods for income tax and financial statement purposes. Deferred tax assets and liabilities represent the expected future tax consequences of the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effects of changes in tax rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date. No provision has been made for U.S. income taxes on approximately $199.6 million of cumulative undistributed earnings of foreign subsidiaries at December 31, 1997 since it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. The determination of unrecognized deferred U.S. tax liability for unremitted earnings is not practicable.


   TRANSLATION OF FOREIGN CURRENCIES
   Assets and liabilities of foreign subsidiaries are translated at the exchange rates as of the balance sheet dates, equity accounts are translated at historical exchange rates and revenues, expenses and cash flows are translated at the average exchange rates for the periods presented. Translation gains and losses are included as a component of shareholders' equity.


   NEW ACCOUNTING STANDARD
   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities" for fiscal years beginning after June 15, 1999. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. The Company will adopt SFAS No. 133 effective for the 2000 calendar year end. The Company has not yet determined the impact SFAS No. 133 will have on its financial position or results of operations when such statement is adopted.


3.  RESTATEMENT


   As publicly announced on April 15, 1998, the Company discovered accounting irregularities in certain business units of CUC. The Audit Committee of the Company's Board of Directors initiated an investigation into such matters (See Note 17). As a result of the findings of the Audit Committee investigation and Company investigation, the Company has restated previously reported annual results including the 1997, 1996 and 1995 financial information set forth herein. The 1997 annual results have also been restated for a change in accounting, effective January 1, 1997, related to revenue and expense recognition for memberships (see "Accounting Change").


   While management has made all adjustments considered necessary as a result of the investigation into accounting irregularities and the preparation and audit of the restated financial statements for 1997, 1996 and 1995, there can be no assurances that additional adjustments will not be required as a result of the SEC investigation.


   The following statements of operations and balance sheets reconcile previously reported and restated financial information.

                            STATEMENT OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                   YEAR ENDED DECEMBER 31, 1997
                                                 ---------------------------------
                                                                     ACCOUNTING
                                                                    ADJUSTMENTS
                                                                    FOR ERRORS,
                                                                  IRREGULARITIES,
                                                  AS PREVIOUSLY    AND ACCOUNTING
                                                     REPORTED          CHANGE
                                                 --------------- -----------------
 Net revenues                                        $5,314.7        $ (432.5)
                                                     --------        --------
 Expenses
  Operating                                           1,555.5           115.9
  Marketing and reservation                           1,266.3          (114.2)
  General and administrative                            727.2             7.4
  Depreciation and amortization                         256.8            16.3
  Interest-net                                           66.3            (0.2)
  Merger-related costs and other unusual
   charges                                            1,147.9          (409.9)
                                                     --------        --------
 Total expenses                                       5,020.0          (384.7)
                                                     --------        --------
 Income from continuing operations before
  income taxes, extraordinary gain and
  cumulative effect of accounting change                294.7           (47.8)
 Provision for income taxes                             239.3           (47.1)
                                                     --------        --------
 Income from continuing operations before
  extraordinary gain and cumulative effect of
  accounting change                                      55.4            (0.7)
 Loss from discontinued operations, net of
  taxes                                                    --              --
                                                     --------        --------
 Income before extraordinary gain and
  cumulative effect of accounting change                 55.4            (0.7)
 Extraordinary gain, net of tax                            --            11.2
                                                     --------        --------
 Income before cumulative effect of accounting
  change                                                 55.4            10.5
 Cumulative effect of accounting change, net of
  tax                                                      --          (283.1)
                                                     --------        --------
 Net income (loss)                                   $   55.4        $ (272.6)
                                                     ========        ========
 INCOME (LOSS) PER SHARE
  BASIC
  Income from continuing operations before
   extraordinary gain and cumulative effect
   of accounting change                              $   0.07
  Loss from discontinued operations, net                   --
  Extraordinary gain, net                                  --
  Cumulative effect of accounting change, net              --
                                                     --------
  Net income (loss)                                  $   0.07
                                                     ========
  DILUTED
  Income from continuing operations before
   extraordinary gain and cumulative effect
   of accounting change                              $   0.06
  Loss from discontinued operations, net                   --
  Extraordinary gain, net                                  --
  Cumulative effect of accounting change, net              --
                                                     --------
  Net income (loss)                                  $   0.06
                                                     ========
  WEIGHTED AVERAGE SHARES
  Basic                                                 811.2
  Diluted                                               851.7



                                                           YEAR ENDED DECEMBER 31, 1997
                                                 ------------------------------------------------
                                                  RESTATED BEFORE   RECLASSIFICATION
                                                    DISCONTINUED    FOR DISCONTINUED       AS
                                                     OPERATIONS        OPERATIONS       RESTATED
                                                 ----------------- ------------------ -----------
 Net revenues                                        $4,882.2           $ (642.2)      $4,240.0
                                                     --------           --------       --------
 Expenses
  Operating                                           1,671.4             (349.1)       1,322.3
  Marketing and reservation                           1,152.1             (120.3)       1,031.8
  General and administrative                            734.6              (98.4)         636.2
  Depreciation and amortization                         273.1              (35.4)         237.7
  Interest-net                                           66.1              (15.5)          50.6
  Merger-related costs and other unusual
   charges                                              738.0              (33.9)         704.1
                                                     --------           --------       --------
 Total expenses                                       4,635.3             (652.6)       3,982.7
                                                     --------           --------       --------
 Income from continuing operations before
  income taxes, extraordinary gain and
  cumulative effect of accounting change                246.9               10.4          257.3
 Provision for income taxes                             192.2               (1.2)         191.0
                                                     --------           --------       --------
 Income from continuing operations before
  extraordinary gain and cumulative effect of
  accounting change                                      54.7               11.6           66.3
 Loss from discontinued operations, net of
  taxes                                                    --              (26.8)         (26.8)
                                                     --------           --------       --------
 Income before extraordinary gain and
  cumulative effect of accounting change                 54.7              (15.2)          39.5
 Extraordinary gain, net of tax                          11.2               15.2           26.4
                                                     --------           --------       --------
 Income before cumulative effect of accounting
  change                                                 65.9                 --           65.9
 Cumulative effect of accounting change, net of
  tax                                                  (283.1)                --         (283.1)
                                                     --------           --------       --------
 Net income (loss)                                   $ (217.2)          $     --       $ (217.2)
                                                     ========           ========       ========
 INCOME (LOSS) PER SHARE
  BASIC
  Income from continuing operations before
   extraordinary gain and cumulative effect
   of accounting change                                                                $   0.08
  Loss from discontinued operations, net                                                  (0.03)
  Extraordinary gain, net                                                                  0.03
  Cumulative effect of accounting change, net                                             (0.35)
                                                                                       --------
  Net income (loss)                                                                    $  (0.27)
                                                                                       ========
  DILUTED
  Income from continuing operations before
   extraordinary gain and cumulative effect
   of accounting change                                                                $   0.08
  Loss from discontinued operations, net                                                  (0.03)
  Extraordinary gain, net                                                                  0.03
  Cumulative effect of accounting change, net                                             (0.35)
                                                                                       --------
  Net income (loss)                                                                    $  (0.27)
                                                                                       ========
  WEIGHTED AVERAGE SHARES
  Basic                                                                                   811.2
  Diluted                                                                                 851.7

                                                       BALANCE SHEET
                                                      (IN MILLIONS)





                                                                   AT DECEMBER 31, 1997
                                    ----------------------------------------------------------------------------------
                                                       ACCOUNTING
                                                       ADJUSTMENTS
                                                       FOR ERRORS,
                                                     IRREGULARITIES   RESTATED BEFORE   RECLASSIFICATION
                                     AS PREVIOUSLY   AND ACCOUNTING     DISCONTINUED    FOR DISCONTINUED       AS
                                        REPORTED         CHANGE          OPERATIONS        OPERATIONS       RESTATED
                                    --------------- ---------------- ----------------- ------------------ ------------
  ASSETS
  Current assets
   Cash and cash equivalents           $    149.5       $  (64.0)        $    85.5          $  (18.5)      $    67.0
   Receivables, net                       1,648.8         (309.8)          1,339.0            (168.3)        1,170.7
   Deferred membership
     acquisition costs                      424.5         (424.5)               --                --              --
   Net assets of discontinued
     operations                                --             --                --             273.3           273.3
   Other assets                             777.0          383.0           1,160.0             (80.9)        1,079.1
                                       ----------       --------         ---------          --------       ---------
  Total current assets                    2,999.8         (415.3)          2,584.5               5.6         2,590.1
                                       ----------       --------         ---------          --------       ---------
   Goodwill -- net                        2,467.0          (95.0)          2,372.0            (223.8)        2,148.2
   Other assets                           2,940.7           33.1           2,973.8             (82.4)        2,891.4
                                       ----------       --------         ---------          --------       ---------
  Total assets exclusive of assets
   under programs                         8,407.5         (477.2)          7,930.3            (300.6)        7,629.7
                                       ----------       --------         ---------          --------       ---------
  Assets under management and
   mortgage programs                      6,443.7             --           6,443.7                --         6,443.7
                                       ----------       --------         ---------          --------       ---------
  TOTAL ASSETS                         $ 14,851.2       $ (477.2)        $14,374.0          $ (300.6)      $14,073.4
                                       ==========       ========         =========          ========       =========
  LIABILITIES AND SHAREHOLDERS'
   EQUITY
   Accounts payable and other          $  1,742.8       $  (80.1)        $ 1,662.7          $ (170.3)      $ 1,492.4
   Deferred income                        1,197.2          136.9           1,334.1                --         1,334.1
   Long-term debt                         1,348.3            3.0           1,351.3            (105.3)        1,246.0
   Other liabilities                        187.1           19.1             206.2             (25.0)          181.2
                                       ----------       --------         ---------          --------       ---------
  Total liabilities exclusive of
   liabilities under programs             4,475.4           78.9           4,554.3            (300.6)        4,253.7
                                       ----------       --------         ---------          --------       ---------
  Liabilities under management
   and mortgage programs                  5,898.3             --           5,898.3                --         5,898.3
                                       ----------       --------         ---------          --------       ---------
  Total shareholders' equity              4,477.5         (556.1)          3,921.4                --         3,921.4
                                       ----------       --------         ---------          --------       ---------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $ 14,851.2       $ (477.2)        $14,374.0          $ (300.6)      $14,073.4
                                       ==========       ========         =========          ========       =========

                                                 STATEMENT OF OPERATIONS
                                           (IN MILLIONS, EXCEPT PER SHARE DATA)





                                                           YEAR ENDED DECEMBER 31, 1996
                                 ---------------------------------------------------------------------------------
                                                    ACCOUNTING     RESTATED BEFORE   RECLASSIFICATION
                                  AS PREVIOUSLY     ERRORS AND       DISCONTINUED    FOR DISCONTINUED       AS
                                     REPORTED     IRREGULARITIES      OPERATIONS        OPERATIONS       RESTATED
                                 --------------- ---------------- ----------------- ------------------ -----------
   Net revenues                      $3,908.8        $ (160.2)         $3,748.6          $ (510.9)      $3,237.7
                                     --------        --------          --------          --------       --------
   Expenses
    Operating                         1,392.8            35.8           1,428.6            (245.4)       1,183.2
    Marketing and reservation         1,089.5           (92.5)            997.0             (86.2)         910.8
    General and administrative          339.6            62.4             402.0             (61.0)         341.0
    Depreciation and
      amortization                      167.9            12.0             179.9             (34.4)         145.5
    Interest-net                         25.4             2.2              27.6             (13.3)          14.3
    Merger-related costs and
      other unusual charges             179.9           (45.6)            134.3             (24.9)         109.4
                                     --------        --------          --------          --------       --------
   Total expenses                     3,195.1           (25.7)          3,169.4            (465.2)       2,704.2
                                     --------        --------          --------          --------       --------
   Income from continuing
    operations before income
    taxes                               713.7          (134.5)            579.2             (45.7)         533.5
   Provision for income taxes           290.1           (40.9)            249.2             (29.0)         220.2
                                     --------        --------          --------          --------       --------
   Income from continuing
    operations                          423.6           (93.6)            330.0             (16.7)         313.3
   Income from discontinued
    operations, net of taxes               --              --                --              16.7           16.7
                                     --------        --------          --------          --------       --------
   Net income                        $  423.6        $  (93.6)         $  330.0          $     --       $  330.0
                                     ========        ========          ========          ========       ========
   INCOME PER SHARE
    BASIC
    Income from continuing
      operations                     $   0.56                                                           $   0.41
    Income from discontinued
      operations, net                      --                                                               0.03
                                     --------                                                           --------
    Net income                       $   0.56                                                           $   0.44
                                     ========                                                           ========
    DILUTED
    Income from continuing
      operations                     $   0.52                                                           $   0.39
    Income from discontinued
      operations, net                      --                                                               0.02
                                     --------                                                           --------
    Net income                       $   0.52                                                           $   0.41
                                     ========                                                           ========
    WEIGHTED AVERAGE SHARES
    Basic                               754.4                                                              757.4
    Diluted                             818.6                                                              821.6

                                                          BALANCE SHEET
                                                          (IN MILLIONS)





                                                                    AT DECEMBER 31, 1996
                                     ----------------------------------------------------------------------------------
                                                        ACCOUNTING     RESTATED BEFORE   RECLASSIFICATION
                                      AS PREVIOUSLY     ERRORS AND       DISCONTINUED    FOR DISCONTINUED       AS
                                         REPORTED     IRREGULARITIES      OPERATIONS        OPERATIONS       RESTATED
                                     --------------- ---------------- ----------------- ------------------ ------------
   ASSETS
   Current assets
    Cash and cash equivalents           $    633.9       $ (156.1)        $   477.8          $  (29.7)      $   448.1
    Receivables, net                       1,290.6         (172.0)          1,118.6            (124.5)          994.1
    Deferred membership
     acquisition costs                       401.6         (131.7)            269.9                --           269.9
    Net assets of discontinued
     operations                                 --             --                --             120.1           120.1
    Other assets                             605.1          114.6             719.7             (57.8)          661.9
                                        ----------       --------         ---------          --------       ---------
   Total current assets                    2,931.2         (345.2)          2,586.0             (91.9)        2,494.1
                                        ----------       --------         ---------          --------       ---------
    Goodwill -- net                        2,302.2          (29.9)          2,272.3            (192.0)        2,080.3
    Other assets                           2,625.7          (82.4)          2,543.3             (84.4)        2,458.9
                                        ----------       --------         ---------          --------       ---------
   Total assets exclusive of assets
    under programs                         7,859.1         (457.5)          7,401.6            (368.3)        7,033.3
                                        ----------       --------         ---------          --------       ---------
   Assets under management and
    mortgage programs                      5,729.2             --           5,729.2                --         5,729.2
                                        ----------       --------         ---------          --------       ---------
   TOTAL ASSETS                         $ 13,588.3       $ (457.5)        $13,130.8          $ (368.3)      $12,762.5
                                        ==========       ========         =========          ========       =========
   LIABILITIES AND SHAREHOLDERS'
    EQUITY
    Accounts payable and other          $  1,680.4       $   59.5         $ 1,739.9          $ (137.0)      $ 1,602.9
    Deferred income                        1,099.4         (198.5)            900.9                --           900.9
    Long-term debt                         1,004.6           (9.2)            995.4            (214.6)          780.8
    Other liabilities                        124.9           42.2             167.1             (16.7)          150.4
                                        ----------       --------         ---------          --------       ---------
   Total liabilities exclusive of
    liabilities under programs             3,909.3         (106.0)          3,803.3            (368.3)        3,435.0
                                        ----------       --------         ---------          --------       ---------
   Liabilities under management
    and mortgage programs                  5,371.8             --           5,371.8                --         5,371.8
                                        ----------       --------         ---------          --------       ---------
   Total shareholders' equity              4,307.2         (351.5)          3,955.7                --         3,955.7
                                        ----------       --------         ---------          --------       ---------
   TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                $ 13,588.3       $ (457.5)        $13,130.8          $ (368.3)      $12,762.5
                                        ==========       ========         =========          ========       =========

                                                 STATEMENT OF OPERATIONS
                                           (IN MILLIONS, EXCEPT PER SHARE DATA)





                                                           YEAR ENDED DECEMBER 31, 1995
                                 ---------------------------------------------------------------------------------
                                                    ACCOUNTING     RESTATED BEFORE   RECLASSIFICATION
                                  AS PREVIOUSLY     ERRORS AND       DISCONTINUED    FOR DISCONTINUED       AS
                                     REPORTED     IRREGULARITIES      OPERATIONS        OPERATIONS       RESTATED
                                 --------------- ---------------- ----------------- ------------------ -----------
   Net revenues                      $2,992.1        $   34.6          $3,026.7          $ (410.6)      $2,616.1
                                     --------        --------          --------          --------       --------
   Expenses
    Operating                         1,110.9           137.0           1,247.9            (223.0)       1,024.9
    Marketing and reservation           875.2           (75.3)            799.9             (56.3)         743.6
    General and administrative          279.5            73.0             352.5             (69.2)         283.3
    Depreciation and
      amortization                      112.9             5.4             118.3             (17.9)         100.4
    Interest-net                         13.3             9.4              22.7              (6.1)          16.6
    Merger-related costs and
      other unusual charges              97.0              --              97.0                --           97.0
                                     --------        --------          --------          --------       --------
   Total expenses                     2,488.8           149.5           2,638.3            (372.5)       2,265.8
                                     --------        --------          --------          --------       --------
   Income from continuing
    operations before income
    taxes                               503.3          (114.9)            388.4             (38.1)         350.3
   Provision for income taxes           200.5           (41.9)            158.6             (15.4)         143.2
                                     --------        --------          --------          --------       --------
   Income from continuing
    operations                          302.8           (73.0)            229.8             (22.7)         207.1
   Income from discontinued
    operations, net of taxes               --              --                --              22.7           22.7
                                     --------        --------          --------          --------       --------
   Net income                        $  302.8        $  (73.0)         $  229.8          $     --       $  229.8
                                     ========        ========          ========          ========       ========
   INCOME PER SHARE
    BASIC
    Income from continuing
      operations                     $   0.45                                                           $   0.30
    Income from discontinued
      operations, net                      --                                                               0.03
                                     --------                                                           --------
    Net income                       $   0.45                                                           $   0.33
                                     ========                                                           ========
    DILUTED
    Income from continuing
      operations                     $   0.42                                                           $   0.28
    Income from discontinued
      operations, net                      --                                                               0.03
                                     --------                                                           --------
    Net income                       $   0.42                                                           $   0.31
                                     ========                                                           ========
    WEIGHTED AVERAGE SHARES
    Basic                               670.5                                                              692.4
    Diluted                             741.8                                                              763.7

Following are the primary categories of adjustments to revenue which appear on the reconciliation of previously reported and restated statements of operations:



                                                                     YEARS ENDED DECEMBER 31,
ADJUSTMENTS TO NET REVENUES:                                 ----------------------------------------
                                                                 1997          1996           1995
(IN MILLIONS)                                                -----------   ------------   -----------
   Net revenues:
   Improper revenue recognition ..........................    $  (91.7)      $ (110.2)     $  (31.2)
   Improper reversal of merger liabilities ...............      (167.7)            --            --
   Revenue associated with pooled entities--not previously
    reported .............................................        14.2          108.4         197.3
   Elimination of intercompany transactions and contra-
    revenue ..............................................      (180.0)        (158.3)       (124.3)
   Other errors ..........................................        (2.4)          (0.1)         (7.2)
   Accounting change .....................................        (4.9)            --            --
                                                              --------       --------      --------
   Adjustment to net revenues ............................    $ (432.5)      $ (160.2)     $   34.6
                                                              --------       --------      --------

DESCRIPTION OF NET REVENUE ADJUSTMENTS

   IMPROPER REVENUE RECOGNITION

   The Company made adjustments to correct the misapplication of generally accepted accounting principles resulting in improper revenue recognition. These errors include: the understatement of estimated membership fees to be refunded to members; the immediate recognition of revenue which should have been deferred and recognized over the membership term; the recording of fictitious revenue; other accounting errors.


   IMPROPER REVERSAL OF MERGER LIABILITIES

   The Company recorded adjustments to correct the reduction of liabilities previously established primarily for merger transactions and a corresponding inappropriate entry to record revenue.


   REVENUE ASSOCIATED WITH POOLED ENTITIES--NOT PREVIOUSLY RECORDED

   The Company recorded adjustments to consolidate the financial statements of acquired entities which were accounted for as poolings of interest as required by generally accepted accounting principles. Previous consolidated financial statements did not reflect certain acquired company financial statements for periods required.


   ELIMINATION OF INTERCOMPANY TRANSACTIONS AND CONTRA-REVENUE

   The Company made adjustments to eliminate intercompany revenue not previously eliminated and properly classify certain expenses as contra-revenue resulting in reductions to revenue.

   ACCOUNTING CHANGE

   The Company adopted a change in accounting for memberships revenue and expenses effective January 1, 1997 (See Note 2--Accounting change for memberships.) Accordingly, the Company recorded a non-cash after-tax charge on such date of $283.1 million or $.35 per diluted share, to account for the cumulative effect of the accounting change. The cumulative effect adjustment also impacted the Company's financial position which included reductions in deferred membership acquisition costs and accrued expenses of $278.4 and $47.8 million, respectively and increases in deferred income and prepaid expenses (commissions) of $363.9 million and $148.1 million, respectively. The effect of adopting the change in accounting for memberships on the Company's 1997 operating results, before the cumulative effect adjustment, was additional after-tax expense of $15.3 million or $.02 per diluted share comprised of a reduction in revenues of $4.7 million with an increase in operating expenses of $19.0 million and a tax benefit of $8.4 million.

   The underlying pro forma information assumes the aforementioned accounting change has been applied retroactively. For comparative purposes, such pro forma information is presented with actual results.

                                                YEAR ENDED DECEMBER 31,
                                            --------------------------------
                                              1997        1996        1995
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)     --------   ---------   ---------
    Income before extraordinary gain:
       As restated                           $39.5      $330.0      $229.8
       Pro forma                              39.5       322.6       200.7
      Net income:
       As restated                            65.9       330.0       229.8
       Pro forma                              65.9       322.6       200.7
    PER SHARE INFORMATION
    BASIC
      Income before extraordinary gain:
       As restated                           $ .05      $  .44      $  .33
       Pro forma                               .05         .43         .29
      Net income
       As restated                             .08         .44         .33
       Pro forma                               .08         .43         .29
    DILUTED
      Income before extraordinary gain:
       As restated                             .05         .41         .31
       Pro forma                               .05         .40         .27
      Net income:
       As restated                             .08         .41         .31
       Pro forma                               .08         .40         .27

4.  EARNINGS PER SHARE ("EPS")


   Basic EPS is computed based solely on the weighted average number of common shares outstanding during the period. Diluted EPS reflects all potential dilution of common stock. Basic and Diluted EPS from continuing operations is calculated as follows:



                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                      --------   ---------   ---------
   Income from continuing operations before extraordinary
     gain and cumulative effect of accounting change          $ 66.3     $313.3      $207.1
   Convertible debt interest                                      --        5.8         6.7
                                                              ------     ------      ------
   Income from continuing operations before extraordinary
     gain and cumulative effect of accounting change, as
     adjusted                                                 $ 66.3     $319.1      $213.8
                                                              ======     ======      ======
   Weighted average shares -- basic                            811.2      757.4       692.4
   Potential dilution of common stock:
     Stock options                                              40.5       40.1        44.3
     Convertible debt                                             --       24.1        27.0
                                                              ------     ------      ------
   Weighted average shares -- diluted                          851.7      821.6       763.7
                                                              ======     ======      ======
   EPS -- CONTINUING OPERATIONS BEFORE EXTRAORDINARY GAIN
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE
     BASIC                                                    $  .08     $  .41      $  .30
                                                              ======     ======      ======
    DILUTED                                                   $  .08     $  .39      $  .28
                                                              ======     ======      ======

5. BUSINESS COMBINATIONS

   In connection with the underlying pooling of interests business combinations, the accompanying consolidated financial statements have been prepared as if the Company and all such pooled companies had operated as one entity since inception.

   1997 POOLINGS
   Cendant. On December 17, 1997, HFS merged with CUC to form Cendant. The Cendant Merger was consummated with CUC issuing 440.0 million shares of its common stock in exchange for all of the outstanding common stock of HFS. Pursuant to the terms of the agreement and plan of merger, HFS stockholders received 2.4031 shares of CUC common stock for each share of HFS common stock. Upon consummation of the Cendant Merger, CUC changed its name to Cendant Corporation. Effective with the Cendant Merger, the Company's shareholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock and preferred stock to 2 billion shares and 10 million shares, respectively.

   In connection with the Cendant Merger, the Company determined that it will use a calendar year end and, accordingly, CUC changed its fiscal year end from January 31 to December 31. Prior to the Cendant Merger, HFS reported on a calendar year basis. The HFS statements of income for the years ended December 31, 1996 and 1995 have been combined with the CUC statements of income for the years ended January 31, 1997, and 1996 respectively. As a result of CUC's change in fiscal year, the operating results of CUC for January 1997, were duplicated in the Company's consolidated statement of operations for the year ended December 31, 1997. Accordingly, an adjustment has been made to 1997 retained earnings for the duplication of net income of $22.3 million for such one-month period.

   PHH. On April 30, 1997, the Company and PHH Corporation ("PHH") merged (the "PHH Merger") which was satisfied by the issuance of 72.8 million shares of Company common stock in exchange for all of the outstanding common stock and stock options of PHH. PHH operates the world's largest corporate relocation services business and also provides mortgage services and fleet management services. Prior to the PHH Merger, PHH reported on an April 30 fiscal year basis. To conform to a calendar year end, PHH prepared financial statements for the twelve month periods ended December 31, 1996 and January 31, 1996 which were combined with the Company's statements of income for the years ended December 31, 1996 and 1995, respectively. In combining PHH's twelve month periods, the consolidated statement of income for the year ended December 31, 1996 included one month (January 1996) of PHH's operating results which was also included in the consolidated statement of operations for the year ended December 31, 1995. Accordingly, an adjustment has been made to 1996 retained earnings for the duplication of net income of $8.3 million and cash dividends declared of $5.9 million for such one-month period.

   Numa. During February 1997, the Company issued 3.0 million shares of its common stock for all the outstanding common stock of Numa Corporation ("Numa"). Numa publishes personalized heritage publications and markets and sells personalized merchandise.

   1996 POOLINGS
   Ideon. In August 1996, the Company issued 16.6 million shares of its common stock for all of the outstanding capital stock of Ideon Group, Inc. ("Ideon"). Ideon is principally a provider of credit card enhancement services. Ideon previously reported on a fiscal year ended December 31, for its financial reporting. To conform to CUC's former fiscal year end of January 31, Ideon's operating results for January 1996 have been excluded from the Company's year ended December 31, 1996 operating results. Accordingly, a $1.1 million credit was recorded to 1996 retained earnings for such excluded period.

   Other. In 1996, the Company acquired the outstanding stock of certain other entities by issuing 4.8 million shares of its common stock.

   1995 POOLINGS
   Getko, NAOG and Advance Ross. In June 1995, the Company issued 5.6 million shares of its common stock for all of the outstanding capital stock of Getko Group Inc. ("Getko"). Getko distributes complimentary welcoming packages to new homeowners throughout the United States and Canada. In September 1995, the Company issued 2.3 million shares of its common stock for all of the outstanding capital stock of North American Outdoor Group, Inc. ("NAOG"). NAOG owns one of the largest for-profit hunting and general interest fishing membership organizations in the United States, and also owns various other membership organizations. In January 1996, the Company issued 8.9 million shares of its common stock for all of the outstanding capital stock of Advance Ross Corporation ("Advance Ross"). Advance Ross is the parent company to Global Refund, a subsidiary which processes value-added tax refunds for travelers in over 20 European countries.


   The following table presents the historical results of the pooled Cendant entities for the last complete interim periods prior to their respective mergers:




                                                                 YEAR ENDED DECEMBER 31,
                                                        ------------------------------------------
                                                            1997           1996           1995
    (IN MILLIONS)                                       ------------   ------------   ------------
    Net revenues
      Cendant (1)                                        $ 1,100.2      $      --      $      --
      CUC                                                  1,390.3        1,571.7        1,165.0
      HFS                                                  1,570.9          786.0          446.1
      PHH                                                    178.6          650.5          610.8
      NUMA                                                      --           68.0           51.1
      1996 Pooled Entities                                      --          161.5          256.0
      1995 Pooled Entities                                      --             --           87.1
                                                         ---------      ---------      ---------
                                                         $ 4,240.0      $ 3,237.7      $ 2,616.1
                                                         =========      =========      =========
    Income (loss) from continuing operations
     before extraordinary gain and cumulative effect
     of accounting change
      Cendant (1)                                        $  (181.1)     $      --      $      --
      CUC                                                    105.3           35.6           75.5
      HFS                                                    109.9          169.5           79.8
      PHH                                                     32.2           87.7           78.1
      NUMA                                                      --            6.7           14.0
      1996 Pooled Entities                                      --           13.8          (47.4)
      1995 Pooled Entities                                      --             --            7.1
                                                         ---------      ---------      ---------
                                                         $    66.3      $   313.3      $   207.1
                                                         =========      =========      =========

----------
(1)   Operating results of Cendant for the fourth quarter of 1997.


   PURCHASE BUSINESS COMBINATIONS
   The acquisitions discussed below were accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed were recorded at their estimated fair values. The operating results of such acquired companies are reflected in the Company's consolidated statements of income since the respective dates of acquisition.

   The following tables reflect the fair values of assets acquired and liabilities assumed in connection with the Company's acquisitions which were consummated during the three years ended December 31, 1997.




                                                                         ACQUIRED IN 1996
   (IN MILLIONS)                                              ---------------------------------------
                                                     ACQUIRED                      COLDWELL
                                                     IN 1997     RCI       AVIS     BANKER    OTHER
                                                    --------- --------- --------- --------- ---------
   Cash paid                                         $ 267.9   $ 412.1   $ 367.2   $ 745.0   $ 224.0
   Common stock issued (1)                              21.6      75.0     338.4        --      52.5
   Notes issued                                           --        --     100.9        --       5.0
                                                     -------   -------   -------   -------   -------
   Total consideration                                 289.5     487.1     806.5     745.0     281.5
                                                     -------   -------   -------   -------   -------
   Assets acquired                                     230.6     439.1     783.9     541.7      91.5
   Liabilities assumed                                 113.7     429.7     311.4     148.5      48.7
                                                     -------   -------   -------   -------   -------
   Fair value of identifiable net assets acquired      116.9       9.4     472.5     393.2      42.8
                                                     -------   -------   -------   -------   -------
   Goodwill                                          $ 172.6   $ 477.7   $ 334.0   $ 351.8   $ 238.7
                                                     =======   =======   =======   =======   =======
   (1) Number of shares issued                           0.9       2.4      11.1        --       2.5
                                                     =======   =======   =======   =======   =======




                                                          ACQUIRED IN 1995
   (IN MILLIONS)                                      -------------------------
                                                       CENTURY 21       OTHER
                                                      ------------   ----------
   Cash paid                                             $ 100.2      $ 122.5
   Common stock issued (2)                                  64.8         40.8
   Preferred stock issued                                   80.0           --
                                                         -------      -------
   Total consideration                                     245.0        163.3
                                                         -------      -------

   Assets acquired                                         120.6         67.2
   Liabilities assumed                                      75.3         56.2
                                                         -------      -------
   Fair value of identifiable net assets acquired           45.3         11.0
                                                         -------      -------
   Goodwill                                              $ 199.7      $ 152.3
                                                         =======      =======

   (2) Number of shares issued                               9.6          6.0
                                                         =======      =======


   1997 ACQUISITIONS
   The Company acquired certain entities for an aggregate purchase price of $289.5 million.

   1996 ACQUISITIONS
   Resort Condominiums International, Inc. In November 1996, the Company completed the acquisition of all the outstanding capital stock of Resort Condominiums International, Inc. and its affiliates ("RCI") for $487.1 million. The purchase agreement provides for contingent payments of up to $200.0 million over a five year period which are based on components which measure RCI's future performance, including EBITDA, net revenues and number of members, as defined. The Company made a contingent payment of $100.0 million during the first quarter of 1998, which was accounted for as additional goodwill.

   Avis. In October 1996, the Company completed the acquisition of all of the outstanding capital stock of Avis, Inc. ("Avis"), including payments under certain employee stock plans of Avis and the redemption of certain series of preferred stock of Avis for an aggregate $806.5 million. Subsequently, the Company made contingent cash payments of $26.0 million in 1996 and $60.8 million in 1997. The contingent payments made in 1997 represented the incremental amount of value attributable to Company common stock as of the stock purchase agreement date in excess of the proceeds realized upon the subsequent sale of such Company common stock.

   In September 1997, the subsidiary of Avis, which controlled the car rental operations of Avis ("ARAC"), completed an Initial Public Offering ("IPO") resulting in a 72.5% dilution of the Company's investment in ARAC. Net proceeds of $359.3 million were retained by ARAC. The Company's interest was further diluted to 20.4% primarily due to a secondary offering of common stock in March 1998. See Note 21 for a discussion of the Company's executed business plan and related accounting treatment regarding Avis.


   Coldwell Banker Corporation. In May 1996, the Company acquired by merger Coldwell Banker Corporation ("Coldwell Banker"), the largest gross revenue producing residential real estate company in North America and a leading provider of corporate relocation services. The Company paid $640.0 million in cash for all of the outstanding capital stock of Coldwell Banker and repaid $105.0 million of Coldwell Banker indebtedness. The aggregate purchase price for the transaction was financed through the May 1996 sale of an aggregate 46.6 million shares of Company common stock pursuant to a public offering.


   Other 1996 Acquisitions. The Company acquired certain other entities for an aggregate purchase price of $281.5 million.


   1995 ACQUISITIONS
   Century 21. In August 1995, a majority owned (87.5%) subsidiary of the Company, C21 Holding Corp. ("Holding"), acquired Century 21 Real Estate Corporation ("Century 21"), the world's largest residential real estate brokerage franchisor. Aggregate consideration for the acquisition consisted of $245.0 million. Pursuant to an agreement, as amended, between the Company and a management group of Holding, the Company acquired the remaining 12.5% interest in Holding for $52.8 million in 1997.


   Other 1995 Acquisitions. The Company acquired certain other entities for an aggregate purchase price of $163.3 million.


   PRO FORMA INFORMATION (UNAUDITED)
   The following information reflects pro forma statements of income data for the year ended December 31, 1996 assuming the aforementioned acquisitions accounted for using the purchase method of accounting completed during 1996 were consummated on January 1, 1996. The acquisitions completed during 1997 were immaterial to the operating results of the Company. The pro forma results are not necessarily indicative of the operating results that would have occurred had the transactions been consummated as indicated nor are they intended to indicate results that may occur in the future. The underlying pro forma information includes the amortization expense associated with the assets acquired, and reflects the Company's financing arrangements, and the related income tax effects.




                                                 YEAR ENDED
                                                DECEMBER 31,
                                                    1996
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)        -------------
       Net revenues                               $3,804.2
       Net income(1)                                 379.8
       Net income per share:(1)
        Basic                                     $    .48
        Diluted                                        .45
       Weighted average shares outstanding:
        Basic                                        784.9
        Diluted                                      849.1

     ------------
  (1) Includes operating results of discontinued operations for the year ended December 31, 1996 (See Note 6--Discontinued Operations)

6. DISCONTINUED OPERATIONS


   Classified Advertising Acquisition. In October 1997, the Company issued
   14.2 million shares of its common stock for all of the outstanding capital stock of Hebdo Mag International, Inc. ("Hebdo Mag"). The transaction was accounted for as a pooling of interests and therefore, all prior periods have been restated to include the operations of Hebdo Mag for all periods prior to the merger. Hebdo Mag is a publisher and distributor of classified advertising information.


   Software Acquisitions. In July 1996, the Company issued 45.1 million shares and 38.4 million shares of Company common stock for all of the outstanding capital stock of Davidson and Associates, Inc. ("Davidson") and Sierra On-Line Inc. ("Sierra"), respectively. Davidson and Sierra develop, publish and distribute educational and entertainment software for home and school use. During 1995, prior to being merged into the Company, Davidson and Sierra acquired all of the outstanding capital stock of various companies by issuing an aggregate of 0.8 million and 3.9 million equivalent shares of Company common stock, respectively. Davidson and Sierra previously reported on fiscal years ended December 31 and March 31, respectively, for their financial reporting. To conform to CUC's former fiscal year end of January 31, Davidson and Sierra's operating results for January 1996 have been excluded from the Company's year ended December 31, 1996 operating results. Accordingly, a $5.8 million charge was recorded to 1996 retained earnings for such excluded period. In addition Sierra's operating results for the three months ended March 1995 have been duplicated in the Company's year ended December 31, 1995 operating results. Such operating results were immaterial.


   In January 1997, the Company issued 3.1 million shares of its common stock for all of the outstanding capital stock of Knowledge Adventure, Inc. ("KA"). KA develops and markets children's education computer software. Davidson, Sierra and KA (collectively, the "Software Acquisitions") substantially comprise the Company's wholly-owned subsidiary, Cendant Software Corporation ("Cendant Software"). The Software Acquisitions were accounted for as poolings of interest and therefore, all prior periods have been restated to include the operations of Davidson, Sierra and KA for all periods prior to their respective mergers.


   Divestitures. On August 12, 1998, the Company announced that its Executive Committee of the Board of Directors committed to discontinue the Company's classified advertising and consumer software businesses by disposing of Hebdo Mag and Cendant Software, respectively. The Company has since entered into a definitive agreement to sell Hebdo Mag to its former 50% owners for
   7.1 million shares of Company common stock and approximately $410 million in cash. The transaction is subject to certain conditions, including regulatory approval and financing by the purchaser. In addition, the Company has engaged investment bankers to analyze various strategic alternatives in regard to the disposition of Cendant Software within one year of the measurement date.


   Summarized financial data of discontinued operations are as follows:


   STATEMENT OF OPERATIONS DATA:




                                                                         SOFTWARE
                                                           ------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1997         1996         1995
     (IN MILLIONS)                                         ----------   ----------   ----------
     Net revenues                                           $ 433.7      $ 384.5      $ 308.4
                                                            -------      -------      -------
     Income (loss) from operations before income taxes         (5.9)        42.0         33.9
     Provision for income taxes                                 2.4         27.3         13.6
                                                            -------      -------      -------
     Net income (loss)                                      $  (8.3)     $  14.7      $  20.3
                                                            =======      =======      =======

                                                                CLASSIFIED ADVERTISING
                                                          -----------------------------------
                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                              1997         1996        1995
     (IN MILLIONS)                                        -----------   ---------   ---------
     Net revenues                                           $ 208.5      $126.4      $102.2
                                                            -------      ------      ------
     Income (loss) from operations before income taxes
      and extraordinary loss                                   (4.5)        3.7         4.2
     Provision for (benefit from) income taxes                 (1.2)        1.7         1.8
     Extraordinary loss from early extinguishment of
      debt, net of a $4.9 million tax benefit                 (15.2)         --          --
                                                            -------      ------      ------
     Net income (loss)                                      $ (18.5)     $  2.0      $  2.4
                                                            =======      ======      ======

     BALANCE SHEET DATA:

                                                      SOFTWARE           CLASSIFIED ADVERTISING
                                               -----------------------   ----------------------
                                                   AT DECEMBER 31,          AT DECEMBER 31,
                                               -----------------------   ----------------------
                                                  1997         1996         1997        1996
     (IN MILLIONS)                             ----------   ----------   ---------   ----------
     Current assets                             $ 209.1      $ 162.0      $ 58.6      $  50.0
     Goodwill                                      42.2         10.7       181.5        181.3
     Other assets                                  49.2         42.4        33.2         42.0
     Total liabilities                            127.0        114.2       173.5        254.1
                                                -------      -------      ------      -------
     Net assets of discontinued operations      $ 173.5      $ 100.9      $ 99.8      $  19.2
                                                =======      =======      ======      =======

7. MERGER-RELATED COSTS AND OTHER UNUSUAL CHARGES


   1997 POOLING

   In 1997, the Company incurred merger-related costs and other unusual charges ("Unusual Charges") of $738.0 million of which $704.1 million ($504.7 million after tax or $.58 per diluted share) was related to continuing operations and $33.9 million was associated with businesses which are discontinued. Charges incurred during the fourth quarter of 1997 of $454.9 million were substantially associated with and/or coincident to the Cendant Merger and the merger with Hebdo Mag (collectively, the "Fourth Quarter 1997 Charge"). Unusual Charges of $283.1 million, comprised of $295.4 million of charges incurred in the second quarter of 1997, reduced by $12.3 million for changes in estimates recorded in the fourth quarter of 1997, were substantially associated with the PHH Merger (the "Second Quarter 1997 Charge"). The collective Unusual Charges recorded during 1997 related to the aforementioned mergers and the reduction of related liabilities is summarized below by category of expenditure and by charge as follows:




                                                  ADJUSTMENTS
                                       ORIGINAL     DUE TO                                     LIABILITIES AT
                                        UNUSUAL    CHANGE IN   UNUSUAL     CASH                 DECEMBER 31,
                                        CHARGES    ESTIMATES   CHARGES   PAYMENTS   NON-CASH        1997
   (IN MILLIONS)                      ---------- ------------ --------- ---------- ---------- ---------------
   Professional fees                   $ 121.3      $  2.0     $ 123.3    $ 72.6    $    --        $ 50.7
   Personnel related                     324.9        (0.1)      324.8     111.3       45.0         168.5
   Business terminations                 133.9          --       133.9      46.0       84.0           3.9
   Facility related and other            170.2       (14.2)      156.0      72.5       33.1          50.4
                                       -------      ------     -------    ------    -------        ------
   Total Unusual Charges               $ 750.3     ($ 12.3)    $ 738.0    $302.4    $ 162.1        $273.5
   Reclassification for discontinued
     operations                          (33.9)         --       (33.9)     (8.0)     (25.9)           --
                                       -------      ------     -------    ------    -------        ------
   Total Unusual Charges related
     to continuing operations          $ 716.4     ($ 12.3)    $ 704.1    $294.4    $ 136.2        $273.5
                                       =======      ======     =======    ======    =======        ======

                                                      ADJUSTMENTS
                                         ORIGINAL       DUE TO                                             LIABILITIES AT
                                          UNUSUAL      CHANGE IN     UNUSUAL       CASH                     DECEMBER 31,
                                          CHARGES      ESTIMATES     CHARGES     PAYMENTS     NON-CASH          1997
   (IN MILLIONS)                        ----------   ------------   ---------   ----------   ----------   ---------------
   Fourth Quarter 1997 Charge            $ 454.9        $   --       $ 454.9      $152.2      $ 105.3          $197.4
   Second Quarter 1997 Charge              295.4         (12.3)        283.1       150.2         56.8            76.1
                                         -------        ------       -------      ------      -------          ------
   Total Unusual Charges                 $ 750.3       ($ 12.3)        738.0      $302.4      $ 162.1          $273.5
   Reclassification for discontinued
     operations                            (33.9)           --         (33.9)       (8.0)       (25.9)             --
                                         -------        ------       -------      ------      -------          ------
   Total Unusual Charges related
     to continuing operations            $ 716.4       ($ 12.3)      $ 704.1      $294.4      $ 136.2          $273.5
                                         =======        ======       =======      ======      =======          ======

   FOURTH QUARTER 1997 CHARGE

   The Company incurred Unusual Charges in the fourth quarter 1997 totaling $454.9 million substantially associated with the Cendant and Hebdo Mag mergers. In addition to $170.0 million of professional fees and executive compensation expense incurred directly as a result of the mergers, the Company incurred $284.9 million of costs resulting from reorganization plans formulated prior to and implemented as a result of the merger.

   The Company determined to streamline its corporate organization functions and eliminate several office locations in overlapping markets. Management initiated a plan in 1997 to consolidate European call centers in Cork, Ireland in 1998 and upgrade the quality standards of its hotel franchise businesses, which resulted in planned terminations of franchise properties commencing in January 1998. In December 1997, the Company irrevocably contributed $70.0 million to independent technology trusts which made technology investments for the direct benefit of hotel and real estate franchisees. Management also approved a plan to terminate a contract, which may restrict the Company from maximizing opportunities afforded by the merger of HFS and CUC.

   Following is a description of costs by type of expenditure and reduction of corresponding liabilities through December 31, 1997.

   Unusual Charges include $93.0 million of estimated professional fees primarily consisting of investment banking, legal and accounting fees incurred in connection with the mergers. Approximately $43.4 million of invoices were paid in the fourth quarter of 1997 leaving a $49.6 million balance to be paid in 1998. The Company also incurred $170.7 million of personnel related costs including $73.3 million of retirement and employee benefit plan costs, $23.7 million of restricted stock compensation, $61.4 million of severance resulting from consolidations of corporate functions and nine European call centers and $12.3 million other personnel related costs. Total employees to be terminated, including seven corporate employees, approximated 474 with limited terminations in 1997. The $170.7 million of personnel related liabilities were reduced in 1997 by $35.2 million of non-cash reductions primarily including $23.7 and $9.5 million of costs associated with restricted stock and stock option compensation, respectively and $8.9 million of personnel related payments. Approximately $45.3 million of retirement plan costs were paid in January 1998. Unusual Charges include $78.3 million of business termination costs which consists of a $48.3 million impairment of hotel franchise agreement assets associated with a quality upgrade program and $30.0 million of contract termination costs. Of the $78.3 million of business termination liabilities, $30.0 million was paid in December 1997 and $48.3 million of non-cash reductions of intangible assets were recorded. Facility related and other unusual charges of $112.9 million include $70.0 million of irrevocable contributions to independent technology trusts for the direct benefit of lodging and real estate franchisees, $16.4 million of building lease termination costs and a $22.0 million reduction in intangible assets associated with the Company's wholesale annuity business for which impairment was determined in accordance with SFAS No-121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" in the fourth quarter of 1997. Approximately $70.0 million was paid for these obligations in December 1997 and the remaining obligations are anticipated to be paid over the earlier of lease buy-out or lease term.

   SECOND QUARTER 1997 CHARGE


   The Company incurred $295.4 million of Unusual Charges in the second quarter of 1997 primarily associated with the PHH Merger. During the fourth quarter, as a result of changes in estimates, the Company adjusted certain merger-related liabilities which resulted in a $12.3 million credit to Unusual Charges. In addition to $125.8 million of professional fees and executive compensation expenses incurred directly as a result of the merger, the Company incurred $157.3 million of expenses resulting from reorganization plans formulated prior to and implemented as of the merger date. The merger afforded the combined Company an opportunity to rationalize its combined corporate, real estate and travel segment businesses, and corresponding support and service functions to gain organizational efficiencies and maximize profits. Such initiatives included 500 job reductions including the virtual elimination of all PHH Corporate functions and facilities in Hunt Valley, Maryland. Management initiated a plan just prior to the merger to close hotel reservation call centers, combine travel agency operations and continue the downsizing of fleet operations by reducing headcount and eliminating unprofitable products. With respect to the real estate segment, management initiated plans to integrate its relocation, franchise and mortgage origination businesses to capture additional revenue through the referral of one business unit's customers to another. Management also formalized a plan to centralize the management and headquarters functions of the world's largest, second largest and other company owned corporate relocation business unit subsidiaries. The real estate segment initiatives resulted in approximately 380 planned job reductions, write-offs of abandoned systems and leasehold assets commencing in the second quarter 1997.


   Following is a description of costs by type of expenditure and reduction of corresponding liabilities through December 31, 1997:


   Unusual Charges include $154.1 million of personnel related costs associated with employee reductions necessitated by the planned and announced consolidation of the Company's several corporate relocation service businesses worldwide as well as the consolidation of corporate activities. Personnel related charges also include termination benefits such as severance, medical and other benefits. Personnel related charges also include retirement benefits pursuant to pre-existing contracts resulting from a change in control. Several grantor trusts were established and funded by the Company in November 1996 to pay such benefits in accordance with the terms of the PHH merger agreement. The Company's restructuring plan resulted in the termination of approximately 560 employees (principally corporate employees located in North America), of which 364 were terminated by December 31, 1997. Approximately $102.4 million of personnel related costs were paid in 1997 and $9.8 million of non-cash stock compensation was recognized. Unusual Charges also include professional fees of $30.3 million of which $29.2 million was paid in 1997 and is primarily comprised of investment banking, accounting and legal fees incurred in connection with the PHH Merger. Unusual Charges also include business termination charges of $55.6 million, which are comprised of $38.8 million of costs to exit certain activities primarily within the Company's fleet management business, a $7.3 million termination fee associated with a joint venture that competed with PHH Mortgage Services business and $9.6 million of costs to terminate a marketing agreement with a third party in order to replace the function with internal resources. In connection with the business termination charges, approximately $16.0 million was paid in 1997 and $35.7 million of assets associated with discontinued activities were written off. Facility related and other charges totaling $43.1 million include costs associated with contract and lease terminations, asset disposals and other charges incurred in connection with the consolidation and closure of excess office space. Approximately $2.6 million was paid and $11.3 million of assets were written off in 1997. The remaining facility related obligations will be paid or are otherwise anticipated to be extinguished in 1998.


   The Company had substantially completed the aforementioned restructuring activities by the second quarter of 1998. The $76.1 million of liabilities remaining at December 31, 1997 primarily consist of $41.9 million of severance and benefit plan payments and $29.2 million related to contract, leasehold and lease termination obligations.

   1996 POOLINGS

   1996 UNUSUAL CHARGE

   In connection with and coincident to the Ideon merger in August 1996 and the Davidson and Sierra mergers in July 1996, the Company incurred Unusual Charges of approximately $134.3 million in 1996, of which $109.4 million ($70.0 million, after tax or $.09 per diluted share) was related to continuing operations (substantially Ideon) and $24.9 million was associated with businesses that are discontinued (Davidson and Sierra). The collective Unusual Charges recorded during 1996 related to the aforementioned mergers and the utilization of such liabilities is summarized below by category of expenditure as follows:




                                        ORIGINAL                               LIABILITIES AT
                                         UNUSUAL       CASH                     DECEMBER 31,
                                         CHARGES     PAYMENTS     NON-CASH          1997
   (IN MILLIONS)                       ----------   ----------   ----------   ---------------
   Professional fees ...............    $  27.5      $ (27.5)      $   --          $  --
   Personnel related ...............        7.5         (7.5)          --             --
   Facility related ................       12.4          (.7)        (9.7)           2.0
   Litigation related ..............       80.4        (14.4)          --           66.0
   Other ...........................        6.5         (6.2)          --             .3
                                        -------      -------       ------          -----
   Total Unusual Charges ...........      134.3        (56.3)        (9.7)          68.3
   Reclassification for discontinued
    operations .....................      (24.9)        24.9           --             --
                                        -------      -------       ------          -----
   Total Unusual Charges related to
    continuing operations ..........    $ 109.4      $ (31.4)      $ (9.7)         $68.3
                                        =======      =======       ======          =====

   Costs associated with the Davidson and Sierra mergers were comprised primarily of professional fees incurred in connection with the transactions. Costs associated with the Company's merger with Ideon (the "Ideon Merger") were non-recurring and included transaction and exit costs as well as a provision relating to certain litigation matters giving consideration to the Company's intended approach to these matters. In determining the amount of the provision related to these outstanding litigation matters, the Company estimated the cost of settling these litigation matters. In estimating such cost, the Company considered potential liabilities related to these matters and the estimated cost of prosecuting and defending them (including out-of-pocket costs, such as attorneys' fees, and the cost to the Company of having its management involved in such litigation matters). The Company has since settled all outstanding litigation matters. The remaining $66.0 million of litigation related liabilities at December 31, 1997 consists of a present value of $47.9 million representing settlement payments to be made in annual installments to Peter Halmos, the co-founder of SafeCard Services Incorporated ("SafeCard") (see Note 17 -- Commitments and Contingencies -- Ideon Settlement) and $18.1 million of settlements related to certain other class action lawsuits which were paid in the first quarter of 1998. The $2.0 million of facility-related liabilities remaining at December 31, 1997 are for lease termination payments. The Company considered litigation-related costs and liabilities, as well as exit costs and transaction costs, in determining the agreed upon exchange ratio in respect to the Ideon Merger.

   In determining the amount of the provision related to the Company's consolidation efforts, the Company estimated the significant severance costs to be accrued upon the consummation of the Ideon Merger and costs relating to the expected obligations for certain third-party contracts (e.g., existing leases and vendor agreements) to which Ideon is a party and which are neither terminable at will nor automatically terminate upon a change-in-control of Ideon. As a result of the Ideon Merger, 120 employees were terminated. The Company incurred significant exit costs because Ideon's credit card registration and enhancement services are substantially similar to the Company's credit card registration and enhancement services. All of the business activities related to the operations performed by Ideon's Jacksonville, Florida office were transferred to the Company's Comp-U-Card Division in Stamford, Connecticut upon the consummation of the Ideon Merger.

   COSTS RELATED TO IDEON PRODUCTS ABANDONED AND RESTRUCTURING
   During the year ended December 31, 1995, Ideon incurred special charges totaling $43.8 million, net of recoveries, related to the abandonment of certain new product developmental efforts and the related impairment of certain assets and the restructuring of the SafeCard division of Ideon and the Ideon corporate infrastructure as discussed below. The original charge of $45.0 million was composed of accrued liabilities of $36.2 million and asset impairments of $8.8 million. In December 1995, Ideon recovered $1.2 million of costs in the above charges. Also included in costs related to products abandoned are marketing and operational costs incurred of $53.2 million. During the year ended December 31, 1996, all remaining amounts that had been previously accrued were paid.


   During 1995, the following costs related to products abandoned and restructuring were incurred. In early 1995, Ideon launched an expanded PGA TOUR Partners program that provided various benefits to members and consumer response rates after the launch were significantly less than Ideon management's expectations. The product as configured was deemed not economically viable and a charge of $18 million was incurred. Costs associated with the abandonment of the product marketing included employee severance payments (approximately 130 employees), costs to terminate equipment and facilities leases, costs for contract impairments and write-downs taken for asset impairments. In September 1995, after a period of product redesign and test marketing, Ideon discontinued its PGA TOUR Partners credit card servicing role and recorded a charge of $3.6 million for costs associated with the abandonment of this role, including employee severance payments (approximately 60 employees), costs to terminate equipment and facilities leases and the recognition of certain commitments. In April 1995, Ideon launched a nationwide child registration and missing child search program. Consumer response rates after the launch were significantly less than Ideon management's expectations and a charge of $9.0 million was incurred to cover severance payments (approximately 100 employees), costs to terminate equipment and facilities leases and write-down taken for asset impairments. As a result of the discontinuance of these products, Ideon undertook an overall restructuring of its operations and incurred charges of $7.2 million to terminate operating leases and write-down assets to realizable value, $3.0 million for restructuring its SafeCard division and $4.2 million for restructuring its corporate infrastructure.


   PURCHASE BUSINESS COMBINATION LIABILITIES
   In connection with the acquisitions of Century 21, Coldwell Banker, RCI and certain other acquisitions, related business plans were developed to restructure each of the respective companies. The restructuring plans were finalized within one year of each respective acquisition based upon management's assessments of actions to be taken to complete the plans. Acquisition liabilities recorded in connection with such business plans and any subsequent adjustments thereto have been included in the respective purchase price allocations of each acquired company. Acquisition liabilities include costs associated with restructuring activities such as planned involuntary termination and relocation of employees, the consolidation and closing of certain facilities and the elimination of duplicative operating and overhead activities.


   Acquisition liabilities recorded in connection with the Company's acquisitions accounted for under the purchase method of accounting and the employees to be terminated in connection with the respective restructuring plans are summarized as follows:


                                        COLDWELL
                           CENTURY 21    BANKER     RCI     OTHER
   (Dollars in millions)  ------------ --------- -------- ---------
   Personnel related         $ 12.6      $ 5.8    $ 14.6   $  6.5
   Facility related            16.5        0.1      12.4      3.1
   Other costs                  1.0        3.8       1.7      1.4
                             ------      -----    ------   ------
   Total                     $ 30.1      $ 9.7    $ 28.7   $ 11.0
                             ======      =====    ======   ======
   Terminated employees         319         87       252      275
                             ======      =====    ======   ======

   Personnel related charges include termination benefits such as severance, wage continuation, medical and other benefits. Facility related costs include contract and lease terminations, temporary storage and relocation costs associated with assets to be disposed of, and other charges incurred in the consolidation and closure of excess space.

   Payments charged against the acquisition liabilities are as follows:

                              COLDWELL
                 CENTURY 21    BANKER     RCI     OTHER
  (In millions) ------------ --------- -------- ---------
  1997             $  1.5      $ 1.8    $ 18.8   $  2.5
  1996               11.3        3.9       0.5      7.7
  1995               14.3         --        --       --
                   ------      -----    ------   ------
                   $ 27.1      $ 5.7    $ 19.3   $ 10.2
                   ======      =====    ======   ======

   The Company's business plans to restructure the aforementioned acquisitions have been fully executed. Acquisition liabilities of $17.2 million remaining at December 31, 1997 pertain primarily to contractual obligations that existed at the respective acquisition dates, contract terminations and future lease commitments.

8. OTHER INTANGIBLES -- NET

   Other intangibles -- net consisted of:

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                      BENEFIT PERIODS   ----------------------
                                         IN YEARS          1997         1996
   (In millions)                     ----------------   ----------   ---------
   Avis trademarks                                40     $  402.0     $ 400.0
   Other trademarks                               40        262.9          --
   Customer lists                           6.5 - 10        116.8       114.0
   Reservation systems                            10         95.0        95.0
   Other                                      2 - 16        123.6        89.0
                                                         --------     -------
                                                          1,000.3       698.0
   Less accumulated amortization                            102.8        63.5
                                                         --------     -------
   Other intangibles -- net                              $  897.5     $ 634.5
                                                         ========     =======

   Other intangibles are recorded at their estimated fair values at the dates acquired and are amortized on a straight-line basis over the periods to be benefited.

9. ACCOUNTS PAYABLE AND OTHER CURRENT LIABILITIES

   Accounts payable and other current liabilities consisted of:

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                      ---------------------------
                                                          1997           1996
   (In millions)                                      ------------   ------------
   Accounts payable                                    $   479.5      $   473.0
   Short-term debt                                            --          250.9
   Merger and acquisition obligations                      359.0          147.4
   Accrued payroll and related                             187.3          159.4
   Advances from relocation clients                         57.2           78.8
   Other                                                   409.4          493.4
                                                       ---------      ---------
   Accounts payable and other current liabilities      $ 1,492.4      $ 1,602.9
                                                       =========      =========

   Short-term debt at December 31, 1996 consisted of $150.0 million of acquired Avis fleet financing, borrowed on behalf of ARAC, which was repaid upon settlement of the corresponding intercompany loan due from ARAC prior to the IPO and a $100.9 million note payable issued to

    ARAC as partial consideration for ARAC in connection with the Company's acquisition of ARAC. The outstanding short-term debt as of December 31, 1996 had a weighted average interest rate of 6.85%.

10. NET INVESTMENT IN LEASES AND LEASED VEHICLES

    Net investment in leases and leased vehicles consisted of:



                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                    -------------------------
                                                        1997          1996
    (In millions)                                   -----------   -----------
    Vehicles under open-end operating leases         $ 2,640.1     $ 2,617.3
    Vehicles under closed-end operating leases           577.2         443.9
    Direct financing leases                              440.8         356.7
    Accrued interest on leases                             1.0            .8
                                                     ---------     ---------
    Net investment in leases and leased vehicles     $ 3,659.1     $ 3,418.7
                                                    =========     =========


    The Company records the cost of leased vehicles as a "net investment in leases and leased vehicles". The vehicles are leased primarily to corporate fleet users for initial periods of twelve months or more under either operating or direct financing lease agreements. Vehicles under operating leases are amortized using the straight-line method over the expected lease term. The Company's experience indicates that the full term of the leases may vary considerably due to extensions beyond the minimum lease term. Lessee repayments of investments in leases and leased vehicles were $1.6 billion in both 1997 and 1996, and the ratio of such repayments to the average net investment in leases and leased vehicles was 46.80% and 47.19%, in 1997 and 1996, respectively.

    The Company has two types of operating leases. Under one type, open-end operating leases, resale of the vehicles upon termination of the lease is generally for the account of the lessee except for a minimum residual value which the Company has guaranteed. The Company's experience has been that vehicles under this type of lease agreement have consistently been sold for amounts exceeding the residual value guarantees. Maintenance and repairs of vehicles under these agreements are the responsibility of the lessee. The original cost and accumulated depreciation of vehicles under this type of operating lease was $5.0 billion and $2.4 billion, respectively, at December 31, 1997 and $4.6 billion and $2.0 billion, respectively, at December 31, 1996.

    Under the other type of operating lease, closed-end operating leases, resale of the vehicles on termination of the lease is for the account of the Company. The lessee generally pays for or provides maintenance, vehicle licenses and servicing. The original cost and accumulated depreciation of vehicles under these agreements was $754.4 million and $177.2 million, respectively, at December 31, 1997 and $600.6 million and $156.7 million, respectively, at December 31, 1996. The Company believes adequate reserves are maintained in the event of loss on vehicle disposition.

    Under the direct financing lease agreements, resale of the vehicles upon termination of the lease is generally for the account of the lessee. Maintenance and repairs of these vehicles are the responsibility of the lessee.

    Gross leasing revenues, which are reflected in fleet leasing on the consolidated statements of income consist of:


                                                            YEAR ENDED DECEMBER 31,
                                                    ---------------------------------------
                                                        1997          1996          1995
    (In millions)                                   -----------   -----------   -----------
    Operating leases                                 $ 1,222.9     $ 1,145.8     $ 1,098.7
    Direct financing leases, primarily interest           41.8          43.3          42.4
                                                     ---------     ---------     ---------
                                                     $ 1,264.7     $ 1,189.1     $ 1,141.1
                                                     =========     =========     =========

    Other managed vehicles are subject to leases serviced by the Company for others, and neither the vehicles nor the leases are included as assets of the Company. The Company receives a fee under such agreements which covers or exceeds its cost of servicing.


    The Company has transferred existing managed vehicles and related leases to unrelated investors and has retained servicing responsibility. Credit risk for such agreements is retained by the Company to a maximum extent in one of two forms: excess assets transferred, which were $7.6 million and $7.1 million at December 31, 1997 and 1996, respectively; or guarantees to a maximum extent. There were no guarantees to a maximum extent at December 31, 1997 or 1996. All such credit risk has been included in the Company's consideration of related reserves. The outstanding balances under such agreements aggregated $224.6 million and $158.5 million at December 31, 1997 and 1996, respectively.


    Other managed vehicles with balances aggregating $75.6 million and $93.9 million at December 31, 1997 and 1996, respectively, are included in a special purpose entity which is not owned by the Company. This entity does not require consolidation as it is not controlled by the Company and all risks and rewards rest with the owners. Additionally, managed vehicles totaling approximately $69.6 million and $47.4 million at December 31, 1997 and 1996, respectively, are owned by special purpose entities which are owned by the Company. However, such assets and related liabilities have been netted in the balance sheet since there is a two-party agreement with determinable accounts, a legal right of offset exists and the Company exercises its right of offset in settlement with client corporations.



11. MORTGAGE LOANS HELD FOR SALE


    Mortgage loans held for sale represent mortgage loans originated by the Company and held pending sale to permanent investors. Such mortgage loans are recorded at the lower of cost or market value on an aggregate loan basis. The Company issues mortgage-backed certificates insured or guaranteed by various government sponsored entities and private insurance agencies. The insurance or guaranty is provided primarily on a non-recourse basis to the Company, except where limited by the Federal Housing Administration and Veterans Administration and their respective loan programs. As of December 31, 1997, mortgage loans sold with recourse amounted to approximately $58.5 million. The Company believes adequate reserves are maintained to cover any potential losses.

12. MORTGAGE SERVICING RIGHTS


    Capitalized mortgage servicing rights activity was as follows:



                                                      MORTGAGE
                                                     SERVICING     IMPAIRMENT
                                                       RIGHTS      ALLOWANCE       TOTAL
    (In millions)                                   -----------   -----------   ----------
    BALANCE, JANUARY 1, 1995                          $  97.2       $    --      $  97.2
      Additions                                         130.1            --        130.1
      Amortization                                      (28.6)           --        (28.6)
      Write-down/provision                               (1.6)         (1.4)        (3.0)
      Sales                                              (4.3)           --         (4.3)
                                                      -------       -------      -------
    BALANCE, DECEMBER 31, 1995                          192.8          (1.4)       191.4
    Less: PHH activity for January
      1996 to reflect change in PHH fiscal year         (14.0)           .2        (13.8)
      Additions                                         164.4            --        164.4
      Amortization                                      (51.8)           --        (51.8)
      Write-down/provision                                 --            .6           .6
      Sales                                              (1.9)           --         (1.9)
                                                      -------       -------      -------
    BALANCE, DECEMBER 31, 1996                          289.5           (.6)       288.9
      Additions                                         270.4            --        270.4
      Amortization                                      (95.6)           --        (95.6)
      Write-down/provision                                 --          (4.1)        (4.1)
      Sales                                             (33.1)           --        (33.1)
      Other                                             (53.5)           --        (53.5)
                                                      -------       -------      -------
    BALANCE, DECEMBER 31, 1997                        $ 377.7       $  (4.7)     $ 373.0
                                                      =======       =======      =======

    Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 125 (SFAS No. 125), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The statement provides criteria for: (i) recognizing the transfer of assets as sales or secured borrowings; (ii) recognizing servicing assets and other retained interests in the transferred assets and; (iii) overall guidance for amortizing servicing rights and measuring such assets for potential impairment. The servicing right and any other retained interests are recorded by allocating the previous carrying amount between assets sold and the retained interests, based on their relative fair values at the date of the transfer. SFAS No. 125 also eliminated the distinction between the various classes of servicing rights (purchased, originated, excess). Upon adoption of the statement, assets previously recognized as excess servicing rights were classified as mortgage servicing rights to the extent that the recorded value related to the contractually specified servicing fee. The remaining recorded asset represents an interest-only strip in the amount of $48.0 million which is recorded within other assets in the consolidated balance sheet at December 31, 1997. The impact of adopting SFAS No. 125 was not material to the Company's financial statements.


    The Company stratifies its servicing rights according to the interest rate bands of the underlying mortgage loans for purposes of impairment evaluation. The Company measures impairment for each stratum by comparing estimated fair value to the recorded book value. The Company records amortization expense in proportion to, and over the period of the projected net servicing income. Temporary impairment is recorded through a valuation allowance and amortization expense in the period of occurrence.

13. LONG-TERM DEBT

    Long-term debt consisted of:




                                               DECEMBER 31,
                                         ------------------------
                                             1997          1996
   (In millions)                         ------------   ---------
   Revolving Credit Facilities            $   276.0      $ 205.0
   5 7/8% Senior Notes                        149.9        149.8
   4 1/2% Convertible Senior Notes               --        146.7
   4 3/4% Convertible Senior Notes            240.0        240.0
   3% Convertible Subordinated Notes          543.2           --
   Other                                       39.2         42.3
                                          ---------      -------
                                            1,248.3        783.8
   Less current portion                         2.3          3.0
                                          ---------      -------
   Long-term debt                         $ 1,246.0      $ 780.8
                                          =========      =======


   CREDIT FACILITIES
   At December 31, 1997, the Company's primary credit facility, as amended, consisted of (i) a $750.0 million, five year unsecured revolving credit facility (the "Five Year Revolving Credit Facility") and (ii) a $1.25 billion, 364 day unsecured revolving credit facility (the "364 Day Revolving Credit Facility" and collectively with the Five Year Revolving Credit Facility, (the "Revolving Credit Facilities"). The 364-Day Revolving Credit Facility will mature on October 31, 1998 but may be renewed on an annual basis for an additional 364 days upon receiving lender approval. The Five Year Revolving Credit Facility will mature on October 1, 2001. Borrowings under the Revolving Credit Facilities, at the option of the Company, bear interest based on competitive bids of lenders participating in the facilities, at prime rates or at LIBOR, plus a margin of approximately 22 basis points. The Company is required to pay a per annum facility fee of .08% and .06% of the average daily availability of the Five Year Revolving Credit Facility and 364 Day Revolving Credit Facility, respectively. The interest rates and facility fees are subject to change based upon credit ratings on the Company's senior unsecured long-term debt by nationally recognized debt rating agencies. The Revolving Credit Facilities contain certain restrictive covenants including restrictions on indebtedness, mergers, liquidations and sale and leaseback transactions and requires the maintenance of certain financial ratios, including a 3:1 minimum interest coverage ratio and a 3.5:1 maximum coverage ratio, as defined. Amounts outstanding under all revolving credit facilities as of December 31, 1997 are classified as long-term, based on the Company's intent and ability to maintain these loans on a long-term basis.

   5 7/8% SENIOR NOTES
   The 5 7/8% Senior Notes due December 15, 1998 have been classified as long-term based upon the Company's intent and ability to refinance such indebtedness on a long-term basis. (See Note 26 -- "Subsequent
   Events--Financing Transactions").

   4 1/2% CONVERTIBLE SENIOR NOTES
   On September 22, 1997, the Company exercised its option to redeem the outstanding 4 1/2% Convertible Senior Notes (the "4 1/2% Notes"), effective on October 15, 1997, in accordance with the provisions of the indenture under which the 4 1/2% Notes were issued. Prior to the redemption date, all of the outstanding 4 1/2% Notes were converted into 19.7 million shares of Company common stock.

   4 3/4% CONVERTIBLE SENIOR NOTES
   In February 1996, the Company completed a public offering of $240 million unsecured 4 3/4% Convertible Senior Notes (the "4 3/4% Notes") due 2003, which are convertible at the option of the holder at any time prior to maturity into 36.030 shares of Company common stock per $1,000 principal amount of the 4 3/4% Notes, representing a conversion price of $27.76 per share. The

    4 3/4% Notes were redeemable at the option of the Company, in whole or in part, at any time on or after March 3, 1998 at redemption prices decreasing from 103.393% of principal at March 3, 1998 to 100% of principal at March 3, 2003. However, on or after March 3, 1998 and prior to March 3, 2000, the 4 3/4% Notes were not redeemable at the option of the Company unless the closing price of the Company's common stock had exceeded $38.86 per share (subject to adjustment upon the occurrence of certain events) for 20 trading days within a period of 30 consecutive trading days ending within five days prior to notice of redemption. The 4 3/4% Notes were redeemed on May 4, 1998 and have been classified as long-term based on the Company's intent and ability to refinance the 4 3/4% Notes on a long-term basis. (See
    Note 26 -- "Subsequent Events--Financing Transactions").


    3% CONVERTIBLE SUBORDINATED NOTES
    On February 11, 1997, the Company completed a public offering of $550 million 3% Convertible Subordinated Notes (the "3% Notes") due 2002. Each $1,000 principal amount of 3% Notes is convertible into 32.6531 shares of Company common stock subject to adjustment in certain events. The 3% Notes may be redeemed at the option of the Company at any time on or after February 15, 2000, in whole or in part, at the appropriate redemption prices (as defined in the indenture governing the 3% Notes) plus accrued interest to the redemption date. The 3% Notes will be subordinated in right of payment to all existing and future Senior Debt (as defined in the indenture governing the 3% Notes) of the Company.


    DEBT MATURITIES
    Aggregate maturities of debt for each of the next five years commencing in 1998 are as follows:

    (In millions)



                         AMOUNT
    YEAR              ------------
    1998                $     2.3
    1999                      4.1
    2000                      1.0
    2001                       --
    2002                    543.2
    Thereafter              697.7
                        ---------
    Total               $ 1,248.3
                        =========

14. LIABILITIES UNDER MANAGEMENT AND MORTGAGE PROGRAMS


    Borrowings to fund assets under management and mortgage programs consisted of:




                                                                 DECEMBER 31,
                                                           -------------------------
                                                               1997          1996
    (In millions)                                          -----------   -----------
    Commercial paper                                        $ 2,577.5     $ 3,090.8
    Medium-term notes                                         2,747.8       1,662.2
    Other                                                       277.3         336.9
                                                            ---------     ---------
    Liabilities under management and mortgage programs      $ 5,602.6     $ 5,089.9
                                                            =========     =========


    Commercial paper, all of which matures within 90 days, is supported by committed revolving credit agreements described below and short-term lines of credit. The weighted average interest rates on the Company's outstanding commercial paper was 5.9% and 5.4% at December 31, 1997 and 1996, respectively.


    Medium-term notes of $2.7 billion primarily represent unsecured loans which mature in 1998. The weighted average interest rates on such medium-term notes was 5.9% and 5.7% at December 31, 1997 and 1996, respectively.

    Other liabilities under management and mortgage programs are principally comprised of unsecured borrowings under uncommitted short-term lines of credit and other bank facilities, all of which matures in 1998. The weighted average interest rate on such debt was 6.7% and 5.8% at December 31, 1997 and 1996, respectively.

    Interest expense is incurred on indebtedness which is used to finance fleet leasing, relocation and mortgage servicing activities. Interest incurred on borrowings used to finance fleet leasing activities was $177.0 million, $161.8 million and $159.7 million for the years ended December 31, 1997, 1996, and 1995, respectively, is included net within fleet leasing revenues in the Consolidated Statements of Income. Interest related to equity advances on homes was $32.0 million, $35.0 million and $26.0 million for the years ended December 31, 1997, 1996 and 1995, respectively. Interest related to mortgage servicing activities were $77.6 million, $63.4 million and $49.9 million for the years ended December 31, 1997, 1996 and 1995, respectively. Interest expenses incurred on borrowings used to finance both equity advances on homes and mortgage servicing activities are recorded net within membership and service fee revenue in the Consolidated Statements of Income.

    To provide additional financial flexibility, the Company's current policy is to ensure that minimum committed facilities aggregate 80 percent of the average amount of outstanding commercial paper. As of December 31, 1997, the Company maintained a $2.5 billion committed and unsecured credit facility which was backed by a consortium of domestic and foreign banks. The facility was comprised of a $1.25 billion credit line maturing in 364 days and a five year $1.25 billion credit line maturing in the year 2002. Under such credit facility, the Company paid annual commitment fees of $1.7 million, $2.4 million and $2.3 million for the years ended December 31, 1997, 1996 and 1995, respectively. In addition, the Company has other uncommitted lines of credit with various banks of which $180.7 million was unused at December 31, 1997. The full amount of the Company's committed facility was undrawn and available at December 31, 1997 and 1996.

    Although the period of service for a vehicle is at the lessee's option, and the period a home is held for resale varies, management estimates, by using historical information, the rate at which vehicles will be disposed and the rate at which homes will be resold. Projections of estimated liquidations of assets under management and mortgage programs and the related estimated repayment of liabilities under management and mortgage programs as of December 31, 1997, are set forth as follows:




(In millions)       ASSETS UNDER MANAGEMENT     LIABILITIES UNDER MANAGEMENT
YEARS                AND MORTGAGE PROGRAMS       AND MORTGAGE PROGRAMS (1)
----------------   -------------------------   -----------------------------
  1998                     $ 3,321.3                     $ 2,746.6
  1999                       1,855.2                       1,702.6
  2000                         838.6                         766.3
  2001                         272.8                         245.8
  2002                          92.9                          84.4
  2003-2007                     62.9                          56.9
                           ---------                     ---------
                           $ 6,443.7                     $ 5,602.6
                           =========                     =========

    ------------
    (1) The projected repayments of liabilities under management and mortgage programs are different than required by contractual maturities.



15. DERIVATIVE FINANCIAL INSTRUMENTS

    The Company uses derivative financial instruments as part of its overall strategy to manage its exposure to market risks associated with fluctuations in interest rates, foreign currency exchange rates, prices of mortgage loans held for sale and anticipated mortgage loan closing arising from commitments issued. The Company performs analyses on an on-going basis to determine that a high correlation exists between the characteristics of derivative instruments and the assets or transactions being hedged. As a matter of policy, the Company does not engage in derivatives activities for trading or speculative purposes. The Company is exposed to credit-related losses in the event of non-performance by counterparties to certain derivative financial instruments. The Company manages such risk by periodically evaluating the financial position of counterparties and spreading its positions among multiple counterparties. The Company presently does not expect non-performance by any of the counterparties.


    INTEREST RATE SWAPS
    If the interest characteristics of the funding mechanism that the Company uses does not match the interest characteristics of the assets being funded, the Company enters into interest rate swap agreements to offset the interest rate risk associated with such funding. The swap agreements correlate the terms of the assets to the maturity and rollover of the debt by effectively matching a fixed or floating interest rate with the stipulated revenue stream generated from the portfolio of assets being funded. Amounts to be paid or received under interest rate swap agreements are accrued as interest rates change and are recognized over the life of the swap agreements as an adjustment to interest expense. For the years ended December 31, 1997 and 1996, the Company's hedging activities increased interest expense $4.0 million and $4.1 million, respectively, and had no effect on its weighted average borrowing rate. The fair value of the swap agreements is not recognized in the consolidated financial statements since they are accounted for as hedges.

    The following table summarizes the maturity and weighted average rates of the Company's interest rate swaps related to liabilities under management and mortgage programs at December 31, 1997:





                                                                          MATURITIES
(Dollars in millions)                 ----------------------------------------------------------------------------------
                                          TOTAL         1998         1999       2000       2001       2002       2003
                                      ------------ ------------- ----------- ---------- ---------- ---------- ----------
    UNITED STATES
     Commercial Paper:
       Pay fixed/receive floating:
       Notional value                  $   355.7     $   184.3     $ 110.1    $  40.6     $ 11.8    $   3.4    $ 5.5
       Weighted average receive rate                      5.68%       5.68%      5.68%      5.68%      5.68%    5.68%
       Weighted average pay rate                          6.25%       6.29%      6.19%      6.28%      6.40%  6.61%

------------------------------------------------------------------------------------------------------------------------
    Medium-Term Notes:
       Pay floating/receive fixed:
       Notional value                      586.0         500.0                   86.0
       Weighted average receive rate                      6.12%                  6.71%
       Weighted average pay rate                          5.89%                  5.89%
       Pay floating/receive floating  :
       Notional value                      965.0         965.0
       Weighted average receive rate                      5.76%
       Weighted average pay rate                          5.70%

------------------------------------------------------------------------------------------------------------------------
    CANADA
    Commercial Paper:
       Pay fixed/receive floating:
       Notional value                       54.8          29.6        18.4        5.9         .9
       Weighted average receive rate                      4.53%       4.53%      4.53%      4.53%
       Weighted average pay rate                          5.36%       5.12%      4.89%      4.93%
------------------------------------------------------------------------------------------------------------------------
       Pay floating/receive floating  :
       Notional value                       59.8          31.2        16.7        6.5        5.1         .3
       Weighted average receive rate                      5.88%       5.88%      5.88%      5.88%      5.88%
       Weighted average pay rate                          4.91%       4.91%      4.91%      4.91%      4.91%
------------------------------------------------------------------------------------------------------------------------
    Pay floating/receive fixed:
       Notional value                       28.3          28.3
       Weighted average receive rate                      3.68%
       Weighted average pay rate                          4.53%
    UK
       Commercial Paper:
       Pay floating/receive fixed:
       Notional value                      491.4         174.6       167.5      113.9       35.4
       Weighted average receive rate                      7.22%       7.15%      7.24%      7.28%
       Weighted average pay rate                          7.69%       7.69%      7.69%      7.69%

------------------------------------------------------------------------------------------------------------------------
    GERMANY
       Commercial Paper:
       Pay fixed/receive fixed:
       Notional value                        9.1           2.5        (5.6)       3.1        9.1
       Weighted average receive rate                      3.76%       3.76%      3.76%      3.76%
       Weighted average pay rate                          5.34%       5.34%      5.34%      5.34%
                                                     ---------     -------    -------     ------
     Total                             $ 2,550.1     $ 1,915.5     $ 307.1    $ 256.0     $ 62.3    $   3.7   $ 5.5
                                       =========     =========     =======    =======     ======    =======   ======

    FOREIGN EXCHANGE CONTRACTS
    In order to manage its exposure to fluctuations in foreign currency exchange rates on a selective basis, the Company enters into foreign exchange contracts. Such contracts are utilized as hedges of intercompany loans to foreign subsidiaries. Market value gains and losses on the Company's foreign currency transaction hedges related to intercompany loans are deferred and recognized upon maturity of the loan. Such contracts effectively offset the currency risk applicable to approximately $409.8 million and $329.1 million of obligations at December 31, 1997 and 1996, respectively.

    OTHER FINANCIAL INSTRUMENTS
    With respect to both mortgage loans held for sale and anticipated mortgage loan closings arising from commitments issued, the Company is exposed to the risk of adverse price fluctuations. The Company uses forward delivery contracts, financial futures and option contracts to reduce such risk. Market value gains and losses on such positions used as hedges are deferred and considered in the valuation of cost or market value of mortgage loans held for sale.

    The value of the Company's mortgage servicing rights is sensitive to changes in interest rates. The Company has developed and implemented a hedge program to manage the associated financial risks of loan prepayments. The Company has acquired certain derivative financial instruments, primarily interest rate floors, futures and options to administer its hedge program. Premiums paid or received on the acquired derivative instruments are capitalized and amortized over the life of the contract. Gains and losses associated with the hedge instruments are deferred and recorded as adjustments to the basis of the mortgage servicing rights. Deferrals under the hedge programs are allocated to each applicable stratum of mortgage servicing rights based upon its original designation and included in the impairment measurement.


16. FAIR VALUE OF FINANCIAL INSTRUMENTS AND SERVICING RIGHTS

    The following methods and assumptions were used by the Company in estimating its fair value disclosures for material financial instruments. The fair values of the financial instruments presented may not be indicative of their future values.

    MARKETABLE SECURITIES
    The Company determines the appropriate classification of marketable securities at the time of purchase and reevaluates such designation as of each balance sheet date. All securities at December 31, 1997 and 1996 were classified as available-for-sale and were reported at fair value with the net unrealized holding gains and losses, net of tax, reported as a component of shareholders' equity until realized. Fair value was based upon quoted market prices or investment adviser estimates. Declines in the market value of available-for-sale securities deemed to be other than temporary result in charges to current earnings and the establishment of a new cost basis. Gross unrealized gains and losses on marketable securities were not material.

    MORTGAGE LOANS HELD FOR SALE
    Fair value is estimated using the quoted market prices for securities backed by similar types of loans and current dealer commitments to purchase loans. These loans are priced to be sold with servicing rights retained. Gains (losses) on mortgage-related positions, used to reduce the risk of adverse price fluctuations, for both mortgage loans held for sale and anticipated mortgage loan closings arising from commitments issued, are included in the carrying amount of mortgage loans held for sale.

    MORTGAGE SERVICING RIGHTS
    Fair value is estimated based on market quotes and discounted cash flow analyses based on current market information including market prepayment rate consensus. Such market information is subject to change as a result of changing economic conditions.

    LONG-TERM DEBT
    The fair values of the Company's Senior Notes, Convertible Notes and Medium-term Notes are estimated based on quoted market prices or market comparables.

    INTEREST RATE SWAPS, FOREIGN EXCHANGE CONTRACTS, FUTURES CONTRACTS AND
    OPTIONS


    The fair values of these instruments are estimated, using dealer quotes, as the amount that the Company would receive or pay to execute a new agreement with terms identical to those remaining on the current agreement, considering interest rates at the reporting date.


    The carrying amounts and fair values of the Company's financial instruments at December 31, are as follows:



                                                         1997                                          1996
                                     --------------------------------------------   -------------------------------------------
                                      NOTIONAL/                        ESTIMATED     NOTIONAL/                        ESTIMATED
                                       CONTRACT        CARRYING           FAIR        CONTRACT        CARRYING          FAIR
                                        AMOUNT          AMOUNT           VALUE         AMOUNT          AMOUNT           VALUE
  (In millions)                      -----------   ----------------   -----------   -----------   ----------------   ----------
   ASSETS
    Marketable securities:
     Debt securities                  $     --         $  21.7 (a)     $   21.7      $     --         $  69.4 (a)     $   69.4
     Equity securities                      --              --               --            --            22.5             22.5
    Investment in mortgage
     related securities                     --            48.0             48.0            --              --               --
------------------------------------------------------------------------------------------------------------------------------
   ASSETS UNDER MANAGEMENT
    AND MORTGAGE PROGRAMS
     Relocation receivables                 --           775.3            775.3            --           773.3            773.3
     Mortgage loans held for
       sale                                 --         1,636.3          1,668.1            --         1,248.3          1,248.3
     Mortgage servicing rights              --           373.0            394.6            --           288.9            324.1
------------------------------------------------------------------------------------------------------------------------------
   OFF BALANCE SHEET DERIVATIVES
   RELATING TO LONG-TERM DEBT
     Foreign exchange
       forwards                            5.5              --               --            --              --               --
------------------------------------------------------------------------------------------------------------------------------
   LIABILITIES UNDER MANAGEMENT
   AND MORTGAGE PROGRAMS
     Debt                                   --         5,602.6          5,604.2            --         5,089.9          5,089.9
------------------------------------------------------------------------------------------------------------------------------
   OFF BALANCE SHEET DERIVATIVES
   RELATING TO LIABILITIES UNDER
   MANAGEMENT AND MORTGAGE
   PROGRAMS
     Interest rate swaps               2,550.1              --               --       1,670.2              --               --
     In a gain position                     --              --              5.6            --              --              2.5
     In a loss position                     --              --             (3.9)           --              --            (10.7)
     Foreign exchange
       forwards                          415.5              --              2.5         329.1              --             10.0
------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE-RELATED POSITIONS
    Forward delivery
     commitments (b)                   2,582.5            19.4            (16.2)      1,703.5            11.4              7.4
    Option contracts to sell (b)         290.0              .5               --         265.0             1.0               .7
    Option contracts to buy (b)          705.0             1.1              4.4         350.0             1.3              (.5)
    Treasury options used to
     hedge
     servicing rights (c)                331.5             4.8              4.8         313.9             1.3               .3
    Constant maturity treasury
     floors (c)                          825.0            12.5             17.1            --              --               --
    Interest rate swaps (c)              175.0             1.3              1.3            --              --               --

  ------------
  (a) All debt securities mature within one year and are classified as other current assets in the consolidated balance sheets.

  (b) Carrying amounts and gains (losses) on these mortgage-related positions are already included in the determination of the respective carrying amounts and fair values of mortgage loans held for sale.

  (c) Carrying amounts on these mortgage-related positions are capitalized and recorded as mortgage servicing rights. Gains (losses) on such positions are included in the determination of fair value of mortgage servicing rights.

17. COMMITMENTS AND CONTINGENCIES

    LEASES
    The Company has noncancelable operating leases covering various facilities and equipment, which expire through the year 2004. Rental expense for the years ended December 31, 1997, 1996 and 1995 was $91.3 million, $75.3 million and $62.5 million respectively. The Company has been granted rent abatements for varying periods on certain of its facilities. Deferred rent relating to those abatements is being amortized on a straight-line basis over the applicable lease terms. Commitments under capital leases are not significant.

    Future minimum lease payments required under noncancelable operating leases as of December 31, 1997 are as follows:

   (In millions)


YEAR                                      AMOUNT
-------------------------------------   ---------
       1998                              $ 70.3
       1999                                64.4
       2000                                55.3
       2001                                41.2
       2002                                29.5
       Thereafter                          78.2
                                         ------
       Total minimum lease payments      $338.9
                                         ======

    LITIGATION

    Company Investigation and Litigation

    On April 15, 1998, as a result of the discovery of accounting irregularities in former CUC business units and the investigation of the Audit Committee of the Company's Board of Directors into such matters, the Company has restated its previously reported financial results for 1997, 1996 and 1995.

    Since the Company's announcement of the discovery of such accounting irregularities on April 15, 1998, and prior to the date hereof, seventy-one purported class action lawsuits and one individual lawsuit have been filed against the Company, and certain current and former officers and directors of the Company and HFS, asserting various claims under the federal securities laws (the "Federal Securities Actions"). Some of the actions also name as defendants Merrill Lynch & Co. and, in one case, Chase Securities, Inc., underwriters for the Company's PRIDES securities offering; two others also name Ernst & Young LLP, the Company's former independent accountants. Sixty-four of the Federal Securities Actions were filed in the United States District Court for the District of New Jersey, six were filed in the United States District Court for the District of Connecticut (including the individual action), one was filed in the United States District Court for the Eastern District of Pennsylvania, and one was filed in New Jersey Superior Court. The Federal Securities Actions filed in the District of Connecticut and Eastern District of Pennsylvania have been transferred to the District of New Jersey. On June 10, 1998, the Company moved to dismiss or stay the Federal Securities Actions filed in New Jersey Superior Court on the ground that, among other things, it is duplicative of the actions filed in federal courts. The court granted that motion on August 7, 1998, without prejudice to the plaintiff's right to re-file the case in the District of New Jersey.

    Certain of these Federal Securities Actions purport to be brought on behalf of purchasers of the Company's common stock and/or options on common stock during various periods, most frequently beginning May 28, 1997 and ending April 15, 1998 (although the alleged class periods begin as early as March 21, 1995 and end as late as July 15, 1998). Others claim to be brought on behalf of persons who exchanged HFS common stock for the Company's common stock in connection with the Merger. Some plaintiffs purport to represent both of these types of investors. In addition, eight actions pending in the District of New Jersey purport to be brought, either in their entirety or in part, on behalf of purchasers of the Company's PRIDES securities. The complaints in the Federal Securities Actions allege, among other things, that as a result of accounting irregularities, the Company's previously issued financial statements were materially false and misleading and that the defendants knew or should have known that these financial statements caused the prices of the Company's securities to be inflated artificially. The Federal Securities Actions variously allege violations of
    Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 promulgated thereunder, Section 14(a) of the Exchange Act and SEC 14a-9 promulgated thereunder, Section 20(a) of the Exchange Act, and Sections 11, 12 and 15 of the Securities Act of 1933, as amended (the "Securities Act"). Certain actions also allege violations of common law. The individual action also alleges violations of Section 18(a) of the Exchange Act and the Florida securities law. The class action complaints seek damages in unspecified amounts. The individual action seeks damages in the amount of approximately $9 million plus interest and expenses.

    On May 29, 1998, United States Magistrate Judge Joel A. Pisano entered an Order consolidating the 50 Federal Securities Actions that had at that time been filed in the United States District Court for the District of New Jersey, under the caption In re: Cendant Corporation Litigation, Master File No. 98-1664 (WHW). Pursuant to the Order, all related actions subsequently filed in the District of New Jersey are to be consolidated under that caption. United States District Court Judge William H. Walls has selected lead plaintiffs to represent all potential class members in the consolidated action. He has also ordered that applications seeking appointment as lead counsel to represent the lead plaintiffs are to be filed with the Court by September 17, 1998. The selection of lead counsel is pending.

    In addition, on April 27, 1998, a purported shareholder derivative action, Deutch v. Silverman, et al., No. 98-1998 (WHW), was filed in the District of New Jersey against certain of the Company's current and former directors and officers; The Bear Stearns Companies, Inc.; Bear Stearns & Co.; Inc. and, as a nominal party, the Company. The complaint in the Deutch action alleges that certain individual officers and directors of the Company breached their fiduciary duties by selling shares of the Company's stock while in possession of non-public material information concerning the accounting irregularities. The complaint also alleges various other breaches of fiduciary duty, mismanagement, negligence and corporate waste, and seeks damages on behalf of the Company.

    Another action, entitled Corwin v. Silverman, et al., No. 16347-NC, was filed on April 29, 1998 in the Court of Chancery for the State of Delaware. The Corwin action is purportedly brought both derivatively, on behalf of the Company, and as a class action, on behalf of all shareholders of HFS who exchanged their HFS shares for the Company's shares in connection with the Merger. The Corwin action names as defendants HFS and twenty-eight individuals who are and were directors of Cendant and HFS. The complaint in the Corwin action, as amended on July 28, 1998, alleges that HFS and its directors breached their fiduciary duties of loyalty, good faith, care and candor in connection with the Merger, in that they failed to properly investigate the operations and financial statements of the Company before approving the Merger at an allegedly inadequate price. The amended complaint also alleges that the Company's directors breached their fiduciary duties by entering into an employment agreement with Cendant's former Chairman, Walter Forbes, in connection with the Merger that purportedly amounted to corporate waste. The Corwin action seeks, among other things, recission of the Merger and compensation for all losses and damages allegedly suffered in connection therewith.

    The staff of the Securities and Exchange Commission (the "SEC") and the United States Attorney for the District of New Jersey are conducting investigations relating to the matters referenced above. The SEC staff has advised the Company that its inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred.

    In connection with the Merger, certain officers and directors of HFS exchanged their shares of HFS common stock and options exercisable for HFS common stock for shares of the Company's common stock and options exercisable for the Company's common stock, respectively. As a result of the aforementioned accounting irregularities, such officers and directors have advised the Company that they believe they have claims against the Company in connection with such exchange. In addition, certain current and former officers and directors of the Company would consider themselves to be members of any class ultimately certified in the Federal Securities Actions now pending in which the Company is named as a defendent by virtue of their having been HFS stockholders at the time of the Merger.


    While it is not feasible to predict or determine the final outcome of these proceedings or to estimate the amounts or potential range of loss with respect to these matters, management believes that an adverse outcome with respect to such proceedings could have a material adverse impact on the financial condition, results of operations and cash flows of the Company.


    Ideon settlement. On June 13, 1997, the Company entered into a settlement agreement (the "Agreement") with Peter Halmos, the co-founder of SafeCard Services, Incorporated ("SafeCard"), which was reorganized in 1995 as Ideon and then acquired by the Company in August 1996. The Agreement, which became effective in July 1997, provided for the settlement of outstanding litigation matters involving Peter Halmos, SafeCard and Ideon. The Agreement called for the dismissal with prejudice of such litigation matters and the payment of $70.5 million to Peter Halmos, over a six-year period comprised of one up-front payment of $13.5 million and six subsequent annual payments of $9.5 million. The Company had previously provided a reserve for this litigation in the charge recorded coincident with the Ideon Merger. (See Note 7 -- Merger-Related Costs and Other Unusual Charges -- 1996 Poolings -- Ideon Merger Charge.)


    Acquired Company Litigation. One of the Company's subsidiaries currently faces liability to third parties for damages due to property damage allegedly caused by environmental contamination at four former manufactured gas plants and one related waterway site located in the States of Washington and Oregon. Various third parties, including governmental entities and other potentially responsible parties, have alleged that such subsidiary is legally obligated to pay damages and/or take actions to investigate or clean up property damage to surface water, ground water, land or other property resulting from the purported presence of hazardous substances allegedly generated or released during the historical operation of the manufactured gas plants for which such subsidiary allegedly is responsible. Such subsidiary is currently defending itself vigorously in these matters but concurrently is seeking to effect an out-of-court settlement that, if successful, would result in another party providing an indemnification to such subsidiary for future liabilities relating to these claims.

    Messrs. Paul A. Kruger, Warren F. Kruger and Lyle Miller (collectively, the "Plaintiffs") have sued the Company and its wholly-owned subsidiary, SafeCard. The complaint alleges that the Company wrongfully controlled, influenced and dominated SafeCard's affairs and that SafeCard, under the direction and control of the Company, wrongfully impeded the Plaintiffs' ability to achieve their contingent payments due under a stock purchase agreement. The complaint contains, in addition to other counts against the Company and SafeCard, one count of tortious interference with contract (against the Company) and one count of intentional interference with economic opportunity (also against the Company). The complaint seeks actual damages in an amount of $22 million. The Plaintiffs are also currently seeking court approval to amend the complaint to claim unspecified punitive damages. The Company and SafeCard have objected to such amendment and are awaiting a court decision with respect thereto.


    Other pending litigation. The Company is subject to certain other legal proceedings and claims arising in the ordinary course of its business. Management does not believe that the outcome of such matters will have a material adverse effect on the Company's financial position, liquidity or operating results.

18. INCOME TAXES

    The income tax provision (benefit) consists of:




                                    FOR THE YEAR ENDED DECEMBER 31,
                                  -----------------------------------
                                      1997         1996        1995
   (In millions)                  -----------   ---------   ---------
   Current
     Federal                        $ 155.1      $ 101.1     $  38.4
     State                             24.4         13.3        14.4
     Foreign                           28.5         18.1        10.1
                                    -------      -------     -------
                                      208.0        132.5        62.9
                                    -------      -------     -------
   Deferred
     Federal                          (16.8)        70.4        73.7
     State                             (3.4)        16.5         2.7
     Foreign                            3.2           .8         3.9
                                    -------      -------     -------
                                      (17.0)        87.7        80.3
                                    -------      -------     -------
   Provision for income taxes       $ 191.0      $ 220.2     $ 143.2
                                    =======      =======     =======


     Net deferred income tax assets and liabilities are comprised of the following:




                                                                DECEMBER 31,
                                                        -----------------------------
                                                             1997            1996
   (In millions)                                        -------------   -------------
   CURRENT NET DEFERRED INCOME TAXES
     Merger and acquisition-related liabilities           $   102.9       $    54.6
     Accrued liabilities and deferred income                  225.8           132.6
     Insurance retention refund                               (19.3)          (13.7)
     Provision for doubtful accounts                            4.0             8.1
     Franchise acquisition costs                               (2.6)           (2.6)
     Deferred membership acquisition costs                      8.6           (40.0)
     Other                                                     (7.5)           (2.1)
                                                          ---------       ---------
   Current net deferred tax asset                         $   311.9       $   136.9
                                                          =========       =========
   NON-CURRENT NET DEFERRED INCOME TAXES
     Depreciation and amortization                        $  (277.1)      $  (169.6)
     Deductible goodwill -- taxable poolings                   44.2              --
     Merger and acquisition-related liabilities                35.0              --
     Accrued liabilities and deferred income                   66.9            46.3
     Acquired net operating loss carryforward                  59.9            85.9
     Other                                                       .2           (25.0)
                                                          ---------       ---------
     Non-current net deferred tax asset (liability)       $   (70.9)      $   (62.4)
                                                          =========       =========
   MANAGEMENT AND MORTGAGE PROGRAM DEFERRED INCOME
   TAXES
     Depreciation                                         $  (233.1)      $  (245.1)
     Unamortized mortgage servicing rights                    (74.6)          (51.2)
     Accrued liabilities                                        9.5             1.3
     Alternative minimum tax carryforwards                      2.5            13.1
                                                          ---------       ---------
   Net deferred tax liabilities under management and
    mortgage programs                                     $  (295.7)      $  (281.9)
                                                          =========       =========

    The Company has recorded deferred tax assets of $ 44.2 million primarily attributed to the difference in book and tax basis of assets acquired and accounted for using the pooling-of-interests method of accounting. The deferred tax asset recorded in connection with the above acquisitions, resulted in a corresponding $44.2 million increase to shareholders' equity.

    Net operating loss carryforwards at December 31, 1997 acquired in connection with the acquisition of Avis, Inc. expire as follows: 2002, $30.2 million; 2005, $7.2 million; 2009, $17.7 million; and 2010, $116.0 million.


    The Company's effective income tax rate differs from the statutory federal rate as follows:




                                                   FOR THE YEAR ENDING DECEMBER 31,
                                                 ------------------------------------
                                                    1997         1996         1995
                                                 ----------   ----------   ----------
   Federal statutory rate                            35.0%        35.0%        35.0%
   State income taxes net of federal benefit          5.3%         3.6%         3.2%
   Non-deductible merger-related costs               29.1%          --           --
   Amortization of non-deductible goodwill            4.3%         1.5%         1.2%
   Foreign taxes differential                          .3%          .5%          .6%
   Other                                               .3%          .6%          .9%
                                                     -----        -----        -----
   Effective tax rate                                74.3%        41.2%        40.9%
                                                    =====        =====        =====

19. STOCK OPTION PLANS


    In connection with the Cendant Merger, the Company adopted its 1997 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan authorizes the granting of up to 25 million shares of Company common stock through awards of stock options (which may include incentive stock options and/or nonqualified stock options), stock appreciation rights and shares of restricted Company common stock. All directors, officers and employees of the Company and its affiliates are eligible to receive awards under the Incentive Plan. Options granted under the Incentive Plan generally have a ten year term and are exercisable at 20% per year commencing one year from the date of grant. During 1997, the Company also adopted two other stock plans: the 1997 Employee Stock Plan (the "1997 Employee Plan") and the 1997 Stock Option Plan (the "1997 SOP"). The 1997 Employee Plan authorizes the granting of up to 25 million shares of Company common stock through awards of nonqualified stock options, stock appreciation rights and shares of restricted Company common stock to employees of the Company and its affiliates. The 1997 SOP provides for the granting of up to 10 million shares of Company common stock to key employees (including employees who are directors and officers) of the Company and its subsidiaries through awards of incentive and/or nonqualified stock options. Options granted under the 1997 Employee Plan and the 1997 SOP generally have ten year terms and are exercisable at 20% per year commencing one year from the date of grant.


    The Company also grants options to employees pursuant to three additional stock option plans under which the Company may grant options to purchase in the aggregate up to 70.8 million shares of Company common stock. Annual vesting periods under these plans range from 20% to 33%, all commencing one year from the respective grant dates. At December 31, 1997, there were 35.5 million shares outstanding collectively under these plans.

    The table below summarizes the annual activity of Cendant's pooled stock option plans:




                                                       WEIGHTED
                                       OPTIONS       AVG. EXERCISE
                                     OUTSTANDING         PRICE
(Shares in millions)                -------------   --------------
   BALANCE AT DECEMBER 31, 1994          92.7           $  6.20
   Granted                               21.1             10.74
   Canceled                              (2.7)             8.48
   Exercised                            (12.4)             5.39
                                        -----

   BALANCE AT DECEMBER 31, 1995          98.7              7.21
   Granted                               36.1             22.14
   Canceled                              (2.8)            18.48
   Exercised                            (14.0)             5.77
                                        -----

   BALANCE AT DECEMBER 31, 1996         118.0             11.68
   Granted                               78.8             27.94
   Canceled                              (6.4)            27.29
   Exercised                            (14.0)             7.20
   PHH conversion (1)                    (4.4)               --
                                        -----
   BALANCE AT DECEMBER 31, 1997         172.0             18.66
                                        =====

    ----------
    (1) In connection with the PHH Merger, all unexercised PHH stock options were canceled and converted into 1.8 million shares of Company common stock.



    The Company utilizes the disclosure-only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" and applies Accounting Principle Board Opinion ("APB") No. 25 and related interpretations in accounting for its stock option plans. Under APB No. 25, because the exercise prices of the Company's employee stock options are equal to the market prices of the underlying Company stock on the date of grant, no compensation expense is recognized.


    Had the Company elected to recognize compensation cost for its stock option plans based on the calculated fair value at the grant dates for awards under such plans, consistent with the method prescribed by SFAS No. 123, net income (loss) per share would have reflected the pro forma amounts indicated below:





                                                  YEAR ENDED DECEMBER 31,
                                         -----------------------------------------
                                              1997(1)           1996        1995
(In millions, except per share data)     -----------------   ---------   ---------
   Net income (loss):
    as reported                             $  (217.2)        $330.0      $229.8
    pro forma                                  (663.9)(3)      245.1       201.8
   Net income (loss) per share:
   Basic as reported                        $    (.27)        $  .44      $  .33
  pro forma (2)                                  (.82)(3)        .32         .29
   Diluted as reported                           (.27)           .41         .31
  pro forma (2)                                  (.82)(3)        .31         .27

  ----------
  (1) Includes an after-tax charge of $283.1 million or $.35 per share, to account for the cumulative effect of a change in accounting related to revenue and expense recognition for memberships (see Notes 2 and 3).

  (2) The effect of applying SFAS No. 123 on the pro forma net income per share disclosures is not indicative of future amounts because it does not take into consideration option grants made prior to 1995 or in future years.

  (3) Includes incremental compensation expense of $335.4 million ($204.9 million, after tax) or $.25 per basic and diluted share as a result of the immediate vesting of HFS options upon consummation of the Cendant Merger.

    The fair values of the stock options are estimated on the dates of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for options granted in 1997, 1996 and 1995:

                               CENDANT
                                PLANS           CUC PLANS               HFS PLANS              PHH PLANS
                             ----------- ----------------------- ----------------------- ----------------------
                                 1997        1996        1995        1996        1995        1996       1995
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------
   Dividend Yield              --          --          --          --          --         2.8%        3.5%
   Expected volatility       32.5%       28.0%       26.0%       37.5%       37.5%       21.5%       19.8%
   Risk-free interest rate    5.6%        6.3%        5.3%        6.4%        6.4%        6.5%        6.9%
   Expected holding period   7.8 years   5.0 years   5.0 years   9.1 years   9.1 years   7.5 years   7.5 years

    The weighted average fair value of Cendant stock options granted during the year ended December 31, 1997 was $13.71. The weighted average fair values of stock options granted under the former CUC plans (inclusive of plans acquired) during the years ended December 31, 1996 and 1995 were $7.51 and $6.69, respectively. The weighted average fair values of stock options granted under the former HFS plans (inclusive of the PHH plans) during the years ended December 31, 1996 and 1995 were $10.96 and $4.79, respectively.

    The tables below summarize information regarding Cendant stock options outstanding and exercisable as of December 31, 1997:

  (Shares in millions)

                                       OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                             ---------------------------------------   --------------------
                                         WEIGHTED AVG.     WEIGHTED                WEIGHTED
                                           REMAINING        AVERAGE                AVERAGE
                                          CONTRACTUAL      EXERCISE                EXERCISE
RANGE OF EXERCISE PRICES      SHARES          LIFE           PRICE      SHARES      PRICE
--------------------------   --------   ---------------   ----------   --------   ---------
   $.01 to $ 10.00             48.9          5.4            $ 4.16       47.5      $ 4.09
   $10.01 to $ 20.00           29.2          7.1             14.60       21.1       14.99
   $20.01 to $ 30.00           46.5          8.9             23.55       35.1       23.75
   $30.01 to $ 40.00           47.4          9.8             31.35       18.1       31.40
                               ----                                      ----
   Total                      172.0          7.8             18.66      121.8       15.69
                              =====                                     =====

     Shares exercisable and available for grant at December 31, 1997 and 1996 were as follows:

                                     1997                  1996
                                  ---------   ------------------------------
                                                              HFS OPTIONS
                                   CENDANT       CUC       (INCLUSIVE OF PHH
                                   OPTIONS     OPTIONS         OPTIONS)
   (In millions)                  ---------   ---------   ------------------
   Shares exercisable               121.8       11.8             46.2
   Shares available for grant        49.3        8.4              5.1

    The Company reserved 11.4 million shares of Company common stock for issuance in connection with its Restricted Stock Plan. As of December 31, 1997, 10.6 million shares of restricted common stock have been granted of which 10.4 million shares have vested under this plan.

    The Company has reserved 1.1 million shares of Company common stock in connection with its 1994 Employee Stock Purchase Plan, which enables employees to purchase shares of common stock from the Company at 90% of the fair market value on the fifteenth day following the last day of each calendar quarter, in an amount up to 25% of the employees' year-to-date earnings.

20. EMPLOYEE BENEFIT PLANS

    PENSION AND RETIREMENT PLANS
    The Company sponsors several defined contribution plans that provide certain eligible employees of the Company an opportunity to accumulate funds for their retirement. The Company matches the contributions of participating employees on the basis of the percentages specified in the plans.

    During 1996, a Deferred Compensation Plan (the "Plan") was implemented providing senior executives with the opportunity to participate in a funded, deferred compensation program. The assets of the Plan are held in an irrevocable rabbi trust. Under the Plan, participants may defer up to 80% of their base compensation and up to 98% of bonuses earned. The Company contributes $0.50 for each $1.00 contributed by a participant, regardless of length of service, up to a maximum of six percent of the employee's compensation. The Plan is not qualified under Section 401 of the Internal Revenue Code. The Company's matching contributions relating to the above plans were not material to the consolidated financial statements.

    The Company's PHH subsidiary has a non-contributory defined benefit pension plan covering substantially all domestic employees of PHH and its subsidiaries. PHH's subsidiary located in the United Kingdom has a contributory defined benefit pension plan, with participation at the employee's option. Under both the domestic and foreign plans, benefits are based on an employee's years of credited service and a percentage of final average compensation. The policy for both plans is to contribute amounts sufficient to meet the minimum requirements plus other amounts as the Company deems appropriate from time to time. The projected benefit obligations of the funded plans were $108.1 million and $97.1 million and funded assets, at fair value (primarily common stock and bond mutual funds) were $102.7 million and $88.4 million at December 31, 1997 and 1996, respectively. The net pension cost and the recorded liability were not material to the accompanying consolidated financial statements.

    The Company also sponsors two unfunded retirement plans to provide certain key executives with benefits in excess of limits under the federal tax law and to include annual incentive payments in benefit calculations. The projected benefit obligation, net pension cost and recorded liability related to the unfunded plans were not material to the accompanying consolidated financial statements.

    POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
    The Company's PHH subsidiary provides health care and life insurance benefits for certain retired employees up to the age of 65. The net periodic postretirement benefit costs and the recorded liability were not material to the accompanying consolidated financial statements.


21. INVESTMENTS

    ARAC
    Upon entering into a definitive merger agreement to acquire Avis in 1996, the Company announced its strategy to dilute its interest in ARAC while retaining assets associated with the franchise business, including trademarks, reservation system assets and franchise agreements with ARAC and other licensees. Since the Company's control was planned to be temporary, the Company accounted for its 100% investment in ARAC under the equity method. The Company's equity interest was diluted to 27.5% pursuant to an IPO by ARAC in September 1997 and was further diluted to 20.4% as a result of a secondary offering in March 1998.

    The Company licenses the Avis trademark to ARAC pursuant to a 50-year master license agreement and receives royalty fees based upon 4% of ARAC revenue, escalating to 4.5% of ARAC revenue over a 5-year period. In addition, the Company operates the telecommunications and computer processing system which services ARAC for reservations, rental agreement processing, accounting and fleet control for which the Company charges ARAC at cost.

    NRT
    During the third quarter of 1997, the Company executed an agreement with NRT Incorporated ("NRT") (a corporation created to acquire residential real estate brokerage firms) and the principal stockholders of NRT, under which the Company may acquire up to $263.3 million of NRT preferred stock and may, at its discretion, acquire $446.0 million of intangible assets of real estate brokerage firms acquired by NRT. During the third quarter of 1997, the Company acquired

    $182.0 million of NRT preferred stock and through December 31, 1997 the Company had also acquired 216.1 million of certain intangible assets including trademarks associated with real estate brokerage firms acquired by NRT which are subject to a 40 year franchise agreement.

    In September 1997, NRT acquired the real estate brokerage business and operations of National Realty Trust ("the Trust"), and two other regional real estate brokerage businesses. The Trust is an independent trust to which the Company contributed the brokerage offices formerly owned by Coldwell Banker in connection with the Company's acquisition of Coldwell Banker. NRT is the largest residential brokerage firm in the United States.


22. DIVESTITURE

    On December 17, 1997, as directed by the Federal Trade Commission in connection with the Cendant Merger, CUC sold immediately preceding the Cendant Merger all of the outstanding shares of its timeshare exchange businesses, Interval International Inc. ("Interval"), for net proceeds of $240.0 million less transaction related costs pursuant to a Stock Purchase Agreement ("Interval Agreement"). The Company is restricted in its solicitation of Interval's employees, customers or clients for a period of two years from the closing date of the transaction pursuant to the Interval Agreement. In conjunction with the sale, the Company agreed to continue to provide services to certain of Interval's customers for a specified period, guarantee performance of certain responsibilities to third parties (i.e., lease payments and certain other contracts), and absorb certain additional transitional costs related to the transaction. The estimated fair value of the services to be provided to Interval's customers of $57.6 million was recorded as a non-current liability. The value assigned will be amortized over the average life of the servicing period. After considering all these factors, the Company recognized a gain on the sale of Interval of $76.6 million ($26.4 million, after tax), which has been reflected as an extraordinary gain in the consolidated statements of operations.


23. FRANCHISING AND MARKETING/RESERVATION ACTIVITIES

    Revenue from franchising activities includes initial franchise fees charged to lodging properties and real estate brokerage offices upon execution of a franchise contract. Initial franchise fees amounted to $26.0 million, $24.2 million and $15.7 million for the years ended December 31, 1997, 1996 and 1995, respectively.

   Franchising activity for the years ended December 31, 1997, 1996 and 1995 is as follows:



                                        LODGING                     REAL ESTATE
                              ---------------------------   ----------------------------
                                1997      1996      1995      1997       1996      1995
                              -------   -------   -------   --------   --------   ------
   FRANCHISE IN OPERATION
    Units at end of year       5,566     5,397     4,603     11,715     11,349    5,990
   EXECUTED BUT NOT OPENED
    Acquired                      --        24        31         --        110      104
    New agreements             1,205     1,142       983      1,107        829      248


    The Company receives marketing and reservation fees from several of its lodging and real estate franchisees. Marketing and reservation fees related to the Company's lodging brands' franchisees are calculated based on a specified percentage of gross room revenues. Marketing and reservation fees received from the Company's real estate brands' franchisees are based on a specified percentage of gross closed commissions earned on the sale of real estate. As provided in the franchise agreements, at the Company's discretion, all of these fees are to be expended for marketing purposes and the operation of a centralized brand-specific reservation system for the respective franchisees and are controlled by the Company until disbursement. Membership and service fee revenues included marketing and reservation fees of $170.0 million, $157.6 million and $140.1 million for the years ended December 31, 1997, 1996 and 1995, respectively.

24. INDUSTRY SEGMENT INFORMATION

    The Company operates within three principal industry segments -- alliance marketing, travel and real estate. A description of the Company's segments, and the services provided within its underlying businesses, are as follows:

    ALLIANCE MARKETING SEGMENT
    Individual, wholesale and discount program membership services are provided to consumers and are distributed through various channels, including financial institutions, credit unions, charities, other cardholder-based organizations and retail establishments. These memberships include such components as shopping, travel, auto, dining, home improvement, lifestyle, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs, which are generally combined with discount shopping and travel for credit union members and publishes a coupon book which is sold through schools and other not-for- profit organizations.

    TRAVEL SERVICES SEGMENT
    Franchising (Lodging and car rental). As a franchisor of guest lodging facilities and car rental agency locations, Cendant licenses the independent owners and operators of hotels and car rental agencies to use its brand names. Operational and administrative services are provided to franchisees, which include access to a national reservation system, national advertising and promotional campaigns, co-marketing programs and volume purchasing discounts.

    Fleet management. Fleet management services primarily consist of the management, purchasing, leasing, and resale of vehicles for corporate clients and government agencies. These services also include fuel, maintenance, safety and accident management programs and other fee-based services for clients' vehicle fleets.

    Timeshare. Timeshare exchange programs, publications and other travel-related services are provided to the timeshare industry.

    Value-added tax services. Cendant processes value-added tax refunds for travelers abroad.

    REAL ESTATE SERVICES SEGMENT
    Franchising (Real estate brokerage). As a franchisor of real estate brokerage offices, Cendant licenses the owners and operators of independent real estate brokerage offices to use its brand names. Operational and administrative services are provided to franchisees, which are designed to increase franchisee revenue and profitability. Such services include advertising and promotions, referrals, training and volume purchasing discounts.

    Relocation. Relocation services are provided to client corporations and include the selling of transferee residences, providing equity advances on transferee residences for the purchase of new homes and home management services. Cendant also offers fee-based programs such as home marketing assistance, household goods moves, destination services and property dispositions for financial institutions and government agencies.

    Mortgage. Mortgage services primarily include the origination, sale and servicing of residential first mortgage loans. Cendant markets a variety of first mortgage products to consumers through relationships with corporations, affinity groups, financial institutions, real estate brokerage firms and other mortgage banks.

    New mover services. Welcoming packages are distributed to new homeowners which provides them with discounts from local merchants.

    OTHER SERVICES SEGMENT
    Financial services and marketing. Cendant (i) markets financial product memberships, generally annuities, mutual funds, and life insurance for financial institutions; (ii) provides marketing and other services to casino gaming facilities; and (iii) operates the telecommunications and computer system which facilitates hotel and car rental agency reservations and rental agreement processing.

    The following table presents industry segment and geographic data of the Company for the years ended December 31, 1997, 1996 and 1995. Operating income consists of net revenues less operating expenses (total expenses excluding interest--net).




   INDUSTRY SEGMENT DATA
                                                     Real
                                       Travel       Estate         Alliance           Other
                                      Services     Services      Marketing(5)       Services       Consolidated
   (In millions)                     ----------   ----------   ---------------   --------------   -------------
   1997
   Net revenues                       $1,337.2     $  987.0       $1,570.3         $  345.5         $ 4,240.0
   Operating income(1)                   272.6        280.7          125.0           (370.4)            307.9
   Identifiable assets                 6,700.4      5,113.1        1,395.8            864.1(4)       14,073.4
   Depreciation and amortization         102.7         58.4           42.0             34.6             237.7
   Capital expenditures                   51.6         65.4           23.3             42.4             182.7

   1996
   Net revenues                       $  802.4     $  782.4       $1,474.3         $  178.6         $ 3,237.7
   Operating income                      254.3        216.0           48.9(2)          28.6             547.8
   Identifiable assets                 6,685.3      4,170.0        1,395.9            511.3(4)       12,762.5
   Depreciation and amortization          55.5         44.5           34.8             10.7             145.5
   Capital expenditures                   47.6         30.5           19.0             43.5             140.6

   1995
   Net revenues                       $  684.4     $  504.3       $1,302.3         $  125.1         $ 2,616.1
   Operating income                      196.2        114.1           38.8(3)          17.8             366.9
   Identifiable assets                 4,449.4      2,406.0        1,072.1            592.0(4)        8,519.5
   Depreciation and amortization          46.9         18.0           30.5              5.0             100.4
   Capital expenditures                   17.3         14.4           44.2             32.8             108.7

  ------------
  (1) Includes merger-related costs and other unusual charges which were allocated to the business segments as follows: Travel--$186.0 million, Real estate--$65.3 million, Alliance Marketing--$12.7 million, Other--(substantially Corporate-related)--$440.1 million.

  (2) Includes merger-related costs and other unusual charges of $109.4 million.

  (3) Includes costs related to Ideon products abandoned and restructuring of $97.0 million.

  (4) Includes net assets of discontinued operations of $273.3, $120.1 and $188.9 in 1997, 1996 and 1995, respectively.

  (5) 1997 Alliance Marketing segment data has been restated for a change in accounting, effective January 1, 1997, related to revenue and expense recognition for memberships (see Notes 2 and 3).


  GEOGRAPHIC DATA


                            NORTH     EUROPE AND
                           AMERICA      OTHER     CONSOLIDATED
   (In millions)         ----------- ----------- -------------
   1997
   Net revenues           $ 3,731.2   $  508.8     $ 4,240.0
   Operating income           210.3       97.6         307.9
   Identifiable assets     12,640.0    1,433.4      14,073.4
   1996
   Net revenues           $ 3,042.2   $  195.5     $ 3,237.7
   Operating income           508.1       39.7         547.8
   Identifiable assets     11,981.2      781.3      12,762.5
   1995
   Net revenues           $ 2,435.3   $  180.8     $ 2,616.1
   Operating income           332.7       34.2         366.9
   Identifiable assets      7,775.4      744.1       8,519.5

25. SELECTED QUARTERLY FINANCIAL DATA -- (UNAUDITED)

    Provided below is the selected unaudited quarterly financial data for 1997 and 1996, as restated for (i) the findings from the independent investigation confirming accounting irregularities in certain CUC business units and the preparation and audit of the Company's restated financial statements (collectively classified as "Accounting errors and irregularities"); (ii) the change in accounting for memberships; and (iii) discontinued operations. See Notes 2, 3 and 6 for a description of such accounting adjustments. The underlying per share information is calculated based on weighted average shares outstanding during each quarter, and therefore, the sum of the quarters may not equal the total year amounts.


                                             FIRST QUARTER 1997

                                                                                  RECLASSIFICATION
                                                    AS                                  FOR
                                                PREVIOUSLY                          DISCONTINUED          AS
                                                 REPORTED      ADJUSTMENTS(2)        OPERATIONS        RESTATED
                                               ------------   ----------------   -----------------   -----------
   (in millions, except per share data)
   Net revenues                                  $1,158.2         $  (67.2)          $ (137.3)        $  953.7
                                                 --------         --------           --------         --------
   Operating income                                 297.2            (84.7)             (11.5)           201.0
                                                 --------         --------           --------         --------
   Income from continuing operations before
    cumulative effect of accounting change          166.0            (49.4)              (2.8)           113.8
   Income from discontinued operations, net
    of taxes                                           --               --                2.8              2.8
   Cumulative effect of accounting change,
    net of tax                                         --           (283.1)                --           (283.1)
                                                 --------         --------           --------         --------
   Net income (loss)                             $  166.0         $ (332.5)          $     --         $ (166.5)
                                                 ========         ========           ========         ========
   Per Share Information:
   Income from continuing operations before
    cumulative effect of accounting change
    Basic                                        $   0.21                                             $   0.14
    Diluted                                          0.19                                                 0.13


                                               SECOND QUARTER 1997

                                                                                RECLASSIFICATION
                                                  AS                                  FOR
                                              PREVIOUSLY                          DISCONTINUED          AS
                                               REPORTED      ADJUSTMENTS(2)        OPERATIONS       RESTATED(1)
                                             ------------   ----------------   -----------------   ------------
   (in millions, except per share data)
   Net revenues                                $1,300.5         $ (173.0)          $ (127.9)         $ 999.6
                                               --------         --------           --------          -------
   Operating income (loss)                         70.9           (122.0)              18.2            (32.9)
                                               --------         --------           --------          -------
   Loss from continuing operations                (13.4)           (70.6)              14.6            (69.4)
   Loss from discontinued operations, net
    of taxes                                         --               --              (14.6)           (14.6)
                                               --------         --------           --------          -------
   Net loss                                    $  (13.4)        $  (70.6)          $     --          $ (84.0)
                                               ========         ========           ========          =======

   Per Share Information:
   Loss from continuing operations
    Basic                                      $  (0.02)                                             $ (0.09)
    Diluted                                       (0.02)                                               (0.09)

----------
(1) Includes Unusual Charges, related to continuing operations, of $295.4 million primarily associated with the PHH Merger in April 1997. Unusual Charges of $278.9 million ($208.4 million, after-tax or $.24 per share) pertained to continuing operations and $16.5 million were associated with discontinued operations.

(2) Includes adjustments for accounting errors and irregularities and a change in accounting.

                                            THIRD QUARTER 1997




                                                                                RECLASSIFICATION
                                                  AS                                  FOR
                                              PREVIOUSLY                          DISCONTINUED          AS
                                               REPORTED      ADJUSTMENTS(2)        OPERATIONS        RESTATED
                                             ------------   ----------------   -----------------   -----------
(in millions, except per share data)
   Net revenues                                $1,431.3         $ (102.8)          $ (142.0)        $1,186.5
                                               --------         --------           --------         --------
   Operating income                               429.8            (74.2)              (1.5)           354.1
                                               --------         --------           --------         --------
   Income from continuing operations              248.3            (45.7)               0.4            203.0
   Loss from discontinued operations, net
    of taxes                                         --               --               (0.4)            (0.4)
                                               --------         --------           --------         --------
   Net income                                  $  248.3         $  (45.7)          $     --         $  202.6
                                               ========         ========           ========         ========
   Per Share Information:
   Income from continuing operations
    Basic                                      $   0.31                                             $   0.25
    Diluted                                        0.29                                                 0.24

                                               FOURTH QUARTER 1997




                                                                                  RECLASSIFICATION
                                                    AS                                  FOR
                                                PREVIOUSLY                          DISCONTINUED            AS
                                                 REPORTED      ADJUSTMENTS(2)        OPERATIONS        RESTATED(3)
                                               ------------   ----------------   -----------------   ---------------
   (in millions, except per share data)
   Net revenues                                  $1,424.7         $ (89.5)           $ (235.0)          $1,100.2
                                                 --------         -------            --------           --------
   Operating income                                (436.9)          232.9               (10.3)           (214.3)
                                                 --------         -------            --------           --------
   Loss from continuing operations before
    extraordinary gain                             (345.5)          165.0                (0.6)           (181.1)
   Loss from discontinued operations before
    extraordinary gain, net of taxes                   --              --               (14.6)            (14.6)
   Extraordinary gain, net of tax                      --            11.2                15.2              26.4 (4)
                                                 --------         -------            --------           --------
   Net loss                                      $ (345.5)        $ 176.2            $     --           $(169.3)
                                                 ========         =======            ========           ========
   Per Share Information:
   Loss from continuing operations before
    extraordinary gain
    Basic                                        $  (0.42)                                              $ (0.22)
    Diluted                                         (0.42)                                                (0.22)

----------
(2) Includes adjustments for accounting errors and irregularities and a change in accounting.

(3) Includes Unusual Charges in the net amount of $442.6 million substantially associated with the Cendant and Hebdo Mag mergers during the fourth quarter of 1997. Net Unusual Charges of $425.2 million ($296.3 million, after-tax or $.34 per share) pertained to continuing operations and $17.4 million were associated with discontinued operations.

(4) Represents the gain on the sale of Interval International, Inc. in December 1997, a Company subsidiary which was sold in consideration of Federal Trade Commission anti-trust concerns within the timeshare industry.

                                            FIRST QUARTER 1996

                                                                                RECLASSIFICATION
                                                  AS           ACCOUNTING             FOR
                                              PREVIOUSLY       ERRORS AND         DISCONTINUED         AS
                                               REPORTED      IRREGULARITIES        OPERATIONS       RESTATED
                                             ------------   ----------------   -----------------   ---------
   (in millions, except per share data)
   Net revenues                                 $821.4          $ (65.8)            $ (94.7)        $660.9
                                                ------          -------             -------         ------
   Operating income                              165.8            (60.1)               (0.5)         105.2
                                                ------          -------             -------         ------
   Income from continuing operations              96.0            (40.8)                1.3           56.5
   Loss from discontinued operations, net
    of taxes                                        --               --                (1.3)          (1.3)
                                                ------          -------             -------         ------
   Net income                                   $ 96.0          $ (40.8)            $    --         $ 55.2
                                                ======          =======             =======         ======

   Per Share Information:
   Income from continuing operations
    Basic                                       $ 0.14                                              $ 0.08
    Diluted                                       0.12                                                0.07


                                             SECOND QUARTER 1996

                                                                                 RECLASSIFICATION
                                                    AS           ACCOUNTING            FOR
                                                PREVIOUSLY       ERRORS AND        DISCONTINUED            AS
                                                 REPORTED      IRREGULARITIES       OPERATIONS          RESTATED
                                               ------------   ----------------  -----------------   ----------------
   (in millions, except per share data)
   Net revenues                                   $935.7          $ (53.7)          $ (106.7)          $  775.3
                                                  ------          -------           --------           --------
   Operating income                                186.7            (54.7)              13.8              145.8
                                                  ------          -------           --------           --------
   Income from continuing operations               101.0            (34.1)              20.3               87.2
   Loss from discontinued operations, net
    of taxes                                          --               --              (20.3)             (20.3)(5)
                                                  ------          -------           --------           --------
   Net income                                     $101.0          $ (34.1)          $     --           $   66.9(5)
                                                  ======          =======           ========           ==========

   Per Share Information:
   Income from continuing operations
    Basic                                         $ 0.14                                               $   0.12
    Diluted                                         0.13                                                   0.11

----------
(5) Includes Unusual Charges of $24.9 million associated with the Davidson and Sierra mergers in July 1996.

                                              THIRD QUARTER 1996

                                                                                  RECLASSIFICATION
                                                    AS           ACCOUNTING             FOR
                                                PREVIOUSLY       ERRORS AND         DISCONTINUED           AS
                                                 REPORTED      IRREGULARITIES        OPERATIONS         RESTATED
                                               ------------   ----------------   -----------------   --------------
   (in millions, except per share data)
   Net revenues                                  $1,042.9           $43.1            $ (132.4)         $  95306
                                                 --------           -----            --------          --------
   Operating income                                 115.0            33.7               (29.0)            119.7(6)
                                                 --------           -----            --------          ----------
   Income from continuing operations                 68.5            13.6               (15.5)             66.6(6)
   Income from discontinued operations, net
    of taxes                                           --              --                15.5              15.5
                                                 --------           -----            --------          ----------
   Net income                                    $   68.5           $13.6            $     --          $   82.1(6)
                                                 ========           =====            ========          ==========
   Per Share Information:
   Income from continuing operations
    Basic                                        $   0.09                                              $   0.09
    Diluted                                          0.08                                                  0.08

----------
(6) Includes Unusual Charges of $109.4 million ($70.0 million, after tax or $.09 per share) associated with the Ideon Merger in August 1996.


                                                FOURTH QUARTER 1996



                                                                                  RECLASSIFICATION
                                                    AS           ACCOUNTING             FOR
                                                PREVIOUSLY       ERRORS AND         DISCONTINUED         AS
                                                 REPORTED      IRREGULARITIES        OPERATIONS       RESTATED
                                               ------------   ----------------   -----------------   ---------
   (in millions, except per share data)
   Net revenues                                  $1,108.8         $ (83.8)           $ (177.1)        $847.9
                                                 --------         -------            --------         ------
   Operating income                                 271.6           (51.2)              (43.3)         177.1
                                                 --------         -------            --------         ------
   Income from continuing operations                158.1           (32.3)              (22.8)         103.0
   Income from discontinued operations, net
    of taxes                                           --              --                22.8           22.8
                                                 --------         -------            --------         ------
   Net income                                    $  158.1         $ (32.3)           $     --         $125.8
                                                 ========         =======            ========         ======
   Per Share Information:
   Income from continuing operations
    Basic                                        $   0.20                                             $ 0.13
    Diluted                                          0.19                                               0.13

26. SUBSEQUENT EVENTS

    PENDING ACQUISITIONS
    American Bankers. On March 23, 1998, the Company entered into a definitive agreement (the "ABI Merger Agreement") to acquire American Bankers Insurance Group, Inc. ("American Bankers") for $67 per share in cash and stock, for aggregate consideration of approximately $3.1 billion. The Company has agreed to purchase 23.5 million shares of American Bankers at $67 per share through its pending cash tender offer, to be followed by a merger in which the Company has agreed to deliver Cendant shares with a value of $67 for each remaining share of American Bankers common stock outstanding. The Company has already received anti-trust clearance to acquire American Bankers. The tender offer is subject to the receipt of tenders representing at least 51 percent of the common shares of American Bankers as well as customary closing conditions, including regulatory approvals. From time to time representatives of the Company and representatives of American Bankers have discussed possible modifications to the terms of the ABI Merger Agreement, including a change in the mix of consideration to increase the cash component and decrease the stock component and changing the transaction to a taxable transaction. No agreement regarding any such modification has been reached and there can be no assurance that such discussion will result in any agreement being reached. The transaction is expected to be completed in the fourth quarter of 1998 or the first quarter of 1999. If no agreement regarding the terms of any modification to the terms of the ABI Merger Agreement is reached, the current ABI Merger Agreement will remain in effect in accordance with its terms. American Bankers provides affordable, specialty insurance products and services through financial institutions, retailers and other entities offering consumer financing.

    In connection with the Company's proposal to acquire American Bankers, the Company has a bank commitment to provide a $650 million, 364-day revolving credit facility which will bear interest, at the option of the Company, at rates based on prime rates, as defined, or LIBOR plus an applicable variable margin.

    RAC Motoring Services. On May 21, 1998, the Company announced that it has reached a definitive agreement with the Board of Directors of Royal Automobile Club Limited ("RACL") to acquire their RAC Motoring Services subsidiary for approximately $735 million in cash. The sale of RAC Motoring Services has subsequently been approved by its shareholders. Closing is subject to certain conditions, including regulatory approval. Although no assurances can be made, the Company currently anticipates that the transaction will be completed in the spring of 1999. RAC Motoring Services is the second-largest roadside assistance company in the UK and also owns the UK's largest driving school company.

    Providian. On December 9, 1997, the Company executed a definitive agreement to acquire Providian Auto and Home Insurance Company for approximately $219.0 million in cash. Closing is subject to receipt of required regulatory approval and accordingly, no assurance can be made that the acquisition will be completed. Providian sells automobile insurance to consumers through direct response marketing.

    COMPLETED ACQUISITIONS
    National Parking Corporation. On April 27, 1998, the Company completed the acquisition of National Parking Corporation ("NPC") for $1.6 billion in cash, which included the repayment of approximately $227 million of outstanding NPC debt. NPC is substantially comprised of two operating subsidiaries. National Car Parks is the largest private (non-municipal) single car park operator in the United Kingdom ("UK") with approximately 500 locations. Green Flag operates the third largest roadside assistance group in the UK and offers a wide-range of emergency support and rescue services to approximately 3.5 million members.

    Harpur Group. On January 20, 1998, the Company completed the acquisition of The Harpur Group Ltd. ("Harpur"), a leading fuel card and vehicle management company in the UK, from privately held H-G Holdings, Inc. for approximately $186.0 million in cash plus future contingent payments of up to $20.0 million over the next two years.

    Jackson Hewitt. On January 7, 1998, the Company completed the acquisition of Jackson Hewitt Inc. ("Jackson Hewitt"), for approximately $480.0 million in cash. Jackson Hewitt operates the second largest tax preparation service franchise system in the United States. The Jackson Hewitt franchise system specializes in computerized preparation of federal and state individual income tax returns.

    Other. Subsequent to December 31, 1997, the Company acquired certain other entities for an aggregate purchase price of approximately $348.5 million in cash. Such acquisitions will be accounted for under the purchase method of accounting.

    FINANCING TRANSACTIONS
    Term Loan Facility. On May 29, 1998, the Company entered into a 364-day term loan agreement with a syndicate of financial institutions which provided for borrowings of $3.25 billion (the "Term Loan Facility"). The Term Loan Facility, as amended, bears interest at LIBOR plus an applicable LIBOR spread, as defined. Upon the execution of the Term Loan Facility, temporary credit agreements, which provided for $1.0 billion of borrowings, were terminated. The Term Loan Facility, as amended, contains certain restrictive covenants, which are substantially similar to and consistent with the covenants in effect for the Company's existing revolving credit agreements.


    Issuance Of Mandatorily Redeemable Preferred Securities. On March 2, 1998, the Company issued 29.9 million FELINE PRIDES and 2.3 million trust preferred securities and received approximately $1.4 billion in gross proceeds therefrom. The FELINE PRIDES consist of 27.6 million Income PRIDES and 2.3 million Growth PRIDES, each with a face amount of $50 per PRIDE. The Income PRIDES consist of trust preferred securities and stock purchase contracts under which the holders will purchase common stock from the Company in February 2001. The Growth PRIDES consist of stock purchase contracts under which the holders will purchase common stock from the Company in February 2001 and zero coupon U.S. Treasury securities. The trust preferred securities will bear interest, in the form of preferred stock dividends, at the annual rate of 6.45 percent. Such preferred stock dividends are presented as minority interest, net of tax in the consolidated statements of income. The forward purchase contract forming a part of the Income PRIDES will pay 1.05 percent annually in the form of a contract adjustment payment. The forward purchase contract forming a part of the Growth PRIDES will pay 1.3 percent annually in the form of a contract adjustment payment. The forward purchase contracts call for the holder to purchase the minimum of 1.0395 shares and a maximum of 1.3514 shares of Company common stock per PRIDES security, depending upon the average of the closing price per share of Company common stock for a 20 consecutive day period ending in mid-February of 2001.


    Redemption of 4 3/4% Notes. On May 4, 1998, the Company redeemed all of its outstanding ($144.5 million principal amount) 4 3/4% Convertible Senior Notes at a price of 103.393% of the principal amount together with interest accrued to the redemption date. Prior to May 4, 1998, holders of such notes exchanged $90.5 million of the 4 3/4% Notes for 2.5 million shares of Company common stock.


    Redemption of 6 1/2% Notes. On April 8, 1998, the Company exercised its option to call its 6 1/2% Convertible Subordinated Notes (the "6 1/2% Notes") for redemption on May 11, 1998, in accordance with the provisions of the indenture relating to the 6 1/2% Notes. Prior to the redemption date, all of the outstanding 6 1/2% Notes were converted into 2.1 million shares of Company common stock.


    SEVERANCE AGREEMENT

    On July 28, 1998, the Company announced that Walter A. Forbes resigned as Chairman of the Company and as a member of the Board of Directors. The severance agreement reached with Mr. Forbes gives him the benefits required by his employment contract relating to a termination of Mr. Forbes' employment with the Company for reasons other than for cause. Those benefits total $35 million in cash and include the granting of approximately 1.3 million stock options.


    REPRICING OF STOCK OPTIONS
    On July 28, 1998, the Compensation Committee of the Board of Directors approved, in principle, a program to reprice certain Company stock options granted to employees of the Company, other than executive officers, during December 1997 and the first quarter of 1998. The new option price for such stock options is to be the market price of the Company's common stock as reported on the New York Stock Exchange shortly after the filing of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997. On September 23, 1998, the Compensation Committee extended such repricing program to certain executive officers and senior managers of the Company subject to certain conditions including revocation of a portion of existing options plus repricing of other portions at prices at and above fair market value at the time of repricing. Additionally, a management equity ownership program was adopted that requires executive officers and these senior managers to acquire Company common stock at various levels commensurate with such manager's compensation.

                                   CENDANT CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                   (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                                   THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                SEPTEMBER 30,
                                                               ---------------------------   --------------------------
                                                                                  1997                         1997
                                                                              AS RESTATED                   AS RESTATED
                                                                   1998         (NOTE 2)         1998        (NOTE 2)
                                                               -----------   -------------   -----------   ------------
Revenues
 Membership and service fees -- net ........................    $1,416.4       $1,099.3       $3,678.8       $2,932.5
 Fleet leasing (net of depreciation and interest costs
   of $324.9, $307.9, $954.6 and $892.2)....................        18.5           12.8           57.5           42.9
 Other .....................................................        22.9           74.4          128.8          164.4
                                                                --------       --------       --------       --------
Net revenues ...............................................     1,457.8        1,186.5        3,865.1        3,139.8
Expenses
 Operating .................................................       515.9          344.3        1,306.9          958.1
 Marketing and reservation .................................       297.2          278.5          853.2          750.3
 General and administrative ................................       187.6          150.6          487.4          455.0
 Depreciation and amortization .............................        88.9           59.0          241.3          175.4
 Other charges:
   Merger-related costs and other unusual charges
    (credits) ..............................................          --             --          (24.4)         278.9
   Investigation related costs and termination
    benefits ...............................................        61.9             --           81.4             --
   Financing costs .........................................        14.5             --           27.2             --
   Asset impairments .......................................        50.0             --           50.0             --
 Interest -- net ...........................................        31.0           13.5           72.9           36.3
                                                                --------       --------       --------       --------
Total expenses .............................................     1,247.0          845.9        3,095.9        2,654.0
                                                                --------       --------       --------       --------
Income from continuing operations before income
 taxes, minority interest and cumulative effect of
 accounting change .........................................       210.8          340.6          769.2          485.8
Provision for income taxes .................................        73.2          137.6          273.0          238.4
Minority interest, net .....................................        14.5             --           34.3             --
                                                                --------       --------       --------       --------
Income from continuing operations before cumulative
 effect of accounting change ...............................       123.1          203.0          461.9          247.4
Loss from discontinued operations, net of taxes
 (Note 7) ..................................................       (12.1)          (0.4)         (25.0)         (12.2)
                                                                --------       --------       --------       --------
Income before cumulative effect of accounting
 change ....................................................       111.0          202.6          436.9          235.2
Cumulative effect of accounting change, net of tax .........          --             --             --         (283.1)
                                                                --------       --------       --------       --------
Net income (loss) ..........................................    $  111.0       $  202.6       $  436.9       $  (47.9)
                                                                ========       ========       ========       ========

See accompanying notes to consolidated financial statements.

                              CENDANT CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (CONTINUED)
                              (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                               THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                   SEPTEMBER 30,
                                                           --------------------------   -------------------------------
                                                                             1997                           1997
                                                                         AS RESTATED                     AS RESTATED
                                                              1998         (NOTE 2)        1998           (NOTE 2)
                                                           ----------   -------------   ----------   ------------------
Income (Loss) Per Share:
 Basic
   Income from continuing operations before
    cumulative effect of accounting change .............    $  0.14         $0.25        $  0.55        $    0.31
   Loss from discontinued operations, net ..............      (0.01)           --          (0.03)           (0.02)
   Cumulative effect of accounting change, net .........         --            --             --            (0.35)
                                                            -------         -----        -------        ---------
   Net income (loss) ...................................    $  0.13         $0.25        $  0.52        $   (0.06)
                                                            =======         =====        =======        =========
Diluted
 Income from continuing operations before
   cumulative effect of accounting change ..............    $  0.14         $0.23        $  0.53        $    0.29
 Loss from discontinued operations, net ................      (0.01)           --          (0.03)           (0.01)(1)
 Cumulative effect of accounting change, net ...........         --            --             --            (0.32)(1)
                                                            -------         -----        -------        ---------
 Net income (loss) .....................................    $  0.13         $0.23        $  0.50        $   (0.04)
                                                            =======         =====        =======        =========

----------
(1) The number of weighted average shares used to compute income from continuing operations per share was also used to calculate the per share amounts for the net loss from discontinued operations, the cumulative effect of accounting change, net of tax and net loss. As a result of losses recorded for such amounts, the per share amounts for the net loss from discontinued operations, the cumulative effect of accounting change, net of tax and net loss are anti-dilutive to their respective basic per share amounts.























See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                           SEPTEMBER 30,   DECEMBER 31,
                                                                1998           1997
                                                          --------------- -------------
                                                            (UNAUDITED)
Assets
Current assets
 Cash and cash equivalents ..............................    $ 1,611.2      $    67.0
 Receivables, net .......................................      1,327.8        1,170.7
 Deferred income taxes ..................................        330.9          311.9
 Other current assets ...................................        973.7          767.2
 Net assets of discontinued operations ..................        520.2          273.3
                                                             ---------      ---------
Total current assets ....................................      4,763.8        2,590.1
                                                             ---------      ---------
 Property and equipment .................................      1,298.2          460.8
 Franchise agreements, net ..............................        961.3          890.3
 Goodwill, net ..........................................      4,015.8        2,148.2
 Other intangibles, net .................................      1,043.6          897.5
 Other assets ...........................................        688.5          642.8
                                                             ---------      ---------
Total assets exclusive of assets under programs .........     12,771.2        7,629.7
                                                             ---------      ---------
Assets under management and mortgage programs
 Net investment in leases and leased vehicles ...........      3,738.0        3,659.1
 Relocation receivables .................................        631.0          775.3
 Mortgage loans held for sale ...........................      2,360.8        1,636.3
 Mortgage servicing rights ..............................        573.4          373.0
                                                             ---------      ---------
                                                               7,303.2        6,443.7
                                                             ---------      ---------
Total assets ............................................    $20,074.4      $14,073.4
                                                             =========      =========

See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                                                      SEPTEMBER 30,   DECEMBER 31,
                                                                                           1998           1997
                                                                                     --------------- -------------
                                                                                       (UNAUDITED)
Liabilities and shareholders' equity
Current liabilities
Accounts payable and other current liabilities .....................................    $ 1,489.3      $ 1,492.4
Current portion of long-term debt ..................................................      2,702.7             --
Deferred income ....................................................................      1,392.2        1,042.0
                                                                                        ---------      ---------
Total current liabilities ..........................................................      5,584.2        2,534.4
                                                                                        ---------      ---------
Deferred income ....................................................................        227.8          292.1
Long-term debt .....................................................................      1,308.5        1,246.0
Other noncurrent liabilities .......................................................        320.6          181.2
                                                                                        ---------      ---------
Total liabilities exclusive of liabilities under programs ..........................      7,441.1        4,253.7
                                                                                        ---------      ---------
Liabilities under management and mortgage programs
 Debt ..............................................................................      6,195.8        5,602.6
 Deferred income taxes .............................................................        257.9          295.7
Mandatorily redeemable preferred securities issued by subsidiaries .................      1,472.1             --
Commitments and contingencies (Note 15)
Shareholders' Equity
Preferred stock, $.01 par value -- authorized 10 million shares; none issued and
 outstanding .......................................................................           --             --
Common stock, $.01 par value -- authorized 2 billion shares; issued 858,281,922
 and 838,333,800 shares, respectively ..............................................          8.6            8.4
Additional paid-in capital .........................................................      3,405.2        3,088.4
Retained earnings ..................................................................      1,377.5          940.6
Accumulated other comprehensive loss ...............................................         (6.7)         (38.2)
Restricted stock, deferred compensation ............................................         (2.7)          (3.4)
Treasury stock, at cost 6,750,546 shares ...........................................        (74.4)         (74.4)
                                                                                        ---------      ---------
Total shareholders' equity .........................................................      4,707.5        3,921.4
                                                                                        ---------      ---------
Total liabilities and shareholders' equity .........................................    $20,074.4      $14,073.4
                                                                                        =========      =========

See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN MILLIONS)




                                                                                           NINE MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                       --------------------------
                                                                                            1998         1997
                                                                                       ------------- ------------
                                                                                                      AS RESTATED
                                                                                                       (NOTE 2)
Operating Activities
Net income (loss) ....................................................................  $    436.9    $    (47.9)
Loss from discontinued operations, net of taxes ......................................        25.0          12.2
Cumulative effect of accounting change, net of tax ...................................          --         283.1
Depreciation and amortization ........................................................       241.3         175.4
Other charges -- asset impairments and termination benefits ..........................        62.5            --
Merger-related costs and other unusual charges (credits) .............................       (24.4)        278.9
Payments of merger-related costs and other unusual charge liabilities ................      (127.2)       (157.6)
Other ................................................................................       (76.1)       (305.5)
                                                                                        ----------    ----------
Net cash provided by operations exclusive of management and mortgage
 programs ............................................................................       538.0         238.6
                                                                                        ----------    ----------
Management and mortgage programs:
 Depreciation and amortization .......................................................       944.9         812.3
 Mortgage loans held for sale ........................................................      (724.4)         86.1
                                                                                        ----------    ----------
                                                                                             220.5         898.4
                                                                                        ----------    ----------
Net cash provided by operating activities of continuing operations ...................       758.5       1,137.0
                                                                                        ----------    ----------
Investing Activities
Property and equipment additions .....................................................      (240.8)        (97.4)
Investments ..........................................................................       (94.2)       (181.2)
Net change in marketable securities ..................................................         4.7        (646.5)
Net assets acquired (net of cash acquired) and acquisition-related payments ..........    (2,658.2)       (539.9)
Other, net ...........................................................................        77.0        (131.3)
                                                                                        ----------    ----------
Net cash used in investing activities of continuing operations exclusive of
 management and mortgage programs ....................................................    (2,911.5)     (1,596.3)
                                                                                        ----------    ----------
Management and mortgage programs:
 Investment in leases and leased vehicles ............................................    (1,876.4)     (1,629.4)
 Payments received on investment in leases and leased vehicles .......................       765.5         615.2
 Proceeds from sales and transfers of leases and leased vehicles to third parties.....       136.8          63.5
 Equity advances on homes under management ...........................................    (5,186.5)     (4,185.5)
 Repayment of advances on homes under management .....................................     5,333.8       4,341.3
 Additions to originated mortgage servicing rights ...................................      (338.7)       (147.6)
 Proceeds from sales of mortgage servicing rights ....................................        75.2          49.0
                                                                                        ----------    ----------
                                                                                          (1,090.3)       (893.5)
                                                                                        ----------    ----------
Net cash used in investing activities of continuing operations .......................    (4,001.8)     (2,489.8)
                                                                                        ----------    ----------

See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (CONTINUED)
                                 (IN MILLIONS)




                                                                                        NINE MONTHS ENDED
                                                                                          SEPTEMBER 30,
                                                                                    --------------------------
                                                                                         1998         1997
                                                                                    ------------- ------------
                                                                                                   AS RESTATED
                                                                                                    (NOTE 2)
Financing Activities
Proceeds from borrowings ..........................................................  $  3,279.6    $    917.5
Principal payments on borrowings ..................................................      (420.5)       (174.2)
Issuance of convertible debt ......................................................          --         542.8
Issuance of common stock ..........................................................       160.4         119.9
Purchases of common stock .........................................................          --        (171.3)
Proceeds from mandatorily redeemable preferred securities issued by
 subsidiaries, net ................................................................     1,446.7            --
Other, net ........................................................................          --          (6.6)
                                                                                     ----------    ----------
Net cash provided by financing activities of continuing operations exclusive of
 management and mortgage programs .................................................     4,466.2       1,228.1
                                                                                     ----------    ----------
Management and mortgage programs:
 Proceeds from debt issuance or borrowings ........................................     2,455.1       2,129.2
 Principal payments on borrowings .................................................    (2,215.7)     (1,575.8)
 Net change in short-term borrowings ..............................................       347.0        (693.9)
                                                                                     ----------    ----------
                                                                                          586.4        (140.5)
                                                                                     ----------    ----------
Net cash provided by financing activities of continuing operations ................     5,052.6       1,087.6
                                                                                     ----------    ----------
Effect of changes in exchange rates on cash and cash equivalents ..................        (9.7)         (0.4)
Net cash used in discontinued operations ..........................................      (255.4)        (45.0)
                                                                                     ----------    ----------
Net increase (decrease) in cash and cash equivalents ..............................     1,544.2        (310.6)
Cash and cash equivalents, beginning of period ....................................        67.0         448.1
                                                                                     ----------    ----------
Cash and cash equivalents, end of period ..........................................  $  1,611.2    $    137.5
                                                                                     ==========    ==========

See accompanying notes to consolidated financial statements.

                     CENDANT CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 1. BASIS OF PRESENTATION

    Cendant Corporation, together with its subsidiaries (the "Company"), is one of the foremost consumer and business services companies in the world. The Company was created through the merger (the "Cendant Merger") of HFS Incorporated ("HFS") and CUC International Inc. ("CUC") in December 1997 with the merged company being renamed Cendant Corporation. The Company provides fee-based services to consumers within the Travel, Real Estate and Alliance Marketing business segments.

    The consolidated balance sheet of the Company as of September 30, 1998, the consolidated statements of operations for the three and nine months ended September 30, 1998 and 1997 and the consolidated statements of cash flows for the nine months ended September 30, 1998 and 1997 are unaudited. The accompanying consolidated financial statements include the accounts and transactions of the Company and all wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Form 10-Q and Rule 10-01 of Regulation S-X promulgated under the Securities Exchange Act of 1934. The December 31, 1997 consolidated balance sheet was derived from the Company's audited financial statements included in the Company's Annual Report on Form10-K/A for the year ended December 31, 1997 and should be read in conjunction with such consolidated financial statements and notes thereto.

    In the opinion of the Company's management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending
    December 31, 1998.


 2. RESTATEMENT

    As publicly announced on April 15, 1998, the Company discovered accounting irregularities in certain business units of CUC. As a result, the Company together with its counsel and assisted by auditors, immediately began an intensive investigation (the "Company Investigation"). In addition, the Audit Committee of the Company's Board of Directors initiated an investigation into such matters (the "Audit Committee Investigation," together with the Company Investigation, the "Investigations"). On July 14, 1998, the Company announced that the accounting irregularities were greater than those initially discovered in April and that the irregularities affected the accounting records of the majority of the CUC business units. On August 13, 1998, the Company announced that the Company Investigation was completed and, on August 27, 1998, the Company announced that the Audit Committee had submitted its report to the Board of Directors on the Audit Committee Investigation into the accounting irregularities and its conclusions regarding responsibility for those actions. As a result of the findings from the Investigations, the Company restated its financial statements for the years ended December 31, 1997, 1996 and 1995. Such restated financial statements were audited and filed on Form 10-K/A with the Securities and Exchange Commission ("SEC") on September 29, 1998. In addition, as a result of the Investigations and a concurrent internal financial review process by the Company which revealed both accounting errors and accounting irregularities, the Company restated its financial statements for the quarterly periods ended March 31 and June 30, 1998, respectively. The Company's restated financial statement for the quarterly periods ended March 31, 1998 and 1997 and June 30, 1998 and 1997 were filed on Quarterly Reports Form 10-Q/A with the SEC on October 13, 1998. The financial statements for the three and nine months ended September 30, 1997 are restated herein in this Form 10-Q.

    In connection with the Company Investigation and coincident with the audit and restatement process, certain adjustments were made in 1997 for accounting errors (that were not a result of irregularities) which relate to the former HFS businesses. Such adjustments were substantially comprised of $47.8 million in reductions to merger-related costs and other unusual charges, which increased 1997 income from continuing operations.


    In connection with the aforementioned accounting irregularities, the SEC and the United States Attorney for the District of New Jersey are also conducting investigations relating to the accounting irregularities (See
    Note 15). In connection with the SEC's investigation, in August 1998, the SEC requested that the Company change its accounting policies with respect to revenue and expense recognition for its membership businesses effective January 1, 1997. Although the Company believed that its accounting for memberships had been appropriate and consistent with industry practice, the Company complied with the SEC's request and adopted new accounting policies for its membership businesses. (See Note 3-Accounting Change). Accordingly, the financial results for the three and nine months ended September 30, 1997 as set forth herein have been restated for the accounting change.


    The Company has recorded all corrections arising from the findings of the Investigations. Such corrections were the result of accounting irregularities, the misapplication of generally accepted accounting principles and the aforementioned change in accounting for memberships. Provided below is a summary of the impact of such corrections and a reconciliation of the financial results from amounts previously reported to the restated financial statement amounts, as presented in this Quarterly Report on Form 10-Q. The reconciliation includes the reclassification of discontinued operations (see Note 7 Discontinued Operations). While management has made all adjustments considered necessary as a result of the findings of the Investigations, there can be no assurance that additional adjustments will not be required as a result of the ongoing SEC investigation.

                            STATEMENT OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                   THREE MONTHS ENDED SEPTEMBER 30, 1997
                                                       --------------------------------------------------------------
                                                                                          ACCOUNTING
                                                                                          ADJUSTMENTS
                                                                                          FOR ERRORS,
                                                            AS                          IRREGULARITIES
                                                        PREVIOUSLY     DISCONTINUED     AND ACCOUNTING         AS
                                                         REPORTED       OPERATIONS          CHANGE          RESTATED
                                                       ------------   --------------   ----------------   -----------
Net revenues .......................................     $1,431.3        $ (142.0)         $ (102.8)       $1,186.5
                                                         --------        --------          --------        --------
Expenses
 Operating .........................................        464.5           (78.6)            (41.6)          344.3
 Marketing and reservation .........................        360.9           (26.4)            (56.0)          278.5
 General and administrative ........................        105.8           (25.5)             70.3           150.6
 Depreciation and amortization .....................         70.2            (9.9)             (1.3)           59.0
 Interest, net .....................................         15.6            (4.2)              2.1            13.5
                                                         --------        --------          --------        --------
Total expenses .....................................      1,017.0          (144.6)            (26.5)          845.9
                                                         --------        --------          --------        --------
Income from continuing operations before
 income taxes ......................................        414.3             2.6             (76.3)          340.6
Provision (benefit) for income taxes ...............        166.0             2.2             (30.6)          137.6
                                                         --------        --------          --------        --------
Income from continuing operations ..................        248.3             0.4             (45.7)          203.0
Loss from discontinued operations, net of taxes.....           --            (0.4)               --            (0.4)
Net income .........................................     $  248.3        $     --          $  (45.7)       $  202.6
                                                         ========        ========          ========        ========
Income per share
Basic
 Income from continuing operations .................     $   0.31                                          $   0.25
 Loss from discontinued operations, net ............           --                                                --
                                                         --------                                          --------
Net income .........................................     $   0.31                                          $   0.25
                                                         ========                                          ========
Income per share
Diluted
 Income from continuing operations .................     $   0.29                                          $   0.23
 Loss from discontinued operations, net ............           --                                                --
                                                         --------                                          --------
Net income .........................................     $   0.29                                          $   0.23
                                                         ========                                          ========
Weighted Average Shares
Basic ..............................................        805.9                                             805.9
Diluted ............................................        889.0                                             889.0

                            STATEMENT OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                    NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                       --------------------------------------------------------------
                                                                                          ACCOUNTING
                                                                                          ADJUSTMENTS
                                                                                          FOR ERRORS,
                                                            AS                          IRREGULARITIES
                                                        PREVIOUSLY     DISCONTINUED     AND ACCOUNTING         AS
                                                         REPORTED       OPERATIONS          CHANGE          RESTATED
                                                       ------------   --------------   ----------------   -----------
Net revenues .......................................     $3,890.0        $ (407.2)         $ (343.0)       $3,139.8
                                                         --------        --------          --------        --------
Expenses
 Operating .........................................      1,317.8          (209.4)           (150.3)          958.1
 Marketing and reservation .........................        963.4           (97.2)           (115.9)          750.3
 General and administrative ........................        324.1           (65.4)            196.3           455.0
 Depreciation and amortization .....................        190.6           (23.9)              8.7           175.4
 Merger-related costs and other unusual
   charges .........................................        303.0           (16.5)             (7.6)          278.9
 Interest, net .....................................         43.9           (14.2)              6.6            36.3
                                                         --------        --------          --------        --------
Total expenses .....................................      3,142.8          (426.6)            (62.2)        2,654.0
                                                         --------        --------          --------        --------
Income (loss) from continuing operations before
 income taxes and cumulative effect of
 accounting change .................................        747.2            19.4            (280.8)          485.8
Provision (benefit) for income taxes ...............        346.5             7.2            (115.3)          238.4
                                                         --------        --------          --------        --------
Income (loss) from continuing operations before
 cumulative effect of accounting change ............        400.7            12.2            (165.5)          247.4
Loss from discontinued operations, net of taxes.....           --           (12.2)               --           (12.2)
                                                         --------        --------          --------        --------
Income (loss) before cumulative effect of
 accounting change .................................        400.7              --            (165.5)          235.2
Cumulative effect of accounting change, net
 of tax ............................................           --              --            (283.1)         (283.1)
                                                         --------        --------          --------        --------
Net income (loss) ..................................     $  400.7        $     --          $ (448.6)       $  (47.9)
                                                         ========        ========          ========        ========
Income (loss) per share
Basic
 Income from continuing operations before
   cumulative effect of accounting change ..........     $   0.50                                          $   0.31
 Loss from discontinued operations, net ............           --                                             (0.02)
 Cumulative effect of accounting change, net .......           --                                             (0.35)
                                                         --------                                          --------
Net income (loss) ..................................     $   0.50                                          $  (0.06)
                                                         ========                                          ========
Income (loss) per share
Diluted
 Income from continuing operations before
   cumulative effect of accounting change ..........     $   0.47                                          $   0.29
 Loss from discontinued operations, net ............           --                                             (0.01)
 Cumulative effect of accounting change, net .......           --                                             (0.32)
                                                         --------                                          --------
Net income (loss) ..................................     $   0.47                                          $  (0.04)
                                                         ========                                          --------
Weighted Average Shares
Basic ..............................................        804.3                                             804.3
Diluted ............................................        877.1                                             877.1

 3. ACCOUNTING CHANGE


    Effective January 1, 1997, the Company adopted a change in accounting for the recognition of membership revenues and expenses. Prior to such adoption, the Company recorded deferred membership income, net of estimated cancellations, at the time members were billed (upon expiration of the free trial period), which was recognized as revenue ratably over the membership term and modified periodically based on actual cancellation experience. In addition, membership acquisition and renewal costs, which related primarily to membership solicitations were capitalized as direct response advertising costs due to the Company's ability to demonstrate that the direct response advertising resulted in future economic benefits. Such costs were amortized on a straight-line basis as revenues were recognized (over the average membership period). The Company believed that such accounting policies were appropriate and consistent with industry practice.


    In August 1998, in connection with the Company's cooperation with the SEC investigation into accounting irregularities discovered in the former CUC business units, the SEC concluded that when membership fees are fully refundable during the entire membership period, membership revenue should be recognized at the end of the membership period upon the expiration of the refund offer. The SEC further concluded that non-refundable solicitation costs should be expensed as incurred since such costs are not recoverable if membership fees are refunded. Accordingly, effective January 1, 1997, the Company recorded a non-cash after-tax charge of $283.1 million or $.32 per diluted share for the nine months ended September 30, 1997, to account for the cumulative effect of the accounting change.


 4. EARNINGS PER SHARE ("EPS")


    Basic EPS is computed based solely on the weighted average number of common shares outstanding during the period. Diluted EPS reflects all potential dilution of common stock. Basic and diluted EPS from continuing operations is calculated as follows:



                                                  THREE MONTHS ENDED       NINE MONTHS ENDED
                                                     SEPTEMBER 30,           SEPTEMBER 30,
   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)       ---------------------   ---------------------
                                                    1998        1997        1998        1997
                                                 ---------   ---------   ---------   ---------
   Income from continuing operations
    before cumulative effect of accounting
    change ...................................    $123.1      $203.0      $461.9      $247.4
   Convertible debt interest .................       2.8         5.8         8.6        11.3
                                                  ------      ------      ------      ------
   Income from continuing
    operations,before cumulative effect of
    accounting change, as adjusted ...........    $125.9      $208.8      $470.5      $258.7
                                                  ======      ======      ======      ======
   Weighted average shares - basic ...........     850.8       805.9       844.8       804.3
   Potential dilution of common stock:
   Stock options .............................       8.5        34.6        31.2        33.7
   Convertible debt ..........................      18.0        48.5        19.0        39.1
                                                  ------      ------      ------      ------
   Weighted average shares - diluted .........     877.4       889.0       895.0       877.1
                                                  ======      ======      ======      ======
   EPS - continuing operations before
    cumulative effect of accounting
    change
   Basic .....................................    $ 0.14      $ 0.25      $ 0.55      $ 0.31
                                                  ======      ======      ======      ======
   Diluted ...................................    $ 0.14      $ 0.23      $ 0.53      $ 0.29
                                                  ======      ======      ======      ======

 5. COMPREHENSIVE INCOME

    The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income" effective January 1, 1998. This statement establishes standards for the reporting and display of an alternative income measurement and its components in the financial statements.

    Components of comprehensive income (loss) are summarized as follows:



                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                                                            -----------------------
                                                                               1998         1997
                                                                            ---------   -----------
                                                                                 (IN MILLIONS)
   Net income (loss) ....................................................    $436.9       $ (47.9)
                                                                             ------       -------
   Other comprehensive income (loss), net of tax:
   Currency translation adjustment ......................................      35.5         (16.4)
   Unrealized gains (losses) on marketable securities:
    Unrealized holding gains (losses) arising during the period .........      (4.0)           --
    Reclassification adjustment for gains included in earnings ..........        --          (4.3)
                                                                             ------       -------
   Comprehensive income (loss) ..........................................    $468.4       $ (68.6)
                                                                             ======       =======

    The components of accumulated other comprehensive income (loss) for the nine months ended September 30, 1998 are as follows: securities


                                                NET UNREALIZED                      ACCUMULATED
                                                GAIN (LOSS) ON       CURRENCY          OTHER
                                                  MARKETABLE       TRANSLATION     COMPREHENSIVE
                                                  SECURITIES        ADJUSTMENT     INCOME (LOSS)
(IN MILLIONS)                                  ----------------   -------------   --------------
   Balance, January 1, 1998 ................        $  0.2           $ (38.4)        $ (38.2)
   Currency translation adjustment .........            --              35.5            35.5
   Net unrealized gain (loss) on
    marketable securities ..................          (4.0)               --            (4.0)
                                                    ------           -------         -------
   Balance, September 30, 1998 .............        $ (3.8)          $  (2.9)        $  (6.7)
                                                    ======           =======         =======

 6. BUSINESS COMBINATIONS

    The acquisitions discussed below were accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed were recorded at their estimated fair values. Excess purchase price over fair value of the underlying net assets acquired is allocated to goodwill. Goodwill is amortized on a straight-line basis over the estimated benefit periods, ranging from 25 to 40 years. The operating results of such acquired companies are reflected in the Company's consolidated statements of operations since the respective dates of acquisition.

    The following table reflects the fair values of assets acquired and liabilities assumed in connection with the Company's acquisitions consummated and other acquisition-related payments made during the nine months ended September 30, 1998.



   (IN MILLIONS)
   Total consideration:
   Cash paid (net of $52.4 million of cash acquired).........    $2,658.2
   Assets acquired ..........................................     1,187.3
   Liabilities assumed ......................................       495.8
   Fair value of identifiable net assets acquired ...........       691.5
                                                                 --------
   Goodwill .................................................    $1,996.7
                                                                 ========

    National Parking Corporation -- On April 27, 1998, the Company completed the acquisition of National Parking Corporation Limited ("NPC") for $1.6 billion in cash, which included the repayment of approximately $227 million of outstanding NPC debt. NPC is substantially comprised of two operating subsidiaries: National Car Parks and Green Flag. National Car Parks is the largest private (non-municipal) single car park operator in the United Kingdom ("UK") and Green Flag operates the third largest roadside assistance group in the UK and offers a wide-range of emergency support and rescue services.

    Harpur Group -- On January 20, 1998, the Company completed the acquisition of The Harpur Group Ltd. ("Harpur"), a leading fuel card and vehicle management company in the UK for approximately $186.0 million in cash plus future contingent payments of up to $20.0 million over two years.

    Jackson Hewitt -- On January 7, 1998, the Company completed the acquisition of Jackson Hewitt Inc. ("Jackson Hewitt"), for approximately $480.0 million in cash. Jackson Hewitt operates the second largest tax preparation service franchise system in the United States. The Jackson Hewitt franchise system specializes in computerized preparation of federal and state individual income tax returns.

    Other 1998 Acquisitions and Acquisition--Related Payments -- The Company acquired certain other entities for an aggregate purchase price of approximately $336.9 million in cash during the nine month period ended September 30, 1998. Additionally, the Company made a $100.0 million cash payment to the seller of Resort Condominiums International, Inc. in satisfaction of a contingent purchase liability.

    Pro forma Information -- The following table reflects the unaudited operating results of the Company for the nine months ended September 30, 1998 and 1997 on a pro forma basis, which gives effect to the acquisition of NPC, accounted for under the purchase method of accounting. The remaining acquisitions completed during 1998 are not significant on a pro forma basis and are therefore not included. The pro forma results are not necessarily indicative of the operating results that would have occurred had the NPC transaction been consummated on January 1, 1997 nor are they intended to be indicative of results that may occur in the future. The underlying pro forma information includes the amortization expense associated with the assets acquired, the Company's financing arrangements, certain purchase accounting adjustments and the related income tax effects.




                                                                              NINE MONTHS ENDED
                                                                                SEPTEMBER 30,
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                  ------------------------------
                                                                            1998            1997
                                                                        -----------   ----------------
   Net revenues .....................................................    $4,066.6        $3,565.8
   Income before cumulative effect of accounting change (1) .........       436.8           228.9
   Net income (loss) ................................................       436.8           (54.2)(2)
   Per share information:
   Income per share before cumulative effect of accounting
    change (1)
    Basic ...........................................................    $   0.52        $   0.28
    Diluted .........................................................        0.50            0.27
   Net income (loss) per share
    Basic ...........................................................    $   0.52        $  (0.07)
    Diluted .........................................................        0.50           (0.05)(2)
   Weighted average shares outstanding:
    Basic ...........................................................       844.8           804.3
    Diluted .........................................................       895.0           877.1

     ----------
    (1) Includes loss from discontinued operations, net of taxes for the nine months ended September 30, 1998 and 1997 of $25.0 million ($.03 per diluted share) and $12.2 million ($.01per diluted share), respectively.

    (2) Includes the cumulative effect of a change in accounting of $283.1 million ($0.32 per diluted share) related to revenue and expense recognition for memberships with full refund offers.

7.  DISCONTINUED OPERATIONS


    On August 12, 1998 (the "Measurement Date"), the Company announced that its Executive Committee of the Board of Directors committed to discontinue the Company's classified advertising and consumer software businesses by disposing of Hebdo Mag International, Inc. ("Hebdo Mag") and Cendant Software Corporation ("Cendant Software"), respectively. The Company has since entered into a definitive agreement, as amended, to sell Hebdo Mag to its former 50% owners for 7.1 million shares of Company common stock and approximately $360 million in cash. The transaction is expected to be consummated in the fourth quarter of 1998 and is subject to certain conditions, including regulatory approval and financing by the purchaser. The Company expects to recognize a gain of approximately $230 million upon the disposal of Hebdo Mag, assuming a Company stock price of $13.25 per share, the closing price of the Company's common stock on November 3, 1998. In addition, the Company has engaged investment bankers to analyze various strategic alternatives in regard to the disposition of Cendant Software and the Company is currently in various stages of discussions with certain parties regarding the potential sale of such business unit. The Company anticipates that the disposition of Cendant Software will also result in a significant gain.


    Summarized financial data of discontinued operations are as follows:


    STATEMENT OF OPERATIONS DATA:



                                                          CONSUMER SOFTWARE
                                         ----------------------------------------------------
                                            THREE MONTHS ENDED          NINE MONTHS ENDED
                                              SEPTEMBER 30,               SEPTEMBER 30,
   (IN MILLIONS)                         ------------------------   -------------------------
                                             1998         1997          1998          1997
                                         -----------   ----------   -----------   -----------
   Net revenues ......................     $ 119.5       $ 90.7       $ 345.8       $ 261.4
   Loss before income taxes ..........       (20.2)        (4.6)        (57.3)        (31.6)
   Benefit from income taxes .........        (9.7)        (3.2)        (22.9)        (12.1)
                                           -------       ------       -------       -------
   Net loss ..........................     $ (10.5)      $ (1.4)      $ (34.4)      $ (19.5)
                                           =======       ======       =======       =======


                                                     CLASSIFIED ADVERTISING
                                          ---------------------------------------------
                                           THREE MONTHS ENDED       NINE MONTHS ENDED
                                              SEPTEMBER 30,           SEPTEMBER 30,
   (IN MILLIONS)                          ---------------------   ---------------------
                                             1998        1997        1998        1997
                                          ----------   --------   ---------   ---------
   Net revenues .......................     $ 65.2      $51.3      $202.4      $145.8
                                            ------      -----      ------      ------
   Income (loss) before income
    taxes .............................       (0.2)       2.0        20.4        12.2
   Provision for income taxes .........        1.4        1.0        11.0         4.9
                                            ------      -----      ------      ------
   Net income (loss) ..................     $ (1.6)     $ 1.0      $  9.4      $  7.3
                                            ======      =====      ======      ======

   The Company has allocated $13.8 million and $3.8 million of interest expense to discontinued operations for the nine months ended September 30, 1998 and 1997, respectively. Such interest expense represents the cost of funds associated with businesses acquired by the discontinued business segments at an interest rate consistent with the Company's consolidated effective borrowing rate.

     BALANCE SHEET DATA:





                                        CONSUMER SOFTWARE               CLASSIFIED ADVERTISING
                                 --------------------------------   -------------------------------
                                  SEPTEMBER 30,     DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                       1998             1997              1998             1997
   (IN MILLIONS)                 ---------------   --------------   ---------------   -------------
   Current assets ............      $  163.0          $  209.1         $   69.0         $   58.6
   Goodwill ..................         111.3              42.2            273.3            181.5
   Other assets ..............          94.5              49.2             34.5             33.2
   Total liabilities .........        (102.6)           (127.0)          (122.8)          (173.5)
                                    --------          --------         --------         --------
   Net assets of discontinued
    operations ...............      $  266.2          $  173.5         $  254.0         $   99.8
                                    ========          ========         ========         ========

 8. FINANCING TRANSACTIONS

    Term Loan Facility -- On May 29, 1998, the Company entered into a 364-day term loan agreement with a syndicate of financial institutions which provided for borrowings of $3.25 billion (the "Term Loan Facility"). The Term Loan Facility, as amended, bears interest at LIBOR plus an applicable LIBOR spread, as defined. Upon the execution of the Term Loan Facility, temporary credit agreements, which provided for $1.0 billion of borrowings, were terminated. The Term Loan Facility, as amended, contains certain restrictive covenants, which are substantially similar to and consistent with the covenants in effect for the Company's existing revolving credit agreements. At September 30, 1998, the Term Loan Facility was fully utilized with approximately $700 million of borrowings classified as long-term based on the Company's ability and intent to refinance such borrowings on a long-term basis. The Company used $2 billion of the proceeds from the Term Loan Facility to repay the outstanding borrowings under its revolving credit facilities.

    Issuance of FELINE PRIDES and Trust Preferred Securities -- On March 2, 1998, Cendant Capital I (the "Trust"), a statutory business Trust formed under the laws of the State of Delaware and a wholly-owned consolidated subsidiary of the Company, issued 29.9 million FELINE PRIDES and 2.3 million trust preferred securities and received approximately $1.5 billion in gross proceeds therefrom. The Trust invested the proceeds in 6.45% Senior Debentures due 2003 (the "Debentures") issued by the Company, which represents the sole asset of the Trust. The obligations of the Trust related to the FELINE PRIDES and trust preferred securities are unconditionally guaranteed by the Company to the extent the Company makes payments pursuant to the Debentures. Upon the issuance of the FELINE PRIDES and trust preferred securities, the Company recorded a liability of $43.3 million with a corresponding reduction to shareholders' equity equal to the present value of the total future contract adjustment payments to be made under the FELINE PRIDES. The FELINE PRIDES, upon issuance, consisted of
    27.6 million Income PRIDES and 2.3 million Growth PRIDES, each with a face amount of $50 per PRIDES. The Income PRIDES consist of trust preferred securities and forward purchase contracts under which the holders are required to purchase common stock from the Company in February 2001. The Growth PRIDES consist of zero coupon U.S. Treasury securities and forward purchase contracts under which the holders are required to purchase common stock from the Company in February 2001. The trust preferred securities and the trust preferred securities forming a part of the Income PRIDES, each with a face amount of $50, bear interest, in the form of preferred stock dividends, at the annual rate of 6.45 percent payable in cash. Such preferred stock dividends are presented as minority interest, net of tax in the consolidated statements of operations. Payments under the forward purchase contract forming a part of the Income PRIDES will be made by the Company in the form of a contract adjustment payment at an annual rate of
    1.05 percent. The forward purchase contract forming a part of the Growth PRIDES will be made by the Company in the form of a contract adjustment payment at an annual rate of 1.30 percent. The forward purchase contracts require the holder to purchase a minimum of 1.0395 shares and a maximum of
    1.3514 shares of Company common stock per PRIDES security, depending upon the average of the closing price per share of Company common stock for a 20 consecutive day period ending in mid-February of 2001. The Company has the right to defer the contract adjustment payments and the payment of interest on its Debentures to the Trust. Such election will subject the Company to certain restrictions, including restrictions on making dividend payments on its common stock until all such payments in arrears are settled.

    Redemption of 4 3/4% Notes -- On May 4, 1998, the Company redeemed all of the outstanding ($144.5 million principal amount) 4 3/4% Convertible Senior Notes (the "4 3/4% Notes") at a price of 103.393% of the principal amount together with interest accrued to the redemption date. Prior to the redemption date, during 1998, holders of such notes exchanged $95.5 million of the 4 3/4% Notes for 3.4 million shares of Company common stock (See
    Note 11).

    Redemption of 6 1/2% Notes -- On April 8, 1998, the Company exercised its option to call its 6 1/2% Convertible Subordinated Notes (the "6 1/2% Notes") for redemption on May 11, 1998, in accordance with the provisions of the indenture relating to the 6 1/2% Notes. Prior to the redemption date, during 1998, all of the outstanding 6 1/2% Notes were converted into
    2.1 million shares of Company common stock.


 9. MERGER-RELATED COSTS AND OTHER UNUSUAL CHARGES

    The Company incurred merger-related costs and other unusual charges ("Unusual Charges") in 1997 related to continuing operations of $704.1 million primarily associated with and/or coincident to the Cendant Merger (the "Fourth Quarter 1997 Charge") and the merger with PHH Corporation (the "Second Quarter 1997 Charge"). The remaining liabilities at December 31, 1997, which are classified as accounts payable and other current liabilities and the reduction of such liabilities for the nine months ended September 30, 1998 are summarized by category of expenditure and by charge as follows:



                                             LIABILITIES                                                LIABILITIES AT
                                           AT DECEMBER 31,       CASH                                   SEPTEMBER 30,
                                                 1997          PAYMENT     NON-CASH     ADJUSTMENTS          1998
   (IN MILLIONS)                          -----------------   ---------   ----------   -------------   ---------------
   Professional fees ..................         $ 50.7         $ 37.6        $ --         $  (9.3)          $  3.8
   Personnel related ..................          168.5           72.2          --           (18.2)            78.1
   Business terminations ..............            3.9            1.8         1.4            (2.4)             1.1
   Facility related and other .........           50.4           15.7         2.5             5.5             42.7
                                                ------         ------        ----         -------           ------
   Total ..............................         $273.5         $127.3        $3.9         $ (24.4)          $125.7
                                                ======         ======        ====         =======           ======


                            LIABILITIES                                                LIABILITIES AT
                          AT DECEMBER 31,       CASH                                   SEPTEMBER 30,
                                1997          PAYMENT     NON-CASH     ADJUSTMENTS          1998
   (IN MILLIONS)         -----------------   ---------   ----------   -------------   ---------------
   Fourth Quarter 1997
   Charge ............         $197.4         $ 99.3        $0.9         $ (13.2)          $ 85.8
   Second Quarter 1997
   Charge ............           76.1           28.0         3.0           (11.2)            39.9
                               ------         ------        ----         -------           ------
   Total .............         $273.5         $127.3        $3.9         $ (24.4)          $125.7
                               ======         ======        ====         =======           ======

    Fourth Quarter 1997 Charge. The $85.8 million of liabilities remaining at September 30, 1998 are primarily comprised of $63.3 million of severance and other personnel related costs and $18.8 million of outstanding facility-related liabilities. Approximately $4.1 million of remaining severance costs will be paid upon the closure of nine European call centers which will be substantially completed in 1998. Approximately $37.8 million of executive termination benefits will be paid or otherwise extinguished upon the settlement of employment obligations. Outstanding facility-related liabilities will be paid or otherwise extinguished upon the aforementioned closures of European call centers and other office consolidations. During the nine months ended September 30, 1998, the Company recorded a net credit of $13.2 million to Unusual Charges with a corresponding reduction to liabilities primarily as a result of a change in the original estimate of costs to be incurred.

    Second Quarter 1997 Charge. The $39.9 million of liabilities remaining at September 30, 1998 primarily consists of $14.8 million of future severance and benefit payments and $23.9 million of future lease termination payments. During the nine months ended September 30, 1998, the Company recorded a net credit of $11.2 million to Unusual Charges with a corresponding reduction to liabilities as a result of a change in the original estimate of costs to be incurred. Such credit was net of $24.1 million of costs incurred related to lease terminations.


10. INVESTIGATION RELATED COSTS AND TERMINATION BENEFITS

    The Company records all costs incurred in connection with and as a result of the investigations into accounting irregularities as "investigation related costs and termination benefits" in the consolidated statement of operations.

    On July 28, 1998, the Company announced that Walter A. Forbes resigned as Chairman of the Company and as a member of the Board of Directors. The severance agreement reached with Mr. Forbes entitles him the benefits required by his employment contract relating to a termination of Mr. Forbes' employment with the Company for reasons other than for cause. Aggregate benefits resulted in a $50.4 million third quarter 1998 charge comprised of $37.9 million in cash payments and 1.3 million of Company stock options with a Black-Scholes value of $12.5 million. Such options were immediately vested and expire on July 28, 2008. Other costs for the three and nine months ended September 30, 1998 of $11.5 million and $31.0 million, respectively, are primarily comprised of professional fees and public relations costs incurred in connection with the investigations.


11. OTHER CHARGES - FINANCING COSTS

    The Company paid $25 million of banking fees on May 29, 1998 in connection with executing the Term Loan Facility (see Note 8 Financing Transactions). Such financing was arranged to ensure Company liquidity in the absence of access to public financing markets as a result of the Company's discovery and announcement of accounting irregularities and the corresponding lack of audited financial statements. The financing costs have been deferred and are being amortized over six months, the anticipated borrowing period.

    In connection with the Company exercising its option to redeem the 4 3/4% Notes, the Company anticipated that all holders of the 4 3/4% Notes would elect to convert the 4 3/4% notes to Company common stock based upon the fair value of the common stock at such time. However, during the redemption period, the Company's common stock price experienced a significant decrease. As a result, holders of the 4 3/4% Notes elected not to convert the 4 3/4% notes to common stock and redeemed such notes at a premium (see
    Note 8 - Financing Transactions). Accordingly, the Company recorded a $7.2 million ($4.5 million after-tax) loss on early extinguishment of debt which is classified in the statement of operations as Other Charges - Financing Costs.


12. OTHER CHARGES - ASSET IMPAIRMENTS

    The Company periodically evaluates the recoverability of its investments and long-lived assets. As a result of such practices, the Company recorded a $50.0 million non-cash charge during the third quarter of 1998. Based on a recent evaluation of its long-lived assets and in connection with the Company's regular budget and forecasting processes, the Company determined that $37 million of goodwill associated with a Company subsidiary within its Alliance Marketing segment, National Library of Poetry, was impaired. In addition, the Company had equity investments in interactive businesses within its Other segment, which were generating negative cash flows and were unable to access sufficient liquidity through equity or debt offerings. As a result, the Company wrote-off $13 million of such investments.

13. INVESTMENT IN AVIS RENT A CAR, INC.

    The Company's equity interest in Avis Rent A Car, Inc. ("Avis ") was reduced from 27.5% to 20.4% as a result of a secondary offering by Avis of its common stock in March 1998 in which the Company sold one million shares of Avis common stock. The Company recognized a pre-tax gain of approximately $17.7 million as a result of the sale, which is included in other revenue in the consolidated statement of operations.


14. PENDING ACQUISITION

    RAC Motoring Services -- On May 21, 1998, the Company announced that it reached a definitive agreement with the Board of Directors of Royal Automobile Club Limited ("RACL") to acquire their RAC Motoring Services subsidiary ("RACMS") for approximately $735 million in cash. The sale of RACMS has subsequently been approved by its shareholders. On September 24, 1998, the UK Secretary of State for Trade and Industry referred the RACMS acquisition to the UK Monopolies and Mergers Commission (the "MMC") for its approval. Closing is subject to certain conditions, including MMC approval. Although no assurances can be made, the Company currently anticipates that the transaction, if completed, will close in the spring of 1999. RACMS is the second-largest roadside assistance company in the UK and also owns the UK's largest driving school company.


15. COMPANY INVESTIGATION AND LITIGATION

    Accounting Irregularities Litigation and Investigation

    On April 15, 1998, the Company announced that it discovered accounting irregularities in the former CUC business units. Since the Company's announcement and prior to the date hereof, seventy-one purported class action lawsuits, two purported derivative lawsuits and one individual lawsuit have been filed against the Company and certain current and former officers and directors of the Company and HFS, asserting various claims under the federal securities law (the "Federal Securities Actions"). Some of the actions also name as defendants Merrill Lynch & Co. and, in one case, Chase Securities, Inc., underwriters for the Company's PRIDES securities offering; and two others also name Ernst & Young LLP, the Company's former independent accountants. Sixty-four of the Federal Securities Actions were filed in the United States District Court for the District of New Jersey, six were filed in the United States District Court for the District of Connecticut (including the individual action), one was filed in the United States District Court for the Eastern District of Pennsylvania, and one was filed in New Jersey Superior Court. The Federal Securities Actions filed in the District of Connecticut and the Eastern District of Pennsylvania have been transferred to the District of New Jersey. On June 10, 1998, the Company moved to dismiss or stay the Federal Securities Actions filed in New Jersey Superior Court on the ground that, among other things, it is duplicative of the actions filed in federal courts. The court granted that motion on August 7, 1998 without prejudice to the plaintiff's right to refile the case in the District of New Jersey.

    Certain of these Federal Securities Actions purport to be brought on behalf of purchasers of the Company's common stock and/or options on common stock during various periods, most frequently beginning May 28, 1997 and ending April 15, 1998 (although the alleged class periods begin as early as March 21, 1995 and ends as late as July 15, 1998). Others claim to be brought on behalf of persons who exchanged common stock of HFS for the Company's common stock in connection with the Cendant Merger. Some plaintiffs purport to represent both of these types of investors. In addition, eight actions pending in the District of New Jersey purport to be brought, either in their entirety or in part, on behalf of purchasers of the Company's PRIDES securities. The complaints in the Federal Securities Actions allege, among other things, that as a result of accounting irregularities, the Company's previously issued financial statements were materially false and misleading and that the defendants knew or should have known that these financial statements caused the prices of the Company's securities to be inflated artificially. The Federal

    Securities Actions variously allege violations of Section 10(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Rule 10b-5 promulgated thereunder, Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, Section 20(a) of the Exchange Act and Sections 11, 12 and 15 of the Securities Act of 1933, as amended (the "Securities Act"). Certain actions also allege violations of common law. The individual action also alleges violations of Section 18(a) of the Exchange Act and the Florida securities law. The class action complaints seek damages in unspecified amounts. The individual action seeks damages in the amount of approximately $9 million plus interest and expenses.

    On May 29, 1998, United States Magistrate Judge Joel A. Pisano entered an order consolidating the 50 Federal Securities Actions that had at that time been filed in the United States District Court for the District of New Jersey, under the caption In re: Cendant Corporation Litigation, Master File No. 98-1664 (WHW). Pursuant to the Order, all related actions subsequently filed in the District of New Jersey are to be consolidated under that caption. United States District Court Judge William H. Walls has selected lead plaintiffs and lead counsel to represent all potential class members in the consolidated actions and ordered that a consolidated amended complaint be filed by December 14, 1998. On November 11, 1998, the lead plaintiff representing purchasers of the Company's PRIDES securities filed an amended and consolidated complaint. Simultaneously, that lead plaintiff filed motions seeking: (1) certification of a class of persons who purchased the Company's PRIDES securities between February 24, and April 15, 1998 pursuant to a registration statement and prospectus prepared in connection with the public offering of the Company's PRIDES securities; (2) summary judgment against the Company on the claims brought pursuant to
    Section 11 of the Securities Act; and (3) a preliminary injunction requiring the Company to place $300 million in trust for the benefit of the proposed class of PRIDES purchasers. The Company intends to vigorously oppose the motions; however, the Company can make no assurances as to the timing, outcome or resolutions thereof.

    In addition, on April 27, 1998, a shareholder derivative action, Deutch v. Silverman, et al., No. 98-1998 (WHW), was filed in The District of New Jersey against certain of the Company's current and former directors and officers; The Bear Stearns Companies, Inc., Bear Stearns & Co., Inc. and, as a nominal party, the Company. The complaint in the Deutch action alleges that certain individual officers and directors of the Company breached their fiduciary duties by selling shares of the Company's stock while in possession of non-public material information concerning accounting irregularities. The complaint also alleges various other breaches of fiduciary duty, mismanagement, negligence and corporate waste and seeks damages on behalf of the Company.

    Another action, entitled Corwin v. Silverman, et al., No. 16347-NC, was filed on April 29, 1998 in the Court of Chancery for the State of Delaware. The Corwin action is purportedly brought both derivatively, on behalf of the Company, and as a class action, on behalf of all shareholders of HFS who exchanged their HFS shares for the Company's shares in connection with the Cendant Merger. The Corwin action names as defendants HFS and twenty-eight individuals who are and were directors of Cendant and HFS. The complaint in the Corwin action alleges that the defendants breached their fiduciary duties of loyalty, good faith, care and candor in connection with the Cendant Merger, in that they failed to properly investigate the operations and financial statements of the Company before approving the Cendant Merger at an allegedly inadequate price. The amended complaint also alleges that the Company's directors breached their fiduciary duties by entering into an employment agreement with Cendant's former Chairman, Walter Forbes, in connection with the Cendant Merger that purportedly amounted to corporate waste. The Corwin action seeks, among other things, recision of the Cendant Merger and compensation for all losses and damages allegedly suffered in connection therewith. On October 7, 1998, the Company filed a motion to dismiss the Corwin action or, in the alternative, for a stay of the Corwin action pending determination of the Federal Securities Actions.

    The SEC and the United States Attorney for the District of New Jersey are conducting investigations relating to the matters referenced above. The SEC has advised the Company that its inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred.

   In connection with the Cendant Merger, certain officers and directors of HFS exchanged their shares of HFS common stock and options exercisable for HFS common stock for shares of the Company's common stock and options exercisable for the Company's common stock, respectively. As a result of the aforementioned accounting irregularities, such officers and directors have advised the Company that they believe they have claims against the Company in connection with such exchange. In addition, certain current and former officers and directors of the Company would consider themselves to be members of any class ultimately certified in the Federal Securities Actions now pending in which the Company is named as a defendant by virtue of their have been HFS stockholders at the time of the Cendant Merger.

    The Company does not believe it is feasible to predict or determine the final outcome of these proceedings or investigations or to estimate the amounts or potential range of loss with respect to the resolution of these proceedings or investigations. In addition, the timing of the final resolution of the proceedings or investigations is uncertain. The possible outcomes or resolutions of the proceedings could include a judgment against the Company or a settlement and could require substantial payments by the Company. The Company's management believes that adverse outcomes with respect to such proceedings could have a material adverse impact on the financial condition, results of operations and cash flows of the Company.

    ABI Litigation

    On October 14, 1998, an action entitled P Schoenfeld Asset Management LLC
    v. Cendant Corp., et al., No. 98-4734 (WHW) (the "ABI Action"), was filed in the United States District Court for the District of New Jersey against the Company and four of its former officers and directors. The plaintiff in the ABI Action claims to be bringing the action on behalf of a class of all persons who purchased securities of American Bankers between March 23, 1998 and October 13, 1998. The complaint in the ABI Action alleges that the plaintiff and the putative class members purchased American Bankers securities in reliance on false and misleading public announcements and filings with the SEC made by the Company in connection with its proposed acquisition of American Bankers. The complaint alleges that those public announcements and filings contained materially misstated financial statements, because of accounting irregularities discussed above, and that the Company falsely announced its intention to consummate the acquisition of American Bankers. It is asserted that these misstatements were made in violation of Sections 10(b) and 20(a) of the Exchange Act and caused the plaintiff and other putative class members to purchase American Bankers securities at inflated prices.

    Other pending litigation

    The Company and its subsidiaries are involved in pending litigation in the usual course of business. In the opinion of management, such litigation will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.


16. NEW ACCOUNTING PRONOUNCEMENT

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities" effective for all quarterly and annual periods beginning after June 15, 1999. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. The Company will adopt SFAS No. 133 effective January 1, 2000. The Company has not yet determined the impact SFAS No. 133 will have on its financial position or results of operations when such statement is adopted.


17. SUBSEQUENT EVENTS

    Repricing of Stock Options

    On September 23, 1998, the Compensation Committee of the Board of Directors approved a repricing and option exchange program for mid-management employees relating to Company stock options granted to such employees during December 1997 and the first quarter of 1998. Such options were repriced on October 15, 1998 at $9.8125 per share (the "New Price"), which was the market price at the time of repricing. On September 23, 1998, the Compensation Committee also approved a repricing and option exchange program for certain executive officers and senior managers of the Company subject to certain conditions including revocation of a portion of existing options. Additionally, a management equity ownership program was adopted that requires these executive officers and senior managers to acquire Company common stock at various levels commensurate with their respective compensation levels. The repricing was accomplished by canceling existing options and issuing new options at the New Price and, with respect to certain options of executive officers and senior managers, at prices above the New Price.


    Termination of Acquisition Agreements

    AMERICAN BANKERS INSURANCE GROUP, INC. Due to uncertainties concerning the eventual completion of the Company's pending acquisition of American Bankers Insurance Group, Inc. ("American Bankers") on October 13, 1998, the Company and American Bankers entered into a settlement agreement (the "Settlement Agreement"), pursuant to which the Company and American Bankers terminated a definitive agreement dated March 23, 1998 (the "Merger Agreement") which provided for the Company's acquisition of American Bankers for $3.1 billion. Accordingly, the Company's pending tender offer for American Bankers shares was also terminated.


    Pursuant to the Settlement Agreement and in connection with termination of the Company's proposed acquisition of American Bankers, the Company made a $400 million cash payment to American Bankers and wrote-off approximately $30 million of costs, primarily professional fees, which were deferred in connection with the proposed transaction. Such charges were recorded by the Company during the fourth quarter of 1998. The Company also terminated a bank commitment to provide a $650 million, 364-day revolving credit facility, which was made available to partially fund the acquisition.


    PROVIDIAN AUTO AND HOME INSURANCE COMPANY. On October 5, 1998, the Company announced the termination of an agreement to acquire Providian Auto and Home Insurance Company ("Providian") for $219 million in cash. The termination date in the such agreement to acquire Providian was September 30, 1998. Certain representations and covenants in acquisition agreement had not been fulfilled and the conditions to closing had not been met. The Company did not pursue an extension of the termination date of the agreement because Providian no longer met the Company's acquisition criteria.


    Share Repurchase Program

    In October 1998, the Company announced that its Board of Directors had authorized a $1 billion common share repurchase program. Subject to compliance with bank credit facility covenants and rating agency constraints, the Company expects to execute the program through open-market purchases.

==============================================================================


                                  $





                               [GRAPHIC OMITTED]




                              CENDANT CORPORATION LOGO


                                % NOTES DUE 200





                      ----------------------------------

                             PROSPECTUS SUPPLEMENT

                      ----------------------------------

                          JOINT BOOK-RUNNING MANAGERS

           CHASE SECURITIES INC.               MERRILL LYNCH & CO.


                                          , 1998



==============================================================================

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 Securities and Exchange Commission Registration Fee   $885,000
Trustee's Expenses ..................................     5,000
*Accounting Fees and Expenses .......................    35,000
*Legal Fees and Expenses ............................    10,000
*Miscellaneous ......................................    10,000
                                                      ----------
Total Expenses ......................................  $945,000
                                                      ==========

------------
* Estimated for purposes of completing the information required pursuant to this Item 14.

   The Company will pay all fees and expenses associated with filing the Registration Statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

   The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

   As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

   The Company maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

   Article IV of the Declaration of Trust for each Trust limits the liability to the Trust and certain other persons and provides for the indeminification by the Trust or the Company of Trustees, the Officers, other employees and certain other persons.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits


 EXHIBIT NO.                                            DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------
    1.1      Form of Underwriting Agreement (Standard Provisions) for Debt Securities. (Incorporated by
             reference to Exhibit 1.1 to the Company's Form S-3 Registration Statement No. 333-45227)
    1.2      Form of Underwriting Agreement (Standard Provisions) for Common Stock. (Incorporated by reference to Exhibit 1.2 to the Company's Form S-3 Registration Statement No. 333-45227)
    1.3      Form of Underwriting Agreement (Standard Provisions) for Preferred Stock. (Incorporated by
             reference to Exhibit 1.3 to the Company's Form S-3 Registration Statement No. 333-45227)
    1.4      Forms of Underwriting Agreement for Offering of Preferred Securities, Stock Purchase Units, Stock
             Purchase Contracts, Guarantees and Warrants. (To be filed under subsequent Form 8-K, which is incorporated herein by reference)
    3.1      Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to
             Appendix B to the Joint Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 of the Registrant, Registration No. 333-34517).
    3.2      Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 of the
             Company's Current Report on Form 8-K dated August 4, 1998).
    4.1      Form of Certificate for the Company's Common Stock, par value $.01 per share. (Incorporated by reference to Exhibit 4.1 to the Company's Form S-3 Registration Statement No. 333-45227)
    4.2      Form of Senior Indenture to be entered into by the Company and The Bank of Nova Scotia Trust
             Company of New York, as Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Form
             S-3 Registration Statement No. 333-45227)
    4.3      Form of Subordinated Indenture to be entered into by the Company and The Bank of Nova Scotia
             Trust Company of New York, as Trustee. (Incorporated by reference to Exhibit 4.3 to the Company's
             Form S-3 Registration Statement No. 333-45227)
    4.4      Certificate of Trust of Cendant Capital II. (Incorporated by reference to Exhibit 4.5 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.5      Certificate of Trust of Cendant Capital III. (Incorporated by reference to Exhibit 4.6 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.6      Declaration of Trust of Cendant Capital II. (Incorporated by reference to Exhibit 4.8 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.7      Declaration of Trust of Cendant Capital III. (Incorporated by reference to Exhibit 4.9 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.8      Form of Amended and Restated Declaration of Trust of Cendant Capital II. (Including as Exhibit
             A-1 the form of Preferred Security)(Incorporated by reference to Exhibit 4.11 to the Company's
             Form S-3 Registration Statement No. 333-45227)
    4.9      Form of Amended and Restated Declaration of Trust of Cendant Capital III. (Including as Exhibit
             A-1 the form of Preferred Security)(Incorporated by reference to Exhibit 4.12 to the Company's
             Form S-3 Registration Statement No. 333-45227)
    4.10     Form of Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant
             Capital II. (Incorporated by reference to Exhibit 4.14 to the Company's Form S-3 Registration
             Statement No. 333-45227)

                                     II-2

EXHIBIT NO.                                             DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------
     4.11    Form of Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant
             Capital III. (Incorporated by reference to Exhibit 4.15 to the Company's Form S-3 Registration
             Statement No. 333-45227)
     4.12    Form of Warrant Agreement.**
     4.13    Form of Warrant.**
     5.1     Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the
             Company hereby.
     5.2     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities being registered by the Cendant Trusts hereby.
    12.1     Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges. (Incorporated by
             reference to Exhibit 12 to the Company's Annual Report on Form 10-K/A for the year ended
             December 31, 1997)
    23.1     Consent of Deloitte & Touche LLP related to the financial statements of Cendant Corporation.
             (* and incorporated by reference to Exhibit 23.1 to the Company's Annual Report on Form 10-K/A for
             the year ended December 31, 1997.)
    23.2     Consent of KPMG Peat Marwick LLP related to the financial statements of PHH Corporation.
             (* and incorporated by reference to Exhibit 23.2 to the Company's Annual Report on Form 10-K/A for
             the year ended December 31, 1997)
    23.3     Consent of Deloitte & Touche LLP relating to the financial statements of National Parking
             Corporation. (Incorporated by reference to Exhibit 23.1 to the Company's Current Report on
             Form 8-K dated November 4, 1998)
    23.4     Consent of KPMG Peat Marwick LLP relating to the financial statements of Davidson &
             Associates, Inc. (* and incorporated by reference to Exhibit 23.3 to the Company's Annual Report on
             Form 10-K/A for the year ended December 31, 1997)
    23.5     Consent of PricewaterhouseCoopers LLP relating to the financial statements of Ideon Group, Inc.
             (* and incorporated by reference to Exhibit 23.4 to the Company's Annual Report on Form 10-K/A for
             the year ended December 31, 1997)
    23.6     Consent of Deloitte & Touche LLP relating to the financial statements of Avis Rent A Car, Inc.*
    23.7     Consent of Eric J. Bock (included in Exhibit 5.1).
    23.8     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
    24.1     Power of attorney.*
    25.1     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova
             Scotia Trust Company of New York, as Trustee for the Senior Debt Securities.*
    25.2     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova
             Scotia Trust Company of New York, as Trustee for the Subordinated Debt Securities.*
    25.3     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Declaration of Trust of Cendant Capital II.*
    25.4     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Preferred Securities Guarantee of Cendant Capital II.*
    25.5     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Declaration of Trust of Cendant Capital III.*
    25.6     From T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Preferred Securities Guarantee of Cendant Capital IV.*



------------
*     Previously filed.
**    To be filed by amendment.

ITEM 17. UNDERTAKINGS.

   (a) The Undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each such Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such idemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (i) The undersigned Registrants hereby undertake that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey, on November 17, 1998.



                                                 CENDANT CORPORATION

                                                 By: /s/ James E. Buckman
                                                     ----------------------
                                                     James E. Buckman
                                                     Vice Chairman,
                                                     General Counsel and
                                                     Director

                               POWER OF ATTORNEY


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signatures appear below, constitutes and appoints each of James E. Buckman, Stephen P. Holmes and Eric J. Bock, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, on Form S-3 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----
                       *                           Chairman of the Board,
            ----------------------                 President, Chief Executive Officer   November 17, 1998
             (Henry R. Silverman)                    and Director

                       *
            ----------------------                 Vice Chairman and Director           November 17, 1998
              (Michael P. Monaco)

              /s/ David Johnson
            ----------------------                 Senior Executive Vice President      November 17, 1998
                David Johnson                        and Chief Financial Officer

             /s/ Scott E. Forbes
            ----------------------                 Executive Vice President and         November 17, 1998
               Scott E. Forbes                       Chief Accounting Officer

                       *
            ----------------------                 Vice Chairman and Director           November 17, 1998
             (Stephen P. Holmes)


            ----------------------                 Vice Chairman and Director
             (Robert D. Kunisch)


                                     II-6

                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----

                      *                            Vice Chairman, General Counsel       November 17, 1998
            ----------------------                   and Director
              (James E. Buckman)

                      *                            Director                             November 17, 1998
            ----------------------
              (John D. Snodgrass)

                                                   Director
            ----------------------
             (Leonard S. Coleman)

                                                   Director
            ----------------------
              (Martin L. Edelman)

                      *                            Director                             November 17, 1998
            ----------------------
            (Dr. Carole G. Hankin)

                                                   Director
   ------------------------------------------
   (The Rt. Hon. Brian Mulroney, P.C., LL.D.)


                                     II-7

                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----

                       *                           Director                             November 17, 1998
            -------------------------
               (Robert W. Pittman)

                       *                           Director                             November 17, 1998
            -------------------------
             (E. John Rosenwald, Jr.)

                       *                           Director                             November 17, 1998
            -------------------------
             (Robert P. Rittereiser)

                       *                           Director                             November 17, 1998
            -------------------------
               (Leonard Schutzman)

                                                   Director
            -------------------------
               (Robert F. Smith)

                                                   Director
            -------------------------
               (Craig R. Stapleton)

                                                   Director
            -------------------------
             (Robert E. Nederlander)

            * /s/ Eric J. Bock
            -------------------------
            By: Eric J. Bock
                as attorney-in-fact

                                  SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, Cendant Capital II and Cendant Capital III certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on November 17, 1998.



                                                       CENDANT CAPITAL II

                                                   By: /s/ Michael P. Monaco
                                                       ---------------------
                                                       Michael P. Monaco,
                                                       Trustee

                                                   By: /s/ James E. Buckman
                                                       --------------------
                                                       James E. Buckman,
                                                       Trustee
                                                       CENDANT CAPITAL III

                                                   By: /s/ Michael P. Monaco
                                                       ---------------------
                                                       Michael P. Monaco,
                                                       Trustee

                                                   By: /s/ James E. Buckman
                                                       --------------------
                                                       James E. Buckman,
                                                       Trustee

                                EXHIBIT INDEX


EXHIBIT NO.                                             DESCRIPTION                                             PAGE NO.
-----------  -------------------------------------------------------------------------------------------------  --------
    1.1      Form of Underwriting Agreement (Standard Provisions) for Debt Securities. (Incorporated by
             reference to Exhibit 1.1 to the Company's Form S-3 Registration Statement No. 333-45227)
    1.2      Form of Underwriting Agreement (Standard Provisions) for Common Stock. (Incorporated by reference to Exhibit 1.2 to the Company's Form S-3 Registration Statement No. 333-45227)
    1.3      Form of Underwriting Agreement (Standard Provisions) for Preferred Stock. (Incorporated by
             reference to Exhibit 1.3 to the Company's Form S-3 Registration Statement No. 333-45227)
    1.4      Forms of Underwriting Agreement for Offering of Preferred Securities, Stock Purchase Units, Stock
             Purchase Contracts, Guarantees and Warrants. (To be filed under subsequent Form 8-K, which is incorporated herein by reference)
    3.1      Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to
             Appendix B to the Joint Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 of the Registrant, Registration No. 333-34517).
    3.2      Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 of the
             Company's Current Report on Form 8-K dated August 4, 1998).
    4.1      Form of Certificate for the Company's Common Stock, par value $.01 per share. (Incorporated by reference to Exhibit 4.1 to the Company's Form S-3 Registration Statement No. 333-45227)
    4.2      Form of Senior Indenture to be entered into by the Company and The Bank of Nova Scotia Trust
             Company of New York, as Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Form
             S-3 Registration Statement No. 333-45227)
    4.3      Form of Subordinated Indenture to be entered into by the Company and The Bank of Nova Scotia
             Trust Company of New York, as Trustee. (Incorporated by reference to Exhibit 4.3 to the Company's
             Form S-3 Registration Statement No. 333-45227)
    4.4      Certificate of Trust of Cendant Capital II. (Incorporated by reference to Exhibit 4.5 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.5      Certificate of Trust of Cendant Capital III. (Incorporated by reference to Exhibit 4.6 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.6      Declaration of Trust of Cendant Capital II. (Incorporated by reference to Exhibit 4.8 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.7      Declaration of Trust of Cendant Capital III. (Incorporated by reference to Exhibit 4.9 to the
             Company's Form S-3 Registration Statement No. 333-45227)
    4.8      Form of Amended and Restated Declaration of Trust of Cendant Capital II. (Including as Exhibit
             A-1 the form of Preferred Security)(Incorporated by reference to Exhibit 4.11 to the Company's
             Form S-3 Registration Statement No. 333-45227)
    4.9      Form of Amended and Restated Declaration of Trust of Cendant Capital III. (Including as Exhibit
             A-1 the form of Preferred Security)(Incorporated by reference to Exhibit 4.12 to the Company's
             Form S-3 Registration Statement No. 333-45227)


EXHIBIT NO.                                             DESCRIPTION                                             PAGE NO.
-----------  -------------------------------------------------------------------------------------------------  --------
     4.10    Form of Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant
             Capital II. (Incorporated by reference to Exhibit 4.14 to the Company's Form S-3 Registration
             Statement No. 333-45227)
     4.11    Form of Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant
             Capital III. (Incorporated by reference to Exhibit 4.15 to the Company's Form S-3 Registration
             Statement No. 333-45227)
     4.12    Form of Warrant Agreement.**
     4.13    Form of Warrant.**
     5.1     Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the
             Company hereby.
     5.2     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities being registered by the Cendant Trusts hereby.
    12.1     Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges. (Incorporated by
             reference to Exhibit 12 to the Company's Annual Report on Form 10-K/A for the year ended
             December 31, 1997)
    23.1     Consent of Deloitte & Touche LLP related to the financial statements of Cendant Corporation.
             (* and incorporated by reference to Exhibit 23.1 to the Company's Annual Report on Form 10-K/A
             for the year ended December 31, 1997)
    23.2     Consent of KPMG Peat Marwick LLP related to the financial statements of PHH Corporation.
             (* and incorporated by reference to Exhibit 23.2 to the Company's Annual Report on Form 10-K/A
             for the year ended December 31, 1997)
    23.3     Consent of Deloitte & Touche LLP relating to the financial statements of National Parking
             Corporation. (Incorporated by reference to Exhibit 23.1 to the Company's Current Report on
             Form 8-K dated November 4, 1998)
    23.4     Consent of KPMG Peat Marwick LLP relating to the financial statements of Davidson & Associates,
             Inc. (* and incorporated by reference to Exhibit 23.3 to the Company's Annual Report on
             Form 10-K/A for the year ended December 31, 1997)
    23.5     Consent of PricewaterhouseCoopers LLP relating to the financial statements of Ideon Group, Inc.
             (* and incorporated by reference to Exhibit 23.4 to the Company's Annual Report on Form 10-K/A
             for the year ended December 31, 1997)
    23.6     Consent of Deloitte & Touche LLP relating to the financial statements of Avis Rent A Car, Inc.*
    23.7     Consent of Eric J. Bock (included in Exhibit 5.1).
    23.8     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
    24.1     Power of attorney.*
    25.1     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova
             Scotia Trust Company of New York, as Trustee for the Senior Debt Securities.*
    25.2     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova
             Scotia Trust Company of New York, as Trustee for the Subordinated Debt Securities.*
    25.3     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Declaration of Trust of Cendant Capital II.*


EXHIBIT NO.                                             DESCRIPTION                                             PAGE NO.
-----------  -------------------------------------------------------------------------------------------------  --------
    25.4     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Preferred Securities Guarantee of Cendant Capital II.*
    25.5     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Declaration of Trust of Cendant Capital III.*
    25.6     From T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust
             Company, as Trustee under the Preferred Securities Guarantee of Cendant Capital IV.*


------------
*     Previously filed.
**    To be filed by amendment.